As filed with the U.S. Securities and Exchange Commission on September 28, 2021.
Registration No. 333-259731

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IronNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7372	83-4599446
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7900 Tysons One Place, Suite 400
McLean, VA
(443)
300-6761
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Alridge
Chief Legal Officer and Secretary
IronNet, Inc.
7900 Tysons One Place, Suite 400
McLean, VA 22102
(201)
793-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brian F. Leaf
Garth A. Osterman
Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190
(703)
456-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering Common stock, $0.0001 par value per share	13,824,992 (2)	$28.59 (5)	$395,256,521.28	$43,122.49 (5)
Secondary Offering Common stock, $0.0001 par value per share	64,020,756 (3)	$28.59 (5)	$1,830,353,414.04	$199,691.56 (5)
Warrants to purchase common stock	5,200,000 (4)	—	—	— (6)
Total common stock	77,845,748	$28.59	$2,225,609,935.32	$242,814.05 (7)

(1)
In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically increased to cover the additional shares of common stock in accordance with Rule 416(a) under the Securities Act.

(2)
Consists of (i) 5,200,000 shares of common stock issuable upon the exercise of 5,200,000 warrants issued to LGL Systems Acquisition Holding Company, LLC (the “
Sponsor
”) in a private placement (the “
Private Warrants
”) and (ii) 8,624,992 shares of common stock issuable upon the exercise of 8,624,992 warrants included in the publicly sold units (the “
Public Warrants
”) to purchase common stock, in each case at an exercise price of $11.50 per share.

(3)
Consists of (i) 2,904,375 shares of common stock that were exchanged for the Class B common stock, par value $0.0001 per share (“
LGL Class
 B Common Stock
”), (ii) 12,500,000 shares of common stock issued pursuant to subscription agreements entered into on March 15, 2021, (iii) up to 5,200,000 shares of common stock that may be issued upon exercise of the Private Warrants and (iv) 43,416,381 shares of common stock (including up to 81,412 shares of common stock issuable pursuant to outstanding options, 7,465,923 shares of common stock issuable in connection with the vesting and settlement of restricted stock units, and 560,703 shares of common stock that were issued as Earnout Shares (as defined below) on September 17, 2021) pursuant to that certain Amended and Restated Registration Rights Agreement, dated August 26, 2021, between us and the selling securityholders granting such holders registration rights with respect to such shares.

(4)	Represents the resale of 5,200,000 Private Warrants.
(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on September 15, 2021, as reported on the New York Stock Exchange.

(6)
In accordance with Rule 457(i), the entire registration fee for the Private Warrants is allocated to the shares of common stock underlying the Private Warrants, and no separate fee is payable for the Private Warrants.

(7)	Previously paid in connection with the previous filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 28, 2021
PRELIMINARY PROSPECTUS
Up to 64,020,756 Shares of Common Stock
Up to 13,824,992 Shares of Common Stock Issuable Upon Exercise of Warrants
Up to 5,200,000 Warrants to Purchase Common Stock

This prospectus relates to the issuance by us of an aggregate of up to 13,824,992 shares of our common stock, $0.0001 par value per share (the “
common stock
”), which consists of (i) up to 5,200,000 shares of common stock that are issuable upon the exercise of 5,200,000 warrants (the “
Private Warrants
”) originally issued in a private placement to LGL Systems Acquisition Holding Company, LLC (the “
Sponsor
”) in connection with the initial public offering of LGL Systems Acquisition Corp. (“
LGL
”) and (ii) up to 8,624,992 shares of common stock that are issuable upon the exercise of 8,624,992 warrants (the “
Public Warrants
” and, together with the Private Warrants, the “
Warrants
”) originally issued in the initial public offering of LGL. We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “
selling securityholders
”) of (i) up to 64,020,756 shares of common stock consisting of (a) up to 12,500,000 shares of common stock issued in a private placement pursuant to subscription agreements (the “
Subscription Agreements
”) entered into on March 15, 2021, (b) up to 2,904,375 shares of common stock issued in a private placement to the Sponsor in connection with the initial public offering of LGL (the “
Founder Shares
”), (c) up to 5,200,000 shares of common stock issuable upon exercise of the Private Warrants and (d) up to 43,416,381 shares of common stock (including up to 81,412 shares of common stock issuable pursuant to outstanding options, 7,465,923 shares of common stock issuable in connection with the vesting and settlement of restricted stock units, and 560,703 shares of common stock that were issued as Earnout Shares (as defined below) on September 17, 2021) pursuant to that certain Amended and Restated Registration Rights Agreement, dated August 26, 2021, between us and the selling securityholders granting such holders registration rights with respect to such shares and (ii) up to 5,200,000 Private Warrants. We will not receive any proceeds from the sale of shares of common stock or Warrants by the selling securityholders pursuant to this prospectus.
The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of common stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock or Warrants. See the section titled “
Plan of Distribution
.”
Our common stock and Warrants are listed on the New York Stock Exchange under the symbols “IRNT” and “IRNT.WS”, respectively. On September 27, 2021, the last reported sales price of our common stock was $25.83 per share and the last reported sales price of our Warrants was $6.89 per warrant.
We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the Securities and Exchange Commission (the “
SEC
”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of common stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled
“Where You Can Find More Information.”
On August 26, 2021, Legacy IronNet, LGL and Merger Sub (as such terms are defined below), consummated the closing of the transactions contemplated by the Business Combination Agreement (as defined below). Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy IronNet and LGL was effected by the merger of Merger Sub with and into Legacy IronNet, with Legacy IronNet surviving the Business Combination (as defined below) as a wholly-owned subsidiary of LGL. Following the consummation of the Business Combination on the Closing Date (as defined below), LGL changed its name from LGL Systems Acquisition Corp. to IronNet, Inc.
Unless the context indicates otherwise, references in this prospectus to the “IronNet,” “we,” “us,” “our” and similar terms refer to IronNet, Inc. (f/k/a LGL Systems Acquisition Corp.) and its consolidated subsidiaries (including Legacy IronNet). References to “LGL” refer to the predecessor company prior to the consummation of the Business Combination.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:

•
our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	our future operating or financial results;

•	future acquisitions, business strategy and expected capital spending;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the implementation, market acceptance and success of our business model and growth strategy;

•	our expectations and forecasts with respect to the size and growth of the cybersecurity industry and our products and services in particular;

•	the ability of our products and services to meet customers’ compliance and regulatory needs;

•	our ability to compete with others in the cybersecurity industry;

•	our ability to retain pricing power with our products;

•	our ability to grow our market share;

•	our ability to attract and retain qualified employees and management;

•
our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our product offerings and gain market acceptance of our products, including in new geographies;

•	developments and projections relating to our competitors and industry;

•	our ability to develop and maintain our brand and reputation;

•	developments and projections relating to our competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on our business and on the economy in general;

•	the impact of the COVID-19 pandemic on customer demands for our products;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our future capital requirements and sources and uses of cash;

•	our ability to obtain funding for our operations and future growth; and

•	our business, expansion plans and opportunities.
The foregoing list of risks is not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the ‘‘Risk Factors’’ section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside of the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

FREQUENTLY USED TERMS
“
Business Combination
” means the transactions contemplated by the Business Combination Agreement.
“
Business Combination Agreement
” means the Agreement and Plan of Reorganization and Merger, dated as of March 15, 2021, by and among LGL, Merger Sub and IronNet, as amended by Amendment No. 1 to Agreement and Plan of Reorganization and Merger dated as of August 6, 2021, and as the same may from time to time be further amended, restated, supplemented or otherwise modified
“
Closing
” means the consummation of the Business Combination.
“
Closing Date
” means August 26, 2021, the date on which the Closing occurred.
“
common stock
” means the company’s common stock, $0.0001 par value per share.
“
company”
or any references to “IronNet,” “we,” “our,” or “us” means the registrant, IronNet, Inc., a Delaware corporation, immediately after the Closing, unless context requires otherwise.
“
DGCL
” means the Delaware General Corporation Law, as amended.
“
Earnout Shares
” means 1,078,125 shares of common stock of the Company issued to eligible former equityholders of Legacy IronNet in accordance with the earnout provision of the Business Combination Agreement in September 2021.
“
Exchange Ratio
” means 0.8141070 of a share of Company common stock per fully-diluted share of Legacy IronNet common stock.
“
Founder Shares
” means the 4,312,500 shares of common stock of LGL that were issued prior to the LGL IPO.
“
Legacy IronNet
” means formerly, IronNet Cybersecurity, Inc. a Delaware corporation, doing business as IronNet, Inc., and, unless the context requires otherwise, its consolidated subsidiaries.
“
LGL
” means LGL Systems Acquisition Corp. (which was renamed IronNet, Inc. in connection with the Business Combination).
“
LGL IPO
” means LGL’s initial public offering of units, consummated on November 12, 2019.
“
Merger Sub
” means LGL Systems Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of LGL.
“
NYSE
” means the New York Stock Exchange.
“
Private Placement
” or “
PIPE
” means that certain private placement in the aggregate of $125 million, consummated immediately prior to the consummation of the Business Combination, pursuant to those certain Subscription Agreements with LGL, pursuant to which subscribers purchased an aggregate of 12,500,000 shares of our common stock at a purchase price of $10.00 per share.
“
PIPE Shares
” means an aggregate of 12,500,000 shares of common stock issued to the subscribers in the PIPE.
“
Private Warrants
” means the 5,200,000 warrants to purchase shares of common stock at an exercise price of $11.50 per share (subject to adjustment) issued to the Sponsor in a private placement simultaneously with the LGL IPO.
“
Public Warrants
” means the warrants exercisable for our common stock at an exercise price of $11.50 per share (subject to adjustment) included in the units issued in the LGL IPO.

v

“
Registration Rights Agreement”
means the amended and restated registration rights agreement, dated August 26, 2021, between and among LGL and certain securityholders who are parties thereto.
“
SEC
” means the Securities and Exchange Commission.
“
Sponsor
” means LGL Systems Acquisition Holding Company, LLC, a Delaware limited liability company.
“
Sponsor Shares
” means of the amounts subscribed for in the PIPE, the 566,000 shares of common stock that the Sponsor purchased for $5,660,000.
“
Subscription Agreements
” means, collectively, the subscription agreements, dated March 15, 2021, by and between LGL and the Subscription Investors.
“
Subscription Investors
” means the accredited investors or qualified institutional buyers with whom LGL entered into the Subscription Agreements.
“
Warrants
” means the Private Warrants and the Public Warrants, together.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “IronNet,” “company,” “we,” “us” and “our” in this prospectus to refer to IronNet, Inc. and our wholly owned subsidiaries following the Business Combination.
Overview
We are a global cybersecurity company revolutionizing how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former National Security Agency cybersecurity operators with offensive and defensive cyber experience, we integrate deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today.
Gen. Keith Alexander founded Legacy IronNet in 2014 to solve the major cybersecurity problem he witnessed and defined during his tenure as former head of the NSA and founding Commander of U.S. Cyber Command: You can’t defend against threats you can’t see. Our innovative approach provides the ability for groups of organizations—within an industry sector, supply chain, state or country, for example—to see, detect and defend against sophisticated cyber attacks earlier and faster than ever before.
We have defined a new market category called Collective Defense. As the first mover in this category, we have developed our Collective Defense platform, the first, and to our knowledge, the only solution that can identify anomalous (potentially suspicious or malicious) behaviors on computer networks and share this intelligence anonymously and in real time among Collective Defense community members. Collective Defense communities comprise groups of organizations that have common risks, such as a supply chain, a business ecosystem, or across an industry sector, a state, or a country. This cybersecurity model delivers timely, actionable, and contextual alerts and threat intelligence on attacks targeting enterprise networks, and functions as an early-warning detection system for all community members.
This new platform addresses a large and unwavering compound problem: limited threat visibility for increasingly borderless enterprises across sectors and at the national level, paired with ineffective threat knowledge sharing across companies and sectors and a “go it alone” approach to cybersecurity. These operational gaps, combined with market dynamics like the increased velocity of sophisticated cyber attacks and the deepening scarcity of qualified human capital, have set our mission to transform how cybersecurity is waged.
Background
On August 26, 2021, Legacy IronNet, LGL and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy IronNet and LGL was effected by the merger of Merger Sub with and into Legacy IronNet, with Legacy IronNet surviving the Business Combination as a wholly-owned subsidiary of LGL. Following the consummation of the Business Combination on the Closing Date, LGL changed its name from LGL Systems Acquisition Corp. to IronNet, Inc.
Pursuant to the Business Combination Agreement, at the effective time of the Business Combination:
(i) each outstanding share of Legacy IronNet common stock and Legacy IronNet preferred stock (with each share of Legacy IronNet preferred stock being treated as if it were converted into ten (10) shares of Legacy

IronNet common stock on the effective date of the Business Combination) was converted into the right to receive (a) a number of shares of Company common stock equal to the Exchange Ratio (as defined below) and (b) a cash amount payable in respect of fractional shares of Company common stock that would otherwise be issued in connection with the foregoing conversion, if applicable; and
(ii) each Legacy IronNet option, Legacy IronNet restricted stock unit, Legacy IronNet restricted stock award that was outstanding immediately prior to the closing of the Business Combination (and by its terms did not terminate upon the closing of the Business Combination) remains outstanding and (x) in the case of options, represents the right to purchase a number of shares of Company common stock equal to the number of shares of Legacy IronNet common stock subject to such option multiplied by the Exchange Ratio used for Legacy IronNet common stock (rounded down to the nearest whole share) at an exercise price per share equal to the current exercise price per share for such option divided by the Exchange Ratio (rounded up to the nearest whole cent) and (y) in the case of restricted stock units and restricted stock awards, represent a number of shares of Company common stock equal to the number of shares of Legacy IronNet common stock subject to such restricted stock unit or restricted stock award multiplied by the Exchange Ratio (rounded down to the nearest whole share).
Upon consummation of the Business Combination, Legacy IronNet stockholders and eligible holders of options, restricted stock unit awards and restricted stock awards (as applicable, only to the extent time vested as of the closing of the Business Combination) were eligible to receive additional merger consideration in the form of a pro rata portion of the Earnout Shares if the volume weighted average closing share price for the Company’s common stock equaled or exceeded $13.00 for ten (10) consecutive days during the two-year period
following the closing of the Business Combination (the “
Triggering Event
”). On September 10, 2021, the Triggering Event was satisfied and the eligible Legacy IronNet equityholders as of the closing of the Business Combination became eligible to be issued their pro rata portion of the Earnout Shares.
On the Closing Date, Subscription Investors purchased from the Company the PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $125.0 million, pursuant to the Subscription Agreements. Pursuant to the Subscription Agreements, the Company granted certain registration rights to the Subscription Investors with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination.
As of the Closing Date and following the completion of the Business Combination, we had the following outstanding securities: 84,423,567 shares of common stock (which figure excludes Earnout Shares); 13,784,096 Warrants; options representing the right to acquire an aggregate of 1,475,320 shares of our common stock; and restricted stock units representing the right to acquire an aggregate of 17,496,229 shares of our common stock (the liquidity event performance vesting condition of which RSUs was deemed satisfied by our Board of Directors upon consummation of the Business Combination). Our common stock and Public Warrants are currently listed on NYSE under the symbols “IRNT” and “IRNT.WS”, respectively.
The rights of holders of our common stock and Warrants are governed by our current amended and restated certificate of incorporation, our current amended and restated bylaws and the DGCL, and, in the case of the warrants, the warrant agreement between LGL and Continental Stock Transfer & Trust Company, entered into in connection with the LGL IPO (the “
Warrant Agreement
”). See the sections titled “
Description of Capital Stock
” and “
Certain Relationships and Related Party Transactions
.”
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“
JOBS Act
”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth
companies, and any such election to not take advantage of the extended transition period is irrevocable. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.
We will remain an emerging growth company under the JOBS Act until the earliest of (1) January 31, 2025 (the last day of the fiscal year following the fifth anniversary of the consummation of the Initial Public Offering), (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a “large accelerated filer,” as defined in Rule
12b-2
under the Exchange Act, and (4) the date on which we have, during the previous three year period, issued more than $1.0 billion in nonconvertible debt.
Summary of Risk Factors
Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled “Risk Factors” in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the section titled “Risk Factors” as part of your evaluation of an investment in our securities:

•	We have experienced rapid growth in recent periods, and if the we do not manage our future growth, our business and results of operations will be adversely affected.

•	We have a history of losses and we may not be able to achieve or sustain profitability in the future.

•
If organizations do not adopt cloud-enabled, and/or SaaS-delivered cybersecurity solutions that may be based on new and untested security concepts, our ability to grow our business and results of operations may be adversely affected.

•
Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities and loss of market share.

•
If our solutions fail or are perceived to fail to detect or prevent incidents or have or are perceived to have defects, errors, or vulnerabilities, our brand and reputation would be harmed, which would adversely affect the our business and results of operations.

•
We rely on third-party data centers and our own colocation data centers to host and operate our platform, and any disruption of or interference with its use of these facilities may negatively affect our ability to maintain the performance and reliability of our platform, which could cause our business to suffer.

•
Our future success will be substantially dependent on our ability to attract, retain, and motivate the members of our management team and other key employees throughout our organization, and the loss of one or more key employees or an inability to attract and retain highly skilled employees could harm our business.

•
If we are unable to maintain successful relationships with our distribution partners, or if our distribution partners fail to perform, our ability to market, sell and distribute our platform and solutions efficiently will be limited, and our business, financial position and results of operations will be harmed.

•
Our business depends, in part, on sales to government organizations, and significant changes in the contracting or fiscal policies of such government organizations could have an adverse effect on our business and results of operations.

•	The success of our business will depend in part on our ability to protect and enforce our intellectual property rights.

•
We subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair our ability to compete in our markets and subject us to liability if we are not in full compliance with applicable laws.

•
Our management has identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations

Corporate Information
Our principal executive offices are located at 7900 Tysons One Place, Suite 400, McLean, Virginia, 22102, and our telephone number is (443)
300-6761.
Our corporate website address is www.ironnet.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“IronNet” and our other registered and common law trade names, trademarks and service marks are property of IronNet, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or
™
symbols.
Disclosure Channels
Our investors and others should note that we intend to announce material financial and other information to our investors using our investor relations website (
https://ir.ironnet.com
), blog, SEC filings, press releases, public conference calls and webcasts. In addition to these channels, we will continue to use social media to communicate with our customers and the public about our products and services, our markets and other topics. Given the SEC guidance regarding the use of social media channels to announce material information to investors, we are notifying investors, the media and others interested in us that in the future we might choose to communicate material information via social media channels and it is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media and others interested in us to review the information we post from time to time on social media channels.

The Offering
Issuance of common stock

Shares of common stock offered by us	13,824,992 shares of common stock, consisting of (i) 5,200,000 shares of common stock that are issuable upon exercise of the Private Warrants and (ii) 8,624,992 shares of common stock that are issuable upon exercise upon the exercise of the Public Warrants.

Shares of common stock outstanding prior to the exercise of all Warrants	84,423,567 (as of September 14, 2021)

Shares of common stock outstanding assuming exercise of all Warrants	98,248,559 (based on the total shares outstanding as of September 14, 2021)

Exercise price of warrants	$11.50 per share, subject to adjustment as described herein

Use of proceeds	We will receive up to an aggregate of approximately $159.0 million from the exercise of the Warrants if they are exercised for cash. To the extent that Warrants are net exercised in accordance with their terms, we will not receive any net proceeds. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We will not receive any proceeds from the sale of shares of common stock that are issuable upon the exercise of the Private Warrants or the Public Warrants. See “Use of Proceeds.”
Resale of common stock and Warrants

Shares of common stock offered by the selling securityholders	We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, an aggregate of 64,020,756 shares of common stock, consisting of:

•	up to 12,500,000 PIPE Shares;

•	up to 2,904,375 Founder Shares;

•	up to 5,200,000 shares of common stock issuable upon the exercise of the Private Warrants; and

•
up to 43,416,381 shares of common stock pursuant to the Registration Rights Agreement (including up to 81,412 shares of common stock issuable pursuant to outstanding options, 7,465,923 shares of common stock issuable in connection with the vesting and settlement of restricted stock units, and 560,703 shares of common stock that were issued as Earnout Shares on September 17, 2021).

Warrants offered by selling securityholders	Up to 5,200,000 Private Warrants

Redemption	The Public Warrants are redeemable in certain circumstances. See “Description of Our Securities – Warrants.”

Lock-Up Agreements	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up
periods. See the section titled “Certain Relationships and Related Party Transactions—IronNet Related
Agreements — Lock-Up
Agreements.”

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock or Warrants by the selling securityholders.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 7.

NYSE ticker symbols	“IRNT” and “IRNT.WS”
For additional information concerning the offering, see “Plan of Distribution” beginning on page 161.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Risks Related to Our Business and Industry
We have experienced rapid growth in recent periods, and if we do not manage our future growth, our business and results of operations will be adversely affected.
We have experienced rapid revenue growth in recent periods we expect to continue to invest broadly across our organization to support our growth. For example, our headcount grew from 196 full-time employees as of January 31, 2019 to 246 full-time employees as of January 31, 2021 and 296 full-time employees as of July 31, 2021. Although we have experienced rapid growth historically, we may not be able sustain our current growth rates, nor can we assure you that our investments to support our growth will be successful. The growth and expansion of our business will require us to invest significant financial and operational resources and the continuous dedication of our management team. We have encountered and will continue to encounter, risks and difficulties frequently experienced by rapidly growing companies in evolving industries, including market acceptance of our products, adding new customers, intense competition, and our ability to manage our costs and operating expenses. Our future success will depend in part on our ability to manage our growth effectively, which will require us to, among other things:

•	effectively attract, integrate and retain a large number of new employees, particularly members of our sales and marketing, data science, and research and development teams;

•
further improve our platform and products, including our cloud modules and security capabilities, analytics, collective defense capabilities, and visualizations, and IT infrastructure, including expanding and optimizing our data centers, collection, and analytic capabilities, to support our business needs;

•
enhance our information and communication systems to ensure that our employees and offices around the world are well coordinated and can effectively communicate with each other and our growing base of customers and partners; and

•	improve our financial, management, and compliance systems and controls.
If we fail to achieve these objectives effectively, our ability to manage our expected growth, ensure uninterrupted operation of our platform and key business systems, and comply with the rules and regulations applicable to our business could be impaired. Additionally, the quality of our platform and services could suffer and we may not be able to adequately address competitive challenges. Any of the foregoing could adversely affect our business, results of operations, and financial condition.
We have a history of losses and may not be able to achieve or sustain profitability in the future.
We have incurred net losses in all periods since our inception. We experienced net losses of $55.4 million and $47.9 million for fiscal 2021 and fiscal 2020, respectively, and $32.7 million and $30.7 million for the six months ended July 31, 2021 and 2020, respectively. As of July 31, 2021, we had an accumulated deficit of $207.7 million. While we have experienced significant growth in revenue in recent periods, we cannot predict when or whether we will reach or maintain profitability. We also expect our operating expenses to increase over our historical expenses in the future as we continue to invest for future growth, which will negatively affect our results of operations if our total revenue does not increase. We cannot assure you that these investments will result in substantial increases in our total revenue or improvements in our results of operations. In addition to the anticipated costs to grow our business, we also expect to incur significant additional legal, accounting, and other expenses as a newly public operating company. Any failure to increase our revenue as we invest in our business or to manage our costs could prevent us from achieving or maintaining profitability or positive cash flow.
Our limited operating history makes it difficult to evaluate our current business and our future prospects and may increase the risk of your investment.
Legacy IronNet was founded in 2014 and we launched our first cybersecurity network detection and response product in 2016 (IronDefense) and our first collective defense product in 2018 (IronDome). Our limited operating history makes it difficult to evaluate our current business, our future prospects, and other trends, including our ability to plan for and model future growth. We have encountered, and we will continue to encounter, risks, uncertainties, and difficulties frequently experienced by rapidly growing companies in evolving industries, including our ability to achieve broad market acceptance of cloud- enabled, and/or software as a service (“
SaaS
”) delivered cybersecurity solutions and our platform, attract additional customers, grow partnerships, compete effectively, build and maintain effective compliance programs, and manage increasing expenses as we continue to invest in our business. If we do not address these risks, uncertainties and difficulties successfully, our business, and results of operations will be harmed. Further, we have limited historical financial data and operate in a rapidly evolving market. As a result, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market.
The COVID-19 pandemic could adversely affect our business, operating results and future revenue.
In March 2020, the World Health Organization declared
COVID-19
a global pandemic. This contagious disease outbreak has spread across the globe and is impacting worldwide economic activity and financial markets. In light of the uncertain and rapidly evolving situation relating to the spread of
COVID-19,
we have taken precautionary measures intended to mitigate the spread of the virus and minimize the risk to our employees, customers, partners, and the communities in which we operate. These measures include transitioning our employee population to work remotely from home, imposing travel restrictions for our employees, shifting customer, partner and investor events to virtual-only formats, and limiting capacity at any of our offices which have reopened or may reopen during the pandemic’s duration. These precautionary measures, many of which we have now made largely permanent and sustainable, and associated economic issues, both in the United States and across the globe, could negatively affect our CS efforts, significantly delay and lengthen our sales cycles, impact our sales and marketing efforts, reduce employee efficiency and productivity, slow our international expansion efforts, increase cybersecurity risks, and create operational or other challenges, any of which could harm our business and results of operations. Moreover, due to our subscription-based business model, the effect of the
COVID-19
pandemic may not be fully reflected in our results of operations until future periods, if at all.
In addition, the
COVID-19
pandemic may disrupt the operations of our prospective clients, customers, and partners for an indefinite period of time. Some of our customers have been negatively impacted by the
COVID-19
pandemic, which could result in delays in accounts receivable collection, or result in decreased technology spending, including spending on cybersecurity, which could negatively affect our revenues. Some of our prospective clients have also been negatively impacted by the
COVID-19
pandemic, which could result in delays in sales or lengthen purchasing decisions.
More generally, the
COVID-19
pandemic has adversely affected economies and financial markets globally, and continued uncertainty could lead to a prolonged economic downturn, which could result in a larger customer turnover than is currently anticipated, reduced demand for our products and services, and increased length of sales cycles, in which case our revenues could be significantly impacted. The impact of the
COVID-19
pandemic may also exacerbate other risks discussed in this “Risk Factors” section and elsewhere in this prospectus. It is not possible at this time to estimate the impact that the
COVID-19
pandemic could have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.
If organizations do not adopt cloud-enabled, and/or SaaS-delivered cybersecurity solutions that may be based on new and untested security concepts, our ability to grow its business and results of operations may be adversely affected.
Our future success depends on the growth in the market for cloud-enabled and/or SaaS-delivered cybersecurity solutions. The use of SaaS solutions to manage and automate security and IT operations is rapidly evolving. As such, it is difficult to predict its potential growth, customer adoption and retention rates, customer demand for our solutions, or the success of existing or future competitive products. Any expansion in our market depends on a number of factors, including the cost, performance and perceived value associated with its solutions and those of its competitors. If our solutions do not achieve widespread adoption or there is a reduction in demand for our solutions due to a lack of customer acceptance, technological challenges, competing products, privacy or other liability concerns, decreases in corporate spending, weakening economic conditions, or otherwise, it could adversely affect our business, results of operations and financial results, resulting from such things as early terminations, reduced customer retention rates, or decreased sales. We do not know whether the trend in adoption of cloud- enabled and/or SaaS-delivered cybersecurity solutions that we have experienced in the past will continue in the future. Furthermore, if we or other SaaS security providers experience security incidents, loss, or disclosure of customer data, disruptions in delivery, or other problems, the market for SaaS solutions as a whole, including our security solutions, could be negatively affected.
In addition to reliance on a cloud-enabled and/or SaaS-delivered model, our cybersecurity utilize a novel and relatively new approach to collective defense that relies on customers sharing sensitive customer information with us. Some of that raw customer information may contain personal or confidential information, or data perceived to be personal or confidential information. From that customer information, we generate analytics that allow us to deliver threat knowledge and network intelligence at machine speed across a wide variety of industries. Because this new approach requires the sharing of sensitive customer information, concerns may exist that sharing of the customer information may violate, or be perceived as potentially violating, privacy laws or providing a competitive advantage to another entity. As a result, some current or prospective customers may decide not to procure our products or share any customer information. Such lack of acceptance could have negative effects on us, including reduced or lost revenues or inadequate information being available for our analysis, thus making our products less effective. In addition, uncertainties about the regulatory environment concerning personal information and the potential liability raised by sharing such information could further inhibit the broad-scale adoption of our solutions.
Historically, information sharing related to cybersecurity has been a very well accepted concept from a theoretical perspective but very difficult to implement in practice. Companies are generally reluctant to share their sensitive cyber information with other entities, despite knowing the advantages of doing so. Although raw customer information will not be shared with other parties, it does undergo filtering, concatenation, and other transformations within our solutions with the goal of removing any sensitive or personal information. Misperceptions may exist, however, about what information gets shared, with whom that information is shared, and the jurisdictions (including foreign countries) of the companies with which the information gets shared. Further, concerns of existing or potential customers may exist related to the ability to completely remove any indicia of the source company, general market rejection of information sharing, or specific market skepticism of our approach to collective defense, which may further add to a lack of customer acceptance.
In addition to the potential concerns related to sharing sensitive information in a system consisting of commercial or potentially competitive entities, additional concerns can arise when governments become involved as participants in the collective defense ecosystem. From a commercial perspective, companies frequently view information sharing with governments as risky, based on perceptions that the governments might use such shared information to take action against the companies or to otherwise utilize it in a way that will expose such companies to liability. Such perceptions could lead commercial entities to stop sharing, not procure our services in the first place, or terminate their relationship with us altogether. Similarly, governments (as customers) may be unable to properly process such data or utilize it in a meaningful way, or share useful information back into our solutions. Any of these concerns could lead to reduced sales or contribute to a lack of customer acceptance. In addition, the mere involvement of one or more government entities may harm our reputation with certain companies.
If we are unable to attract new customers, our future results of operations could be harmed.
To expand our customer base, we will need to convince potential customers to allocate a portion of their discretionary budgets to purchase our platform and solutions. Our sales efforts have often involved educating our prospective customers about the uses and benefits of our platform and solutions. Enterprises and governments that use legacy security products, such as signature-based or malware-focused products, firewalls, intrusion prevention systems and endpoint technologies, may be hesitant to purchase our platform and solutions if they believe that legacy security products are more cost effective, provide substantially the same functionality as our platform and solutions or provide a level of cybersecurity that is sufficient to meet their needs.
We may have difficulty convincing prospective customers of the value of adopting our solutions. Even if we are successful in convincing prospective customers that a cloud-enabled platform like ours is critical to protect against cyberattacks, they may not decide to purchase our platform and solutions for a variety of reasons, some of which are out of our control. For example, any future deterioration in general economic conditions, including a downturn due to the outbreak of diseases such as
COVID-19,
may cause our current and prospective customers to cut their overall security and IT operations spending, and such cuts may fall disproportionately on cloud-based security solutions. Economic weakness, customer financial difficulties, and constrained spending on security and IT operations may result in decreased revenue and adversely affect our results of operations and financial condition. Additionally, if the incidence of cyberattacks were to decline, or enterprises or governments perceive that the general level or relative risk of cyberattacks has declined, our ability to attract new customers and expand sales of our solutions to existing customers could be adversely affected. If organizations do not continue to adopt our platform and solutions, our sales will not grow as quickly as anticipated, or at all, and our business, results of operations, and financial condition would be harmed.
If our customers do not renew their subscriptions for our products, our future results of operations could be harmed.
In order for us to maintain or improve our results of operations, it is important that our customers renew their subscriptions for our platform and solutions when existing contract terms expire, and that we expands our commercial relationships with our existing customers by selling additional subscriptions. Our customers have no obligation to renew their subscriptions after the expiration of their contractual subscription period, which is generally one year, and in the normal course of business, some customers have elected not to renew. In addition, our customers may renew for shorter contract subscription lengths or cease using certain solutions. Our customer retention and expansion may decline or fluctuate as a result of a number of factors, including its customers’ satisfaction with our services, our pricing, customer security and networking issues and requirements, our customers’ spending levels, mergers and acquisitions involving our customers, industry developments, competition and general economic conditions. If our efforts to maintain and expand our relationships with our existing customers are not successful, our business, results of operations, and financial condition may materially suffer.

As a first mover in collective defense for the commercial sector, we may face significant liability if we are unable to effectively anonymize and safeguard our clients’ data.
We are the first major commercial vendor to offer an
end-to-end
means to take full advantage of the collective defense concept that relies on customers sharing sensitive customer information with us. While raw customer information is not shared with other parties and shared data undergoes filtering and other transformations within our solution, with the goal of removing any sensitive or personal information, it is possible that customer information could be accessed by third parties (including competitors of our clients), through a failure of our procedures to effectively anonymize the shared data or as a result of hackers gaining access to the raw data collected by us. To the extent we are not able to effectively anonymize and protect our customers’ data, we may be subject to liability, which could adversely affect our business, results of operations and financial condition. In addition, given the novelty of our approach, it is possible that other risks could surface of which we are currently unaware.
Competition from existing or new companies could cause us to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities and loss of market share.
The market for cybersecurity solutions is intensely competitive, fragmented, and characterized by rapid changes in technology, customer requirements, industry standards, increasingly sophisticated attackers, and by frequent introductions of new or improved products to combat security threats. We expect to continue to face intense competition from our current competitors, as well as from new entrants into the market. If we are unable to anticipate or react to these challenges, our competitive position could weaken, and we could experience a decline in revenue or reduced revenue growth, and loss of market share that would adversely affect our business, financial condition and results of operations. The ability to compete effectively will depend upon numerous factors, many of which are beyond our control, including, but not limited to:

•
product capabilities, including performance and reliability, of our platform, including our services and features particularly in the areas of analytics and collective defense, compared to those of our competitors;

•	our ability, and the ability of our competitors, to improve existing products, services and features, or to develop new ones to address evolving customer needs;

•	our ability to attract, retain and motivate talented employees;

•	our ability to establish, capitalize on, maintain, and grow relationships with distribution and technology partners;

•	the strength of our sales and marketing efforts; and

•	acquisitions or consolidation within our industry, which may result in more formidable competitors.
Our competitors include the following companies by general category:

•
First generation Network Detection and Response (NDR) vendors such as DarkTrace or Vectra Networks, who offer point products based on Bayesian analysis, outlier analysis, and heuristic detection-based detection;

•
Network security vendors, such as Cisco and Palo Alto Networks, Inc., who are supplementing their core network security additional behavioral-based detection with behavioral-based detection, threat intelligence and security operations solutions; and

•	Legacy network infrastructure and performance monitoring companies such as ExtraHop and Arista Networks, who are adding security use cases to their infrastructure products.
Many of these competitors have greater financial, technical, marketing, sales, and other resources, greater name recognition, longer operating histories, and a significantly larger base of customers than we do. They may be able to devote greater resources to the development, promotion, and sale of services than we can, and they may offer lower pricing than we do. Further, they may have greater resources for research and development of new technologies, the provision of customer support, and the pursuit of acquisitions, or they may have other financial, technical or other resource advantages. Our larger competitors have substantially broader and more diverse product and services offerings as well as routes to market, which may allow them to leverage their relationships based on other products, or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products.
Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering or acquisitions by competitors or continuing market consolidation. Some of our current or potential competitors have made or could make acquisitions of businesses or establish cooperative relationships that may allow them to offer more directly competitive and comprehensive solutions than were previously offered and adapt more quickly to new technologies and customer needs. These competitive pressures in the market or our failure to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, increased net losses and loss of market share. Further, many competitors that specialize in providing protection from particular types of security threats may be able to deliver these more targeted security products to the market quicker than we can or may be able to convince organizations that these more limited products meet their needs.
Even if there is significant demand for cloud-based security solutions like ours or if our competitors include functionality that is, or is perceived to be, equivalent to or better than ours in legacy products that are already generally accepted as necessary components of an organization’s cybersecurity architecture, we may have difficulty increasing the market penetration of our platform. Furthermore, even if the functionality offered by other security and IT operations providers is different and more limited than the functionality of our platform, organizations may elect to accept such limited functionality in lieu of adding products from additional vendors like us. If we are unable to compete successfully, our business, financial condition, and results of operations would be adversely affected.
Competitive pricing pressure may reduce gross profits and adversely affect our financial results.
If we are unable to maintain our pricing due to competitive pressures or other factors, our margins may be reduced and our gross profits, business, results of operations and financial condition may be adversely affected. The subscription prices for our platform, solutions, and professional services may decline for a variety of reasons, including competitive pricing pressures, discounts, anticipation of the introduction of new solutions by competitors, or promotional programs offered by us or our competitors. Competition continues to increase in the market segments in which we operate, and we expect competition to further increase in the future. Larger competitors with more diverse product and service offerings may reduce the price of products or subscriptions that compete with ours or may bundle them with other products and subscriptions in an effort to leverage their existing market share to make it harder for newer companies, like us, to effectively compete.
If our solutions fail or are perceived to fail to detect or prevent incidents or have or are perceived to have defects, errors, or vulnerabilities, our brand and reputation would be harmed, which would adversely affect our business and results of operations.
Real or perceived defects, errors, or vulnerabilities in our platform and solutions, the failure of our platform to detect or prevent incidents, including advanced and newly developed attacks, misconfiguration of our solutions, actions or inactions by employees or contractors that create vulnerabilities in our platform or solutions, or the failure of customers to take action on attacks identified by our platform could harm our reputation and adversely affect our business, financial position, and results of operations. Because our cloud-enabled security platform is complex, it may contain defects or errors that are not detected until after deployment. We cannot assure you that our products will detect all cyberattacks, especially in light of the rapidly changing security threat landscape that its solution seeks to address. Due to a variety of both internal and external factors, including, without limitation, defects or misconfigurations of its solutions, our solutions could become vulnerable to security incidents (both from intentional attacks and accidental causes) that cause them to fail to secure networks and detect and block attacks. In addition, because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, there is a risk that an advanced attack could emerge that our cloud-enabled security platform is unable to detect or prevent until after some of our customers are affected. For example, certain computer hackers may be supported or directly employed by so-called
nation-states, which are generally defined as sovereign territories with individuals who share a common history and set of ideals. In the context of cybersecurity, certain aggressive nation-states with a history of disregarding generally acceptable computer network norms may employ particularly sophisticated and experienced actors who focus on being persistent, unpredictable, and innovative, with the ability to tap into significant nation-state budgets. This allows such nation-state attackers to develop expansive attack playbooks and access to cutting-edge technology to facilitate their attacks, including new, or so-called
zero-day,
attacks. Such nation-state attackers could successfully attack us or our customers, which could significantly harm our reputation. Additionally, our platform may falsely indicate a cyberattack or threat that does not actually exist, which may lessen customers’ trust in our solutions.
Moreover, as our cloud-enabled security platform is adopted by an increasing number of enterprises and governments, it is possible that the individuals and organizations behind advanced cyberattacks will begin to focus on finding ways to defeat its security platform. If this happens, our systems and subscription customers could be specifically targeted by attackers and could result in vulnerabilities in its platform or undermine the market acceptance of our platform and could adversely affect our reputation as a provider of security solutions. Because we host customer data on its cloud and other platforms, which in some cases may contain personally identifiable information (“
PII
”) or potentially confidential information, a security compromise, or an accidental or intentional misconfiguration or malfunction of our platform could result in PII and other customer data being accessible to attackers or to other customers. Further, if a high-profile security breach occurs with respect to another next-generation or cloud-enabled security system, our customers and potential customers may lose trust in such solutions generally, and cloud-enabled security solutions in particular.
Organizations are increasingly subject to a wide variety of attacks on their networks, systems, and endpoints. No security solution, including our platform, can address all possible security threats or block all methods of penetrating a network or otherwise perpetrating a security incident. There could be situations where our solutions detect attacks against a customer but the customer does not address the vulnerability, which could cause customers and the public to erroneously believe that our solutions were not effective. Real or perceived security breaches of our customers’ networks could cause disruption or damage to their networks or other negative consequences and could result in negative publicity to us, damage to our reputation, and other customer relations issues, and may adversely affect our revenue and results of operations.
As a cybersecurity provider, we may be a target of cyberattacks. If our internal networks, systems or data are or are perceived to have been compromised, our reputation may be damaged and our financial results may be negatively affected.
As a provider of security solutions, our platform may be specifically targeted by bad actors for attacks intended to circumvent our security capabilities or to exploit our platform as an entry point into customers’ endpoints, networks, or systems. In particular, because we have been involved in the identification of organized cybercriminals and nation-state actors, we may be the subject of intense efforts by sophisticated cyber adversaries who seek to compromise our systems or leverage our access. We are also susceptible to inadvertent compromises of our systems and data, including those arising from process, coding, or human errors. A successful attack or other incident that compromises us or our customers’ data or results in an interruption of service could have a significant negative effect on our operations, reputation, financial resources, and the value of our intellectual property. We cannot assure you that any of our efforts to manage this risk will be effective in protecting us from such attacks.
It is virtually impossible to entirely eliminate the risk of such compromises, interruptions in service, or other security incidents affecting our internal systems or data. Organizations are subject to a wide variety of attacks on their networks, systems and endpoints, and techniques used to sabotage or to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. Furthermore, employee error or malicious activity could compromise its systems. As a result, we may be unable to anticipate these techniques or implement adequate measures to prevent an intrusion into our networks, which could result in unauthorized access to customer data, intellectual property including access to its source code, and information about vulnerabilities in our product, which in turn could reduce the effectiveness of our solutions, or lead to cyberattacks or other intrusions of our customers’ networks. If any of these events were to occur, they could damage our relationships with our customers and could have a negative effect on our ability to attract and retain new customers. We have expended, and we anticipate we will continue to expend significant amounts and resources in an effort to prevent security breaches and other security incidents impacting our systems and data. Since our business is focused on providing reliable security services to our customers, an actual or perceived security incident affecting our internal systems or data or data of its customers would be especially detrimental to our reputation and customer confidence in our solutions.
In addition, while we maintain, and we will continue to maintain, insurance policies that may cover certain liabilities in connection with a cybersecurity incident, we cannot be certain that the insurance coverage will be adequate for liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims that exceed available insurance coverage, or the occurrence of changes in insurance policies, including premium increases or the imposition of large deductible or coinsurance requirements, could have a material adverse effect on our business, including its financial condition, results of operations and reputation.
We rely on third-party data centers and our own colocation data centers to host and operate our platform, and any disruption of or interference with our use of these facilities may negatively affect our ability to maintain the performance and reliability of our platform, which could cause our business to suffer.
Our customers depend on the continuous availability of our platform. We currently host our platform and serves our customers using a mix of third-party data centers, primarily Amazon Web Services (“
AWS
”) and Microsoft Azure, and, primarily for our own use, in our own data centers, hosted in colocation facilities. Consequently, we may be subject to service disruptions as well as failures to provide adequate support for reasons that are outside of our direct control. We may experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. Also, customers may be subject to the same risk factors as some of them host our solutions in their own data centers.
The following factors, many of which are beyond our control, can affect the delivery, availability, and the performance of our platform:

•	the development and maintenance of the infrastructure of the internet;

•	the performance and availability of third-party providers of cloud infrastructure services with the necessary speed, data capacity, and security for providing reliable internet access and services;

•
decisions by the owners and operators of the data centers where our cloud infrastructure is deployed to terminate our contracts, discontinue services, shut down operations or facilities, increase prices, change service levels, limit bandwidth, declare bankruptcy or prioritize the traffic of other parties;

•	physical or electronic break-ins, acts of war or terrorism, human error or interference (including by disgruntled employees, former employees or contractors) and other catastrophic events;

•	cyberattacks, including denial of service attacks, targeted at us, our data centers, or the infrastructure of the internet;

•	failure by us to maintain and update our cloud infrastructure to meet our data capacity requirements;

•	errors, defects, or performance problems in our software, including third-party or open-source software incorporated in our software;

•	improper deployment or configuration of our solutions;

•	the failure of its redundancy systems, in the event of a service disruption at one of our data centers, to provide failover to other data centers in our data center network;

•	the failure of our disaster recovery and business continuity arrangements; and

•	effects of third-party software updates with hidden malware, similar to the supply chain attack that occurred via SolarWinds.
The adverse effects of any service interruptions on our reputation, results of operations, and financial condition may be disproportionately heightened due to the nature of our business and the fact that our customers have a low tolerance for interruptions of any duration. Interruptions or failures in our service delivery could result in a cyberattack or other security threat to one of our customers during such periods of interruption or failure. Additionally, interruptions or failures in our service could cause customers to terminate their subscriptions, adversely affect renewal rates, and harm our ability to attract new customers. Our business would also be harmed if our customers believe that a cloud-enabled and/or SaaS- delivered cybersecurity solution is unreliable. We may experience service interruptions and other performance problems due to a variety of factors. The occurrence of any of these factors, or if it is unable to rapidly and cost-effectively fix such errors or other problems that may be identified, could damage its reputation, negatively affect our relationship with our customers or otherwise harm our business, results of operations and financial condition.
If we do not effectively expand and train our direct sales force, we may be unable to add new customers or increase sales to existing customers, and our business will be adversely affected.
We depend on our direct sales force to obtain new customers and increase sales with existing customers. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of sales personnel, particularly in international markets. We have expanded our sales organization significantly in recent periods and expect to continue to add additional sales capabilities in the near term. There is significant competition for sales personnel with the skills and technical knowledge that we require. New hires require significant training and may take significant time before they achieve full productivity, and this delay is accentuated by our long sales cycles. Our recent hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plans to do business. In addition, a large percentage of our salesforce is new to our business and selling our solutions, and therefore this team may be less effective than our more seasoned sales personnel. Furthermore, hiring sales personnel in new countries, or expanding our existing presence, requires upfront and ongoing expenditures that we may not recover if the sales personnel fail to achieve full productivity. We cannot predict whether, or to what extent, our sales will increase as we expand our sales force or how long it will take for sales personnel to become productive. If we are unable to hire and train a sufficient number of effective sales personnel, or the sales personnel we hire are not successful in obtaining new customers or increasing sales to our existing customer base, our business and results of operations will be adversely affected.
Because we recognize revenue from subscriptions to our platform and other forms of providing customers with access to our software over the term of the subscription or contract, downturns or upturns in new business will not be immediately reflected in our results of operations.
We generally recognize revenue from customers ratably over the terms of their subscription or contract term, which average over three years in length, though may be as short as one year or less. As a result, a substantial portion of the revenue that we report in each period is attributable to the recognition of deferred revenue relating to agreements that we entered into during previous periods. Consequently, any increase or decline in new sales or renewals in any one period will not be immediately reflected in our revenue for that period. Any such change, however, would affect our revenue in future periods. Accordingly, the effect of downturns or upturns in new sales and potential changes in our rate of renewals may not be fully reflected in our results of operations until future periods.
A limited number of customers represent a substantial portion of our revenue. If we fail to retain these customers, our revenue could decline significantly.
We derive a substantial portion of our revenue from a limited number of customers. For the years ended January 31, 2021 and 2020, six customers accounted for 46% or $13,381 with one of those customers accounting for 10% and four customers accounted for 48% or $11,187 with all four being over 10% of the Company’s revenue, respectively. As of July 31, 2021 and January 31, 2021, two and three customers represented 68% and 85%, respectively, of our total accounts receivable balance. Significant customers are those which represent at least 10% of our total revenue at each respective period ending date. The following table presents customers that represented 10% or more of our total annual revenue:

	Year Ended January 31,
	2021		2020
Customer A	10%		*
Customer B		*	14%
Customer C		*	10%
Customer D		*	10%
Customer E		*	14%

*	Less than 10%
For the six months ended July 31, 2021, two significant customers accounted for 22% of our revenues. The following table presents customers that represented 10% or more of our total revenue for the six months ended July 31, 2021 and 2020:

	Six Months Ended July 31,
	2021	2020
Customer A	*	10%
Customer E	11%	*
Customer F	*	10%
Customer G	11%	*

	22%	20%

*	Less than 10%
As a result, our revenue could fluctuate materially and could be materially and disproportionately impacted by purchasing decisions of these customers or any other significant future customer. Any of our significant customers may decide to purchase less than they have in the past, may alter their purchasing patterns at any time with limited notice, or may decide not to continue to license our products at all, any of which could cause our revenue to decline and adversely affect our financial condition and results of operations. If we do not further diversify our customer base, we will continue to be susceptible to risks associated with customer concentration.
Our results of operations may fluctuate significantly, which could make our future results difficult to predict and could cause our results of operations to fall below expectations.
Our results of operations have varied significantly from period to period, and we expect that our results of operations will continue to vary as a result of a number of factors, many of which are outside of our control and may be difficult to predict, including:

•	the impact of the COVID-19 pandemic on our operations, financial results, and liquidity and capital resources, including on customers, sales, expenses, and employees;

•	our ability to attract new and retain existing customers;

•	the budgeting cycles, seasonal buying patterns, and purchasing practices of customers;

•	the timing and length of our sales cycles;

•	changes in customer or distribution partner requirements or market needs;

•	changes in the growth rate of our market;

•	the timing and success of new product and service introductions by us or our competitors or any other competitive developments, including consolidation among our customers or competitors;

•	the level of awareness of cybersecurity threats, particularly advanced cyberattacks, and the market adoption of our platform;

•	our ability to successfully expand our business domestically and internationally;

•	decisions by organizations to purchase security solutions from larger, more established security vendors or from their primary IT equipment vendors;

•	changes in our pricing policies or those of our competitors;

•	any disruption in our relationship with distribution partners;

•	insolvency or credit difficulties confronting our customers, affecting their ability to purchase or pay for our solutions;

•	significant security breaches of, technical difficulties with or interruptions to, the use of our platform;

•	extraordinary expenses such as litigation or other dispute-related settlement payments or outcomes;

•	general economic conditions, both in domestic and foreign markets;

•	future accounting pronouncements or changes in our accounting policies or practices;

•	negative media coverage or publicity;

•	political events;

•	the amount and timing of operating costs and capital expenditures related to the expansion of our business; and

•	increases or decreases in expenses caused by fluctuations in foreign currency exchange rates.
In addition, we experience seasonal fluctuations in our financial results as we can receive a higher percentage of our annual orders from new customers, as well as renewal orders from existing customers, in the fourth fiscal quarter as compared to other quarters due to the annual budget approval process of many of our customers. Any of the above factors, individually or in the aggregate, may result in significant fluctuations in our financial and other results from period to period. As a result of this variability, our historical results of operations should not be relied upon as an indication of future performance. Moreover, this variability and unpredictability could result in our failure to meet our operating plan or the expectations of investors or analysts for any period. If we fail to meet such expectations for these or other reasons, our stock price could fall substantially, and we could face costly lawsuits, including securities class action suits.
Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense.
Our revenue recognition is difficult to predict because of the length and unpredictability of the sales cycle for our platform, particularly with respect to large organizations and government entities. Customers often view the subscription to our platform as a significant strategic decision and, as a result, frequently require considerable time to evaluate, test, and qualify our platform and solutions prior to entering into or expanding a relationship with us. Large enterprises and government entities in particular often undertake a significant evaluation process that further lengthens our sales cycle.

Our direct sales team develops relationships with our customers, and works with our distribution partners on account penetration, account coordination, sales and overall market development. We spend substantial time and resources on our sales efforts without any assurance that our efforts will produce a sale. Security solution purchases are frequently subject to budget constraints, multiple approvals, and unanticipated administrative, processing, and other delays. As a result, it is difficult to predict whether and when a sale will be completed. The failure of our efforts to secure sales after investing resources in a lengthy sales process could adversely affect our business and results of operations.
We rely heavily on the services of our senior management team, and if we are not successful in attracting or retaining senior management personnel, we may not be able to successfully implement our business strategy.
Our future success will be substantially dependent on our ability to attract, retain, and motivate the members of its management team. In particular, we will be highly dependent on the services of Gen. Keith B. Alexander (Ret.) and William Welch, our
co-chief
executive officers, who will be critical to our future vision and strategic direction. We will also rely on our leadership team in the areas of operations, security, analytics, engineering, product management, research and development, marketing, sales, partnerships, mergers and acquisitions, support, and general and administrative functions. Gen. Alexander is important to our future growth as he provides access to key decisionmakers within government agencies and the private sector, and his leadership role would be difficult to replace. Although we expect that we will enter into new employment agreements with some of our key personnel, our employees, including our executive officers, will be employed on an
“at-will”
basis, which means they may terminate their employment with us at any time. If one or more of our key employees resigns or otherwise ceases to provide us with their service, our business could be harmed.
If we are unable to attract and retain qualified personnel, our business could be harmed.
There is significant competition for personnel with the skills and technical knowledge that we will require across our technology, cyber, sales, professional services and administrative support functions. Competition for these personnel in the Washington, D.C. metro area, where our corporate headquarters is located, and in other locations where we maintain offices or otherwise operate, is competitive, especially for experienced sales professionals, engineers and data scientists experienced in designing and developing cybersecurity software. Although our current remote work environment facilitates our ability to attract talent across a wider geographic base, we have from time to time experienced, and we expect to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than us. Our competitors also may be successful in recruiting and hiring members of our management team or other key employees, and it may be difficult for us to find suitable replacements on a timely basis, on competitive terms, or at all. We may also be subject to allegations that employees we hire have been improperly solicited, or that they have divulged proprietary or other confidential information or that their former employers own such employees’ inventions or other work product, or that they have been hired in violation of non-compete
provisions or
non-solicitation
provisions.
In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. Volatility or lack of performance in our stock price may also affect our ability to attract and retain key employees. Some of our employees will become vested in a substantial amount of equity awards, which may give them a material amount of personal wealth. This may make it more difficult for us to retain and motivate these employees, and this wealth could affect their decision about whether or not they continue to work for us. Any failure to successfully attract, integrate or retain qualified personnel to fulfill our current or future needs could adversely affect our business, results of operations and financial condition.
If we are not able to maintain and enhance our brand and our reputation as a provider of high-efficacy cybersecurity solutions, our business and results of operations may be adversely affected.
We believe that maintaining and enhancing our brand and our reputation as a provider of high-efficacy cybersecurity solutions is critical to our relationship with our existing customers and distribution partners and our ability to attract new customers and partners. The successful promotion of our brand will depend on a number of factors, including our investment in marketing efforts, our ability to continue to develop additional features for our platform, our ability to successfully differentiate our platform from competitive cloud-enabled or legacy security solutions and, ultimately, our ability to detect and remediate cyberattacks. Although we believe it is important for our growth, these brand promotion activities may not be successful or yield increased revenue.
In addition, independent industry or financial analysts and research firms often test our solutions and provide reviews of our platform, along with the products of our competitors, and perception of our platform in the marketplace may be significantly influenced by these reviews. If these reviews are negative, or less positive as compared to those of our competitors’ products, our brand may be adversely affected. Our solutions may fail to detect or prevent threats in any particular test for a number of reasons that may or may not be related to the efficacy of our solutions in real world environments. To the extent potential customers, industry analysts, or testing firms believe that the occurrence of a failure to detect or prevent any particular threat is a flaw or indicates that our solutions or services do not provide significant value, we may lose customers, and our reputation, financial condition, and business would be harmed. Additionally, the performance of our distribution partners may affect its brand and reputation if customers do not have a positive experience with these partners. In addition, we have in the past worked, and we will continue to work, with high profile customers as well as assist in analyzing and remediating high profile cyberattacks. This work with such customers and cyberattacks may expose us to negative publicity and media coverage. Negative publicity, including about the efficacy and reliability of our platform, its products offerings, our professional services and the customers we work with, even if inaccurate, could adversely affect our reputation and brand.
If we are unable to maintain successful relationships with our distribution partners, or if our distribution partners fail to perform, our ability to market, sell and distribute our platform and solutions efficiently will be limited, and our business, financial position and results of operations will be harmed.
In addition to its direct sales force, we rely on certain key distribution partners to sell and support our platform. An increasing amount of our sales flow through our distribution partners, and we expect our reliance on such partners to continue to grow for the foreseeable future. Additionally, we have entered into, and we intend to continue to enter into, partnerships with third parties to support our future growth plans. The loss of a substantial number of distribution partners, or the failure to recruit additional partners, could adversely affect our results of operations. Our ability to achieve revenue growth in the future will depend in part on its success in maintaining successful relationships with our distribution partners and in training them to independently sell and deploy our platform. If we fail to effectively manage our existing sales channels, or if our distribution partners are unsuccessful in fulfilling the orders for our solutions, or if we are unable to recruit and retain a sufficient number of high quality distribution partners who are motivated to sell our products, our ability to sell our products and results of operations will be harmed.
Our business depends, in part, on sales to government organizations, and significant changes in the contracting or fiscal policies of such government organizations could have an adverse effect on our business and results of operations.
Our future growth depends, in part, on increasing sales to government organizations. Demand from government organizations is often unpredictable, subject to budgetary uncertainty and typically involves long sales cycles. We have made significant investments to address the government sector, but we cannot assure you that these investments will be successful, or that we will be able to maintain or grow our revenue from the government sector. Although we anticipate that they may increase in the future, sales to U.S. federal, state and local governmental agencies have not accounted for, and may never account for, a significant portion of our revenue. U.S. federal, state and local government sales are subject to a number of challenges and risks that may adversely impact our business. Sales to such government entities include the following risks:

•
selling to governmental agencies can be highly competitive, expensive and time-consuming, often requiring significant upfront time and expense without any assurance that such efforts will generate a sale;

•
government certification requirements applicable to our products may change and, in doing so, restrict our ability to sell into the U.S. federal government sector until it has attained the required certifications.

•
government demand and payment for our platform may be impacted by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our platform;

•
governments routinely investigate and audit government contractors’ administrative processes, and any unfavorable audit could result in the government refusing to continue buying our platform, which would adversely impact our revenue and results of operations, or institute fines or civil or criminal liability if the audit were to uncover improper or illegal activities;

•	interactions with the U.S. federal government may be limited by post-employment ethics restrictions on members of our management;

•	foreign governments may have concerns with purchasing security products from a company that employs former NSA employees and officials, which may negatively impact sales; and

•
governments may require certain products to be manufactured, hosted, or accessed solely in their country or in other relatively high-cost manufacturing locations, and we may not manufacture all products in locations that meet these requirements, affecting its ability to sell these products to governmental agencies.

We have achieved Federal Risk and Authorization Management Program (“
FedRAMP
”) “FedRAMP- ready” status, but such status is only available for a certain period of time before which it must be utilized. If not utilized, we would likely have to go through certain parts of the FedRAMP process again in order to sell its products to government agencies. Moreover, even if we were to achieve FedRAMP-certified status, such certification is costly to maintain, and if we were to lose such a certification in the future it would restrict its ability to sell to government customers. It is also possible that additional guidelines and/or certifications, such as the Cybersecurity Maturity Model Certification (“
CMMC
”), will be required to expand participation in the government sectors.
The occurrence of any of the foregoing could cause governments and governmental agencies to delay or refrain from purchasing our solutions in the future or otherwise have an adverse effect on our business and results of operations.
We may not scale and adapt our existing technology in a timely and cost-effective manner to meet our customers’ performance and other requirements.
Our future growth will be dependent upon our ability to continue to meet the needs of new customers and the expanding needs of our existing customers as their use of our solutions grows. As our customers gain more experience with our solutions, the number of events, the amount of data transferred, processed, and stored by it, the number of locations where its platform and services are being accessed, have in the past, and may in the future, expand rapidly. In order to meet the performance and other requirements of our customers, we intend to continue to make significant investments to increase capacity and to develop and implement new technologies in our service and cloud infrastructure operations. These technologies, which include databases, applications, and server optimizations, network and hosting strategies, and automation, are often advanced, complex, new, and untested. We may not be successful in developing or implementing these technologies. In addition, it takes a significant amount of time to plan, develop, and test improvements to our technologies and infrastructure, and we may not be able to accurately forecast demand or predict the results it will realize from such improvements. To the extent that we do not effectively scale our operations to meet the needs of our growing customer base and to maintain performance as our customers expand their use of our solutions, we may not be able to grow as quickly as anticipated, customers may reduce or cancel use of our solutions and we may be unable to compete as effectively and its business and results of operations may be harmed.

Additionally, we have made, and we will continue to make, substantial investments to support growth at our data centers partners and improve the profitability of our cloud platform. If our cloud-based server costs were to increase or pricing pressure causes price movements out of proportion with changes in unit operating costs, its business, results of operations and financial condition may be adversely affected. Although we expect that we could receive similar services from other third parties, if any of our arrangements with third-party providers are terminated, we could experience interruptions on its platform and in its ability to make its solutions available to customers, as well as delays and additional expenses in arranging alternative cloud infrastructure services. Ongoing improvements to cloud infrastructure may be more expensive than anticipated and may not yield the expected savings in operating costs or the expected performance benefits. In addition, we may be required to re-invest
any cost savings achieved from our prior cloud infrastructure improvements in future infrastructure projects to maintain the levels of service required by its customers. We may not be able to maintain or achieve cost savings from its investments, which could harm our financial results.
The market opportunity estimates and growth forecasts included in this prospectus could prove to be inaccurate, and any real or perceived inaccuracies may harm our reputation and negatively affect its business.
This prospectus includes our estimates of the addressable market for our cloud-based SaaS-delivered cybersecurity solution. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The estimates and forecasts in this prospectus relating to the size and expected growth of our target markets may prove to be inaccurate. In particular, the estimates regarding our current and projected market opportunity are difficult to predict. In addition, our estimates of the addressable market for cloud-based SaaS-delivered cybersecurity solutions reflect the opportunity available from all participants and potential participants in the market, and we cannot predict with precision its ability to address this demand or the extent of market adoption of our solutions. The addressable market we estimates may not materialize for many years, if ever, and even if the markets in which we compete meet the size estimates and growth forecasted in this registration statement, our business could fail to grow at similar rates, if at all. Accordingly, the forecasts of market growth included in this registration statement should not be taken as indicative of our future growth.
The success of our business will depend in part on our ability to protect and enforce its intellectual property rights.
We believe that our intellectual property will be an essential asset of our business, and its success and ability to compete will depend in part upon protection of intellectual property rights. We have relied, and we will continue to rely, on a combination of patent, copyright, trademark, and trade secret laws, as well as confidentiality procedures and contractual provisions, to establish and protect its intellectual property rights in the United States and abroad, all of which provide only limited protection. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and our trademarks, copyrights and patents may be held invalid or unenforceable. Moreover, we cannot assure you that any patents will be issued with respect to our currently pending patent applications, including in a manner that will give us adequate defensive protection or competitive advantages, or that any patents issued to us will not be challenged, invalidated or circumvented. We have filed for patents in the United States and in certain
non-U.S.
jurisdictions, but such protections may not be available in all countries in which we will operate or in which we will seek to enforce intellectual property rights, or the intellectual property rights may be difficult to enforce in practice. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties under certain circumstances. In addition, many countries limit the enforceability of patents against certain third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Moreover, we may need to expend additional resources to defend its intellectual property rights in these countries, and our inability to do so could impair our business or adversely affect our plans for international expansion. Our currently issued patents and any patents that may be issued in the future with respect to pending or future patent applications may not provide sufficiently broad protection or they may not prove to be enforceable in actions against alleged infringers.

We may not be effective in policing unauthorized use of our intellectual property, and even if we do detect violations, litigation may be necessary to enforce our intellectual property rights. Protecting against the unauthorized use of intellectual property rights, technology and other proprietary rights is expensive and difficult, particularly outside of the United States. Any enforcement efforts undertaken, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm our business and results of operations. Further, attempts to enforce rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or challenge our intellectual property rights which could result in a holding that invalidates or narrows the scope of our intellectual property rights, in whole or in part. The inability to adequately protect and enforce our intellectual property and other proprietary rights could seriously harm our business, results of operations and financial condition. Even if we are able to secure our intellectual property rights, we cannot assure you that such rights will provide us with competitive advantages or distinguish our services from those of our competitors or that our competitors will not independently develop similar technology, duplicate any of our technology, or design around our patents.
Claims by others that we infringe their proprietary technology or other intellectual property rights could result in significant costs and substantially harm our business, financial condition, results of operations and prospects.
Claims by others that we infringe or misappropriates their proprietary technology or other intellectual property rights could harm our business. Companies in the cybersecurity industry could hold patents and also protect their copyright, trade secret and other intellectual property rights, entering into litigation based on allegations of patent infringement or other violations of intellectual property rights. As we will face increasing competition as we grow, the possibility of intellectual property rights claims against us could also grow. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that such personnel have divulged proprietary or other confidential information of competitors to us. From time to time, third parties may assert claims of infringement or misappropriation of intellectual property rights against us. Although there have been no such claims made against the company to date, there can be no assurance that such claims may not be made in the future.
Third parties may in the future also assert claims against our customers or distribution partners, whom its standard license and other agreements may obligate us to indemnify against claims that our solutions infringe the intellectual property rights of third parties. As the number of products and competitors in the cybersecurity market increases and overlaps occur, claims of infringement, misappropriation, and other violations of intellectual property rights may increase. While we intend to increase the size of our patent portfolio, many of our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. In addition, future litigation may involve non-practicing
entities, companies, or other patent owners who have no relevant product offerings or revenue and against whom our own patents may therefore provide little or no deterrence or protection. Any claim of intellectual property infringement by a third party, even a claim without merit, could cause us to incur substantial costs defending against such claim, could distract its management from our business and could require us to cease use of such intellectual property.
Additionally, our insurance may not cover intellectual property rights infringement claims that may be made. In the event that we fail to successfully defend ourselves against an infringement claim, a successful claimant could secure a judgment or otherwise require payment of legal fees, settlement payments, ongoing royalties, or other costs or damages; or we may agree to a settlement that prevents us from offering certain services or features; or we may be required to obtain a license, which may not be available on reasonable terms, or at all, to use the relevant technology. If we are prevented from using certain technology or intellectual property, we may be required to develop alternative, non-infringing
technology, which could require significant time, during which we could be unable to continue to offer our affected services or features, effort and expense, and may ultimately not be successful.
Although third parties may offer a license to their technology or other intellectual property, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be adversely affected. In addition, some licenses may be nonexclusive, and therefore its competitors may have access to the same technology licensed to it. If a third party does not offer us a license to its technology or other intellectual property on reasonable terms, or at all, we could be enjoined from continued use of such intellectual property. As a result, we may be required to develop alternative, non-infringing
technology, which could require significant time, during which we could be unable to continue to offer our affected products, subscriptions or services, effort, and expense and may ultimately not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products, providing certain subscriptions or performing certain services or that requires us to pay substantial damages, royalties or other fees. Any of these events could harm our business, financial condition and results of operations.
We license technology from third parties, and our inability to maintain those licenses could harm its business.
We currently incorporate, and will in the future incorporate, technology that we license from third parties, including software, into our solutions. We cannot be certain that our licensors do not or will not infringe on the intellectual property rights of third parties or that our licensors have or will have sufficient rights to the licensed intellectual property in all jurisdictions in which we may sell our platform. Some of our agreements with our licensors may be terminated by them for convenience, or otherwise provide for a limited term. If we are unable to continue to license technology because of intellectual property infringement claims brought by third parties against our licensors or against us, or if we are unable to continue the license agreements or enter into new licenses on commercially reasonable terms, our ability to develop and sell solutions and services containing that technology would be limited, and our business could be harmed. Additionally, if we are unable to license technology from third parties, we may be forced to acquire or develop alternative technology, which we may be unable to do in a commercially feasible manner or at all, and may require us to use alternative technology of lower quality or performance standards. This could limit or delay our ability to offer new or competitive solutions and increase our costs. As a result, its margins, market share, and results of operations could be significantly harmed.
If we are not able to satisfy data protection, security, privacy, and other government- and industry-specific requirements or regulations, our business, results of operations, and financial condition could be harmed.
Personal privacy, data protection, information security, telecommunications regulations, and other laws, regulations, and industry standards (including proposed new proposed versions) applicable to specific categories of information are significant issues in the United States, Europe, and in other key jurisdictions where we offer our solutions, including in South and East Asia and the Middle East. The data that we collect, analyze and store is subject to a variety of laws and regulations, including regulation by various government agencies. The U.S. federal government, and various state and foreign governments, have adopted or proposed limitations on the collection, distribution, use, and storage of certain categories of information, such as PII of individuals, health information, and other sector-specific types of data, including but not limited to regulations promulgated by Federal Trade Commission and under the provisions of the Electronic Communication Privacy Act, Computer Fraud and Abuse Act, the Health Insurance Portability and Accountability Act, and the Gramm-Leach-Bliley Act. Laws and regulations outside the United States, and particularly in Europe, often are more restrictive than those in the United States. Such laws and regulations may require companies to implement privacy and security policies, permit customers to access, correct, and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use PII for certain purposes. In addition, some foreign governments require that any information of certain categories, such as financial or PII collected in a country not be transferred outside of that country without consent. We also may find it necessary or desirable to join industry or other self-regulatory bodies or other information security or data protection-related organizations that require compliance with their rules pertaining to information security and data protection. We also may be bound by additional, more stringent contractual obligations relating to our collection, use and disclosure of personal, financial and other data.We cannot yet determine the impact of future laws, regulations, standards, or perception of their requirements may have on its business. For example, the European Commission adopted the European General Data Protection Regulation (“
GDPR
”), that applies to the processing of certain personal data of data subjects in the European Economic Area (“
EEA
”). As compared to previously data protection law in the European Union, the GDPR imposes additional obligations and risk upon our business and increases substantially the penalties to which we could be subject in the event of any non-compliance.
Administrative fines for certain violations under the GDPR can amount up to 20 million Euros or four percent of worldwide annual revenue for the prior fiscal year, whichever is higher. We have incurred substantial expense in complying with the obligations imposed by the GDPR, and we may be required to do so in the future, potentially making significant changes in its business operations, which may adversely affect our revenue and our business overall. Additionally, we are unable to predict how obligations under the GDPR will be applied to us or our customers. Despite our efforts to attempt to comply with the GDPR, a regulator may determine that a customer has not done so and subject it to fines and public censure, which could harm our business.
Among other requirements, the GDPR regulates transfers of personal data subject to the GDPR to third countries that have not been found to provide adequate protection to such personal data, including the United States. We have undertaken certain efforts to conform transfers of personal data from the EEA to the United States and other jurisdictions based on its understanding of current regulatory obligations and the guidance of data protection authorities. Despite this, we may be unsuccessful in establishing or maintaining conforming means of transferring such data from the EEA, in particular as a result of continued legal and legislative activity within the European Union. For example, in July 2020 the European Court of Justice (“
ECJ
”) invalidated the
EU-U.S.
Privacy Shield in a decision known as
Schrems II
. The ECJ decision also raised questions about the continued validity of one of the primary alternatives to the
EU-U.S.
Privacy Shield, namely the European Commission’s Standard Contractual Clauses, and EU regulators have issued additional guidance regarding considerations and requirements that we and other companies must consider and undertake when using the Standard Contractual Clauses. Although the EU has presented a new set of contractual clauses, at present, there are few, if any, viable alternatives to the
EU-U.S.
Privacy Shield and the Standard Contractual Clauses. The ECJ’s decision and other regulatory guidance or developments otherwise may impose additional obligations with respect to the transfer of personal data from the EU and Switzerland to the United States, each of which could restrict its activities in those jurisdictions, limit its ability to provide products and services in those jurisdictions, or increase its costs and obligations and impose limitations upon its ability to efficiently transfer personal data from the EU and Switzerland to the United States.
Further, the exit of the United Kingdom (UK) from the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the UK. Specifically, the UK exited the EU on January 1, 2020, subject to a transition period that ended December 31, 2020. While the Data Protection Act of 2018, that “implements” and complements the GDPR achieved Royal Assent on May 23, 2018 and is now effective in the United Kingdom, it is still unclear whether transfer of data from the EEA to the United Kingdom will remain lawful in the long term under GDPR. With the expiration of the transition period, companies will have to comply with the GDPR and the GDPR as incorporated into United Kingdom national law, which has the ability to separately fine up to the greater of £17.5 million or 4% of global turnover. On June 28, 2021, the European Commission announced a decision of “adequacy” concluding that the UK ensures an equivalent level of data protection to the GDPR, which provides some relief regarding the legality of continued personal data flows from the EEA to the UK. Some uncertainty remains, however, as this adequacy determination must be renewed after four years and may be modified or revoked in the interim. We cannot fully predict how the Data Protection Act, the UK GDPR, and other UK data protection laws or regulations may develop in the medium to longer term nor the effects of divergent laws and guidance regarding how data transfers to and from the UK will be regulated.
The implementation of the GDPR has led other jurisdictions to either amend, or propose legislation to amend their existing data privacy and cybersecurity laws to resemble all or a portion of the requirements of the GDPR. For example, on June 28, 2018, California adopted the California Consumer Privacy Act of 2018, or CCPA, which went into effect on January 1, 2020, with enforcement commencing on July 1, 2020. The CCPA has been characterized as the first “GDPR-like” privacy statute to be enacted in the United States because it contains a number of provisions similar to certain provisions of the GDPR. In addition, the California Privacy Rights Act of 2020, or the CPRA was passed by California voters in November 2020. The CPRA amends the CCPA by creating additional privacy rights for California consumers and additional obligations on businesses, which could subject us to additional compliance costs as well as potential fines, individual claims and commercial liabilities. The majority of the CPRA provisions will take effect on January 1, 2023. The CCPA and CPRA could mark the beginning of a trend toward more stringent privacy legislation in the United States, as other states or the federal government may follow California’s lead and increase protections for U.S. residents. For example, on March 2, 2021, the Virginia Consumer Data Protection Act, which will take effect on January 1, 2023, was signed into law and on June 8, 2021, Colorado enacted the Colorado Privacy Act (the “
CPA
”), which also takes effect on July 1, 2023.
Evolving and changing definitions of personal data and personal information within the European Union, the United States, and elsewhere, especially relating to classification of IP addresses, machine identification, location data and other information, may limit or inhibit our ability to operate or expand our business, including limiting partnerships that may involve the sharing of data. Further, we may be affected by evolving notions of data sovereignty, or the concept that data collected in a particular jurisdiction must be either physically maintained in that jurisdiction or maintained in compliance with all local law, including under all conditions or controls mandated by the jurisdiction in which it was collected. In light of current regulatory trends, such data sovereignty requirements may increase causing us to expend additional resources and increase our applicable budgets to remain compliant or cease doing business in such jurisdiction.
Even the perception of privacy or security concerns, whether or not valid, may harm our reputation, inhibit adoption of our products by current and future customers, or adversely impact our ability to attract and retain workforce talent. In addition, changes in laws or regulations that adversely affect the use of the internet, including laws impacting net neutrality, could impact our business. We expect that existing laws, regulations and standards may be interpreted in new manners in the future. Future laws, regulations, standards, and other obligations, and changes in the interpretation of existing laws, regulations, standards and other obligations could require us to modify our solutions, restrict our business operations, increase our costs and impair our ability to maintain and grow our customer base and increase our revenue.
Beyond broader data processing regulations affecting our business, the cybersecurity industry may face direct regulation. In 2018, Singapore introduced what is believed to be the world’s first cybersecurity licensing requirement, mandating that providers of specific types of incident response services receive a government license before providing such services. License requirements such as these may impose upon us significant organizational costs and high barriers of entry into new markets.
Although we have worked and will continue to work to comply with applicable laws and regulations, certain applicable industry standards and our contractual obligations and other legal obligations, along with laws, regulations, standards and obligations are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. In addition, they may conflict with other requirements or legal obligations that apply to our business or the security features and services that our customers expect from our solutions. As such, we cannot assure ongoing compliance with all such laws, regulations, standards and obligations. Any failure or perceived failure by us or our employees, representatives, contractors, distribution partners, agents, intermediaries, or other third parties to comply with applicable laws and regulations, or applicable industry standards that we represent compliance with or that may be asserted to apply to us, or to comply with employee, customer, partner, and other data privacy and data security requirements pursuant to contract and our stated notices or policies, could result in enforcement actions, including fines, imprisonment of company officials and public censure, claims for damages by customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to existing customers and prospective customers), any of which could have a material adverse effect on our operations, financial performance and business. Any inability of us or our employees, representatives, contractors, distribution partners, agents, intermediaries, or other third parties to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, standards and obligations, could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business and results of operations.
Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers in the public sector or negatively impact our ability to contract with the public sector.
Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing privacy and data protection laws and regulations, employment and labor laws, workplace safety, product safety, environmental laws, consumer protection laws, anti-bribery laws, import and export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in the United States. Noncompliance by us, our employees, representatives, contractors, distribution partners, agents, intermediaries, or other third parties with applicable regulations or requirements could subject us to:

•	investigations, enforcement actions and sanctions;

•	mandatory changes to our platform;

•	disgorgement of profits, fines and damages;

•	civil and criminal penalties or injunctions;

•	claims for damages by its customers or distribution partners;

•	termination of contracts;

•	loss of intellectual property rights; and

•	temporary or permanent debarment from sales to government organizations.
If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could harm our business, results of operations and financial condition.
We endeavor to properly classify employees as exempt versus
non-exempt
under applicable law. Although there are no pending or threatened material claims or investigations against us asserting that some employees are improperly classified as exempt, the possibility exists that some of our current or former employees could have been incorrectly classified as exempt employees.
These laws and regulations will impose added costs on our business, and failure by us, our employees, representatives, contractors, distribution partners, agents, intermediaries, or other third parties to comply with these or other applicable regulations and requirements could lead to claims for damages, penalties, termination of contracts, loss of exclusive rights in our intellectual property and temporary suspension or permanent debarment from government contracting. Any such damages, penalties, disruptions or limitations in our ability to do business with the public sector could result in reduced sales of our products, substantial product inventory write-offs, reputational damage, penalties, and other sanctions, any of which could harm its business, reputation, and results of operations.
We are subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair our ability to compete in our markets and subject us to liability if we are not in full compliance with applicable laws.
We are subject to laws and regulations, including governmental export controls, that could subject it to liability or impair our ability to compete in our markets. Our products are subject to U.S. export controls, including the

U.S. Department of Commerce’s Export Administration Regulations, and we and our employees, representatives, contractors, agents, intermediaries, and other third parties are also subject to various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control and other governmental authorities. We incorporate standard encryption algorithms into our products, which, along with the underlying technology, may be exported outside of the U.S. only with the required export authorizations, including by license, license exception or other appropriate government authorizations, which may require the filing of further encryption registration and classification requests. Furthermore, U.S. export control laws and economic sanctions prohibit the shipment of certain cloud-based solutions to countries, governments, and persons targeted by U.S. sanctions. Governmental regulation of the import or export of our products, or our failure to obtain any required import or export authorization for our products under the laws of the United States or other countries, could harm our ability to engage in international trade and adversely affect its revenue. Moreover, any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations, or in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export our products to existing or potential customers or to conduct business with foreign parties. An actual or alleged violation of these laws or regulations would negatively affect our business, financial condition and results of operations.
Various countries regulate the import of certain encryption technology, including through import permit and license requirements, and have enacted laws that could limit our ability to distribute our products or could limit our customers’ ability to implement its products in those countries. Changes in our products or changes in export and import regulations may create delays in the introduction of our products into international markets, prevent our customers with international operations from deploying its products globally or, in some cases, prevent the export or import of our products to certain countries, governments or persons altogether. Any change in export or import regulations, economic sanctions or related legislation, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell its products to, existing or potential customers with international operations. Under these global trade and sanctions laws and regulations, as well as other laws governing our operations, various government agencies may seek to impose modifications to business practices, including cessation of business activities in sanctioned countries or with sanctioned persons or entities and modifications to compliance programs, which may increase compliance costs, and may subject us to fines, penalties and other sanctions. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, results of operations and financial condition.
We are also subject to the U.S. Foreign Corrupt Practices Act of 1977, or FCPA, the UK Bribery Act 2010, or Bribery Act, and other anti-corruption, sanctions, anti-bribery, anti-money laundering and similar laws in the United States and other countries in which it conducts activities. Anti-corruption and anti-bribery laws, which have been enforced aggressively and are interpreted broadly, prohibit companies and their employees, agents, intermediaries, and other third parties from promising, authorizing, making or offering improper payments or other benefits to government officials and others in the private sector. We leverage third parties, including intermediaries, agents, and distribution partners, to conduct our business in the United States and abroad, to sell subscriptions to our platform and to collect information about cyber threats. We and these third-parties may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities and may be held liable for the corrupt or other illegal activities of these third- party business partners and intermediaries, our employees, representatives, contractors, distribution partners, agents, intermediaries, and other third parties, even if we do not explicitly authorize such activities.
While we have, and we will continue to have, policies and procedures to address compliance with FCPA, Bribery Act and other applicable anti-corruption, sanctions, anti-bribery, anti-money laundering and similar laws, we cannot assure you that they will be effective, or that all of our employees, representatives, contractors, distribution partners, agents, intermediaries, or other third parties have taken, or will not take actions, in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international sales and business, our risks under these laws may increase. Noncompliance with these laws could subject us to investigations, severe criminal or civil sanctions, settlements, prosecution, loss of export privileges, suspension or debarment from U.S. government contracts, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, whistleblower complaints, adverse media coverage and other consequences. Any investigations, actions, or sanctions could harm our reputation, business, results of operations, and financial condition.
We also collect information about cyber threats from open sources, intermediaries, and third parties that it makes available to its customers. While we have implemented certain procedures to facilitate compliance with applicable laws and regulations in connection with the collection of this information, we cannot assure you that these procedures have been effective or that we, or third parties, many of whom we does not control, have complied with all laws or regulations in this regard. Failure by us or our employees, representatives, contractors, distribution partners, agents, intermediaries, or other third parties to comply with applicable laws and regulations in the collection of this information also could have negative consequences, including reputational harm, government investigations and penalties.
Although we have taken precautions to prevent our information collection practices and services from being provided in violation of such laws, our information collection practices and services may have been in the past, and could in the future be, provided in violation of such laws. If we or its employees, representatives, contractors, distribution partners, agents, intermediaries, or other third parties fail to comply with these laws and regulations, we could be subject to civil or criminal penalties, including the possible loss of export privileges and fines. We may also be adversely affected through reputational harm, loss of access to certain markets, or otherwise. Obtaining the necessary authorizations, including any required license, for a particular transaction may be time-consuming, is not guaranteed and may result in the delay or loss of sales opportunities.
Some of our technology incorporates “open source” software, which could negatively affect our ability to sell our platform and subject us to possible litigation.
Our products and subscriptions contain third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our products and subscriptions. The use and distribution of open source software may entail greater risks than the use of third- party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Many of the risks associated with use of open source software cannot be eliminated and could negatively affect our business. In addition, the wide availability of source code used in its solutions could expose us to security vulnerabilities.
Some open source licenses contain requirements that we make available source code for modifications or derivative works it creates based upon the type of open source software we use. If We combines its proprietary software with open source software in a certain manner, it could, under certain open source licenses, be required to release the source code of our proprietary software to the public, including authorizing further modification and redistribution, or otherwise be limited in the licensing of our services, each of which could provide an advantage to our competitors or other entrants to the market, create security vulnerabilities in its solutions, require us to re-engineer
all or a portion of our platform, and could reduce or eliminate the value of our services. This would allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales.
The terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in ways that could impose unanticipated conditions or restrictions on our ability to commercialize products and subscriptions incorporating such software. Moreover, we cannot assure you that our processes for controlling its use of open source software in its products and subscriptions has been or will be effective. From time to time, we may face claims from third parties asserting ownership of, or demanding release of, the open source software or derivative works that we developed using such software (which could include our proprietary source code), or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation. Litigation could be costly to defend, have a negative effect on our results of operations and financial condition or require us to devote additional research and development resources to change our solutions. Responding to any infringement or noncompliance claim by an open source vendor, regardless of our validity, discovering certain open source software code in our platform, or a finding that we have breached the terms of an open source software license, could harm our business, results of operations and financial condition, by, among other things:

•	resulting in time-consuming and costly litigation;

•	diverting management’s time and attention from developing our business;

•	requiring us to pay monetary damages or enter into royalty and licensing agreements that we would not normally find acceptable;

•	causing delays in the deployment of its platform or service offerings to our customers;

•	requiring us to stop offering certain services or features of our platform;

•	requiring us to redesign certain components of our platform using alternative non-infringing or non-open source technology, which could require significant effort and expense;

•	requiring us to disclose its software source code and the detailed program commands for our software;

•	prohibiting us from charging license fees for the proprietary software that uses certain open source; and

•	requiring us to satisfy indemnification obligations to our customers.
We provide service level commitments under some of our customer contracts. If we fail to meet these contractual commitments, we could be obligated to provide credits for future service and our business could suffer.
Certain of our customer agreements contain service level commitments, which contain specifications regarding the availability and performance of our platform. Any failure of or disruption to our infrastructure could impact the performance of our platform and the availability of services to customers. If we are unable to meet our stated service level commitments or if we suffer extended periods of poor performance or unavailability of our platform, we may be contractually obligated to provide affected customers with service credits for future subscriptions, and, in certain cases, refunds. To date, there has not been a material failure to meet our service level commitments, and we do not currently have any material liabilities accrued on our balance sheet for such commitments. However, our revenue, other results of operations and financial condition could be harmed if we suffer performance issues or downtime that exceeds the service level commitments under our agreements with our customers.
We may become involved in litigation that may adversely affect us.
We may be subject to claims, suits and government investigations and other proceedings including patent, product liability, class action, whistleblower, personal injury, property damage, labor and employment, commercial disputes, compliance with laws and regulatory requirements and other matters, and we may become subject to additional types of claims, suits, investigations and proceedings as our business develops. While we believe that we have acted in compliance in all material respects with applicable antitrust laws, such investigation, as well as any other claims, suits, and government investigations and proceedings that may be asserted against us in the future, are inherently uncertain and their results cannot be predicted with certainty. Regardless of the outcome, any of these types of legal proceedings can have an adverse impact on us because of legal costs and diversion of management attention and resources, and could cause us to incur significant expenses or liability, adversely affect our brand recognition, and/or require us to change its business practices. The expense of litigation and the timing of this expense from period to period are difficult to estimate, subject to change and could adversely affect our results of operations. It is possible that a resolution of one or more such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect its business, consolidated financial position, results of operations, or cash flows in a particular period. These proceedings could also result in reputational harm, sanctions, consent decrees, or orders requiring a change in our business practices. Because of the potential risks, expenses and uncertainties of litigation, we may, from time to time, settle disputes, even where we have meritorious claims or defenses, by agreeing to settlement agreements. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, financial condition, results of operations, and prospects.
Our ability to maintain customer satisfaction will depend in part on the quality of our customer support.
Once our platform is deployed within our customers’ networks, our customers depend on our customer support services to resolve any issues relating to implementation and maintenance of the platform. If we do not provide effective ongoing support, our ability to sell additional subscriptions to existing customers would be adversely affected and our reputation with potential customers could be damaged. Many larger organizations have more complex networks and require higher levels of support than smaller customers. Failure to maintain high-quality customer support could also have a material adverse effect on our business, results of operations and financial condition.
We may need to raise additional capital to maintain and expand our operations and invest in new solutions, which capital may not be available on terms acceptable to us, or at all, and which could reduce our ability to compete and could harm our business.
Retaining or expanding our current levels of personnel and products offerings may require additional funds to respond to business challenges, including the need to develop new products and enhancements to our platform, improve our operating infrastructure, or acquire complementary businesses and technologies. The failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new products could reduce our ability to compete and could harm our business. Accordingly, we may need to engage in additional equity or debt financings to secure additional funds. If we raise additional equity financing, stockholders may experience significant dilution of their ownership interests and the market price of the common stock could decline. If we engage in debt financing, the holders of debt would have priority over the holders of common stock, and we may be required to accept terms that restrict our operations or our ability to incur additional indebtedness or to take other actions that would otherwise be in the interests of the debt holders. Any of the above could harm our business, results of operations and financial condition.
Our business is subject to the risks of warranty claims, product returns, product liability, and product defects from real or perceived defects in our solutions or their misuse by customers or third parties, and indemnity provisions in various agreements potentially expose we to substantial liability for intellectual property infringement and other losses.
We may be subject to liability claims for damages related to errors or defects in our solutions. A material liability claim or other occurrence that harms our reputation or decreases market acceptance of its products may harm its business and results of operations. Although we generally has limitations of liability provisions in its terms and conditions of sale, these provisions may not fully or effectively protect us from claims as a result of federal, state, or local laws or ordinances, or unfavorable judicial decisions in the United States or other countries. These provisions may also be negotiated to varying levels with different customers. The sale and support of products also entails the risk of product liability claims.
Additionally, our agreements with customers and other third parties typically include indemnification or other provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred as a result of claims regarding intellectual property infringement, breach of agreement, including confidentiality, privacy and security obligations, violation of applicable laws, damages caused by failures of our solutions or to property or persons, or other liabilities relating to or arising from our products and services, or other acts or omissions. These contractual provisions often survive termination or expiration of the applicable agreement. We have not to date received any indemnification claims from third parties. However, as we continue to grow, the possibility of these claims against us will increase. Large indemnity obligations, whether for intellectual property or other claims, could harm our business, results of operations and financial condition.
Additionally, our platform and solutions may be used by our customers and other third parties who obtain access to its solutions for purposes other than for which the platform was intended. For example, the platform might be misused by a customer to monitor our employee’s activities in a manner that violates the employee’s privacy rights under applicable law.
During the course of performing certain solution-related services and professional services, our teams may have significant access to its customers’ networks. We cannot be sure that a disgruntled employee may not take advantage of such access, which may make its customers vulnerable to malicious activity by such employee. Any such misuse of our platform could result in negative press coverage and negatively affect its reputation, which could result in harm to our business, reputation and results of operations.
We maintain insurance to protect against certain claims associated with the use of our products, but our insurance coverage may not adequately cover any claim asserted against us. In addition, even claims that ultimately are unsuccessful could result in the expenditure of funds in litigation, divert management’s time and other resources, and harm our business and reputation.
Future acquisitions, strategic investments, partnerships, or alliances could be difficult to identify and integrate, divert the attention of key management personnel, disrupt our business, dilute stockholder value and adversely affect our results of operations and financial condition.
As part of its business strategy, we have in the past made, and we are likely to continue to make, investments in and/or acquire complementary companies, services, or technologies. The ability to acquire and integrate other companies, services or technologies in a successful manner in the future is not guaranteed. We may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or ability to achieve our business objectives, and any acquisitions we complete could be viewed negatively by our customers or investors. In addition, if we are unsuccessful at integrating such acquisitions, or the technologies associated with such acquisitions, our revenue and results of operations could be adversely affected. Any integration process may require significant time and resources, and we may not be able to manage the process successfully. We may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. We may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could adversely affect its financial condition and the market price of our common stock. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to stockholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations.
Additional risks we may face in connection with acquisitions include:

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	coordination of engineering, analytics, research and development, operations, and sales and marketing functions;

•	integration of product and service offerings;

•	retention of key employees from the acquired company;

•	changes in relationships with strategic partners as a result of product acquisitions or strategic positioning resulting from the acquisition;

•	cultural challenges associated with integrating employees from the acquired company into the organization;

•	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

•	the need to implement or improve controls, procedures, and policies at a business that prior to the acquisition may have lacked sufficiently effective controls, procedures and policies;

•	financial reporting, revenue recognition or other financial or control deficiencies of the acquired company that are not adequately addressed and that cause our reported results to be incorrect;

•
liability for activities of the acquired company before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•	unanticipated write-offs or charges; and

•	litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders or other third parties.
The failure to address these risks or other problems encountered in connection with acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities, and harm our business generally.
If we cannot maintain our company culture as we grow, we could lose the innovation, teamwork, passion and focus on execution that have contributed to our success, and our business may be harmed.
We believe that our corporate culture has been a contributor to our success, which we believe fosters innovation, teamwork, passion and focus on building and marketing its platform. As we grow and develops the infrastructure of a public operating company, it may be difficult to maintain our corporate culture. Any failure to preserve that culture could harm our future success, including our ability to retain and recruit personnel, innovate and operate effectively and execute on our business strategy. Additionally, our productivity and the quality of our solutions may be adversely affected if we do not integrate and train new employees quickly and effectively. If we experience any of these effects in connection with future growth, it could impair our ability to attract new customers, retain existing customers and expand their use of our platform, all of which would adversely affect our business, financial condition and results of operations.
Our international operations and plans for future international expansion expose us to significant risks, and failure to manage those risks could adversely impact our business.
We derived 39% and 14% of its total revenue from its international customers for fiscal 2021 and fiscal 2020, respectively. our growth strategy includes expansion into target geographies, but there is no guarantee that such efforts will be successful. We expect that our international activities will continue to grow in the future, as we continue to pursue opportunities in international markets. These international operations will require significant management attention and financial resources and are subject to substantial risks, including:

•	greater difficulty in negotiating contracts with standard terms, enforcing contracts, and managing collections, including longer collection periods;

•
higher costs of doing business internationally, including costs incurred in establishing and maintaining office space and equipment for international operations and creating international operating entities, where applicable;

•	management communication and integration problems resulting from cultural and geographic dispersion;

•	risks associated with trade restrictions and foreign legal requirements, including any importation, certification, and localization of our platform that may be required in foreign countries;

•	greater risk of unexpected changes in applicable foreign laws, regulatory practices, tariffs, and tax laws and treaties;

•
compliance with anti-bribery laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act and the UK Bribery Act 2010, violations of which could lead to significant fines, penalties, and collateral consequences;

•
heightened risk of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, or irregularities in, financial statements;

•	the uncertainty of protection for intellectual property rights in some countries;

•	general economic and political conditions in these foreign markets;

•	foreign exchange controls or tax regulations that might prevent us from repatriating cash earned outside the United States;

•	political and economic instability in some countries;

•	the potential for foreign government demands for access to information or corporate property;

•	double taxation of international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate;

•	unexpected costs for the localization of services, including translation into foreign languages and adaptation for local practices and regulatory requirements;

•	requirements to comply with foreign privacy, data protection, and information security laws and regulations and the risks and costs of noncompliance;

•	greater difficulty in identifying, attracting and retaining local qualified personnel, and the costs and expenses associated with such activities;

•	greater difficulty identifying qualified distribution partners and maintaining successful relationships with such partners;

•	differing employment practices and labor relations issues; and

•	difficulties in managing and staffing international offices and increased travel, infrastructure, and legal compliance costs associated with multiple international locations.
Additionally, all of our sales contracts are currently denominated in U.S. dollars. However, a strengthening of the U.S. dollar could increase the cost of our solutions to our international customers, which could adversely affect our business and results of operations. In addition, an increasing portion of operating expenses is expected to be incurred outside the United States and denominated in foreign currencies, and will be subject to fluctuations due to changes in foreign currency exchange rates. If we become more exposed to currency fluctuations and are not able to successfully hedge against the risks associated with currency fluctuations, our results of operations could be adversely affected.
As we continue to develop and grow our business globally, our success will depend in large part on our ability to anticipate and effectively manage these risks. The expansion of our existing international operations and entry into additional international markets will require significant management attention and financial resources. Our failure to successfully manage international operations and the associated risks could limit the future growth of our business.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
As of January 31, 2021, we had aggregate U.S. federal and state net operating loss carryforwards of $154.9 million and $100.0 million, respectively, which may be available to offset future taxable income for income tax purposes.
U.S. federal net operating loss carryforwards generated in taxable years beginning before January 1, 2018 may be carried forward for 20 years to offset future taxable income. Under tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “
Tax Act
”), as modified by the Coronavirus Aid, Relief, and Economic Security Act (the “
CARES Act
”), U.S. federal net operating losses generated in taxable years beginning after December 31, 2017, can be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020 is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform their tax laws and regulations to the Tax Act or the CARES Act.
If not utilized, $25.3 million of our U.S. federal net operating loss carryforwards expire on various dates through 2037 and $129.7 million are able to be carried forward indefinitely under current law. Realization of these net operating loss carryforwards depends on future taxable income, and there is a risk that, even if we achieve profitability, our existing carryforwards could expire unused or be subject to limitations and be unavailable to offset future income tax liabilities, which could adversely affect our results of operations.
In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “
Code
”), if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in ownership by “5 percent shareholders” over a rolling three-year period, the corporation’s ability to use its pre-change
net operating loss carryovers and other
pre-change
tax attributes to offset its post-change income or taxes may be limited. We may experience ownership changes in the future as a result of shifts in its stock ownership (which may be outside of its control). In addition, at the state level, there may be periods during which the use of net operating loss carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. As a result, if we earn net taxable income, our ability to use pre-change
net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.
Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, value added or similar taxes, and we could be subject to liability with respect to past or future sales, which could adversely affect our results of operations.
We do not collect sales and use, value added or similar taxes in all jurisdictions in which we have sales because we have been advised that such taxes are not applicable to our services in certain jurisdictions. Sales and use, value added, and similar tax laws and rates vary greatly by jurisdiction. Certain jurisdictions in which we do not collect such taxes may assert that such taxes are applicable, which could result in tax assessments, penalties and interest, to us or our customers for the past amounts, and we may be required to collect such taxes in the future. If we are unsuccessful in collecting such taxes from our customers, we could be held liable for such costs, which may adversely affect our results of operations.
Our operations and intercompany arrangements will be subject to the tax laws of various jurisdictions, and we could be obligated to pay additional taxes, which would harm our results of operations.
We will expand our international operations and staff to support our business in international markets. We expect that we will generally conduct international operations through wholly owned subsidiaries and may be required to report our taxable income in various jurisdictions worldwide based upon its business operations in those jurisdictions. Our intercompany relationships will be subject to complex transfer pricing regulations administered by taxing authorities in various jurisdictions. The amount of taxes paid in different jurisdictions may depend on the application of the tax laws of the various jurisdictions, including the United States, to our international business activities, changes in tax rates, new or revised tax laws or interpretations of existing tax laws and policies, and its ability to operate our business in a manner consistent with its corporate structure and intercompany arrangements. The relevant taxing authorities may disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest and penalties, which could result in one-time
tax charges, higher effective tax rates, reduced cash flows and lower overall profitability of its operations.
We will be subject to U.S. federal, state, and local income, sales, and other taxes in the United States and income, withholding, transaction, and other taxes in numerous foreign jurisdictions. Significant judgment will be required in evaluating its tax positions and its worldwide provision for taxes. During the ordinary course of our business, there are many activities and transactions for which the ultimate tax determination may be uncertain. In addition, its tax obligations and effective tax rates could be adversely affected by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations, including those relating to income tax nexus, by recognizing tax losses or lower than anticipated earnings in jurisdictions where it has lower statutory rates and higher than anticipated earnings in jurisdictions where it has higher statutory rates, by changes in foreign currency exchange rates, or by changes in the valuation of its deferred tax assets and liabilities. We may be audited in various jurisdictions, and such jurisdictions may assess additional taxes, sales taxes and value added taxes against it. Even if we believe our tax estimates are reasonable, the final determination of any tax audits or litigation could be materially different from our historical tax provisions and accruals, which could have an adverse effect on our results of operations or cash flows in the period or periods for which a determination is made.
If our estimates or judgments relating to its critical accounting policies prove to be incorrect or financial reporting standards or interpretations change, our results of operations could be adversely affected.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. We have historically based our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as discussed in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements will include, and may include in the future, those related to revenue recognition; allowance for doubtful accounts; costs to obtain or fulfill a contract; valuation of common stock; valuation of stock-based compensation; carrying value and useful lives of long-lived assets; loss contingencies; and the provision for income our and related deferred taxes. Our results of operations may be adversely affected if its assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of industry or financial analysts and investors, resulting in a decline in the market price of the common stock.
Additionally, we will regularly monitor our compliance with applicable financial reporting standards and review new pronouncements and drafts thereof that are relevant to us. As a result of new standards, changes to existing standards and changes in their interpretation, we might be required to change our accounting policies, alter our operational policies and implement new or enhance existing systems so that they reflect new or amended financial reporting standards, or we may be required to restate our published financial statements. Such changes to existing standards or changes in their interpretation may have an adverse effect on our reputation, business, financial position and profit, or cause an adverse deviation from our revenue and operating profit targets, which may negatively impact our financial results.

Our business will be subject to the risks of natural catastrophic events and to interruption by man-made
problems such as power disruptions, computer viruses, data security breaches or terrorism.
A significant natural disaster, such as an earthquake, a fire, a flood, or significant power outage could have a material adverse impact on our business, results of operations and financial condition. Natural disasters could affect our personnel, data centers, supply chain, manufacturing vendors, or logistics providers’ ability to provide materials and perform services such as manufacturing products or assisting with shipments on a timely basis. In addition, climate change could result in an increase in the frequency or severity of natural disasters. In the event that we or our service providers’ information technology systems or manufacturing or logistics abilities are hindered by any of the events discussed above, we could result in missed financial targets, such as revenue, for a particular quarter. In addition, computer malware, viruses and computer hacking, fraudulent use attempts and phishing attacks have become more prevalent in the cybersecurity industry, and our internal systems may be victimized by such attacks. Likewise, we could be subject to other man-made
problems, including but not limited to power disruptions and terrorist acts.
Although we will maintain incident management and disaster response plans, in the event of a major disruption caused by a natural disaster or man-made
problem, we may be unable to continue its operations and may endure system interruptions, reputational harm, delays in our development activities, lengthy interruptions in service, breaches of data security and loss of critical data, and our insurance may not cover such events or may be insufficient to compensate it for the potentially significant losses we may incur. Acts of terrorism and other geo-political
unrest could also cause disruptions in our business or the business of our supply chain, manufacturers, logistics providers, partners, or customers or the economy as a whole. Any disruption in the business of its supply chain, manufacturers, logistics providers, partners or customers that impacts sales at the end of a fiscal quarter could have a significant adverse impact on our financial results. All of the aforementioned risks may be further increased if disaster recovery plans prove to be inadequate. To the extent that any of the above should result in delays or cancellations of customer orders, or the delay in the manufacture, deployment, or shipment of our products, our business, financial condition, and results of operations would be adversely affected.
Our management identified material weaknesses in its internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting, which may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations.
In connection with the preparation and audit of our consolidated financial statements for the year ended January 31, 2021, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. We did not have a sufficient number of personnel with an appropriate degree of accounting and internal controls knowledge, experience, and training to appropriately analyze, record and disclose accounting matters commensurate with our accounting and reporting requirements, which resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of its financial reporting objectives. This material weakness contributed to the following additional material weaknesses: we did not design and maintain effective controls over the review of journal entries and account reconciliations. Specifically, certain personnel have the ability to both (i) create and post journal entries within our general ledger system, and (ii) prepare and review account reconciliations. we did not design and maintain effective controls over information technology (“
IT
”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain: (i) program change management controls for the financial systems to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) appropriate user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs and data to appropriate personnel; (iii) computer operations controls to ensure data backups are authorized and restorations monitored; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements.
These material weaknesses did not result in a material misstatement to the consolidated financial statements. However, these material weaknesses could result in a misstatement of substantially all accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
With the oversight of senior management, we have instituted and continue to execute on plans to remediate these material weaknesses and will continue to take remediation steps, including hiring additional key supporting accounting personnel with public company reporting and accounting operations experience, implementing the required segregation of roles and duties both in manual and systems related processes including for journal entries and account reconciliations, and formalizing the documentation and performance of information technology general controls for information systems utilized for financial reporting.
While we implement and execute on our plan to remediate the material weaknesses described above, we cannot predict the success of such plans or the outcome of our assessment of these plans at this time. If the steps are insufficient to remediate the material weaknesses successfully and otherwise establish and maintain effective internal control over financial reporting, the reliability of our financial reporting, investor confidence, and the value of our common stock could be materially and adversely affected. We can give no assurance that the implementation of this plan will remediate these deficiencies in our internal control over financial reporting or that additional material weaknesses or significant deficiencies in our internal control over financial reporting will not be identified in the future. The failure to implement and maintain effective internal control over financial reporting could result in errors in its financial statements that could result in a restatement of our financial statements, causing us to fail to meet our reporting obligations.
Risks Related to an Investment in Our Securities
There may not be an active trading market for our common stock, which may make it difficult to sell shares of our common stock.
It is possible that an active trading market will not develop or, if developed, that any market will not be sustained. This would make it difficult for you to sell shares of our common stock at an attractive price or at all.
The market price of shares of our common stock may be volatile, which could cause the value of your investment to decline.
The market price of our common stock may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. The securities markets have experienced significant volatility as a result of the
COVID-19
pandemic. Market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our common stock regardless of our operating performance. Our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including:

•	variations in quarterly operating results or dividends, if any, to stockholders;

•	additions or departures of key management personnel;

•	publication of research reports about our industry;

•	litigation and government investigations;

•	changes or proposed changes in laws or regulations or differing interpretations or enforcement of laws or regulations affecting our business;

•	adverse market reaction to any indebtedness incurred or securities issued in the future;

•	changes in market valuations of similar companies;

•	adverse publicity or speculation in the press or investment community;

•	announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments; and

•	the impact of the COVID-19 pandemic (or future pandemics) on our management, employees, partners, customers, and operating results.
In response to any of the foregoing developments, the market price of shares of our common stock could decrease significantly. You may be unable to resell your shares at or above your purchase price.
In addition, price volatility may be greater if the public float and trading volume of our common stock is low. For example, the trading price of our common stock following the consummation of the Business Combination has been extremely volatile, ranging between $10.84 and $47.50 per share, and has fluctuated in response to various factors, some of which are beyond our control, and this volatility could be accentuated by the limited public float of our shares relative to our overall capitalization.
Following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against that company. Any such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.
A small number of stockholders will continue to have substantial control over us, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over us.
Our directors and executive officers and beneficial owners of 5% or more of our voting securities and their respective affiliates, beneficially owned, in the aggregate, approximately 43% of our outstanding common stock as of the closing of the Business Combination. This significant concentration of ownership may have a negative impact on the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of our company or our assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.
There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.
If NYSE delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant negative consequences including:

•	limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules,

•	possibly resulting in a reduced level of trading activity in the secondary trading market for shares of our common stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our common stock may decline.
We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast our results of operations, could be impacted by the
COVID-19
pandemic. Our actual results may not always be in line with or exceed any guidance it has provided, especially in times of economic uncertainty, such as the current global economic uncertainty being experienced as a result of the
COVID-19
pandemic. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our common stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.
We qualify as an “emerging growth company.” The reduced public company reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.
We qualify as an “emerging growth company” under SEC rules. As an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These provisions include, but are not limited to: (1) an exemption from compliance with the auditor attestation requirement in the assessment of internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley, (2) not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, (3) reduced disclosure obligations regarding executive compensation arrangements in periodic reports, registration statements, and proxy statements, and (4) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. As a result, the information we provide will be different than the information that is available with respect to other public companies that are not emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and the market price of our common stock may be more volatile.
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Our limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that we are likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and our growth. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

Future sales, or the perception of future sales, could cause the market price of our common stock to drop significantly, even if our business is doing well.
The sale of our securities in the public market, or the perception that such sales could occur, could harm the prevailing market price of our securities. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
As of the consummation of the Business Combination, we had outstanding a total of (i) approximately 84,423,567 shares of common stock, (ii) warrants to purchase approximately 13,784,096 shares of common stock and (iii) options and restricted stock units covering 18,971,549 shares of common stock.
Pursuant to
lock-up
agreements (the “
Lock-Up
Agreement
”) entered into prior to the consummation of the Business Combination by and among LGL and certain stockholders and employees of Legacy IronNet signatories thereto, including Legacy IronNet’s executive officers, directors and 5% stockholders (the “
Legacy IronNet
Lock-Up
Parties
”), who held in the aggregate approximately 66 million shares of our common stock as of the consummation of the Business Combination, the Legacy IronNet
Lock-Up
Parties have agreed that, with respect to our common stock, through the date that is 180 days after the closing of the Business Combination, and, with respect to the Warrants and any of our common stock issuable upon the exercise of Warrants, through the date that is 30 days after the closing of the Business Combination, subject to certain exceptions, to not, without the prior written consent of the our board of directors, among other things, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly any shares of our common stock, the Warrants, our common stock issuable upon the exercise of the Warrants, as applicable, held by the Legacy IronNet
Lock-Up
Parties;
provided, however
, certain founders and employees of Legacy IronNet, including an executive officer, have been granted relief from the lock-up
to sell up to an aggregate of approximately 1.5 million shares of our common stock eligible for sale immediately after consummation of the Business Combination, subject to compliance with applicable securities laws. In addition, the Sponsor and LGL’s executive officers and directors agreed, subject to certain exceptions, to not transfer, assign or sell the 2,904,375 shares of common stock (which number reflects the previous distribution of 330,000 of such Founder Shares as charitable donations on August 25, 2021) received upon conversion of the Sponsor’s remaining Founder Shares (after the forfeiture of 1,078,125 Founder Shares pursuant to the Sponsor Support Agreement) (the “
Remaining Founder Shares
”) until six months after the closing of the Business Combination and to not transfer, assign or sell the Private Warrants or any of our common stock issuable upon exercise of the Private Warrants until 30 days after the closing of the Business Combination.
However, following the expiration of such
lock-up
periods, these
lock-up
parties will not be restricted from selling our securities held by them, other than by applicable securities laws. Additionally, the Subscription Investors are not restricted from selling any of their shares of our common stock as of the closing of the Business Combination, other than by applicable securities laws.
In connection with the Business Combination, LGL’s existing registration rights agreement was amended and restated to: (i) provide that we will file the registration statement of which this prospectus forms a part to register for resale under the Securities Act (A) all LGL securities held by the Sponsor at the time the Registration Rights Agreement was entered into, including the 2,904,375 shares of our common stock received upon conversion of the Remaining Founder Shares, the 566,000 shares of our common stock issued to the Sponsor in the Private Placement, the Private Warrants and shares of our common stock issuable upon exercise of the Private Warrants held by the Sponsor, and (B) certain of the shares of our common stock that were issued to Legacy IronNet stockholders in the Business Combination, including Legacy IronNet’s executive officers, directors and greater than 5% stockholders and (ii) afford each such party “piggyback” registration rights with respect to any underwritten offerings by the other stockholders and by us. In addition, pursuant to the Subscription Agreements, we have agreed to file the registration statement of which this prospectus forms a part to register the resale under the Securities Act of the shares of our common stock purchased by the Subscription Investors.

Sales of a substantial number of shares of our common stock in the public market could occur at any time, particularly after expiration of the above-mentioned lock-up
periods and the registration of the resale of our securities discussed above. These sales, or the perception in the market that members of our management or holders of a large number of shares intend to sell shares, could reduce the market price of our common stock and the Warrants.
Our warrants, if exercised, would increase the number of shares eligible for future resale in the public market and result in dilution to stockholders, which may have an adverse effect on the market price of our common stock.
We issued warrants to purchase 8,625,000 shares of our common stock as part of the units offered in the LGL IPO and, simultaneously with the closing of the LGL IPO, we issued 5,200,000 warrants to the Sponsor, resulting in an aggregate of 13,784,096 warrants outstanding to purchase shares of our common stock at closing of the Business Combination. Upon the effectiveness of the registration statement of which this prospectus forms a part, each of our warrants will be exercisable to purchase one share of common stock at $11.50 per share, subject to adjustment. To the extent the warrants are exercised, it will increase the number of issued and outstanding shares of common stock, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
We have no current plans to pay cash dividends on our common stock. As a result, stockholders may not receive any return on investment unless they sell their common stock for a price greater than the purchase price.
We have no current plans to pay dividends on our common stock. Any future determination to pay dividends will be made at the discretion of the Board, subject to applicable laws. It will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions, and other factors that the Board may deem relevant. In addition, the ability to pay cash dividends may be restricted by the terms of debt financing arrangements, as any future debt financing arrangement likely will contain terms restricting or limiting the amount of dividends that may be declared or paid on the common stock. As a result, stockholders may not receive any return on an investment in our Common Stock unless they sell their shares for a price greater than that which they paid for them.
We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our common stock.
As of the closing of the Business Combination, we had warrants outstanding to purchase an aggregate of 13,784,096 shares of common stock. Pursuant to the 2021 Plan and the ESPP, we may issue an aggregate of up to 16,200,000 shares of common stock under these plans, which amount may be subject to increase from time to time, as well as shares issuable upon the exercise of currently outstanding options or the settlement of currently outstanding restricted stock units under our equity incentive plan.
We may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.
The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

•	existing stockholders’ proportionate ownership interest in our company will decrease;

•	the amount of cash available per share, including for payment of dividends in the future, may decrease;

•	the relative voting strength of each share of previously outstanding common stock may be diminished; and

•	the market price of our common stock may decline.
Provisions in our organizational documents and provisions of the DGCL may delay or prevent an acquisition by a third party that could otherwise be in the interests of stockholders.
Our amended and restated certificate of incorporation (the “
Charter
”) and our amended and restated bylaws contain several provisions that may make it more difficult or expensive for a third party to acquire control of our company without the approval of the Board. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that stockholders may consider favorable, include the following:

•	the division of the Board into three classes and the election of each class for three-year terms;

•	advance notice requirements for stockholder proposals and director nominations;

•	provisions limiting stockholders’ ability to call special meetings of stockholders, to require special meetings of stockholders to be called, and to take action by written consent;

•	restrictions on business combinations with interested stockholders;

•
in certain cases, the approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote generally in the election of directors will be required for stockholders to adopt, amend or repeal the bylaws, or amend or repeal certain provisions of the Charter;

•	no cumulative voting; and

•
the ability of the Board to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions by such acquirer.

These provisions of the Charter and amended and restated bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for the shares of our common stock in the future, which could reduce the market price of the common stock.
The provision of our Charter requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (1) any derivative action, suit or proceeding brought on behalf of our company, (2) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any director, officer or stockholder to the company or its stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL, the Charter or our amended and restated bylaws, (4) any action asserting a claim against us governed by the internal affairs doctrine. The Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Although these provisions are expected to benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Charter to be inapplicable or unenforceable in such action. If so, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition or results of operations.
General Risk Factors
If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of financial reports, and the market price of our common stock may decline.
We are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. In addition, we will be required to furnish a report by management in our annual report on Form 10-K on the effectiveness of our internal control over financial reporting, pursuant to Section 404 of Sarbanes-Oxley. The process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation is time-consuming, costly, and complicated. If we fail to remediate the material weaknesses in our internal control over financial reporting, if we identify additional material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 of Sarbanes-Oxley in a timely manner, or if we are unable to assert that our internal control over financial reporting are effective, we will be unable to certify that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could decline. We could become subject to investigations by the NYSE, the SEC or other regulatory authorities, which could require additional financial and management resources.
We will incur significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations.
We will face increased legal, accounting, administrative and other costs and expenses as a public company that Legacy IronNet did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“
Sarbanes-Oxley
”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. For example, we have created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if we identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could harm our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require the us to divert a significant amount of money that could otherwise be used to expand our business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, the market price of our common stock could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If regular publication of research reports ceases, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of our common stock to decline. Moreover, if one or more of the analysts who cover us downgrade our common stock or if reporting results do not meet their expectations, the market price of the common stock could decline.

MARKET AND INDUSTRY DATA
Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS
All of the shares of common stock and Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $159.0 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds, if any, from the exercise of the Warrants for general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of common stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on NYSE under the symbol “IRNT.WS.”
We cannot currently determine the price or prices at which shares of common stock or Warrants may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
Our common stock and Public Warrants are currently listed on NYSE under the symbols “IRNT” and “IRNT.WS”, respectively. Prior to the consummation of the Business Combination, our common stock and our Public Warrants were listed on NYSE under the symbols “DFNS” and “DFNS.WS”, respectively. As of August 27, 2021, following the completion of the Business Combination, there were 98 holders of record of the common stock and three holders of record of our Warrants. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.
Dividend Policy
We have never declared or paid any dividends on shares of our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless context otherwise requires, all references in this section to “IronNet,” “we,” “us,” “our,” or “its” refer to Legacy IronNet and its consolidated subsidiaries prior to the Business Combination.
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto included elsewhere in this prospectus. The consolidated financial statements are presented in U.S. dollars (USD) rounded to the nearest thousand, with the amounts in this Management’s Discussion and Analysis of Financial Condition and Results of Operations (“
MD&A
”) rounded to the nearest tenth of a million. Therefore, differences in the tables between totals and sums of the amounts listed may occur due to such rounding.
Some of the information contained in this MD&A or set forth elsewhere in this prospectus, including information with respect to the company’s plans and strategy for the company’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors,” the company’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Please also see the section titled “Special Note Regarding Forward-Looking Statements.” Our fiscal year end is January 31, and our fiscal quarters end on April 30, July 31, October 31, and January 31. Our fiscal years ended January 31, 2021 and January 31, 2020 are referred to herein as fiscal 2021 and fiscal 2020, respectively. The three months ended July 31, 2021 and July 31, 2020 periods are referred to herein as quarter to date 2022 and quarter to date 2021, respectively. The six months ended July 31, 2021 and July 31, 2020 periods are referred to herein as year to date 2022 and year to date 2021, respectively.
Overview
Gen. Keith B. Alexander (Ret.) founded IronNet in 2014 to solve the major cybersecurity problem he witnessed and defined during his tenure as former head of the NSA and founding Commander of U.S. Cyber Command: You can’t defend against threats you can’t see. Our innovative approach provides the ability for groups of organizations—within an industry sector, supply chain, state or country, for example—to see, detect and defend against sophisticated cyber attacks earlier and faster than ever before.
IronNet has defined a new market category called Collective Defense. IronNet has developed the Collective Defense platform, a solution that can identify anomalous (potentially suspicious or malicious) behaviors on computer networks and share this intelligence anonymously and in real time among Collective Defense community members. Collective Defense communities comprise groups of organizations that have common risks, such as a supply chain, a business ecosystem, or across an industry sector, a state, or a country. This cybersecurity model delivers timely, actionable, and contextual alerts and threat intelligence on attacks targeting enterprise networks, and functions as an early-warning detection system for all community members.
This new platform addresses a large and unwavering compound problem: limited threat visibility for increasingly borderless enterprises across sectors and at the national level, paired with ineffective threat knowledge sharing across companies and sectors and a “go it alone” approach to cybersecurity. These operational gaps, combined with market dynamics like the increased velocity of sophisticated cyber attacks and the deepening scarcity of qualified human capital, have set our mission to transform how cybersecurity is waged.
Our Business
IronNet has focused on the development and delivery of a suite of advanced cybersecurity capabilities for detection, alerting, situational awareness and hunt/remediation combined into a comprehensive Collective Defense platform. IronNet compliments these capabilities, delivered to both commercial and public sector enterprises, with professional services.

Software, Subscription and Support Revenue
Our primary line of business is the delivery of its integrated software capabilities through its Collective Defense platform. The platform is comprised of two flagship products:
IronDefense
is an advanced NDR solution that uses
AI-driven
behavioral analytics to detect and prioritize anomalous activity inside individual enterprises. IronNet leverages advanced AI/ML algorithms to detect previously unknown threats, which are those that have not been identified and “fingerprinted” by industry researchers), in addition to screening known threats, and applies its Expert System to prioritize the severity of the behaviors—all at machine speed and cloud scale.
IronDome
is a threat-sharing solution that facilitates a crowdsource-like environment in which the IronDefense threat detections from an individual company are shared among members of a Collective Defense community. IronDome analyzes threat detections across the community to identify broad attack patterns and provides anonymized intelligence back to all community members in real time, giving all members early insight into potential incoming attacks. Automated sharing across the Defense Community enables faster detection of attacks at earlier stages of the cyber kill chain.
Our Collective Defense platform delivers strong network effects: every customer contributing its threat data (anonymously) into the community reaps exponential benefits from the shared intelligence of the other organizations. The collaborative aspect of Collective Defense, and the resulting prioritization of alerts based on their potential severity, helps address the known problem of “alert fatigue” that plagues overwhelmed security analysts.
The Collective Defense platform is available for
on-premise,
cloud (public or private), and hybrid environments, and is scalable to include small-to-medium
businesses, public-sector agencies, as well as multinational corporations. We utilize the platform to provide professional cybersecurity services such as incident response and threat hunting, as well as programs to help customers assess cybersecurity governance, maturity, and readiness. Our CS services are designed to create shared long-term success measures with our customers, differentiating us from other cybersecurity vendors by working alongside customers as partners and offering consultative and service capabilities well beyond implementation of our Collective Defense platform.
The Collective Defense platform is available via a subscription-based pricing and flexible delivery model, with options available for major public cloud providers such as AWS and Microsoft Azure; private cloud, or HCI such as Nutanix; and
on-premise
environments through hardware and virtual options. To make it as easy as possible for customers to add Collective Defense into their existing security stack, we built a rich set of APIs that enable integrations with standard security products, SIEM; SOAR; EDR; NGFW tools; and cloud-native logs from major public cloud providers.
Professional Services
We sell professional services, including development of national cyber security strategies, cyber operations monitoring, security, training, red team, incident response and tailored maturity assessments. Revenue derived from these services is recognized as the services are delivered.
Financing to Date
To date, IronNet has financed its operations primarily through private placements of common stock, warrants, redeemable convertible preferred stock and the closing of the business combination. From IronNet’s inception in 2014 through July 31, 2021, IronNet has raised aggregate gross proceeds of $178.6 million from the issuance of common stock, warrants and redeemable convertible preferred stock in exchange for cash. During the six months ended July 31, 2021, IronNet incurred a net loss of $32.7 million and used $31.7 million in cash to fund operations. As of July 31, 2021, IronNet had $14.1 million of cash on hand to continue to fund operations.

IronNet expects its capital and operating expenditures to increase significantly in connection with its ongoing activities, as IronNet:

•	continues to invest in research and development related to new technologies;

•	increases its investment in marketing and advertising, as well as the sales and distribution infrastructure for its products and services;

•	maintains and improves operational, financial, and management information systems;

•	hires additional personnel;

•	obtains, maintains, expands, and protects its intellectual property portfolio; and

•	enhances internal functions to support its operations as a publicly-traded company.
With the closing of the Business Combination on August 26, 2021, IronNet received gross proceeds of $138.3 million before fees and expenses, additionally, receipt of the funds from future financing rounds can now be considered probable, as defined in accounting standards ASU
No. 2014-15
(subtopic
205-40).
Impact of
COVID-19
On Our Business
In December 2019, the first cases of
COVID-19
were reported in China. In March 2020, the World Health Organization declared
COVID-19
a global pandemic. We operate in geographic locations that have been impacted by
COVID-19.
The pandemic has impacted, and could further impact, our operations and the operations of our customers as a result of quarantines, various local, state and federal government public health orders, facility and business closures, and travel and logistics restrictions. We anticipate governments and businesses will likely take additional actions or extend existing actions to respond to the risks of the
COVID-19
pandemic. We are continuing to actively monitor the impacts and potential impacts of the
COVID-19
pandemic on our customers, supply chain, and other integral parts of our operations. As the pandemic continues to varying impacts around the globe, we have noted that it has impacted the timing of certain of our professional services revenues.
We instituted a global work-from-home policy in March 2020 and to date have not experienced significant disruptions as a result. We expect that most of our employees will work from home indefinitely. As part of our shift to remote operations, we terminated several office leases that did not have a material financial impact on us.
In response to the increased economic uncertainties that the impact of the
COVID-19
pandemic may have on our business, results of operations and liquidity and capital resources, we took measures to ensure that we would be able to maintain the continuity of our business operations. For example, in April 2020 we obtained a loan in the amount of $5.6 million from the U.S. Small Business Administration (SBA) under the Paycheck Protection Program (PPP). This loan was paid in full in August 2021. In addition to receiving a PPP loan under the CARES Act, we also elected to defer our portion of payroll taxes due for the period from March 2020 through December 31, 2020. Of the deferred amounts, one-half
will become due on each of December 31, 2021 and 2022.
Key Factors Affecting Performance
New customer acquisition
Our future growth depends in large part on our ability to acquire new customers. If our efforts to attract new customers are not successful, our revenue may decline in the future. Our IronDefense and IronDome platforms are designed to be used in conjunction with point solutions to capture and share critical data and findings to enable our behavioral analytics to identify threats and for defenders to respond more accurately and quickly. IronNet significant room to capture additional market share and intends to continue to invest in sales and marketing to engage its prospective customers, increase brand awareness, and drive adoption of its solution.

Customer retention
Our ability to increase revenue depends in large part on our ability to retain existing customers.
Investing in business growth
Since inception, we have invested significantly in the growth of our business. We intend to continue to invest in our research and development team to lead product improvements, our sales team to broaden our brand awareness and our general and administrative expenses to increase for the foreseeable future given the additional expenses for finance, compliance and investor relations as we grow as a public company. In addition to our internal growth, we may also consider acquisitions of businesses, technologies, and assets that complement and bolster additional capabilities to our product offerings.
Key Business Metrics
We monitor the following key metrics to measure our performance, identify trends, formulate business plans and make strategic decisions.
Recurring Software Customers
We believe that our ability to increase the number of subscription and other recurring contract type customers on our platform is an indicator of our market penetration, the growth of our business, and our potential future business opportunities. We have a history of growing the number of customers who have contracted for our platforms on a recurring basis, which does not include our professional services customers. Our recurring software customers include customers who have a recurring contract for either or both of our IronDefense and IronDome platforms. These platforms are generally sold together, but they also can be purchased on a standalone basis. We have consistently increased the number of such customers period-over-period, and we expect this trend to continue as we increase subscription offerings to small and medium-sized
businesses, in addition to increased subscription offerings for our larger enterprise customers. The following table sets forth the number of recurring software customers as of the dates presented:

	July 31,
	2021	2020
Recurring Software Customers	51	22
Year-over-year growth	132%	22%

	January 31,
	2021	2020
Recurring Software Customers	27	20
Year-over-year growth	35%	43%

Annual Recurring Revenue (“ARR”)
ARR is calculated at a particular measurement date as the annualized value of our then existing customer subscription contracts and the portions of other software and product contracts that are to be recognized over the course of the contracts and that are designed to renew, assuming any contract that expires during the 12 months following the measurement date is renewed on its existing terms. We believe this is a reasonable assumption as less than 1% of an approximate total of $160 million in cumulative ARR that would have been reported over the last 12 quarters through the end of fiscal year 2021 did not renew their contract. The following table sets forth our ARR as of the dates presented:

	July 31,
	2021	2020
	(in millions)
Annual recurring revenues	$24.1	$19.5
Year-over-year growth	24%	21%

	January 31,
	2021	2020
	(in millions)
Annual recurring revenues	$25.8	$15.0
Year-over-year growth	72%	37%
Dollar-based Average Contract Length
Our dollar-based average contract length is calculated from a set of customers against the same metric as of a prior period end. Because many of our customers have similar buying patterns and the average term of our contracts is more than 12 months, this metric provides a means of assessing the degree of built-in
revenue repetition that exists across our customer base.
We calculate our dollar-based average contract length as follows:

•	Numerator: We multiply the average total length of the contracts, measured in years or fractions thereof, by the respective revenue recognized for the last six months of each reporting period.

•
Denominator: We use the revenue attributable to software and product customers for the same six month period used in the numerator. This effectively represents the revenue base that is being generated by those customers.

Dollar-based average contract length is obtained by dividing the Numerator by the Denominator. Our dollar-based average contract length decreased from 3.2 to 2.8 years, or (13)%, for the six months ended July 31, 2021 as compared to the six months ended July 31, 2020, and decreased from 3.5 to 2.9 years, or 17% for the year ended January 31, 2021 as compared to the year ended January 31, 2020. As our revenues and our customer base increases, we expect our average contract length to trend downward over time. Declines in average contract length are not reflective of the average lifetime of a customer.

	July 31,
	2021	2020
	(in years)
Dollar-based average contract length	2.8	3.2

	January 31,
	2021	2020
	(in years)
Dollar-based average contract length	2.9	3.5

Calculated Billings
Calculated billings is a
non-GAAP
financial measure that we believe is a key metric to measure our periodic performance. Calculated billings represent our total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced to customers to access our software-based, cybersecurity analytics products, cloud platform and professional services, together with related support services, for our new and existing customers. We typically invoice our customers on multi-year or annual contracts in advance, either annually or monthly. Calculated billings decreased $4.3 million, or (26)%, in year to date 2022 over year to date 2021 and increased $19.7 million, or 85%, in fiscal 2021 over fiscal 2020. Calculated billings decreased when comparing year to date 2022 to year to date 2021 primarily due to lower revenue and during fiscal year 2021, IronNet was focused on growing their deferred revenue. As deferred revenue remains more consistent, we expect our calculated billings growth rate to trend down over time. We also expect that calculated billings will be affected by timing of entering into agreements with customers; and the mix of billings in each reporting period as we typically invoice customers multi-year or annually in advance and, to a lesser extent, monthly in advance.
While we believe that calculated billings may be helpful to investors because it provides insight into the cash that will be generated from sales of our subscriptions, this metric may vary from period-to-period
for a number of reasons, and therefore has a number of limitations as a quarter-to-quarter
or year-over-year comparative measure. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP
measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our metric of calculated billings as tools for comparison. Because of these and other limitations, you should consider calculated billings along with revenue and our other GAAP financial results.
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to calculated billings:

	Six Months Ended July 31,
	2021	2020	2021 vs 2020
	(in millions)
Revenue	$12.5	$14.8	(2.3)	(16)%
Add: Total Deferred revenue, end of period	33.6	21.9	11.7	53
Less: Total Deferred revenue, beginning of period	34.0	20.3	13.7	67

Calculated billings	$12.1	$16.4	$(4.3)	(26)%

	Year Ended January 31,
	2021	2020	2021 vs 2020
	(in millions)
Revenue	$29.2	$23.2	6.1	26%
Add: Total Deferred revenue, end of period	34.0	20.3	13.7	67
Less: Total Deferred revenue, beginning of period	20.3	20.3	0.0	0

Calculated billings	$42.9	$23.2	$19.7	85%

Components of Our Results of Operations
Revenue
Our revenues are derived from sales of software subscriptions, subscription-like software products and software support contracts as well as from professional services. Products, subscriptions and support revenues accounted for 95% of our revenue in quarter to date 2022, for 84% of our revenue in quarter to date 2021, for 96% of our revenue in year to date 2022, for 82% of our revenue in year to date 2021, and for 85% of our revenue for each of fiscal 2021 and fiscal 2020. Professional services revenues accounted for 5% of our revenue in quarter to date 2022, for 16% of our revenue in our quarter to date 2021, for 4% of our revenue in year to date 2022, for 18% of our revenue in year to date 2021 and for 15% of our revenue for each of fiscal 2021 and fiscal 2020.
Our typical customer contracts and subscriptions range from one to five years. We typically invoice customers in advance. We combine intelligence dependent hardware and software licenses as well as subscription-type deliverables with the related threat intelligence and support and maintenance as a single performance obligation, as it delivers the essential functionality of our cybersecurity solution. Most companies also participate in the IronDome collective defense software solution that provides them access to IronNet’s collective defense infrastructure linking participating stakeholders. As a result, we recognize revenue for this single performance obligation ratably over the expected term with the customer. Amounts that have been invoiced are recorded in deferred revenue or they are recorded in revenue if the revenue recognition criteria have been met. Significant judgement is required for the assessment of material rights relating to renewal options associated with our contracts.
Professional services revenues are generally sold separately from our products and include services such as development of national cyber security strategies, cyber operations monitoring, security, training, red team, incident response and tailored maturity assessments. Revenue derived from these services is recognized as the services are delivered.
Cost of Revenue
Cost of product, subscription and support revenue includes expenses related to our hosted security software, employee-related costs of our customer facing support, such as salaries, bonuses and benefits, an allocated portion of administrative costs and the amortization of deferred costs.
Cost of professional services revenue consists primarily of employee-related costs, such as salaries, bonuses and benefits, cost of contractors and an allocated portion of administrative costs.
Gross Profit
Gross profit, calculated as total revenue less total costs of revenue is affected by various factors, including the timing of our acquisition of new customers, renewals from existing customers, the data center and bandwidth costs associated with operating our cloud platform, the extent to which we expand our customer support organization, and the extent to which we can increase the efficiency of our technology and infrastructure through technological improvements. Also, we view our professional services in the context of our larger business and as a significant lead generator for future product sales. Because of these factors, our services revenue and gross profit may fluctuate over time.
Operating Expenses
Research and development
Our research and development efforts are aimed at continuing to develop and refine our products, including adding new features and modules, increasing their functionality, and enhancing the usability of our platform. Research and development costs primarily include personnel-related costs and acquired software costs. Research and development costs are expensed as incurred.
Sales and marketing
Sales and marketing expenses consist primarily of employee compensation and related expenses, including salaries, bonuses and benefits for our sales and marketing employees, sales commissions that are recognized as expenses over the period of benefit, marketing programs, travel and entertainment expenses, and allocated overhead costs. We capitalize our sales commissions and recognize them as expenses over the estimated period of benefit.
We intend to continue to make significant investments in our sales and marketing organization to drive additional revenue, further penetrate the market and expand our global customer base. In particular, we will continue to invest in growing and training our sales force, broadening our brand awareness and expanding and deepening our channel partner relationships. We expect our sales and marketing expenses to decrease as a percentage of our revenue over the long term, although our sales and marketing expenses may fluctuate as a percentage of our revenue from period to period due to the timing and extent of these expenses.
General and administrative
General and administrative costs include salaries, stock-based compensation expenses, and benefits for personnel involved in our executive, finance, legal, people and culture, and administrative functions, as well as third-party professional services and fees, and overhead expenses.
We expect that general and administrative expenses will increase in absolute dollars as we hire additional personnel and enhance our systems, processes, and controls to support the growth in our business as well as our increased compliance and reporting requirements as a public company.
Other income (expense), net
Other income (expense), net consists primarily of interest income, interest expense, and foreign currency exchange gains and losses.
Provision for income taxes
Provision for income taxes consists of federal and state income taxes in the United States and income taxes and withholding taxes in certain foreign jurisdictions in which we conduct business. We maintain a full valuation allowance on our U.S. federal and state deferred tax assets.

Results of Operations
Comparison of Quarter to Date 2022 and Quarter to Date 2021
The following tables set forth our consolidated statement of operations in dollar amounts and as a percentage of total revenue for each period presented (dollars in millions):

	Three Months Ended July 31,
	2021		2020		2021 vs 2020
	(in millions)
Software, subscription and support revenue	$5.8	95%	$6.7	84%	$(0.9)	-14%
Professional services revenue	0.3	5%	1.2	16%	(0.9)	-75%

Total revenue	6.1	100%	7.9	100%	(1.9)	-24%
Cost of software, subscription and support revenue	1.7	27%	1.1	14%	0.6	53%
Cost of professional service revenue	0.1	2%	0.1	2%	0.0	20%

Total cost of revenue	1.8	30%	1.2	15%	0.6	50%

Gross profit	4.3	70%	6.7	85%	(2.5)	-37%

Operating expenses:
Research and development	7.6	125%	6.9	86%	0.7	10%
Sales and marketing	7.7	127%	7.9	99%	(0.2)	-3%
General and administrative	6.0	98%	6.2	78%	(0.2)	-3%

Total operating expenses	21.2	349%	20.9	263%	0.3	1%

Operating loss	(17.0)	-279%	(14.2)	-179%	(2.8)	20%
Other (expense) income, net	(0.2)	-4%	(0.1)	-1%	(0.2)	208%

Loss before provision for income taxes	(17.2)	-283%	(14.3)	-180%	(2.9)	21%
Provision for income taxes	0.0	1%	(0.0)	0%	0.1	nm

Net loss	$(17.2)	-283%	$(14.3)	-180%	$(2.9)	20%

Nm – Not meaningful
Revenue
Total revenue decreased by $1.9 million or (24)% in quarter to date 2022 compared to quarter to date 2021.
Software revenue decreased by $0.9 million or (14)% primarily due to the Company’s transition from contracts that had material non-recurring
elements which would not renew in full to contract forms that were designed to fully renew. Therefore, the non-recurring
revenue elements of contracts were minimized.
Despite the overall decline in software, subscription and support revenue, the subscription revenue portion increased by $0.5 million or 9%, in quarter to date 2022, from $5.3 million to $5.8 million and accounted for 100% of our total software revenue in quarter to date 2022, up from 79% in quarter to date 2021. A majority of that growth compared to the same period of last year has come from new customers in the Asia-Pacific region. New customers, worldwide, accounted for $2.3 million of the subscription revenue quarter to date 2022.
Professional services revenue decreased $0.9 million or (75)% in quarter to date 2022 compared to quarter to date 2021, primarily due to the completion of a national cybersecurity strategy engagement in EMEA in fiscal 2021 and delays in professional services contract starts in quarter to date 2022 due to lockdowns from
COVID-19,
which are expected in the second half of fiscal year 2022. Professional services accounted for 5% of our total revenue in quarter to date 2022 and for 16% of our total revenue in quarter to date 2021.
Cost of revenue
Total cost of revenue increased by $0.6 million or 50%, in quarter to date 2022, compared to quarter to date 2021. Cost of software, subscription and support revenue increased by $0.6 million or 53%, in quarter to date

2022, compared to quarter to date 2021. The increase was due primarily to an increase in customer cloud cost during quarter to date 2022 compared to quarter to date 2021.
Cost of professional service revenue remained consistent when comparing quarter to date 2022 and quarter to date 2021.
Gross Profit and Gross Margin
Mix changes in cost of revenue resulted in a decrease in software gross margin to 71.1% in quarter to date 2022 compared to 83.7% in quarter to date 2021, and a decrease in professional services gross margin to 52.0% in quarter to date 2022 compared to 90.1% in quarter to date 2021. Quarter to date 2021 margin was unusually high as we onboarded 2 significant revenue customers which hadn’t yet ramped their full cloud costs in period and finalized delivery of key significant service contract in EMEA. Professional services margin will continue to be volatile contract to contract as we scale the business.
We expect that gross margins for the rest of fiscal 2022 to improve slightly to achieve our full year guidance. Margins may remain volatile compared to fiscal 2021 due to the continuing presence of large contracts in our revenue mix.
The following tables show gross profit and gross margin, respectively, for software products and support revenue and professional services revenue for quarter to date 2022 as compared to quarter to date 2021.

	Three Months Ended July 31,
	2021	2020	2021 vs 2020
	(in millions)
Software products margin	$4.1	$5.6	$(1.5)	-27%
Professional services margin	0.2	1.1	(1.0)	-86%

Total Gross profit margin	$4.3	$6.7	$(2.5)	-37%

	2021	2020	Change
Software products margin	71.1%	83.7%	-12.6%
Professional services margin	52.0%	90.1%	-38.2%

Total Gross profit margin	70.1%	84.7%	-14.6%
Operating expenses
Research and development
Research and development expenses increased by $0.7 million or 10%, in quarter to date 2022, compared to quarter to date 2021 primarily due to the ramping resources to support product development. At 125% of total revenues in quarter to date 2022 compared to 86% in quarter to date 2021, we expect that our overall R&D expenditure rate as a percentage of revenues will decline in the future.
Sales and marketing
Sales and marketing cost decreased by $0.2 million or (3)% in quarter to date 2022, compared to quarter to date 2021, primarily due to a large number of newly hired but not yet trained sales and marketing personnel in quarter to date 2021 which, decreased 20% over the course of the fiscal year as the company settled on its highest performing personnel. This led to an 8% decrease in sales and marketing payroll costs in year to date 2022 compared to the comparable period prior year. At 127% of total revenues in quarter to date 2022 compared to 99% in quarter to date 2021, we expect that our overall sales and marketing expenditure rates as a percentage of revenues will decline in the future.

General and administrative
General and administrative costs decreased by $0.2 million when comparing quarter to date 2022 to quarter to date 2021, quarter to date 2022 includes $0.6 million of one-time
charges relating to the Business Combination. Quarter to date 2022 general and administrative expenses were at 98% of total revenues compared to 78% in quarter to date 2021. Quarter to date 2022 expenses were higher due to additional costs stemming from preparations to operate as an SEC compliant company and a lower-than-normal building rent, travel and depreciation expenses during quarter to date 2021 as the company was operating in a wholly remote manner. We expect that our overall general and administrative expenditure rates as a percentage of revenues will decline in the future.
Other (expense) income, net
Other (expense) income, changed by $(0.2) million in quarter to date 2022, compared to quarter to date 2021, primarily due to an increase in interest expense related to the new loan entered into during the three months ended July 31, 2021. Please refer to the Liquidity and Capital Resources section for more information about the loan.
Provision for income taxes
The change in provision for income taxes was immaterial to the results of operations primarily due to our continued net loss position, the accumulation of net loss carryforwards, and offsetting valuation allowance.
Comparison of Year to Date 2022 and Year to Date 2021
The following tables set forth our consolidated statements of operations in dollar amounts and as a percentage of total revenue for each period presented (dollars in millions):

	Six Months Ended July 31,
	2021		2020		2021 vs 2020
	(in millions)
Software, subscription and support revenue	$11.9	96%	$12.1	82%	$(0.2)	-2%
Professional services revenue	0.5	4%	2.7	18%	(2.2)	-80%

Total revenue	12.5	100%	14.8	100%	(2.4)	-16%
Cost of software, subscription and support revenue	3.4	27%	2.6	18%	0.8	30%
Cost of professional service revenue	0.3	3%	0.4	3%	(0.1)	-24%

Total cost of revenue	3.8	30%	3.1	21%	0.7	23%

Gross profit	8.7	70%	11.8	79%	(3.1)	-26%

Operating expenses:
Research and development	14.5	116%	14.3	96%	0.2	1%
Sales and marketing	14.8	119%	16.1	109%	(1.3)	-8%
General and administrative	11.7	94%	12.0	81%	(0.3)	-2%

Total operating expenses	41.0	329%	42.4	286%	(1.4)	-3%

Operating loss	(32.3)	-259%	(30.6)	-207%	(1.7)	5%
Other (expense) income, net	(0.4)	-3%	(0.1)	0%	(0.3)	581%

Loss before provision for income taxes	(32.6)	-262%	(30.7)	-207%	(2.0)	6%
Provision for income taxes	(0.0)	0%	(0.0)	0%	0.0	nm

Net loss	$(32.7)	-262%	$(30.7)	-207%	$(2.0)	6%

Nm – Not meaningful

Revenue
Total revenue decreased by $2.4 million or (16)% in year to date 2022 compared to year to date 2021.
Software revenue decreased by $0.2 million primarily due to the Company’s transition from contracts that had material non-recurring
elements which would not renew in full to contract forms that were designed to fully renew. Therefore, the non-recurring
revenue elements of contracts were minimized.
Despite the overall decline in software, subscription and support revenue, the subscription revenue portion increased by $2.8 million or 31%, in year to date 2022, from $9.1 million to $11.9 million and accounted for 100% of our total software revenue in year to date 2022, up from 75% in year to date 2021. A majority of that growth compared to the same period of last year has come from the Asia-Pacific region. New customers, worldwide, accounted for $4.6 million of the subscription revenue year to date 2022.
Professional services revenue decreased $2.2 million or (80)% in year to date 2022 compared to year to date 2021, primarily due to the completion of a national cybersecurity strategy engagement in EMEA in fiscal 2021 and delays in professional services contract starts in year to date 2022 due to lockdowns from
COVID-19,
which are expected in the second half of fiscal year 2022. Professional services accounted for 4% of our total revenue in year to date 2022 and for 18% of our total revenue in year to date 2021.
Cost of revenue
Total cost of revenue increased by $0.7 million or 23%, in year to date 2022, compared to year to date 2021. Cost of software, subscription and support revenue increased by $0.8 million or 30%, in year to date 2022, compared to year to date 2021. The increase was due primarily to an increase in customer cloud cost during year to date 2022 compared to year to date 2021.
Cost of professional service revenue decreased by $0.1 million or (24)% in year to date 2022, compared to year to date 2021. The decrease in cost of service revenue was primarily due to a decrease in overall professional services activity in year to date 2022 compared to year to date 2021.
Gross Profit and Gross Margin
Mix changes in cost of revenue resulted in a decrease in software gross margin to 71.3% in year to date 2022 compared to 78.3% in year to date 2021, and a decrease in professional services gross margin to 39.4% in year to date 2022 compared to 84.0% in year to date 2021. Year to date 2021 margin was unusually high as we onboarded 2 significant revenue customers which hadn’t yet ramped their full cloud costs in period and finalized delivery of key significant service contract in EMEA. Professional services margin will continue to be volatile contract to contract as we scale the business.
We expect that gross margins for the rest of fiscal 2022 to improve. Margins may remain volatile compared to fiscal 2021 due to the continuing presence of large contracts in our revenue mix.

The following tables show gross profit and gross margin, respectively, for software products and support revenue and professional services revenue for year to date 2022 as compared to year to date 2021.

	Six Months Ended July 31,
	2021	2020	2021 vs 2020
	(in millions)
Software products margin	$8.5	$9.5	$(1.0)	-10%
Professional services margin	0.2	2.3	(2.1)	-91%

Total Gross profit margin	$8.7	$11.8	$(3.1)	-26%

	2021	2020	Change
Software products margin	71.3%	78.3%	-7.0%
Professional services margin	39.4%	84.0%	-44.6%
Total Gross profit margin	69.9%	79.3%	-9.5%
Operating expenses
Research and development
Research and development expenses increased by $0.2 million or 1%, in year to date 2022, compared to year to date 2021 primarily due to the ramping resources to support product development. At 116% of total revenues in year to date 2022 compared to 96% in year to date 2021, we expect that our overall R&D expenditure rate as a percentage of revenues will decline in the future.
Sales and marketing
Sales and marketing cost decreased by $1.3 million or (8)% in year to date 2022, compared to year to date 2021, primarily due to a large number of newly hired but not yet trained sales and marketing personnel in year to date 2021 which, decreased 20% over the course of the fiscal year as the company settled on its highest performing personnel. This led to an 8% decrease in sales and marketing payroll costs in year to date 2022 compared to the comparable period prior year. At 119% of total revenues in year to date 2022 compared to 109% in year to date 2021, we expect that our overall sales and marketing expenditure rates as a percentage of revenues will decline in the future.
General and administrative
General and administrative costs decreased by $0.3 million when comparing year to date 2022 to year to date 2021, year to date 2022 includes $0.6 million of one-time
charges relating to the Business Combination. Year to date 2022 general and administrative expenses were at 94% of total revenues compared to 81% in year to date 2021. Year to date 2022 expenses were higher due to additional costs stemming from preparations to operate as an SEC compliant company and a lower-than-normal building rent, travel and depreciation expenses during year to date 2021 as the company was operating in a wholly remote manner. We expect that our overall general and administrative expenditure rates as a percentage of revenues will decline in the future.
Other (expense) income, net
Other (expense) income, changed by $(0.3) million in year to date 2022, compared to year to date 2021, primarily due to an increase in interest expense related to the new loan entered into during the three months ended July 31, 2021. Please refer to the Liquidity and Capital Resources section for more information about the loan.

Provision for income taxes
The change in provision for income taxes was immaterial to the results of operations primarily due to our continued net loss position, the accumulation of net loss carryforwards, and offsetting valuation allowance.
Comparison of Fiscal 2021 and Fiscal 2020
The following tables set forth our consolidated statements of operations in dollar amounts and as a percentage of total revenue for each period presented (dollars in millions):

	Year Ended January 31,
	2021		2020		2021 vs 2020
	(in millions)
Products, subscription and support revenue	$24.7	85%	$19.8	85%	$4.9	25%
Professional services revenue	4.5	15%	3.4	15%	1.1	32%

Total revenue	29.2	100%	23.2	100%	6.0	26%
Cost of product, subscription and support revenue	5.4	18%	5.9	25%	(0.5)	-8%
Cost of professional service revenue	1.6	5%	0.7	3%	0.9	129%

Total cost of revenue	7.0	24%	6.6	29%	0.4	6%

Gross profit	22.2	76%	16.6	72%	5.6	34%

Operating expenses:
Research and development	25.8	88%	26.6	115%	(0.8)	-3%
Sales and marketing	30.4	104%	17.9	77%	12.5	70%
General and administrative	21.3	73%	20.5	88%	0.8	4%

Total operating expenses	77.5	265%	65.0	280%	12.5	19%

Operating loss	(55.3)	-189%	(48.4)	-209%	(6.9)	14%
Other income, net	(0.0)	0%	0.5	2%	(0.5)	-100%

Loss before provision for income taxes	(55.3)	-189%	(47.9)	-206%	(7.4)	15%
Provision for income taxes	(0.1)	0%	(0.0)	0%	(0.1)	nm

Net loss	$(55.4)	-190%	$(47.9)	-206%	$(7.5)	16%

Nm – not meaningful
Revenue
Total revenue increased by $6.0 million or 26% in fiscal 2021 compared to fiscal 2020. The increase was mostly due to disproportionally high growth as the APJ and EMEA regions came online with their sales teams, increasing the proportion of total revenues from those regions to 26% and 13% of the total revenues in fiscal 2021, respectively, up from 7% and 7%, respectively in fiscal 2020.
Software, subscription and support revenue accounted for 85% of our total revenue in both fiscal 2021 and fiscal 2020. Software, subscription and support revenue accounted for 85% of our total revenue in both fiscal 2021 and fiscal 2020. The cloud-based subscription revenue portion increased by $6.0 million or 154%, in fiscal 2021, from $3.9 million to $9.9 million and accounted for 40% of our total software revenue overall in fiscal 2021, up from 20% in fiscal 2020. The increase in subscription revenue was driven primarily by $4.0 million of revenue from three large contracts from new customers starting in fiscal 2021 and $2.4 million in increased revenue from contracts with existing customers who either upsold or had proceeded into their first full year of revenue recognition. These increases were offset in part by a net revenue decrease of $0.4 million from several smaller customers.

Professional services revenue accounted for 15% of our total revenue in both fiscal 2021 and fiscal 2020. The professional services revenue increased $1.1 million or 32% in fiscal 2021 compared to fiscal 2020, primarily due to a large, $1.5 million consulting contract with a new customer to advise a country in the EMEA region about strategies for protecting their nation. Though several professional services contracts reoccur on a regular basis, most are project specific and last less than a fiscal year.
Cost of revenue
Total cost of revenue increased by $0.4 million or 6%, in fiscal 2021, compared to fiscal 2020. Cost of software, subscription and support revenue decreased by $0.5 million or (8)%, in fiscal 2021, compared to fiscal 2020. The decrease was due primarily to more efficient purchasing of third-party computing costs and increased efficiency in providing software support to customers.
Cost of professional service revenue increased by $0.9 million in fiscal 2021, compared to fiscal 2020. The increase in cost of service revenue was primarily due to an increase in overall professional services activity in fiscal 2021 compared to fiscal 2020 combined with an increasing proportion of traditional services margin contracts in the mix, resulting in a decline in the overall services margin to 64%.
Gross Profit and Gross Margin
Favorable changes in the cost of revenue resulted in an increase in software gross margin to 78.1% in fiscal 2021 compared to 70.2% in fiscal 2020. We expect that gross margins for fiscal 2022 will continue to be above the fiscal 2020 level. However, margins may remain volatile compared to fiscal 2021 due to the continuing presence of large contracts in our revenue mix.
The following tables show gross profit and gross margin, respectively, for software products and support revenue and professional services revenue for fiscal 2021 as compared to fiscal 2020.

	Year Ended January 31,
	2021	2020	2021 vs 2020
	(in millions)
Software products margin	$19.3	$13.9	$5.4	39%
Professional services margin	2.9	2.6	0.3	12%

Total Gross profit margin	$22.2	$16.5	$5.7	35%

	2021	2020	Change
Software products margin	78.1%	70.2%	7.9%
Professional services margin	64.4%	79.4%	-15.0%

Total Gross profit margin	76.0%	71.6%	4.4%
Operating expenses
Research and development
Research and development expenses decreased by $0.8 million or (3%), in fiscal 2021, compared to fiscal 2020 as we reorganized our engineering departments towards our cloud-based and increasingly SaaS-delivered software offerings and paused net hiring as we completed that transition. At 88% of total revenues in fiscal year 2021 compared to 115% in fiscal 2020, we expect that our overall R&D expenditure rate as a percentage of revenues will continue to decline in the future.
Sales and marketing
Sales and marketing cost increased by $12.5 million or 70% in fiscal 2021, compared to fiscal 2020, primarily due to the continued build out of our sales force globally. We either expanded or initiated activity in

Singapore, Japan, Australia, the United Kingdom and in the United Arab Emirates throughout fiscal 2020, resulting in a partial year impact to sale and marketing costs. Aside from the Customer Success teams that had become established by the beginning of fiscal year 2020, the remainder of that Sales and Marketing headcount, inclusive of sales support personnel ended fiscal 2020 with an average through the year of 41 full time equivalents. In comparison, for fiscal 2021, we had an average of 90 full time equivalents (a 120% increase compared to the prior year). At 104% of total revenues in fiscal 2021 compared to 77% in fiscal 2020, we expect that our overall sales and marketing expenditure rates as a percentage of revenues will begin to decline in the future.
General and administrative
General and administrative costs increased by $0.8 million or 4% in fiscal 2021, compared to fiscal 2020 primarily due to $1.5 million of one-time
charges relating to our response to
COVID-19
restrictions and our staffing shift towards our cloud deployment and support models. These one-time
charges included the costs of ending or reducing existing office leases, and severance and extended health benefits for employees. Absent those charges, general and administrative costs would have declined by $0.6 million, or (3%). At 68% of total revenues in fiscal 2021 compared to 88% in fiscal 2020, excluding the one-time
charges, we expect that our overall general and administrative expenditure rates as a percentage of revenues will continue to decline in the future.
Other income (expense), net
Other income, net decreased by $0.5 million in fiscal 2021, compared to fiscal 2020 primarily due to a reduction in interest income from investments.
Provision for income taxes
The change in provision for income taxes was immaterial to the results of operations primarily due to our continued net loss position, the accumulation of net loss carryforwards, and offsetting valuation allowance.
Liquidity and Capital Resources
We have incurred losses and negative cash flows from operations since inception and had accumulated deficits of $207.7 million and $150.4 million as of July 31, 2021 and 2020, respectively. Through July 31, 2021, we have funded our operations with proceeds from sales of IronNet common stock and preferred stock and receipts from sales of our products and services to customers in the ordinary course of business.
On June 21, 2021, we entered into a loan and security agreement, or the loan agreement, with an entity affiliated with Silicon Valley Bank, or SVB, for borrowings of up to $15.0 million. Under the terms of the loan agreement, an initial tranche of $10.0 million was advanced on June 21, 2021, and we received the second advance of $5.0 million on July 6, 2021. Amounts outstanding under the loan agreement accrue interest at 8.0% per annum. We are obligated only to make payments of accrued interest until the maturity date of the loan, which will be the closing date of the Business Combination, August 26, 2021. We are also be obligated to make a final payment of $0.5 million to SVB upon the maturity date of the loan. We may voluntarily prepay amounts outstanding under the loan agreement, subject to the payment of the same final payment to SVB described in the preceding sentence. Our obligations under the SVB loan are secured by substantially all of our assets. The loan agreement with SVB contains negative covenants restricting our activities, including limitations on dispositions, mergers or acquisitions, incurring indebtedness or liens, paying dividends or making investments and other specified business transactions. There are no financial covenants associated with the loan agreement. Our obligations under the loan agreement are subject to acceleration upon the occurrence of specified events of default, including a material adverse change in our business, operations or financial or other condition. The Business Combination was consummated on August 26, 2021 and the $15 million loan, along with fees and interest, was paid off on August 27, 2021.

Based on our current growth plan, our cash and cash equivalents of $14.1 million, our collectible accounts receivable of $7.8 million, along with the receipt of the gross proceeds of $138.3 million before fees and expenses related to the closing of the Business Combination on August 26, 2021, we believe that we have cash balances as well as the ability to raise sufficient additional capital to enable us to fund our operating expenses and capital expenditure requirements in the ordinary course of business into at least the fourth quarter of fiscal year 2023. Accordingly, the company meets the going concern requirements on which the financial statements have been based.
Our future capital requirements will depend on many factors, including, but not limited to the rate of our growth, our ability to attract and retain customers and their willingness and ability to pay for our products and services, and the timing and extent of spending to support our efforts to market and develop our products. Further, we may enter into future arrangements to acquire or invest in businesses, products, services, strategic partnerships, and technologies. As such, we may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If additional funds are not available to us on acceptable terms, or at all, our business, financial condition, and results of operations could be adversely affected.
Cash Flows
For Year to Date 2022 and Year to Date 2021
The following table summarizes our cash flows for the periods presented:

	Six Months Ended July 31,
	2021	2020
	(in millions)
Net cash used in operating activities	$(31.2)	$(28.8)
Net cash (used in) provided by investing activities	$(1.2)	$1.2
Net cash provided by financing activities	$15.1	$47.2
Operating Activities
Net cash used in operating activities during year to date 2022 was $(31.2) million, which resulted from a net loss of $(32.7) million, primarily driven by growth-related operating expenses exceeding the gross profits from sales, adjusted for non-cash
charges of $0.5 million and net cash inflows of $1.0 million from changes in operating assets and liabilities.
Non-cash
charges primarily consisted of $0.4 million of depreciation and amortization expense. Cash used in operating activities during year to date 2022 benefited from the change in accrued expenses of $3.0 million, offset from the change in accounts receivable of $(1.2) million, which is the result of timing of new customer contracts.
Net cash used in operating activities during year to date 2021 was $(28.8) million, which resulted from a net loss of $(30.7) million adjusted for noncash charges of $0.8 million and net cash inflows of $1.1 million from changes in operating assets and liabilities.
Non-cash
charges primarily consisted of $0.7 million of depreciation and amortization expense. Cash used in operating activities during year to date 2021 benefited from the change in deferred revenue of $1.6 million, offset by a change in accounts receivable of $(0.9) million.
Investing Activities
Net cash used in investing activities during year to date 2022 of $(1.2) million was primarily due to $1.2 million in purchases of property and equipment.
Net cash provided by investing activities during year to date 2021 of $1.2 million was primarily due to net proceeds from sales and maturities of investments of $1.4 million offset by $0.2 million in purchases of property and equipment.

Financing Activities
Net cash provided by financing activities of $15.1 million during year to date 2022 was primarily due to net proceeds from issuing common stock for $0.3 million, proceeds from stock subscriptions for $0.3 million and $15.0 million from the loan issued during the year to date 2022, offset by payment of deferred transaction costs of $0.5 million.
Net cash provided by financing activities of $47.2 million during year to date 2021 was primarily due to net proceeds from our sale of Series B preferred stock of $41.6 million and the net proceeds from the PPP loan of $5.6 million.
Comparison of Fiscal 2021 and Fiscal 2020
The following table summarizes our cash flows for the periods presented:

	Year Ended January 31,
	2021	2020
	(in millions)
Net cash used in operating activities	$(42.7)	$(48.8)
Net cash provided by investing activities	$0.1	$24.2
Net cash provided by financing activities	$63.3	$10.7
Operating Activities
Net cash used in operating activities during fiscal 2021 was $(42.7) million, which resulted from a net loss of $(55.4) million, primarily driven by growth-related operating expenses exceeding the gross profits from sales, adjusted for non-cash
charges of $1.4 million and net cash inflows of $11.3 million from changes in operating assets and liabilities.
Non-cash
charges primarily consisted of $1.2 million of depreciation and amortization expense, $0.2 million in losses on the sale of fixed assets as the result of the closure of facilities, offset by a net credit in stock-based compensation expense due to increased forfeiture rates in fiscal 2021. Cash used in operating activities during fiscal 2021 benefited from the change in deferred revenue of $13.7 million, offset by a change in accounts receivable of $(3.4) million, which were the result of timing of new customer contracts.
Net cash used in operating activities during fiscal 2020 was $(48.8) million, which resulted from a net loss of $(47.9) million adjusted for non-cash
charges of $1.2 million and net cash outflows of $(2.1) million from changes in operating assets and liabilities.
Non-cash
charges primarily consisted of $1.0 million of depreciation and amortization expense and stock-based compensation expense of $0.2 million. Cash used in operating activities during fiscal year 2020 was the result of spending on inventory in preparation of new customer contracts and changes in accounts payable.
Investing Activities
Net cash provided by investing activities during fiscal 2021 of $0.1 million was primarily due to $1.0 million in proceeds from the maturity of investments and $0.1 million in proceeds from the sale of property and equipment offset by $1.0 million in purchases of property and equipment.
Net cash provided by investing activities during fiscal 2020 of $24.2 million was primarily due to net proceeds from sales and maturities of investments of $25.2 million offset by $1.1 million in purchases of property and equipment.
Financing Activities
Net cash provided by financing activities of $63.3 million during fiscal 2021 was primarily due to net proceeds from our sale of Series B preferred stock of $57.4 million, the net proceeds from the PPP loan of

$5.6 million and the issuance of common stock, including upon exercise of stock options by employees of $0.3 million.
Net cash provided by financing activities of $10.7 million during fiscal 2020 was primarily due to net proceeds from our sale of Series B preferred stock of $10.6 million and the issuance of common stock upon the exercise of stock options by employees of $0.1 million.
Contractual obligations
Our principal commitments consist of lease obligations for office space. For more information regarding our lease obligations, see Note 6, Commitments and Contingencies to the interim condensed consolidated financial statements. In addition, as described above, we received proceeds from a PPP loan resulting in debt on our balance sheet. We funded these obligations with cash flows from operations and existing cash.
During year to date 2022 and in future years, we have made and expect to continue to make additional investments in our product, scale our operations, and continue to enhance our security measures. We will continue to expand the use of software systems to scale with our overall growth.
Off-Balance
sheet arrangements
As of July 31, 2021, we did not have any
off-balance
sheet arrangements.
Critical Accounting Policies and Estimates
Our financial statements are prepared in accordance with GAAP. The preparation of these financial statements require us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, as well as related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates.
The critical accounting policies, assumptions and judgements that we believe have the most significant impact on our consolidated financial statements are described below.
Revenue Recognition
Our revenues are derived from sales of software, subscriptions, support and maintenance, and other services. The Company satisfies performance obligations to recognize revenue for a single performance obligation ratably over the expected term with the customer.
Revenue is recognized when all of the following criteria are met:

•
Identification of the contract, or contracts, with a customer
—A contract with a customer to account for exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform, and (iii) we determine that collection of substantially all consideration to which we will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

•
Identification of the performance obligations in the contract
—Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, we apply judgment to determine whether promised goods or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

•	Determination of the transaction price —The transaction price is determined based on the consideration to which we will be entitled in exchange for transferring goods or services to the customer.

•
Allocation of the transaction price to the performance obligations in the contract
—We allocate the transaction price to each performance obligation based on the amount of consideration expected to be received in exchange for transferring goods and services to the customer. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation on a relative standalone selling price based on the observable selling price of our products and services.

•
Recognition of revenue when, or as, we satisfy performance obligations
—We satisfy performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

Costs to Obtain or Fulfill a Contract
We capitalize incremental costs of obtaining a
non-cancelable
subscription and support revenue contract and on professional services revenue as contract acquisition costs. The capitalized amounts consist primarily of sales commissions paid to our direct sales force. The capitalized amounts are recoverable through future revenue streams under all non-cancelable
customer contracts. Amortization of capitalized costs, which occurs on a straightline basis, is included in Sales and marketing expense in the accompanying consolidated statements of operations. Contract fulfillment costs include appliance hardware and installation costs that are essential in providing the future benefit of the solution, which are also capitalized. We amortize our contract fulfillment costs ratably over the contract term in a manner consistent with the related revenue recognition on that contract and are included in cost of revenue.
Stock-based Compensation
We recognize expense for stock-based compensation awards based on the estimated fair value of the award on the date of grant or date of modification, which is amortized on a straight-line basis over the employee’s or director’s requisite service period, generally the vesting period of the award. We use the Black-Scholes pricing model to estimate the fair value of options on the date of grant. On August 26, 2021, the Board authorized that the Liquidity Event Satisfaction for the restricted stock units will be deemed to have been met as a result of the merger and shares of common stock subject to the awards will be delivered, in accordance with the terms of the Restricted Stock Unit Agreement. The resolution resulted in a modification of the restricted stock units under ASC 718
Compensation—Stock Compensation
. The expected additional expense results from a required revaluation of the already granted RSUs as of the modification on our merger date.
The use of a valuation model requires management to make certain assumptions with respect to selected model inputs. We grant stock options at exercise prices determined equal to the fair value of common stock on the date of the grant. The fair value of our common stock at each measurement date is based on a number of factors, including the results of third-party valuations, our historical financial performance, and observable arms-length sales of our capital stock including convertible preferred stock, and the prospects of a liquidity event, among other inputs. We estimate an expected forfeiture rate for stock options, which is factored into the determination of stock-based compensation expense. The volatility assumption is based on the historical and implied volatility of our peer group with similar business models. The risk-free interest rate is based on U.S. Treasury zero-coupon
issues with a remaining term equal to the expected life assumed at the date of grant. The dividend yield percentage is zero because we do not currently pay dividends nor do we intend to do so in the future.
These estimates involve inherent uncertainties and the use of different assumptions may have resulted in stock-based compensation expense that was different from the amounts recorded.
Internal Control Over Financial Reporting
A company’s internal control over financial reporting is a process designed by, or under the supervision of, that company’s principal executive and principal financial officers, or persons performing similar functions, and influenced by that company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.
As of July 31, 2021, we were a private company and historically had limited accounting and financial reporting personnel and other resources with which to address our internal control over financial reporting. In connection with the preparation and audit of our consolidated financial statements for the year ended January 31, 2021, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
We did not have a sufficient number of personnel with an appropriate degree of accounting and internal controls knowledge, experience, and training to appropriately analyze, record and disclose accounting matters commensurate with IronNet’s accounting and reporting requirements, which resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of their financial reporting objectives. This material weakness contributed to the following additional material weaknesses:

•
We did not design and maintain effective controls over the review of journal entries and account reconciliations. Specifically, certain personnel have the ability to both (i) create and post journal entries within IronNet’s general ledger system, and (ii) prepare and review account reconciliations.

•
We did not design and maintain effective controls over information technology general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain: (i) program change management controls for the financial systems to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) appropriate user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs and data to appropriate Company personnel; (iii) computer operations controls to ensure data backups are authorized and restorations monitored; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements.

These material weaknesses did not result in a material misstatement to the consolidated financial statements. However, these material weaknesses could result in a misstatement of substantially all accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.
With the oversight of senior management, we have instituted plans to remediate these material weaknesses and will continue to take remediation steps, including hiring additional key supporting accounting personnel with public company reporting and accounting operations experience. We are also implementing the required segregation of roles and duties both in manual and systems related processes including for journal entries and account reconciliation, and formalizing the documentation and performance of remaining information technology general controls for information systems utilized for financial reporting. We believe the measures described above will remediate the material weakness identified and strengthen our internal control over financial reporting. We are committed to continuing to improve our internal control processes and will continue to diligently and vigorously review our financial reporting controls and procedures.
Quantitative and Qualitative Disclosures about Market Risk
We have operations in the United States and internationally, and we are exposed to market risk in the ordinary course of our business.
Foreign Currency Risk
The significant majority of our sales contracts are denominated in U.S. dollars, with a small number of contracts denominated in foreign currencies. A portion of our operating expenses are incurred outside the United States, denominated in foreign currencies and subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in the Singapore Dollar, British Pound, Japanese Yen and Australian Dollar. Additionally, fluctuations in foreign currency exchange rates may cause us to recognize transaction gains and losses in our consolidated statements of operations. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to our business would not have a material impact on our historical consolidated financial statements for year to date 2022 or fiscal year 2021. As the impact of foreign currency exchange rates has not been material to our historical operating results, we have not entered into derivative or hedging transactions, but we may do so in the future if our exposure to foreign currency becomes more significant.
Emerging Growth Company (“EGC”) Status
We are an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until those standards apply to private companies. We have elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an EGC or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may or may not be comparable to companies that comply with new or revised accounting pronouncements as of public companies’ effective dates.

BUSINESS
Overview
We are transforming cybersecurity through Collective Defense using our behavioral analytics technology.
We compete in the Network Detection and Response (“
NDR
”) category, which is a growing aspect of modern enterprise security, but which does include major competitors. Our value proposition and competitive differentiator is our collective defense concept. The founder of Legacy IronNet and our
Co-CEO,
Gen. Keith B. Alexander (Ret.), serves as a valuable business development resource for establishing relationships with larger enterprise and government buyers. The significant majority of our current revenue comes from our IronDome and IronDefense products. IronDefense is an NDR cybersecurity product that uses artificial intelligence (“
AI
”), machine learning (“
ML
”), behavioral analytics, and operational tradecraft expertise to quickly identify specific network behaviors or events indicative of malicious threats. Enriched by our cyber tradecraft knowledge, alerts produced by our company help analysts quickly contextualize and prioritize threats that pose the greatest risks. By doing this we are able to provide clients, across a variety of industries, nation-state-level defensive capabilities to reduce cyber risk.
The Cyberspace Solarium Commission suggests the importance of this service in the following statement in its March 2020 report:
“The reality is that we are dangerously insecure in cyber. Your entire life—your paycheck, your health care, your electricity—increasingly relies on networks of digital devices that store, process and analyze data. These networks are vulnerable, if not already compromised. Our country has lost hundreds of billions of dollars to nation-state sponsored intellectual property theft using cyber espionage.”
We are a metric-driven organization with a differentiated and potentially transformational approach to the cybersecurity problem facing every organization today. With an ever-increasing cybersecurity threat posed by advanced persistent threat (“
APT
”) actors, a team of experts assembled by Gen. Alexander, the longest serving Director of the National Security Agency (“
NSA
”) and Commander of Cyber Command in U.S. history, can help solve this problem. It takes knowledge of how APTs operate and their tactics, techniques and procedures in order to defeat them; few individuals and even fewer companies have that knowledge or capability. Our differentiated market offering called IronDome offers users a collective defense model to help mitigate threats posed by an APT enhanced by its IronDefense platform, offering our clients new protections against an APT with its technology.
According to a report commissioned by LGL to 5by5 Cyber Consulting, the question, “Does IronNet have reasonable defensive measures in place across people, processes and technology?” concluded that we have invested a lot of time and effort into our security architecture, have obtained an impressive array of certifications and have undergone extensive audits and testing to ensure we are meeting industry standards. We have highly skilled people in critical security roles and mature processes in place for crucial areas like change management, data protection and software development. We also have a robust technology stack to defend our network and skilled analysts to operate them. We take training seriously and require annual training for all members of the organization on information security and have a defined training track for our security analysts. While this is not a guarantee a company will not have a security breach, 5by5 concluded that we have taken reasonable precautions to protect against it.
Cyber Landscape Overview
“Cybersecurity is one of the most systemically important issues facing the world today. Cyber information sharing is critical to helping better collective security in the digital ecosystem in which society increasingly relies.”
—World Economic Forum

From an independent assessment of our platform performed by TAG Cyber, it is clear that cyber security has advanced from a niche technical concern to a mainstream consideration for organizations of all sizes and in all sectors. Security protection concerns are most intense where safety or life-critical consequences might arise in response to a cyber threat. Power companies, financial services firms, telecommunications companies, military organizations, and government agencies thus have the greatest need for security protection, and now make considerable investments in cyber.
The primary security challenge in modern organizations is the complexity that has evolved in the typical business or government entity. Applications, networks, systems, endpoints, and data have experienced considerable sprawl as the costs associated with computing have decreased significantly. This is especially true for cloud-based infrastructure and SaaS-based applications, where cheap ubiquitous services are now available on-demand
and for nearly every purpose imaginable.
Modern organizations must therefore develop security protections that address such growth, often delivered in the context of digital transformation initiatives. An additional complication is that hackers have been augmented by determined, capable adversaries, often funded or otherwise backed by criminal groups or nation- states. Serious consideration must thus be given to the types of protections that are necessary to defend against the threat from such capable threat actors.
An additional dimension is that the velocity associated with computing infrastructure and their associated threats has accelerated. Agile DevOps processes generate new features at increasing rates, sometimes hourly for popular services, and hackers use automated platforms to bombard targeted infrastructure with alarming intensity. Security engineers thus require controls that are automated and that address this challenge of increased speed. Manually controlled point solutions no longer stop threats.
A further complication is the massive and increasing scale associated with the types of systems operated by larger enterprise teams. Large-scale IT and network systems remove the ability for organizations to rely on manual maintenance, fixed configurations, and simple asset management. Furthermore, the visibility of assets that might be well-known by smaller organizations can only be approximated in large scale settings. This greatly complicates the challenge of delivering security in a large-scale setting.
In response to these challenges, modern Chief Information Security Officers (“
CISOs
”) put considerable time and effort into designing and implementing a workable security architecture. Individual
CISO-led
teams—even if they focus their efforts – have come to recognize that they cannot address the cyber challenge on their own. It is well-understood in the cybersecurity community that enterprise security teams need considerable external assistance, coordination and cooperative guidance.
Some of this assistance is obvious: Businesses rarely develop their own security tools, but rather buy from vendors or adjust open-source tools. Similarly, information sharing groups have emerged to support cooperative discussions between experts. It is therefore not controversial to suggest that business and agencies need to work together to address cyber threats. The big question, instead, is how this objective can be best achieved. This is one of the challenges addressed by IronNet.
Background of IronNet
We are a global cybersecurity company revolutionizing how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former National Security Agency (“
NS
A
”) cybersecurity operators with offensive and defensive cyber experience, we integrate deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today.

Gen. Alexander founded Legacy IronNet in 2014 to solve the major cybersecurity problem he witnessed and defined during his tenure as former head of the NSA and founding Commander of U.S. Cyber Command: You can’t defend against threats you can’t see. Our innovative approach provides the ability for groups of organizations—within an industry sector, supply chain, state or country, for example—to see, detect and defend against sophisticated cyber attacks earlier and faster than ever before.
We have defined a new market category called Collective Defense. As the first mover in this category, we have developed our Collective Defense platform, the first, and to our knowledge, the only solution that can identify anomalous (potentially suspicious or malicious) behaviors on computer networks and share this intelligence anonymously and in real time among Collective Defense community members. Collective Defense communities comprise groups of organizations that have common risks, such as a supply chain, a business ecosystem, or across an industry sector, a state, or a country. This cybersecurity model delivers timely, actionable, and contextual alerts and threat intelligence on attacks targeting enterprise networks, and functions as an early-warning detection system for all community members.
This new platform addresses a large and unwavering compound problem: limited threat visibility for increasingly borderless enterprises across sectors and at the national level, paired with ineffective threat knowledge sharing across companies and sectors and a “go it alone” approach to cybersecurity. These operational gaps, combined with market dynamics like the increased velocity of sophisticated cyber attacks and the deepening scarcity of qualified human capital, have set our mission to transform how cybersecurity is waged.
Understanding Collective Cyber Defense
Ideally the U.S. Government could defend the nation against cyberattacks similar to what was developed for the Intercontinental Ballistic Missile (“
ICBM
”) missile threat. Unfortunately, the ability to enact such a defense would likely require limiting personal freedoms on the internet that Americans currently enjoy. Legislation limiting personal freedoms would likely be challenging to pass and thus the probability of that happening in the near future is low. The Cyberspace Solarium Commission report submitted in July 2020 contains over 80 recommendations to address the issue of cybersecurity, with one of them being “Reshaping the Cyber Ecosystem.” That report states:
“Raising the baseline level of security across the cyber ecosystem—the people, processes, data, and technology that constitute and depend on cyberspace—will constrain and limit adversaries’ activities. Over time this will reduce the frequency, scope, and scale of their cyber operations. Because the vast majority of this ecosystem is owned and operated by the private sector, scaling up security means partnering with the private sector and adjusting incentives to produce positive outcomes.”
Our collective defense model, IronDome, is a means for the private sector to “raise the baseline” level of security by partnering amongst themselves to “produce positive outcome.” This overwatch function is a differentiator for our portfolio of offerings, making us one of the few companies that has the ways, ends and means to enact this transformational concept due to the technical capabilities required to ensure its success.
To properly understand our platform and solution approach, it is best to begin with an outline of how collective defense can reduce cyber risk for larger organizations. This approach benefits from many years of organizations beginning to share data through various groups such as Information Sharing and Analysis Organizations (“
ISAO
”). We are the first major commercial vendor to offer an
end-to-end
means to take full advantage of the collective concept.
Toward a Collective Cyber Defense
Businesses and agencies will only cooperate on collective cybersecurity initiatives if they see meaningful benefits with low associated risk. Admittedly, this is how almost all business decisions are made, but large-scale cybersecurity introduces an added benefit for collective defense—namely, that cyber protection schemes work much better when they involve a wider range of intelligence, visibility, and security coverage. Working together in cybersecurity thus introduces clear benefits for participants.
Nevertheless, cooperation between businesses, agencies, and other groups must address two ends of the spectrum: upside benefits and downside risks for each of the entities and groups involved. In both instances, the case can be made that, for large-scale infrastructure, both benefits and risks can cascade, perhaps even accelerating as lateral traversal of an attack occurs. That is, threats to someone else’s system, however remote, might cascade across networks and systems.
Within a large organization, collective protection across business units can have comparable benefit, particularly in companies that evolved through mergers and acquisitions, where a collective defense can help to bring together disparate data sources, defensive perspectives, and protection platforms into a common defense. Such intra-enablement within a large organization is a major focus area for IronNet.
The primary benefits of a collective defense for large-scale cyber defense, whether stretched across a sector, combined between multiple organizations, or combined across the business units of one company, include the following:
Early Warning System—An organization can develop a more effective early warning system if other groups share their indicators in real-time. Not engaging in such sharing limits the ability of a local team to capitalize on early warning that a cascading attack might be underway.
Broader Visibility—By working together with other groups, the local security team benefits from broader visibility, including an improved understanding of how local enterprise changes (e.g.,
DNS-
related) might cascade to other targets.
Strength in Numbers—The fact that cooperation increases visibility into a cyber threat means that organizations who cooperate with external groups are able to leverage strength-in-numbers
and thereby provide better security support.
The corresponding risks that must be managed in the development of any large-scale cooperative arrangement for cybersecurity include the following:
Privacy of Shared Data—The possibility emerges that sharing information with a cooperative might result in leaked data or a serious privacy incident. For highly regulated industries, sharing with government may also expose businesses to some regulatory risk (although this is partially mitigated by certain provisions of the Cybersecurity Information Security Act of 2014 (“
CISA
”)) if the data is not properly anonymized or otherwise does not comply with legal requirements. Controls must be in place to ensure that cooperating teams are not exposed to this risk.
Attribution of Incidents—Public attribution of an embarrassing or problematic cybersecurity incident to a sharing entity may reduce (or even remove) the willingness of that organization (and others) to share further information about something that might reflect poorly on their own actions. This is less an issue for collective defenses implemented across the business units of one organization.
Competitive Relationship—The risk of one company directly assisting its competitor through participation in a collective defense scheme (e.g., AT&T assisting Verizon, or General Motors assisting Toyota) cannot be ignored. The legal and marketing teams from participating organizations would be wise to adopt the airline and energy industry’s observations that a mutual focus on safety helps every participant.
The benefits and risks of cooperation for large-scale cybersecurity across heterogenous groups must be carefully balanced in setting up a collective defense. Too often, collectives are developed that leave participants wondering what’s in it for them, and how potential problems might be avoided. One main value proposition from IronNet is that cooperative cybersecurity will work best when such concerns are carefully curated by a trusted provider with a world-class platform.
Role of Government in Collective Defense
One challenge federal governments have in supporting collective cyber defense is that most large businesses are multi-national. This suggests that while national allegiance might be easily identified (e.g., Verizon is American, Huawei is Chinese), such allegiance must address the interests of the company’s shareholders. This emphasis is often misunderstood by government agencies who are focused exclusively on national interests.
Federal governments also have the additional role to regulate and sometimes punish organizations not meeting their security requirements. This obligation complicates government cooperation with business on cybersecurity, at least to the extent that governments are permitted to regulate based on voluntarily shared information. Organizations would thus be hesitant to share information with a cooperative involving government if the reported incident might lead to regulatory investigation.
The biggest challenge, however, is that the majority of critical infrastructure is owned and operated by the private sector. This implies that security telemetry, indicators, and early warnings will come from the private sector, even for many military applications and defensive government activities. This fact is often not understood by citizens and politicians who may demand that government step in and fix large-scale cybersecurity threats. This is usually just not practically feasible.
Government must work hard to share the information it uniquely controls, such as classified indicators that might be downgraded for sharing externally or be shared in a more limited context to defend critical infrastructure. Businesses must also recognize that their obligations extend beyond just the shareholder. This recognition that cooperative sharing is in the best interests of the organization and society in general is an important driver behind our platform offering.
Overview of our Platform Offering
The Collective Defense platform comprises two flagship products:
IronDefense
is an advanced NDR solution that uses
AI-driven
behavioral analytics to detect and prioritize anomalous activity inside individual enterprises. We leverage advanced Artificial Intelligence/Machine-Learning (“
AI/ML
”) algorithms to detect previously unknown threats that have not been identified and “fingerprinted” by industry researchers), in addition to screening any known threats, and applies its Expert System to prioritize the severity of the behaviors—all at machine speed and cloud scale.
IronDome
is a threat-sharing solution that facilitates a crowdsource-like environment in which the IronDefense threat detections from an individual company are shared among members of a Collective Defense community, consisting of our customers who have elected to permit their information to be anonymously shared and cross-correlated by our IronDome systems. IronDome analyzes threat detections across the community to identify broad attack patterns and provides anonymized intelligence back to all community members in real time, giving all members early insight into potential incoming attacks. Automated sharing across the Collective Defense community enables faster detection of attacks at earlier stages.
Our Collective Defense platform is designed to deliver strong network effects. Every customer contributing its threat data (anonymously) into the community is able to reap benefits from the shared intelligence of the other organizations. The collaborative aspect of Collective Defense, and the resulting prioritization of alerts based on their potential severity, helps address the known problem of “alert fatigue” that plagues overwhelmed security analysts.

The Collective Defense platform is available for
on-premise,
cloud (public or private), and hybrid environments, and is scalable to include small-to-medium
businesses and public-sector agencies as well as multinational corporations. We provide professional cybersecurity services such as incident response and threat hunting, as well as programs to help customers assess cybersecurity governance, maturity, and readiness. Our CS services are designed to create shared long-term success measures with its customers, differentiating it from other cybersecurity vendors by working alongside customers as partners and offering consultative and service capabilities beyond implementation.
The Collective Defense platform is available via a subscription-based pricing and flexible delivery model, with options available for major public cloud providers such as Amazon Web Services and Microsoft Azure; private cloud, or Hyper Converged Infrastructure (“
HCI
”) such as Nutanix; and
on-premise
environments through hardware and virtual options. To make it as easy as possible for customers to add Collective Defense into their existing security stack, IronNet built a rich set of Application Programming Interfaces (“
APIs
”) that enable integrations with standard security products, including security information and event management (“
SIEM
”); security orchestration, automation, and response (“
SOAR
”); endpoint detection and response (“
EDR
”); next- generation firewall (“
NGFW
”) tools; and cloud-native logs from the major public cloud providers.
We describe out
go-to-market
strategy as “land and expand with network effects.” Our approach is to initially secure influential “cornerstone” customers and then expand into their respective Collective Defense communities with additional “community members” from organizations of similar industry sector, state, country, supply chain, or tailored business ecosystem. As each Collective Defense community grows, so does the volume of shared data, and the value of our platform for each of those members thereby expands both technically and commercially.
We sell into both public and private organizations and the business ecosystems that support them. We have identified tens of thousands of prospective cornerstone customers and more than 100,000 potential community customers.
Some of the world’s largest enterprises, government organizations, high-profile brands, and governments trust us to protect their networks. Our customers include a top global hedge fund, eight of the top 10 U.S. energy companies (based on revenue), a leading Asian mobile phone carrier, two U.S. Department of Defense (“
DoD
”) branches, a
mid-sized
bank in the EMEA region, four U.S. state agencies, U.K. and Singapore government entities, and a large global holding company.
We began targeting large enterprises and Fortune 500 companies, but the flexibility and scalability of our cloud-native platform and enhanced go-to-market
approach enabled us to expand its customer base to smaller companies as well. We have been recognized in the cybersecurity industry by independent third-party analysts, including Gartner, Forrester, IDC, 451 Research Group, and Omdia, who has called our analytics a “potential game changer” in a June 2020 report. In January 2021, the global insurance brokerage Marsh named the Collective Defense platform as one of its industry-recognized Cyber Catalyst solutions. In August 2020, we announced that we had achieved “FedRAMP-ready” for Agency Authorization status, as approved by the Federal Risk and Authorization Management Program (“
FedRAMP
”).
Industry Background
Cybersecurity trends
There are a number of key trends driving the need for a new approach to cybersecurity.
Increased velocity of sophisticated attacks
Increasingly, adversaries are well-trained, possess significant technological and human resources, and are highly deliberate and targeted in their attacks. Adversaries today range from militaries and intelligence services of well-

funded nation-states, to sophisticated criminal organizations motivated by financial gains, to hackers leveraging readily available advanced techniques. The broad availability and rapid evolution of cyber attack toolkits and use of regional cloud infrastructure or compromised servers to launch attacks make it nearly impossible for security teams to keep up with cyber threats. Given sufficient amount of time and resources, a determined adversary will have the ability to breach current cyber defenses of almost any enterprise, organization, or government.
Rear-facing and insufficient tools
Gartner, an industry research firm, estimates that worldwide spending on global information security will be $186.2 billion by 2024, up from $124.2 billion in 2018. Even with increased cybersecurity spending, however, security outcomes have not substantially improved. The recent widespread SolarWinds/SUNBURST cyberattack is just one example of how a sophisticated adversary can thoroughly permeate an industry, geography or supply chain. The lack of equally sophisticated threat intelligence sharing allowed this hack to penetrate networks more deeply, and for much longer. The evolving threat landscape has rendered traditional defense approaches incapable of protecting organizations against next-generation threats.
The current generation of security products focuses on signature-based approaches that often have limited ability to collect, process, and analyze vast amounts of data—attributes that are required to be effective in today’s increasingly dynamic threat landscape. This includes traditional and next-generation firewalls, Intrusion Detection and Prevention Systems (“
IDPS
”), SIEMs, and other similar tools that are designed to manage policies for network traffic and rely on rear-facing threat intelligence indicators of compromise (“
IoCs
”) based on IP, domains, file hashes and other signature-based intelligence from known threats. They are not fundamentally designed to detect advanced, never-before-seen, “unknown unknown” cyber threats in a timely and scalable fashion.
The borderless enterprise where the network is no longer the perimeter
Cloud, IoT and SaaS applications have expanded the attack surface and cyber vulnerabilities. According to a Gartner press release dated May 13, 2020, Gartner reports that, while some cloud transformation projects may have put on hold during the
COVID-19
pandemic, it expects overall cloud spending levels previously estimated for 2023 and 2024 to show up as early as 2022. The ongoing
COVID-19
pandemic has only accelerated this
trend, with one survey by PricewaterhouseCoopers LLP reporting that 83% of executives believed the shift to remote work had been successful and that 79% of executives would no longer require a traditional five-day
onsite work week. Furthermore, IDC, an industry research firm, estimates that by 2025 there will be 55.7 billion connected devices worldwide. The reality of the borderless enterprise will fundamentally change network cyber defenses from a centralized command and control defensive strategy using traditional on-premise
blocking infrastructure to a distributed detect and respond strategy that fuses different sources of telemetry data across network, endpoints, and logs into actionable intelligence using large-scale behavioral analysis for security teams to take action.
Scarcity of qualified human capital
Even with the most sophisticated
AI-based
cyber technology in place, the human element of cybersecurity investigation, triage, and research plays an important role in risk reduction. As the Collective Defense platform is detecting and prioritizing anomalies, the analysts and threat hunters are ultimately deciding which alerts to triage, investigate, and manage through to response and mitigation. Organizations are consistently under-resourced in this area, however, as the ratio of the volume of network traffic versus the number of cybersecurity specialists to analyze that traffic is severely lopsided, resulting in Security Operations Center (“
SOC
”) staff overwhelm and burnout. A July 2020 report by the Information Systems Security Association states that 70 percent of its members believe that their organization has been impacted by the global cybersecurity skills shortage. The number of unfilled cybersecurity positions has already surpassed four million worldwide.

Cloud impact on enterprise cyber defenses
As digital transformation has accelerated in all industries, traditional security controls implemented on the company’s on-premise
network are often no longer available and often must operate differently for the outsourcing of IT infrastructure and operations to the public cloud provider. While the cloud is designed to make business easier, Management and Security Operations are different from traditional on-premise
security, as the teams do not have access to the underlying networks or logs, and therefore have limited visibility of cloud infrastructure. The major cloud providers have introduced logging and basic detection using signature-based detection strategies, but these require additional third-party or custom capabilities to provide sufficient defenses. Security vendors have attempted to fill the security gaps by introducing new products for the cloud based on existing on-premise
technologies, but these are often cloud
bolt-ons
that provide limited detection and visibility for cloud environments and are complex to deploy, difficult to scale, brittle to maintain, and costly to own.
Limitations of existing products
Existing detection and threat sharing methods have a number of limitations, including:
Legacy signature-based products
Signature-based products are designed to detect known attacks using a repository of previously identified indicators of compromise, but are not capable of detecting or responding to unknown threats. Used by network security, endpoint security, SIEMs and other standard defense-in-depth
cybersecurity solutions as a core detection method, these signature-based detections have resulted in many significant breaches due to the failure of legacy defenses to detect a previously unknown or modified version of a previously known attack. While current technologies remain an essential part of the SOC Visibility Triad, a network-centric approach to threat detection and response described by Gartner in 2019, they miss a large swath of dangerous threats that evade detection, as evidenced by the major SolarWinds/SUNBURST supply chain and Microsoft Exchange server attacks widely reported in the news media in 2020 and 2021.
Log and event management products
SIEMs and similar log management products are designed for compliance, reporting, and security incident management purposes, but they struggle with the scale and processing required to deliver the behavioral-analysis capabilities across current and historical data to detect new or modified versions of known threats. While these systems provide useful correlation capabilities, security operation teams are increasingly leveraging these systems for central aggregation points for workflow, ticketing, and case management, rather than for detection.
First generation network-based behavioral analysis products
First generation network-based behavioral analysis products provide a basic level of outlier detection using Bayesian analysis or other statistical methods to identify obvious patterns in small networks. Often marketed as artificial intelligence (“
AI
”)
solutions, these solutions lack the scale, correlation, or analysis capabilities needed to detect threats hiding in plain sight within networks commonly seen at mid-sized
or larger enterprises with thousands of devices, hundreds of applications, multiple physical sites, and multi-cloud architectures.
Infrastructure monitoring/network performance monitoring and diagnostic-based products
Traditional network infrastructure providers offer infrastructure monitoring products designed to identify network bottlenecks and other network reliability or performance issues. Increasingly, these vendors have added bolt-on
cybersecurity capabilities that can provide security teams’ networks with asset discovery and some network visibility, but they struggle with the algorithmic analysis needed to detect new and unknown threats with high fidelity or the forensic capabilities required by security operations team to investigate, triage, and respond to an identified network anomaly.

Threat intelligence sharing products
Threat intelligence products are designed to share massive amounts of non-specific
signature-based IoCs that commonly focus on IP addresses and domains of known threats and often only after a substantial period of time by the contributing organization. The lack of timeliness or specificity to an enterprise severely limits the effectiveness of the shared information from a cyber defense perspective. By the time this information is shared, usually weeks or months after an attack, a sophisticated attacker only needs to slightly modify their methods by changing their attack infrastructure to enable them to bypass cyber defenses of their targeted enterprises, industries, or nations.
Information Sharing and Analysis Centers (“ISACs”) and other threat sharing groups
Threat sharing groups emerged more than 20 years ago as a way for security teams to work together to collect, analyze, and share actionable threat information within their members communities. We believe this is a substantial step in the right direction; however, threat sharing in these groups relies largely on signature-centric threat intelligence platforms that struggle with timeliness and specificity of their intelligence or ad hoc manual forms of communication, such as email and only with a subset of security defenders with whom an analyst has a personal relationship. ISACs and similar groups are the right organizations, but they need technological solutions that enable them to share contextual, relevant, and timely information in real time across the full community.
Creating a new market segment: Collective Defense
“The U.S. government and industry must arrive at a new social contract of shared responsibility to secure the nation in cyberspace. This ‘collective defense’ in cyberspace requires that the public and private sectors work from a place of truly shared situational awareness and that each leverages its unique comparative advantages for the common defense.”
—U.S. Cyberspace Solarium Commission Report, March 2020
We are creating a new market category with Collective Defense. With its Collective Defense platform, we developed the first and, to its knowledge, the only solution that can identify and rate anomalous behaviors on the network and share this anonymized threat intelligence among Collective Defense community members (who may comprise a supply chain, state, or country) as an early-warning system for all.
The power of Collective Defense is that multiple companies can essentially work as a team to detect and defend against attackers early in the network threat intrusion cycle. This differentiated approach allows customers to:
Gain real-time visibility across the threat landscape
Our Collective Defense platform leverages proven behavioral analytics, machine learning (“
ML
”), and AI techniques across anonymized participant data to identify stealthy, sophisticated threats that otherwise may be missed by an individual enterprise and signature-based tools. The platform has been designed to deliver real-time visibility of cyber threats targeting supply chains, industries, regions, or any custom IronDome Collective Defense grouping.
Reduce impact of cyber attacks with help from fellow cyber defenders
The Collective Defense ecosystem acts as a collaboration hub to enable participants to automatically share real-time detections, triage outcomes, threat indicators, and other insights with members of their Collective Defense group. When suspicious behaviors are identified by any member, IronDome automatically shares a proactive warning to all members at machine speed so each member can prioritize their defense against the identified cyber threat.

Improve effectiveness of existing cybersecurity investments
Threat intelligence is valuable, actionable, and relevant only when received in time, before a threat enters a network. Our innovative collective threat intelligence provides immediate alerts at machine speed and context into urgent threats, enabling organizations to prioritize threats and build a proactive defense. This information can be used by a customer’s existing network, endpoint, or other security tools to identify and stop adversaries from retargeting their attack.
The following diagram depicts several differences between legacy approaches and our new approach:

Our Solution: The Collective Defense Platform
The Collective Defense platform comprises two tightly integrated proprietary technologies: Our NDR solution, IronDefense, and our innovative collective threat-sharing solution, IronDome.
Our Collective Defense platform offers a unified set of technologies that powers a wide range of network behavioral detection, security operations, real-time threat landscape visibility, threat sharing, and peer
SOC-analyst
collaboration capabilities. We can rapidly and cost effectively deploy in our customer’s public cloud, private cloud, and on-premise
infrastructure using our flexible deployment options. Our expanding set of open APIs and ecosystem integrations enable us to add new sources of data for behavioral analysis and Collective Defense sharing and collaboration to detect and stop targeted cyber attacks.
Armed with elite detection capabilities and combined offensive operator experience at the highest level of the U.S. government, our founders set out to build a behavioral analytics solution to detect threats heading toward, or already in, the network. A growing portfolio of proprietary analytics forms the backbone of IronDefense.

However, while effective in detecting unknown anomalies, behavioral analytics by itself is insufficient in modern, noisy networks where anomalies are common and can lead to a high number of false positives. For many NDR vendors in the industry, the solution is to tune their analytics to be less sensitive in order to deliver reduced false-positive rates at the expense of letting true positives into the network. We undertook a different strategy to meet this challenge. We introduced our expert system scoring algorithms, supported by our elite cyber hunters, to increase its detection specificity while preserving the sensitivity of its analytics in IronDefense.
We introduced IronDome in 2018. Powered by IronDefense’s threat detections, IronDome is the foundation of our Collective Defense platform, a purpose-built, cloud-native, and holistic platform that is capable of defending, analyzing, and correlating threats from various sources. It delivers timely, actionable, and contextual insights to attacks targeting an enterprise and, from there, is able to provide early warning to all members of the Collective Defense ecosystem.
The differentiated value of our Collective Defense platform is its ability to build a dynamic, comprehensive picture of the threat environment, much like radar for cyberspace, based on real-time, anonymized alert correlation across any participating member environments. It also provides situational context and peer insights for greater visibility and context of the threat landscape at any given time.
The following diagram depicts threat detections on our Collective Defense platform during 2020:

Notes:	Represents full-year data for calendar year 2020 except for cumulative number.
Correlated alerts for threat detection earlier in the intrusion cycle
We are not aware of any other vendor in the market with a similar approach to cybersecurity. Even though community members bring disparate network environments, such as cloud, on-premise
or hybrid, to the Collective Defense ecosystem, correlated threats stand out given that the adversarial behaviors are typically consistent, no matter who the target is, as was the case with the SolarWinds/SUNBURST attack.
The Collective Defense platform comprises two flagship products:
IronDefense
IronDefense is an advanced NDR solution that provides behavior-based and
AI-driven
analytics at the network level to detect anomalous activity at individual enterprises and prioritize the highest threats in a company’s network. We leverage a novel AI/ML algorithms to deliver high-fidelity analytics required to detect previously unknown threats. In addition, we provide advanced enrichment techniques via IronDefense’s Expert System, which has been designed to achieve high efficacy levels, low false positive rates, and improved visibility compared to legacy approaches. This is all done at network speed and cloud scale.
The following picture shows a representative credential phishing detection in IronDefense.

Most current cybersecurity tools focus on detecting the final
“action-on-target”
step of an intrusion. At this stage, identification is easier but the insights come far too late to stop attackers from getting into positions in the network to exfiltrate data, steal IP, or accomplish other malicious objectives. IronDefense uses advanced analytics based on metadata from the traffic in the customer’s network to identify anomalous activity earlier in the intrusion kill chain.
Key components of IronDefense include:
IronDefense behavioral analysis engine
IronDefense leverages behavioral-based detections to identify threats targeting industries and companies earlier in the intrusion cycle, and to identify the underlying behavior and methods to counter unknown threats, or customizations that attackers will implement to target companies in the future. The analytics are built upon algorithms that form the foundation of the patented IronDefense platform. They are computationally designed to understand normal network behavior by applying tests to create a benchmark of standard, acceptable traffic patterns in the network. Detected anomalies are grouped with similar instances of traffic behavior to minimize alerting and to aggregate events by events within the customers’ networks.

IronDefense Expert System
IronDefense includes an Expert System that automates security operations playbooks of how top cyber operations hunters leverage contextual data and other sources of telemetry data later on in the detection and response process and applies it to the risk scoring of anomalies detected by its behavioral analysis. This enables us to preservice its detection accuracy without sacrificing the sensitivity of its algorithms by leveraging the wisdom of our elite cyber hunters triaging thousands of alerts from real-world environments. The expert system also alleviates the “alert fatigue” that plagues every SOC by minimizing the tedious steps in an investigation, reducing alert fatigue and allowing security teams to focus on responding to high risk detection in their environments. The Expert System is continually optimized through machine learning from anonymized triaged outcomes by our cyber hunters using IronDefense.
IronDefense CoDA engine
Threat analysts and hunters spend a significant portion of their time triaging individual alerts by identifying corroborating evidence and related information. In 2021, we are launching a new correlation engine called CoDA, for Correlation of Detections and Alerts, that models adversary attack techniques and pre-correlates
anomalous activity by threat categories to improve risk scoring and alert prioritization, as well as to dramatically reduce alert load. This system leverages a multi-pass system that first optimizes for detecting as many potential instances of a particular type of threat activity and enriching detections with threat intelligence and other external and internal data sources to optimize for detection precision. Events are further aggregated by entity information, attack stage identification, and time sequence data to deliver a timeline of an attack and scored by risk to the enterprise.
IronDefense threat hunting interface
IronDefense includes a threat hunting interface built by our elite cyber hunters to empower security operations teams to conduct detailed investigative workflows and forensic analysis of threats detected by IronDefense. The hunting interface empowers security analysts to investigate across all raw traffic, network metadata, logs, telemetry data, and collective threat intelligence captured by IronDefense, all the way down to full-packet capture of individual network flows.
IronDefense sensors
IronDefense sensors are cloud, virtual, and physical sensors that are deployed at the network perimeter to ingest “north-south” traffic within internal networks to provide “east-west” traffic visibility across an enterprise. Cloud sensors are available for public cloud environments to ingest raw traffic data directly from
Infrastructure-as-a-Service
(“IaaS”) virtual networks from major cloud providers such as AWS and Microsoft Azure deployments. The sensor extracts rich network session metadata from the raw traffic and sends it to our behavior analysis engine for processing and expert system validation. The IronDefense sensors also continuously collect full raw traffic packet capture for inspection during hunting operations.
IronDefense direct data ingest
IronDefense has the ability to utilize a wide-range of data types and telemetry data directly from existing sources. These data sources include standard protocols such as DNS, HTTP/S, or Active Directory; common network log formats such as BRO/ZEEK or NetFlow; Cloud Provider logs such as AWS VPC, AWS CloudTrail or Microsoft Azure NSG logs; and application logs such as Office 365.
IronDome
IronDome is a threat-sharing solution that facilitates a crowdsourced-like environment in which the IronDefense findings from an individual company are automatically and anonymously shared within groups of related entities, such as portfolio companies, supply chains, industries, or nations, for correlation and further analysis. IronDome analyzes threat detections across companies to identify broad attack patterns and provides anonymized intelligence back to all customers in real time.
IronDome enables Collective Defense member enterprises to actively share individual anonymized cyber anomalies at machine speed across a community of public-private peers. This capability allows companies to identify stealthy attackers earlier in the attack cycle when many of their methods fall below the threshold of detection at a single company by allowing companies to aggregate data and run higher-order analysis across industry data.
Key components of IronDome include:
IronDome Collective Defense communities
IronDome threat sharing is organized by communities of enterprises based on their business ecosystem, industry, region, or nation. Enterprises can be members of multiple communities based on their sharing preference and threat sharing needs. As customer adoption grows, the network effect of each additional enterprise participating in IronNet’s Collective Defense platform will amplify the breadth and depth of its dataset and intelligence.
IronDome collective threat intelligence sharing
IronDome links communities of enterprises together to provide contextual insights into the threat landscape. Machine and human intelligence is shared in real time across the community by threat correlations, as well as outcomes and insights related to how various analysts at different enterprises rated and triaged similar threats in their environment. Real-time feedback of these insights delivers enhanced threat landscape visibility and detection insights that allow members to immediately react to active threats targeting their industry and to adjust their defenses to combat the threat.
IronDome RadarView
IronDome creates a radar-like view of cyberspace that links private and public sector stakeholders in their Collective Defense community. The RadarView graph provides an anonymized real-time view of threats targeting an enterprise’s business ecosystem, supply chain, industry, or region.

The following picture shows a sample Detection Correlation Dashboard in IronDome.

Called Collective Defense communities, spearheaded by a “cornerstone” company or organization, an IronDome could be established for a company’s business ecosystem, such as a wealth management firm with many portfolio companies; a sector-based collaborative, such as in within energy or finance), or a cross-sector formation; states and countries; and private-public sector configurations.
In each Collective Defense community, members agree to share anonymized data about threats detected on their individual networks with the collective, on an ongoing basis. This collaborative approach is designed to “flip the script” on attackers by raising the defensive capabilities of any one player. If correlated alerts and attribution based on behaviors suggest that a nation-state is involved, Collective Defense participants can voluntarily share threat information with the government for cyber defense on a national scale as needed to defend the nation.
The Collective Defense platform is available for
on-premise,
cloud (public and private), and hybrid environments, and it is scalable to include small-medium businesses as well as multinational corporations.
Threat Intelligence
Using information derived from the Collective Defense Platform, we also provide our customers with threat intelligence.
IronNet Threat Intelligence Rules
We develop threat intelligence rules (“
TIRs
”) based on significant community findings. These detection rules for network, endpoint, or other security tools allow customers to proactively protect themselves against known threats through more secure controls.

IronNet Threat Intelligence Brief
The monthly IronNet Threat Intelligence Brief provides top observed threats across our Collective Defense communities. It includes significant community findings, such as network behavioral anomalies that were rated as suspicious or malicious by us and/or participant analysts, threat intelligence rules, a snapshot of monthly correlated alerts, and threat research highlights.
Key Benefits of Our Solution
Our solution offers our customers several benefits, including:

•	differentiated business value that includes behavioral analytics, which find threats that other tools cannot;

•	real-time threat-sharing across communities; and

•	value to the Collective Defense ecosystem through integrations.
These benefits are summarized in the graphic below.

Behavioral analytics that find threats that other tools cannot detect
Superior threat behavior detection to see unknown threats
IronDefense examines the network traffic itself, which is much harder for an attacker to evade or manipulate. IronDefense threat detections are based on advanced, high-fidelity analytics and AI/ML detection capabilities built by top cyber subject matter experts (“
SMEs
”), continuous full packet capture (“
PCAP
”), an expert system that applies the judgment and tradecraft playbooks of the nation’s top cyber defenders, and integrated cyber hunting (packet level visibility that improves speed and depth of investigations).
Visibility across the full enterprise to close threat detection gaps
IronDefense network detections fill the known void in threat visibility, which is being able to see unknown, novel threats on the network that other tools cannot see. The Collective Defense platform is an essential part of the SOC Visibility Triad, complementing endpoint detection and response (“
EDR
”) and logs. It is the engine that can transform this triad into a dynamic pyramid for comprehensive visibility across the threat landscape.

Cognitive detection, correlation, and prioritization analytics for reduced false positives
The Collective Defense platform collects, processes, correlates, and analyzes high-fidelity data from customer networks (anonymized), threat intelligence on real-world attacks, significant community findings, and correlated alerts in the Collective Defense communities. We use this data to continually train and enhance our IronDefense behavioral analytics to increase the signal-to-noise
ratio to detect new, unknown attacks with high-fidelity analytics. We automatically chain and score related events into signals to increase analyst visibility.
Data ingest at scale for a broader view of the threat landscape
IronDefense gathers data streams from a variety of sources to build a more comprehensive picture of threats. Network sensors provide streaming capture of all network packets for detection and visibility into all protocols activity. Network logs provide asset discovery and device metadata for event enrichment and contextualization. Cloud data on user activity and usage patterns only the cloud provider can collect. Security ecosystem data provide entity and user operational state which supplements network and cloud data collected.
The only real-time threat sharing capability across companies for stronger defense
The ability to defend better as a collective force
The Collective Defense platform orchestrates threat-sharing and collaboration in real time to deliver immediate visibility and instant sharing of malicious cyber threats targeting supply chains, industries, regions, or any custom Collective Defense community to reduce impact of cyber attacks with help from fellow cyber defenders. IronDome acts as a collaboration hub to enable members to automatically share real-time detections, triage outcomes, threat indicators, and other insights with members of their Collective Defense community.
Faster warning and response capabilities
When suspicious behaviors are identified by any member, IronDome automatically shares a proactive warning to all members at machine speed so each member can prioritize their defense against the identified cyber threat. This capability allows companies to identify stealthy attackers earlier in the attack cycle when many of their methods fall below the threshold of detection at a single company by allowing companies to aggregate data and run higher-order analyses across industry data. The platform supports opt-in
anonymized sharing with governments for national response when necessary.
Real-time sharing of peer insights for stronger defense
The Collective Defense platform allows community members to share threat context, prevalence, and expert commentary about how to triage and response, much like the Waze app for traffic, except for cybersecurity. By banding together and working together with peers, Collective Defense community members are better able to pool and optimize resources so they can achieve “defensive economies of scale” that allow them to keep up with and counteract cyber attackers.
Deep subject matter expertise to improve customer defense
We have an elite cyber operations team working directly with customers’ security teams to detect, triage, and respond. Our teams are led by cyber offensive and defensive SMEs. Approximately one-half
of our cyber operations experts have National Security Agency or U.S. Department of Defense experience, and 40% have cyber offensive, intel, or research experience.
A force multiplier effect to help strained SOC teams
Our deep SME knowledge enables a multiplier effect for severely strained SOC analysts, who can leverage insights from its security analysts and threat hunters, as well as peer insights and triage outcomes from the

Collective Defense community. This approach addresses the cyber talent shortage, improving the effectiveness of SOC teams and optimizing tools and human resources. Our high-fidelity analytics and threat intelligence provide autonomous identification, prioritization, and recommendation to accelerate incident investigation and the response process.
Added value to the cybersecurity ecosystem
Easy-to-use
deployment for faster time to value
The Collective Defense platform has been designed to be easy to provision, configure, and manage, working seamlessly with a suite of SIEM, SOAR, EDR, and NGFW APIs to streamline siloed security products. These integrations provide a natural complement to IronDefense and reinforce the users’ existing security infrastructures. Analysts do not need to re-learn
anything and can see detections from a single view.
Security for any environment
IronNet can provide security protection across cloud, multi-cloud, on-premise,
and virtual environments to support customers with different needs. Public cloud options are Amazon Web Services (“
AWS
”) and Microsoft Azure, and we have private cloud options based on Nutanix for customers that want to leverage their own on-premise
HCI environments. The
on-premise
deployment option is our hardware appliance or virtual application.
Improved effectiveness of existing security investments
IronDefense automates many of the time-consuming threat discovery and investigation steps and indicates the severity of anomalous activity. Its customers’ analysts can make decisions in a shorter amount of time.
Industry Recognition, Awards and Designations
Industry analyst reports
Over the past 24 months, we and our platform and products have been recognized in 10 reports by multiple third-party industry analysts, including Gartner, Forrester, IDC, 451 Research Group, and Omdia, who has called our analytics a “potential game changer” in a June 2020 report.
Industry designations
Cyber Catalyst by Marsh
™
designation
In January 2021, the global insurance brokerage Marsh named the Collective Defense platform as one of its industry-recognized Cyber Catalyst solutions. This evaluation program is designed to help organizations make more informed choices about cybersecurity products and services to manage their cyber risk, by providing independent reviews conducted by insurers who fully understand the impact of risk exposure.
FedRAMP Ready for Agency Authorization
In August 2020, we announced that we had achieved “FedRAMP ready” status for Agency Authorization status, as approved by the FedRAMP. Our achievement of this status means the FedRAMP PMO has determined that we can meet the FedRAMP security requirements and could be granted an Authority to Operate (“
ATO
”) from federal agencies.
Industry certifications
GDPR-compliant
We are committed to data privacy and are compliant under the European Union (“
EU
”) General Data Protection Regulation (“
GDPR
”). We are also an active member of the EU/
Swiss-US
Privacy Shield Framework through

the U.S. Department of Commerce. The
EU/Swiss-U.S.
Privacy Shield Framework provides a method for companies to transfer personal data to the United States from the EU in a way that is consistent with EU law and acceptable under EU GDPR.
ISO/IEC 27001
ISO 27001 is an international standard for information security management systems (“
ISMS
”). An ISO 27001 certification demonstrates that we have addressed the following areas: security policy, organization and information security, asset management, human resources security, physical and environmental security, communication and operations management, access control, information systems acquisition, security incident management, business continuity management, and compliance.
SOC2 Type I and SOC2 Type II
We are also SOC2/Type I and Type II certified, verifying that we have a suitable design of controls to meet the criteria for the security, availability, confidentiality, and processing integrity principles of the SOC2 standard. Having Type II attestation demonstrates the operational effectiveness of our design controls.
Department of Homeland Security Continuous Diagnostics & Monitoring
We are registered with The Department of Homeland Security (“
DHS
”) Continuous Diagnostics & Monitoring (“
CDM
”) program recognizing cybersecurity tools and sensors that are reviewed by the DHS program for conformance with Section 508, federal license users and CDM technical requirements. We also received two separate acceptances/approvals for the DHS CDM Approved Products List for IronDefense
(IRO-0002-20180103)
and IronDome
(IRO-0004-20180405).
Industry Award highlights
2020 Fortress Cyber Security Award
We won a Fortress Cyber Security Award for two years in a row in the Public & Private Cloud category for IronDome. The award recognizes the world’s leading companies and products that are working to keep data and digital assets safe.
2020 CyberSecurity Breakthrough Award
Our IronDome Collective Defense solution was named the “Overall Incident Response Solution of the Year” by the 2020 CyberSecurity Breakthrough Awards. The CyberSecurity Breakthrough Awards program recognizes the top companies, technologies, and products in the global information security market.
2020 Cyber Security Awards
Our IronDome Collective Defense platform was named the winner of the “Innovative Product of the Year—Threat Detection” by the Cyber Security Awards. The Cyber Security Awards recognize the best individuals, teams, and companies within the cybersecurity industry for excellence and innovation across 18 categories.
2020 CRN Emerging Vendors List
We were named to the 2020 Emerging Vendors list in the Security Channel by CRN. This annual list honors new, rising technology suppliers that exhibit great promise in shaping the future success of the channel with their dedication to innovation.

Our Market Opportunity
“Information sharing is critical for empowering the global ecosystem to move from individual to collective cyber resilience.”
—World Economic Forum Centre for Cybersecurity, “Cyber Information Sharing: Building Collective Security,” October 2020
We were founded on the belief that network defense accelerated by AI was the future of cybersecurity and that the ability to share these
AI-based
threat detections in real time was
non-existent
in the market at the time of Legacy IronNet’s inception. Our goal has been to give companies, organizations, and governments better ways to fight back against organized criminal groups and nation-state adversaries.
To best operationalize AI in a security setting, we have turned to the ML subset of AI. It uses ML models to detect “unknown unknown” threats to networks. An unknown threat, or a zero-day
threat, is considered a malicious code that has not been seen before, hence without a “signature.” Such threats exploit vulnerabilities as advanced persistent threats or targeted attacks. Behavioral analytics, which are data-driven algorithms tuned to detect behaviors on networks, can increase an organization’s visibility across the network, reduce the impact of cyber attacks, and improve the effectiveness of their cybersecurity investments.
We believe there is a clear market need to systemically fix a broken approach to cybersecurity. According to the Center for Strategic and International Studies, global cybercrime losses have nearly doubled from $523 billion in 2018 to $945 billion in 2020. Being able to detect unknown, malicious threats and share threat intelligence through Collective Defense is critical for mitigating the impact on business continuity and cost. An independent industry study conducted in 2020 estimates that it takes an average of 315 days to detect and contain a data breach caused by a malicious attack, while an average of 230 days is necessary to identify a malicious breach, giving hackers dangerous network dwell time to steal personally identifiable information (at the average cost of $175 per record in malicious attacks) and intellectual property. Security automation can reduce that lifecycle by about 2.5 months. Shortening the detect-to-contain
cycle to less than 200 days could potentially cut the total cost by about a quarter.
Market Overview
The following graphic depicts our estimated total addressable market:

Source: Gartner: Forecast: Information Security and Risk Management, Worldwide, 2018-2024, 4Q20 Update

(1)
Summation of revenues generated from solutions for Security Information and Event Management (SIEM) Software, IDPS Equipment, Enterprise Data Loss Prevention, Threat Intelligence Software, Network Detection and Response, and Network Access Control.

Our customers utilize our Collective Defense platform across a wide variety of use cases. Its total addressable market initially began as a behavioral-based detection and response opportunity in the network security market, but has significantly expanded due to rapid innovation and adoption of the Collective Defense platform across additional security segments.
In addition, our increasing market opportunity is driven by the rapidly increasing desire and willingness of public and private enterprises of all sizes to share collective threat intelligence and work together in common defense to support their continued acceleration of digital transformation and cloud computing, adoption of the Internet of Things (“
IoT
”), and the ability to defend their enterprises in a continually intensifying threat landscape.
Our innovative approach is unique in the security industry. We identify anomalies across network traffic using advanced behavioral analytics, artificial intelligence, and machine learning techniques; applies integrated security operations automation through the use of our Expert System; automatically correlates pre-triaged
detections; and shares collective threat intelligence across an enterprise’s business ecosystem. Because of its solution strategy and architecture, the IronNet Collective Defense platform is the first to address multiple security markets, including markets not typically associated with Network Detection and Response.
The markets we address comprise the following:
Network Security Equipment and Infrastructure Protection
In 2016, we launched its IronDefense product to disrupt the Enterprise Network Security Equipment market that included what is now the NDR, Network Access Control (“NAC”), and Intrusion Detection & Prevention System (“
IDPS
”) markets, respectively. As part of its launch of IronDefense, it included a security operations capability built by world-class security experts specific for security operations to address the SIEM and Enterprise Data Loss Prevention (“
DLP
”) markets, respectively. In 2018, we launched our IronDome product to disrupt the threat intelligence market by providing enterprises with real-time visibility to their threat landscape and curated threat intelligence to actual threats targeting their business ecosystem, supply chain, industry, and region. Gartner estimates that the global market for these segments in the Network Security Equipment and the Infrastructure Protection will be $10.0 billion in 2021.
Application Security, Web Security, and Enterprise Endpoint
Additional enhancements in 2020 to IronDefense and IronDome that further enable use to operate in public cloud environments allow us to address the Application Security segment and web security market that Gartner estimated at $3.3 billion and $2.8 billion, respectively, in 2020. The addition of ecosystem integrations in 2021 across a range of security ecosystems increases our footprint within a security ecosystem, and our ability to work natively with endpoint detection and response vendors under our Collective Defense capabilities enables us to address the enterprise endpoint market, which Gartner estimated at $9.1 billion in 2020.
IronNet’s
Go-to-Market
Strategy
We describe our
go-to-market
strategy as “land and expand with network effects.” Our approach is to initially secure what we describe as influential “cornerstone” customers and then to expand their respective Collective Defense community with additional “community members” from organizations of similar industry sector, state, country, supply chain, or tailored business ecosystem. As each Collective Defense community grows, so does the volume of shared data, and the value of our platform for each of those members thereby expands both technically and commercially.

The following diagram depicts this strategy:

Foothold with Cornerstone Customers expanded to
follow-on,
sector-leading Community Customers
We define a Collective Defense cornerstone customer as a customer who is a leader of a recognized industry, nation, state, or vertical. Example of cornerstone customers include the U.S. government, with the defense industrial base, whereby a large systems integrator, along with a branch of the military, that are securing their thousands of supply chain members within a Collective Defense community. Another example is a global investment fund in the Asia Pacific Japan region with a $300 billion portfolio. Our relationship with this fund led to securing a single portfolio company as a community customer, and we have now expanded to multiple companies within the fund’s portfolio.
By securing business with organizations that are influential in their sector, proving our value through our Collective Defense solution, and partnering with their senior leadership, we believe we can sell into similar organizations effectively and with great credibility.
Our emphasis on information sharing has also helped us find particular success working with key industry associations, such as the Electricity Information Sharing and Analysis Center (“
E-ISAC
”) to capitalize on the strong relationships and shared goals among member organizations. By becoming a trusted thought leader responding to their shared challenges in cybersecurity, we seek to gain access to potential customers while providing cybersecurity insight, instruction, and advice to the association as well—a core tenet of our Collective Defense mission.

The overall effect of our
go-to-market
approach drives two powerful network effects, which are depicted in the graphic below. The first is the growth in the value of our platform as it ingests more and different data to improve the detection of its machine learning-driven algorithms. The second is our customer community-driven growth model, which drives a more efficient route to market with lower community customer acquisition costs and higher customer lifetime values.

Our Growth Strategy
We see the opportunity for multi-dimensional innovation and growth. We believe that the SolarWinds/SUNBURST attack in 2020 has validated our mission to drive
AI-driven
behavioral analytics and Collective Defense to the overall security market.
Our revenues have grown steadily since our first product was released in 2016. We made our first moves to the cloud in 2018, and we intend to accelerate scalability from our cloud offerings. This evolution in our products allow us to deploy to customers more rapidly, scale more quickly, and drive revenue growth.
Our strategies to grow our business include the following:
Grow our customer base by replacing legacy and other NDR products
Given the limitations of existing products in the NDR, SIEM, IDPS, EDLP, and Threat Intelligence Software segments, we intend to continue to grow our customer base organically as organizations replace these signature-based and stand-alone offerings with
AI-driven
behavioral analytics and Collective Defense. Our customer acquisition campaigns and channel partnerships with MDR providers are expected to allow us to pair pursuit of large enterprise customers with cost-effective penetration into smaller and medium-sized
enterprises.
Further expand offerings with existing customers
We will continue to expand our relationships with our customers by expanding our network coverage of their business towards 100% and by cross-selling additional Collective Defense offerings. When we first deploy our products to a customer, it usually covers only a portion of their network traffic. As we are able to demonstrate the value of our behavioral analytics and membership in Collective Defense, we have to up-sell
opportunities as we expand network coverage to other parts of the business or portfolio. We also have the opportunity to cross-sell offerings like cloud traffic analytics or digital fraud detection. Over time, we seek to deploy our solutions enterprise-wide for all customers, thereby increasing our revenue from existing customers and therefore our dollar-based net retention rates.

Expand into new customer segments
While we first targeted large and sophisticated enterprise customers, we also have an internal sales development team and an inside sales team to expand our go-to-market
efforts. These teams focus on early qualification and development for cycles with potential cornerstone customers. They utilize intelligence from our Account Based Marketing system as well as social sales development tools to nurture these opportunities to a handoff point with field sales. These teams also focus on full cycles with potential community members once a cornerstone-driven Collective Defense community has been established. We are using a combination selling approach to scale our sales into additional industry verticals, with which we can sell our Collective Defense capabilities to the largest enterprises or smallest businesses with any level of security sophistication and budget.
Extend our Collective Defense platform and ecosystem
We have designed our architecture to be open, interoperable, and highly extensible. It is constantly adding integrations to our platform in order to ingest more sources of data for analysis and to provide detection outputs to more response systems. We also add new algorithms and new combinations of algorithms to detect behaviors of unknown but potentially malicious attacks. In addition, we innovate with partners to add our NDR and Collective Defense capabilities to their customer offerings. An example of this is our recent announcement of a strategic partnership with Mandiant, a part of FireEye, Inc., under which the parties will work together to provide best-in-breed
managed cyber defense capabilities to companies and government agencies of all sizes. The new jointly managed collective defense service offering is designed to remove the burden of identifying new and novel threats from public and private security teams by providing a potent software and services combination. We expect that innovations and partnerships such as our partnership with Mandiant will enhance the distribution of our platform and represent future sources of revenue.
Broaden reach into the U.S. federal government vertical
We spent the first five years of our life building foundational customer relationships in the commercial sector. This was intentional, as the company mission required it first to build the technology and business basis required to protect the private side of the public/private partnership. We are now actively investing in the acquisition of customers in the U.S. federal government vertical. We are FedRAMP Ready and are registered with the Department of Homeland Security Continuous Diagnostics & Monitoring program approved products list to provide federal agencies with innovative security tools. In addition, our platform is deployed in the AWS GovCloud. We are pursuing opportunities in the civilian, defense, and intelligence sectors.
Expand our international footprint
We are expanding our international operations and will continue to invest globally to broaden our international footprint. We intend to grow our presence in the Asia Pacific Japan and EMEA regions by adding headcount and establishing overseas hosting relationships.
Our Technology
Cloud-native architecture
Our platform is designed to be secure, highly scalable, redundant, resilient, and high-performing. Delivering from the cloud is intended to enable agility, ease of use, and flexible detection of threats within individual enterprises and the correlation and sharing of those insights with their broader Collective Defense communities. Individual enterprises can choose to deploy our products and solutions using a variety of public and private cloud deployment options including AWS and Microsoft Azure. Enterprises that prefer to leverage their own private cloud infrastructure using hyper converged infrastructure can deploy our products and solutions through our partnership with Nutanix.

Flexible architecture for all enterprise networks
Our Collective Defense platform enables enterprises to add behavioral detection and Collective Defense to their on-premise,
cloud, or multi-cloud infrastructure. Our platform can monitor workloads in major public cloud providers and on-premise
physical and virtual networks from a single platform. Our Collective Defense platform can monitor network traffic and raw traffic in AWS and Azure or leverage existing logs to detect threats targeting their cloud infrastructure. With us, enterprises can apply the power of IronNet Collective Defense to their IT infrastructure and share collective threat intelligence with their Collective Defense community to detect threats targeting their community.
APIs / integrations
The Collective Defense platform and architecture is built around a rich set of APIs intended to efficiently and effectively complement and expand a customer’s existing security infrastructure, such as SIEMs, EDRs, NGFWs, ITSM workflow tools, and other common cybersecurity tools. The platform includes the ability to query and interact with these tools, allowing customers and partners to integrate its detection into their security operations and to execute native response against detected threats. By connecting existing security systems to the IronNet Collective Defense platform, we allow our customers to drive higher efficiencies and value from their security investments. For example, we integrate with CrowdStrike to provide
1-click
containment and can leverage CrowdStrike information to provide host details in the IronDefense Threat Hunting interface to deliver a seamless security operations experience across network and devices.
Data center operations
The Collective Defense platform utilizes a combination of global and customer infrastructure to deliver the solution. Customers can choose a variety of deployment options for their own enterprise however global and Collective Defense community level information is hosted in AWS data centers located in the United States and regional AWS data centers to support our international business. Our technology infrastructure, combined with the use of AWS resources, provides us with a distributed and scalable architecture on a global scale.
Our Services
Cyber Operations Center (“CyOC”)
IronDefense customers can extend their SOC with our dedicated CyOC team, which comprises expert offensive and defensive cybersecurity operators with experience defending both private and public sectors against sophisticated threats. From monitoring to threat hunting, we enhance IronDefense capabilities by providing customers 24/7/365 NDR services backed by Collective Defense, enabling customer SOC analysts to spend more time focusing on strategic tasks.
Our cybersecurity operators add to the power of IronDefense by leveraging best practices to deliver advanced NDR capabilities that meet compliance standards. Our services are scalable, measurable, and cost- effective, and they provide complete real-time visibility into the network.
CyOC services include the following:
Hunt collaboration
Our Hunt Team comprises highly technical security analysts with real-world operational experience in defending highly secure networks across industries and sectors. Our analysts leverage our IronDefense platform to work side-by-side
with customers’ security operations personnel to detect and mitigate threats identified in the customer network.

Threat notifications
The CyOC team continually monitors and researches events and anomalies found in customer networks. The IronNet Customer Portal is used to notify customers of IronDefense findings of interest related to a customer’s network. Notification is distributed to members determined by the customer and includes full event analysis and mitigation recommendation.
Rule deployment
The CyOC’s Threat Intelligence analysts support customer operations by providing context to manual hunt operations and alert triage. The team produces tailored threat information to customer instances of IronDefense through Threat Intelligence Rule updates based on current suspicious and malicious IoCs, IronDome insights, emerging threat research, and results of research by our malware reverse engineers.
Reachback support
The CyOC team offers remote event collaboration, incident response, cybersecurity expertise, and platform support for IronDefense related security operations.
Reporting
Periodic insight reports are provided to customers on threat trends correlated to the customer’s network and sector. These reports provide summarized and actionable IoCs associated with high risk network behaviors mapped to the MITRE ATT&CK Detection framework to identify the stage and progression of the threat. These reports also include a detailed list of resulting Threat Intelligence Rules deployed to customer instances of IronDefense.
Custom hunt tracking
Introductory and advanced training for
end-users
on analytics, alerts, entity enrichment, hunting, and network defense techniques are available. Periodic on-site
side-by-side
hunt operations, threat identification techniques, and review of newly implemented product features are also available.
Customer Success Team
Through our core products and services, we seek to increase our customers’ visibility into the threat landscape, reduce the impact of a potential attack and improve the overall effectiveness of cybersecurity investments. One of the ways we do this is with our dedicated Customer Success (“
CS
”) team. While some vendors charge a premium for expert Customer Success care, we include access to our CS team as part of a customer’s subscription, including a dedicated Customer Success Manager for the life of the subscription.
At the onset of a new deployment, our CS team works with customer stakeholders to map out what success looks like, determine the key deliverables required to achieve those goals and create a success plan for the life of the partnership.
Governance and Maturity Services
These services measure adherence to specific regulatory or contractual requirements and provide measurable data as to the maturity of the organization’s cybersecurity capabilities.
Cybersecurity Readiness Services
Given that threat actors continuously change their tactics, techniques, and procedures (“
TTP
”), these services are designed to ensure organizations are prepared for the latest and most immediate threats.

Incident Response Services
We provide incident response and digital forensic investigative services powered by an accomplished team with deep expertise. We specialize in providing incident response and digital forensic investigative services to companies of all sizes, ranging from large U.S. Fortune 50 companies to smaller organizations.
Training
Leveraging decades of cybersecurity experience, our results-focused training programs enable customers to unlock a higher level of cyber resilience. We adopt a hands-on
approach to build technical proficiency and operational confidence using industry best practices. Cyber skillset training techniques include hunt methodology, offensive methodology, data analytics for security intelligence, SOC leadership, cyber threat intelligence operations, executive education, and custom cyber threat seminars.
Our Customers
Some of the world’s largest enterprises, government organizations, high-profile brands, and governments trust us to protect their networks. The following graphic depicts our representative customers.
Customer case studies

Critical infrastructure customer case study: Southern Company
Within our first months in business, we had five major utility companies sharing cyber events in the IronDome across 25 states, helping secure infrastructure that delivers power to nearly 35 million customers.
Situation
: Serving nine million customers across six states, Southern Company faced risks as a target for cyber attackers to steal information or disrupt operations.
Solution
: As an early adopter of Collective Defense, one of the reasons Southern Company works with us is to get high quality, automated situational awareness and to move away from relying on manual methods.
Southern Company invested in its partnership with us to increase its ability to detect Advanced Persistent Threats, reduce dwell time and more quickly recover in the event of an attack.
Our relationship with Southern Company extends beyond just a vendor/client relationship, as senior leadership from both companies appear together at numerous events and government briefings to discuss their positions on topics like nuclear energy and the security of the U.S. power grid.
Southern Company’s Chief Information Security Officer notes that “Broad situational awareness within sectors and across sectors is something we believe in, and why we are doing work with IronNet and many other partners in energy and other critical sectors, both nationally and internationally.”

Critical infrastructure case study: American Electric Power (“AEP”)
Situation
: With the nation’s largest transmission system consisting of more than 40,000 miles of transmission lines and more extra-high-voltage transmission lines than all other companies combined in North America, AEP needed to ensure the security of its own operations—while recognizing its role in contributing to the security of the electrical grid overall. collaborative cyber defense to combat adversaries.
Solution
: Collective Defense provides the high-fidelity threat sharing to make AEP’s cyber intelligence truly actionable, to ensure the cyber security of its 5.5 million customers.
AEP’s Chief Security Officer says that “AEP values the relationship and initiatives being led by Gen. Alexander and IronNet.”
Financial services customer case study: NBH Bank
Situation
: National Bank Holdings (“
NBH
”) needed a way to detect unknown threats. Monitoring only known threats, or “signatures” such as compromised domain names, IP addresses, or file hashes, missed a huge swath of threats that evade traditional signature-based threat detection. NBH needed a tool that could alert the security team of advanced threats across the cyber kill chain, in real time, in turn empowering the team to take action before the threat could affect operations.
Solution
: After evaluating other platforms, NBH chose IronDefense for its ability to successfully detect malicious behaviors for DNS Tunneling, Domain Generation Algorithm (“
DGA
”), and Periodic Beaconing HTTP. As part of an IronDome, NBH has strengthened its ability to take proactive action against emerging threats detected by machine learning and further qualified by anonymized knowledge-sharing in the Collective Defense ecosystem.
NBH selected us because of our precise analytics; proactive hunt team support; partnership with our Customer Success team; and the ability to crowdsource expertise across their peers through Collective Defense.
NBH’s VP of Enterprise Technology has stated that it views our Collective Defense as the “next big thing in cyber.”
Sovereign wealth fund customer case study
Situation
: An Asia-Pacific-based sovereign wealth fund with a $300 billion portfolio needed better visibility of network threats across its portfolio companies. Prior to implementing Collective Defense, neither the sovereign wealth fund nor its portfolio companies had a viable method for correlating IoCs across multiple organizations. They also lacked the ability to detect malicious threat activity based on network behaviors.
Solution
: The company chose a Collective Defense IronDome to reduce time to detection via threat sharing across its portfolio companies.
In one instance, our analytics detected a sinister BotNet intrusion attempt into the firm’s perimeter. The detection allowed the firm to act fast and catch the BotNet on their firewall before it got inside their network—all within 24 hours of detection.
The fund’s Chief Technology Officer said that “None of our other threat hunting tools sparked an alarm. This may suggest that we can turn off some of our other threat hunting tools and save some money by using IronNet. This is IronNet value at work.”
In addition to becoming our customer, the sovereign wealth fund also later became an investor in our company.

Oil & gas customer case study
Situation
: A Fortune 500 midstream natural gas and crude oil pipeline company sought to increase its detection capabilities and accelerate threat response. Other methods of information sharing proved challenging for driving real business value.
Solution
: IronDome provides visibility across the sector and an instantaneous way to share anonymized threat information, allowing the company to identify unknown threats faster and react more quickly. Based on network behavior, our detection analytics help the company to maximize the value of its other cybersecurity investments by identifying potential misconfigurations or gaps to tighten overall security.
According to the company’s leader of Security Operations, “IronNet is truly a partner and not just another vendor.”
Our Sales and Marketing
Sales
We use a “to and through” sales strategy. By maintaining a direct sales force consisting of senior-level account executives with deep security and high-tech experience, we have been able to leverage extensive professional networks and build inroads to strategic accounts. Because of this and the caliber of our senior leadership team, we believe we have a differentiated ability to convene CEOs, Chief Information Security Officers (CISOs) and other leaders within an entire industry, such as energy company CEOs. This is what enables our cornerstone/community selling approach.
We have three sales teams in the United States: Public Sector, covering federal, state and local segments; Critical Infrastructure, covering energy, oil & gas, and related segments; and Enterprise, covering financial services, insurance, tech, and a variety of other sectors. We have direct sales staff in six countries, as well as a growing portfolio of channel, managed services and technology partners across the United States, Europe, Middle East and Africa (“
EMEA
”) and Asia-Pacific regions to scale our ability to discover, qualify, and close business.
In addition, we have inside sales development teams to expand our selling capabilities. These teams focus on early qualification and development of opportunities that we either close directly or transition to the field sales teams (for named accounts). These inside teams’ primary objective is filling Collective Defense communities with smaller companies.
Marketing
Our marketing organization employs high-tech multichannel digital and content marketing for lead generation, aggressive public relations, social media and thought leadership programs to drive awareness, and specialization in strategies such as employee advocacy and search engine optimization. We were recently the top organic search engine result for “Network Detection and Response” in a competitive market.
Our public relations and media program has resulted in regular coverage in business press, cybersecurity trade media and industry trade media.
Our event program is focused on exposure to audiences that are aligned to our sales strategy. We incorporate a combination of both large industry events like Black Hat with regional and sector-focused events that allow us to capture leads on new customers to build out Collective Defense communities. Immediately at the onset of the
COVID-19
pandemic, we pivoted our
in-person
event plan and launched a program of more than 40 webinars over the past 12 months with industry thought leaders. We also regularly host customers on our webinars as a strategic way to create customer case studies from transcripts.

We focus on providing compelling content for both demand generation and awareness-building. Our monthly Threat Intelligence Briefs summarize the IOCs and detections our SOC has discovered in order to inform the efforts of other operations analysts in the cybersecurity space. Our threat researchers produce in-depth
analysis on topics such as ransomware detection and unique technical observations about the SUNBURST attack and other topics, which have been featured in media outlets. This helps build credibility with the security analyst audience, a key influencer in the buying process.
Our Partnership Ecosystem
Our partner ecosystem consists of leading organizations that have been carefully selected to help it deliver the power of Collective Defense across a variety of dimensions.
Technology partners
When used together, our partner integrations leverage our collective threat intelligence to react in real time, as well as proactively combat threats across the entire network, and create workflows that mitigate compromised devices. Our integrations are designed to increase the efficiency of security teams with smarter, more effective workflows built through collective threat intelligence. To streamline the alert triage and incident response processes, IronDefense can integrate with a number of security products, including:
SIEM tools to retrieve logs, share detections, and retrieve analyst feedback;
SOAR tools to share detections, retrieve analyst feedback, and augment existing playbooks;
EDR platforms to ingest endpoint event and entity context and initiate response to malicious activity; and
NGFW products to dynamically block malicious activity and ingest logs for analysis.
Current and planned future integrations and APIs include:
Cloud
AWS
Azure
GCP
SIEM
Splunk
IBM QRadar
Microsoft Azure Sentinel
LogRhythm
SOAR
Cortex XSOAR (formerly Demisto)
Splunk Phantom
Swimlane

ITSM
ServiceNow
EDR
CrowdStrike
Carbon Black
Forescout
Tanium
NGFW
Palo Alto Networks
Checkpoint Software Technologies
Zscaler
Go To Market (“GTM”) Partners
With our GTM partners, we seek to accelerate service growth and value for their customers through a mutually beneficial program.
Raytheon Technologies
This partnership delivers cybersecurity solutions that defend against advanced threats that leverage behavior-based network traffic analysis and collective defense. The Raytheon-IronNet partnership combines our Collective Defense Platform with Raytheon’s Managed Security Operations Center (“
MSOC
”), Managed Detection and Response (“
MDR
”) and Cyber Security Operations Center (“
CSOC
”) capabilities. This partnership delivers new analytical solutions that strengthen enterprise protection, along with a customized onboarding to integrate and operate the platform.
Accenture
We and Accenture work together to help companies protect critical infrastructure by quickly deploying and updating a system of machine-speed, advanced threat analytics across IT and Operational Technology, which automatically filters out the noise of false positives with the insight provided by community sourced context. Accenture provides the expertise in scalable implementation when it orchestrates our collective defense platform, delivering actionable attack information in real-time for their customers to prevent impact to critical infrastructure.
MDR/MSSP partners
Chosen channel partners work with us to develop and deliver an end-to-end
solution designed to detect and prevent damaging and
difficult-to-detect
cyberattacks that continue to plague organizations across public and private sectors. For example, Jacobs’ partnership with us brings together unique capabilities, helping customers to navigate the complexities of the current threat landscape more easily. Jacobs provides a full spectrum of professional services including consulting, technical, scientific and project delivery for the government and private sector. The joint offering of Jacobs and our collective defense platform brings advancements in machine learning and AI, which provides innovative cyber defense detection to discover both known and unknown cyber threats, allowing a more thorough and effective approach to network security for their clients.

Our other integration and sales partners include Atlantic Data Forensics, Blacklake Security, Booz Allen Hamilton, Unlimited Technology, ArmorText, Carahsoft, Domain Tools, Ensign Infosecurity, Forescout and Global Cyber Alliance.
Our Research and Development
Our Engineering and Product Development teams are responsible for the architecture and implementation of our Collective Defense platform. Our team of data scientists, data engineers, and emerging threat researchers work together to continually improve the analytics which drive IronDefense. Our Cloud Infrastructure and Sensor teams are dedicated to making IronDome sustained reliability, and scalable on premises and in the cloud.
We are built upon innovations in cybersecurity technology, delivering continuous improvement in detection and mitigation of threats. Our expertise and history in defense and cybersecurity brings a holistic point of view to the design of our solutions, allowing us to find novel threats and share them in real time. We focus investment on research into emerging threats and advanced data science to keep our Collective Defense platform at the forefront of the most dangerous security issues. We use feedback from our customers and channel partners, as well as studies of market needs, to guide product development, ensuring prioritization of new integrations, product features and functionality.
We have a regular weekly cadence to report internally on our own infrastructure and security operations, as well as the health of all of our customer instances. On an annual basis, we use a third-party penetration testing team to test our environment. Additionally, we use our internal Red Team to perform quarterly testing and our Security Operations Center (“
SOC
”) vulnerability scans in our environment at least monthly. We also monitor and report on hunt findings and threat intelligence updates.
Our Competition
The market for our products and services is intensely competitive and characterized by rapid changes in technology, customer requirements, and by frequent new product and service offerings and improvements. We compete with a range of established and emerging security solution vendors. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnerships, or acquisitions by competitors or continuing market consolidation and we expect the competitive environment to remain intense.
Our competitors include the following by general category:

•	First-generation NDR vendors such as DarkTrace or Vectra Networks, who offer point products based on Bayesian analysis, outlier analysis, and heuristic detection-based detection;

•
Network security vendors, such as Cisco and Palo Alto Networks, Inc., who are supplementing their core network security additional behavioral-based detection with behavioral-based detection, threat intelligence and security operations solutions; and

•	Legacy network infrastructure and performance monitoring companies such as ExtraHop and Arista Networks, who are adding security use cases to their infrastructure products.
We compete on the basis of a number of factors, including but not limited to its ability to:

•	Detect advanced network threats and to prevent security breaches;

•	Anonymously correlate and share threats in real-time across a community of peer enterprises;

•	Share human-intelligence across a Collective Defense community on how peer enterprises have rated and triaged similar detections; and

•	Integrate with other participants in the security ecosystem.

We also compete on our:

•	Time to value, price, and total cost of ownership;

•	Brand awareness, reputation, and trust in our services;

•	Strength of sales, marketing, and channel partner relationships; and

•	Customer success, cyber hunt, and cyber advisory services.
Although some of our competitors enjoy greater resources, higher brand recognition, broader range of IT and security products, larger existing customer bases, or more mature intellectual property portfolios, we believe that we compete favorably with respect to these factors.
Our Intellectual Property
We believe that our intellectual property rights are valuable and important to our business. We rely on trademarks, patents, copyrights, trade secrets, license agreements, intellectual property assignment agreements, confidentiality procedures, non-disclosure
agreements, and employee
non-disclosure
and invention assignment agreements to establish and protect our proprietary rights. Though we rely in part upon these legal and contractual protections, we believe that factors such as the skills and ingenuity of our employees and the functionality and frequent enhancements to our solutions are larger contributors to our success in the marketplace.
As of September 15, 2021, we had three issued patents and six pending applications in the United States covering our technology, as well as 37 issued international patents, six pending international patent applications, and four filed PCT applications. Our issued patents expire between 2035 and 2037.
As of September 15, 2021, we had five registered brands in the United States, comprising four single-class trademark registrations and five single- and multiple-class service mark registrations. Four of those five brands are also registered internationally. In addition, we own pending multi-class, combined trademark/service mark applications in both the United States and abroad. We believe these registrations and pending applications offer robust protection for all of our brands. We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective.
Despite our efforts to protect our intellectual property rights, they may not be respected in the future or may be invalidated, circumvented, or challenged. Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation based on allegations of patent infringement or other violations of intellectual property rights. We believe that competitors will try to develop products that are similar to our products and that may infringe our intellectual property rights. Our competitors or other third parties may also claim that our security platform and other solutions infringe their intellectual property rights. In particular, some companies in our industry may have extensive patent portfolios. From time to time, third parties may in the future assert claims of infringement, misappropriation and other violations of intellectual property rights against us or our customers, with whom our agreements may obligate us to indemnify against these claims. Successful claims of infringement by a third party could prevent us from offering certain products or features, require us to develop alternate, non-infringing
technology, which could require significant time and during which we could be unable to continue to offer our affected products or solutions, require us to obtain a license, which may not be available on reasonable terms or at all, or force us to pay substantial damages, royalties, or other fees.
Our Facilities
Our corporate headquarters occupy approximately 12,000 square feet in Tysons, Virginia, part of the Washington, D.C. metropolitan region, under a lease that expires in June 2026. We also lease office space in Raleigh, North Carolina. We have a data center co-location
facility in Reston, Virginia, and we also utilize AWS regional cloud services located around the world for our storage needs and to help deliver our solution.

We believe that our existing facilities are sufficient for our current needs. In the future, we may need to add new facilities and expand our existing facilities as we add employees, grow our infrastructure and evolve our business, and we believe that suitable additional or substitute space will be available on commercially reasonable terms to meet our future needs.
Our Employees / Human Capital Resources
Our employees worldwide power our innovation, contributing unique perspectives and a growth mindset to create breakthrough technologies and transformative solutions. We are committed to fostering a diverse and inclusive workplace that attracts and retains exceptional talent. Through ongoing employee development, comprehensive compensation and benefits, and a focus on health, safety and employee wellbeing, we strive to help our employees in all aspects of their lives so they can do their best work, every single day.
As of July 31, 2021, we had 296 full-time employees. Of these employees, 91% are in the United States and 9% are in international locations. We have not experienced work stoppages and believe our employee relations are good.
Diversity and Inclusion
Innovation at our company comes from the diverse perspectives, knowledge, and experiences of our employees. We strive to create an inclusive workplace where people can bring their authentic selves to work. We employ inclusive recruitment practices to source diverse candidates and mitigate potential bias.
Our Diversity Ambassadors team’s mission is to build a more diverse and inclusive company through clear and measurable goals across all levels and geographies, and encouraging and enabling all our employees to drive change and create an inclusive environment for everyone every day through educational, professional, and social programs. The mission of the Diversity Ambassadors is to establish a world-class program that continually delivers an accurate assessment of diversity, equity, and inclusion to decision makers across the company, and empowers us to operate in accordance with our values.
The Diversity Ambassador team seeks to achieve this vision by focusing on efforts that have been studied to show results, such as voluntary training, using disaggregated data to provide transparency into the fabric of our company, disassembling the employee lifecycle and re-engineering
it so that all team members have equal access to a level playing field, targeting early talent recruiting, sponsorship, and creating employee-driven diversity teams.
Compensation, Benefits and Well-being
We offer competitive compensation and benefits that support our employees’ overall well-being. To ensure alignment with our short- and long-term objectives, our compensation programs for all employees include base pay, short-term incentives, and opportunities for long-term incentives. We offer benefits including comprehensive health and welfare insurance, paid time-off
and leaves, and retirement support. Our gym reimbursement program in the United States further helps to support employees’ physical well- being.
In response to the
COVID-19
pandemic, we implemented significant changes in the best interest of employees as well as the communities in which we operate. This includes having the vast majority of our employees work from home, while implementing additional safety measures for employees continuing critical on-site
work. We have also provided a work-from-home reimbursement program, as well as online classes and weekly newsletters to assist employees in that transition. To create a specific focus on the mental health and wellbeing of our employees, we created the “Unplug” program that provides several company- wide paid days off to help employees balance their work and life responsibilities.

Growth and Development
We actively foster a learning culture where employees are empowered to drive their career progression, supporting professional development and providing on-demand
learning platforms. Employees enjoy numerous learning platforms, and our education reimbursement program offers each eligible employee an allowance for long-term undergraduate and graduate studies, as well as short-term professional development. Our development programs play a critical role in engaging and retaining our employees as these programs offer opportunities to continually enhance their skills for a variety of career opportunities across the company.
Legal Proceedings
From time to time, we may be subject to legal proceedings arising in the ordinary course of business. We are not currently a party to any litigation the outcome of which, if determined adversely to it, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, financial position, results of operations or cash flows.

MANAGEMENT
Directors and Executive Officers
Our directors and executive officers, and their ages as of August 31, 2021, are as follows:

Name	Age	Position
Executive Officers
Gen. Keith B. Alexander (Ret.)	69	Co-Chief Executive Officer, President and Chairman
William E. Welch	54	Co-Chief Executive Officer and Director
James C. Gerber	61	Chief Financial Officer
Sean Foster	46	Chief Revenue Officer
Donald Closser	53	Chief Product Officer

Non-Employee Directors
Donald R. Dixon (1)	74	Director
Mary E. Gallagher (1)	56	Director
Gen. John M. Keane (Ret.) (3)	78	Director
Robert V. “Rob” LaPenta Jr. (2)	52	Director
Vadm. John M. McConnell (Ret.) (2) .	76	Director
André Pienaar (3)	51	Director
Hon. Michael J. Rogers (1)	58	Director
Theodore E. Schlein (2)	57	Director
Vadm. Jan E. Tighe (Ret.) (3)	59	Director

(1)	Member the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
Executive Officers
Keith B. Alexander
.
Gen. Keith B. Alexander (Ret.), U.S. Army, founded Legacy IronNet in 2014 and has served as the chairman of its board of directors since inception. He served as Legacy IronNet’s chief executive officer until February 2019 and as its co-chief
executive officer thereafter, becoming president,
co-chief
executive officer and chairman of our company upon the closing of the Business Combination. Gen. Alexander served as the Commander of U.S. Cyber Command from 2010 to 2014 and was Director of the NSA and Chief of the Central Security Service from 2005 to 2014. He also served as a Deputy Chief of Staff for Intelligence, Department of the Army; Commanding General of the U.S. Army Intelligence and Security Command; Director of Intelligence for United States Central Command; and Deputy Director for Requirements, Capabilities, Assessments and Doctrine for the Joint Chiefs of Staff. He has served as a director of Amazon.com, Inc. since September 2020 and previously served as a director of CSRA, Inc., an information technology provider to the U.S. government, from 2015 until its acquisition by General Dynamics Corporation in April 2018. Gen. Alexander holds a B.S. degree from the United States Military Academy and an M.S. degree in Business Administration and Management from Boston University. We believe Gen. Alexander is qualified to serve as a member of our Board due to his leadership of the company since its inception, his extensive government and leadership experience and his unique expertise on cybersecurity issues.
William E. Welch
.
Mr. Welch served as Legacy IronNet’s
co-chief
executive officer since February 2019 and became
co-chief
executive officer of our company upon the closing of the Business Combination. From June 2018 to September 2018, Mr. Welch served as president and chief operating officer of Duo Security, Inc., a cybersecurity company. He previously served in executive roles with Zscaler, Inc., a cloud-based network security company, including as its chief operating officer from January 2017 to May 2018 and chief revenue officer from 2015 to January 2017. From 2012 to 2014, he served as vice president and general manager of Hewlett Packard Enterprise Company’s Americas Software division, and from 2006 to 2012 he was vice president of sales specialists in the Americas for Symantec Corporation. Mr. Welch holds a B.S. degree in finance and political science from LaSalle University. We believe Mr. Welch is qualified to serve as a member of our Board due to his leadership experience and background in the cybersecurity and software fields.
James C. Gerber
.
Mr. Gerber served as Legacy IronNet’s chief financial officer since 2016 and and became chief financial officer of our company upon the closing of the Business Combination. From 2007 to 2016, Mr. Gerber served as chief financial officer of Lakeland Holdings, a global educational services provider. He was previously the chief financial officer of the Pension Benefit Guaranty Corporation, a private pension insurer, and executive vice president in the rail products business group of Trinity Industries. Mr. Gerber began his career as an electronics and systems engineer with General Electric and founded the Automated Systems Division of Morrison Knudsen Corporation. He holds an M.B.A. degree from Harvard Business School and a B.S. degree in Mechanical and Aerospace Engineering from Princeton University. Formerly chairing the entrepreneurship programs advisory council in Princeton’s engineering school, he now serves on the advisory council of the Center for Information Technology Policy at Princeton.
Sean Foster
.
Mr. Foster has over 20 years of cybersecurity experience and served as Legacy IronNet’s chief revenue officer since February 2019, becoming chief revenue officer of our company upon the closing of the Business Combination. From April 2018 to December 2018, he served as chief revenue officer and partner of Sienna Group, a managed security services provider, until its acquisition by ConnectWise, LLC. From May 2017 to December 2017, Mr. Foster was chief revenue officer of Forcepoint LLC, a security software company. From 2014 to 2016, he served as vice president of global sales at Hewlett Packard Enterprise Company. Mr. Foster previously served in various executive sales roles at Symantec Corporation, most recently as vice president of Americas emerging sales solutions. He holds a B.S. degree in marketing from the University of Louisiana at Monroe.
Donald Closser
.
Mr. Closser served as Legacy IronNet’s chief product officer since October 2019, becoming chief product officer of our company upon the closing of the Business Combination. From January 2019 to October 2019, he served as chief product officer of FireMon, LLC, a network security company. From 2016 to June 2018, Mr. Closser served as vice president and general manager of Trend Micro, a network security company, and from 2014 to 2016 he was vice president and general manager at Hewlett Packard. From 2006 to 2014, he served in various executive product roles at Symantec Corporation. Mr. Closser holds a B.A.A.S. degree from Dallas Baptist University.
Non-Employee
Directors
Donald R. Dixon
.
Mr. Dixon served as a member of Legacy IronNet’s board of directors since May 2015 and became a director of our company upon the closing of the Business Combination. In 2015, he co-founded,
and has since served as the managing director of, ForgePoint Capital, an investment firm focused on cybersecurity. In 1993, he co-founded,
and has since served as managing director of, Trident Capital, a venture capital fund. From 1988 to 1993, Mr. Dixon was co-president
of Partech International, a private equity fund manager associated with Banque Paribas. From 1983 to 1988, he was managing director of Alex. Brown & Sons, an investment banking firm. Earlier in his career, Mr. Dixon was a vice president of Morgan Stanley & Co. and a senior account officer at Citibank, N.A. Within the past five years, Mr. Dixon has served on the boards of directors of the publicly held companies Qualys, Inc. and Top Image Systems Ltd. In addition to IronNet, he serves as a director of several privately held companies. Mr. Dixon holds a B.S.E. degree in mechanical and aerospace engineering from Princeton University and an M.B.A. degree from Stanford Graduate School of Business. He serves on the advisory board of the Harvard Kennedy School Center for Public Leadership and is a director of the Business Executives for National Security (BENS). We believe Mr. Dixon is qualified to serve as a member of our Board because of his experience as a technology investor and a director of publicly held technology companies.
Mary E. Gallagher
.
Ms. Gallagher has served as a member of our Board since the consummation of the Business Combination. Between September 2019 and the consummation of the Business Combination, Ms. Gallagher served as a member of the board of directors and as chair of the audit committee of LGL. From 2016 to 2018, Ms. Gallagher served as chief financial officer of Wheels Up, a membership-based private aviation company. From 2004 to 2016, Ms. Gallagher held several executive financial roles with United Technologies Corporation (now Raytheon Company), a global leader in aerospace and building technologies, most recently serving as chief financial officer of Sikorsky Aircraft from 2013 to 2016. From 1996 to 2004, Ms. Gallagher served as vice president, controller and chief accounting officer of Olin Corporation, a global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition. Ms. Gallagher previously served with the accounting firm KPMG in various positions in the audit, mergers/acquisitions, consulting and training groups. Ms. Gallagher is also a director and chair of the audit committee of the publicly held company American Outdoor Brands, Inc. and of the KKR portfolio company Novaria Group. Since April 2021, Ms. Gallagher has served as a member of the board of directors of Leonardo DRS, a military contractor subsidiary of Leonardo S.p.A., an Italian aerospace company listed on the Milan Stock Exchange. Ms. Gallagher holds a B.S. degree in accounting from the University of Vermont and an M.B.A. degree from the Massachusetts Institute of Technology. Ms. Gallagher is a Certified Public Accountant in the State of New York. We believe Ms. Gallagher is qualified to serve on our Board due to her business experience and contacts and relationships in the defense industry, as well as her background as a CPA.
Gen. John M. “Jack” Keane (Ret.)
. Gen. Keane served as a member of our Legacy IronNet’s board of directors since May 2015 and became a director of our company upon the closing of the Business Combination. He has served as the chairman of the Institute for the Study of War since 2007 and as president of GSI, LLC, a consulting firm, since 2004. Prior to retiring from a
37-year
career in the U.S. Army at the rank of General, Gen. Keane served as its vice chief of staff from 1999 to 2003. From 2009 to 2012, he was senior partner of SCP Partners, a venture capital firm, and from 2005 to 2009 he was managing director of Keane Advisors, LLC, a private equity and consulting firm. Within the past five years, he served on the board of directors of the publicly held company General Dynamics Corp. Gen. Keane holds a B.S. degree in accounting from Fordham University and a master’s degree in philosophy from Western Kentucky University. We believe Gen. Keane is qualified to serve as a member of our Board because of his appreciation for the complexities of the U.S. military and the defense industry, combined with his demonstrated leadership and strategic skills and his understanding of public company governance and operations from his service on public company boards of directors.
Robert V. “Rob” LaPenta Jr.
has served as a member of our Board since the consummation of the Business Combination. Between March 2021 and the consummation of the Business Combination, Mr. LaPenta served as the
Co-Chief
Executive Officer and Chief Financial Officer of LGL. Prior to that, he served as LGL’s Executive Vice President and Chief Financial Officer from September 2019 to March 2021. Mr. LaPenta has an extensive career spanning over 25 years in finance, accounting, consulting, capital markets origination, equity trading, asset allocation and mergers and acquisitions and has been active in transaction sourcing, processing and execution. Mr. LaPenta began his career as a Senior Associate at Coopers & Lybrand as a CPA responsible for managing audits, consulting, M&A due diligence and special project engagements for multiple clients in various industries. He was Managing Director and
Co-head
of Equity Trading at Bank of America Securities, LLC where he managed the firm’s equity capital commitment, proprietary trading, secondary offerings and risk management within cash trading. In 2007, Mr. LaPenta joined
L-1
Identity Solutions, Inc. as Vice President of Mergers and Acquisitions and Corporate Strategy. Following the sale of
L-1,
Mr. LaPenta became a Partner of Aston Capital an alternative asset management firm of the LaPenta family office and co-founded
the Boundary Group, an investment partnership focused on private investments in the aerospace, defense, and intelligence markets. In addition to currently serving as a director of The LGL Group, Inc., a publicly held company, Mr. LaPenta previously served within the past five years on the boards of directors of the public companies Revolution Lighting Technologies, Inc. and TherapeuticsMD Inc. Mr. LaPenta graduated from Boston College with a Bachelor’s degree in Accounting and Finance and has been a registered CPA (inactive) in the State of New York. We believe Mr. LaPenta is qualified to serve on our Board due to his business experience and experience as an entrepreneur, investor and banker.

Vadm. John M. “Mike” McConnell (Ret.)
.
Vadm. McConnell served as a member of Legacy IronNet’s board of directors since May 2015 and became a director of our company upon the closing of the Business Combination. In 1996, he retired from the U.S. Navy as a vice admiral after 29 years of service, including 26 as a career intelligence officer. From 1992 to 1996, while on active duty, he served as the Director of the National Security Agency. Following his retirement from the Navy, he served as executive vice president and vice chairman of Booz Allen Hamilton Holding Corp. until his retirement from those positions in 2014. From 2007 to 2009, Vadm. McConnell served in the Cabinet-level position of U.S. Director of National Intelligence. He currently serves as the executive director of the Florida Center for Cybersecurity, hosted by the University of South Florida to promote cybersecurity education and research. He holds a B.A. degree in economics from Furman University and an M.P.A. degree from George Washington University and is a graduate of the National Defense University and the National Defense Intelligence College. We believe Vadm. McConnell is qualified to serve as a member of our Board because of his appreciation for the complexities of the U.S. military and the defense industry, combined with his demonstrated leadership and his deep experience in national intelligence.
André Pienaar
.
Mr. Pienaar served as a member of Legacy IronNet’s board of directors since May 2018 and became a director of our company upon the closing of the Business Combination. In 2014, Mr. Pienaar founded, and has since served as managing partner of, C5 Capital, a technology investment firm focused on cybersecurity, cloud computing and AI. In 2004, Mr. Pienaar founded, and until 2014 served as chief executive of, G3 Good Governance Group, an international risk advisory firm. He started his career at the security firm Kroll Inc. In addition to IronNet, Mr. Pienaar serves as a director of several privately held companies. He holds a Master of Science in Economics degree from the University of Wales and law degrees from Nelson Mandela University in South Africa. We believe Mr. Pienaar is qualified to serve as a member of our Board because of his experience as a technology investor and entrepreneur.
Hon. Michael J. Rogers
.
Mr. Rogers served as a member of Legacy IronNet’s board of directors since May 2015 and became a director of our company upon the closing of the Business Combination. He has served on the board of trustees of The MITRE Corporation, a not-for-profit
organization that operates federally funded research and development centers and public-private partnerships, since 2016 and as its vice chairman since 2018. A national security commentator, Mr. Rogers represented Michigan’s 8th Congressional District in the U.S. House of Representatives from 2001 to 2015, where has sat on the Energy and Commerce Committee and chaired the House Permanent Select Committee on Intelligence. He previously served in the Michigan State Senate, as an FBI special agent and as an officer in the U.S. Army. In addition to serving on IronNet’s board of directors, he serves on the board of advisors for Next Century Corporation, the board of trustees at the Center for the Study of the Presidency and Congress, and the Cybersecurity Industry Advisory Council for Trident Capital. He is also a Distinguished Fellow at the Hudson Institute. Mr. Rogers holds a bachelor’s degree in criminal justice and sociology from Adrian College. We believe Mr. Rogers is qualified to serve as a member of our Board because of his extensive experience in public service and his extensive background in cybersecurity.
Theodore E. Schlein
.
Mr. Schlein served as a member of Legacy IronNet’s board of directors since October 2015 and became a director of our company upon the closing of the Business Combination. He has served as a general partner of Kleiner Perkins, a venture capital firm, since 1996. From 1986 to 1996, Mr. Schlein served in various executive positions at Symantec Corporation, a provider of internet security technology and business management technology solutions, including as Vice President of Enterprise Products. He currently serves on the board of directors of the publicly held company Chegg, Inc. and on the boards of directors of a number of privately held companies. Within the past five years, he served on the board of directors of the publicly held company Jive Software, Inc. Mr. Schlein holds a B.A. degree in Economics from the University of Pennsylvania. We believe Mr. Schlein is qualified to serve as a member of our Board because of his extensive experience as a technology investor.
Vadm. Jan E. Tighe (Ret.)
.
Vadm. Tighe served as a member of Legacy IronNet’s board of directors since August 2019 and became a director of our company upon the closing of the Business Combination. In 2018, she retired from the U.S. Navy as a vice admiral after 38 years of service, including leadership roles in the Navy and for the National Security Agency. From 2016 to 2018, she served as the Deputy Chief of Naval Operations for Information Warfare and Director of U.S. Naval Intelligence. Vadm. Tighe also had prior leadership positions in U.S. Cyber Command, commanded the Navy’s Fleet Cyber Command, and served as President of the Naval Postgraduate School. A graduate of the U.S. Naval Academy and the Naval Postgraduate School, she holds a B.S. degree in mathematics, an M.S. degree in applied mathematics and a Ph.D. degree in electrical engineering. She has been a Governance Fellow of the National Association of Corporate Directors (NACD) since August 2018 and in September 2021 became NACD Directorship Certified
™
. Vadm. Tighe serves on the boards of directors of The Goldman Sachs Group, Inc., The Progressive Corporation and Huntsman Corporation. She also serves on the board of trustees of The MITRE Corporation. We believe Vadm. Tighe is qualified to serve as a member of our Board because of her extensive leadership, global perspective and operational experience in complex cybersecurity matters, information technology systems, risk management, strategic planning, implementation and assessment and corporate governance.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Board Composition
Our business and affairs are organized under the direction of our board of directors (the “
Board
”) which meets on a regular basis and additionally as required.
In accordance with our amended and restated bylaws, the Board may establish the authorized number of directors from time to time by resolution. The Board currently consists of eleven (11) members. The Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election, subject to his or her office being vacated sooner pursuant to our amended and restated bylaws.
Our initial directors are divided among the three classes as follows:

•	the Class I directors are Donald R. Dixon, Theodore E. Schlein and André Pienaar, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•
the Class II directors are Vadm. John M. McConnell (Ret.), Hon. Michael J. Rogers, Gen. John M. Keane (Ret.) and Robert “Rob” LaPenta Jr., and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•
the Class III directors are Mary E. Gallagher, William E. Welch, Vadm. Jan E. Tighe (Ret.) and Gen. Keith B. Alexander (Ret.), and their terms will expire at the annual meeting of stockholders to be held in 2024.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third
of the directors.
The initial division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Director Independence
The Board has reviewed the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, the Board has determined that none of the directors, other than Gen. Alexander and Mr. Welch, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors, other than other than Gen. Alexander and Mr. Welch, is “independent” as that term is defined under the NYSE listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee
director has with IronNet and all other facts and circumstances the Board deems relevant in determining their independence including the beneficial ownership of securities IronNet by each non-employee director
and the transactions described in the section titled “
Certain Relationships and Related Party Transactions
.”
Role of the Board in Risk Oversight/Risk Committee
One of the key functions of the Board is the informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. The compensation committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Committees
Upon the consummation of the Business Combination, the Board reconstituted our audit committee, compensation committee, and nominating and corporate governance committee and adopted a new charter for each of these committees, which comply with the applicable requirements of current SEC and NYSE rules. We intend to comply with future requirements to the extent applicable. Copies of the charters for each committee are available on the investor relations portion of our website at
www.ironnet.com
.
Audit Committee
The audit committee consists of Mary Gallagher, Donald Dixon and Michael Rogers, each of whom the Board has determined satisfies the independence requirements under NYSE listing standards and Rule
10A- 3(b)(1)
of the Exchange Act. The chair of the audit committee is Ms. Gallagher. Ms. Gallagher is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment.
The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the audit committee include:

•	helping the Board oversee corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the interim and year-end
operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
The compensation committee consists of Mike McConnell, Ted Schlein and Rob LaPenta. The chair of the compensation committee is Vadm. McConnell. The Board has determined that each member of the compensation committee is independent under the NYSE listing standards and a
“non-employee
director” as defined in
Rule 16b-3
promulgated under the Exchange Act.
The primary purpose of the compensation committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

•	reviewing and approving the compensation of the co-chief executive officers, other executive officers and senior management;

•	administering the equity incentive plans and other benefit programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control
protections and any other compensatory arrangements for the executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of Jan Tighe, Andre Pienaar and Jack Keane. The chair of the nominating and corporate governance committee is Vadm. Tighe. The Board has determined that each member of the nominating and corporate governance committee is independent under the NYSE listing standards. Specific responsibilities of the nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

•	considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the Board;

•	developing and making recommendations to the board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•	overseeing periodic evaluations of the performance of the Board, including its individual directors and committees.
Compensation Committee Interlocks
None of the members of the compensation committee was ever an executive officer or employee of Legacy IronNet. Mr. LaPenta, a member of the compensation committee, was an executive officer of LGL prior to the Business Combination. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of the Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers
Our certificate of incorporation limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available at the investors section of our website at
www.ironnet.com.
Information contained on or accessible through this website is not a part of this prospectus, and the inclusion of such website address in this prospectus is an inactive textual reference only. Any amendments to the Code of Conduct, or any waivers of its requirements, are will be disclosed on our website to the extent required by applicable rules and exchange requirements.

EXECUTIVE COMPENSATION
As used in this section, “IronNet,” “we,” “us” or “our” refers to IronNet Cybersecurity, Inc. prior to the closing of the Business Combination and IronNet, Inc. after the closing of the Business Combination. Upon the closing of the Business Combination, the executive officers of IronNet Cybersecurity, Inc. became executive officers of IronNet, Inc.
For the year ended January 31, 2021, our named executive officers were:

•	Gen. Keith B. Alexander (Ret.), our Chairman, President and Co-Chief Executive Officer;

•	William Welch, our Co-Chief Executive Officer; and

•	Sean Foster, our Chief Revenue Officer.
Summary Compensation Table
The following table sets forth information concerning the compensation our named executive officers for our fiscal year ended January 31, 2021.

Name and Principal Position	Fiscal Year	Salary ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (2)	Total ($)
Gen. Keith B. Alexander (Ret.)	2021	339,000		44,350	(1)	10,680	394,030
Chairman, President and Co-Chief Executive Officer
William Welch	2021	339,000		44,350	(1)	11,400	394,750
Co-Chief Executive Officer
Sean Foster	2021	383,336	(3)	88,029	(4)	11,948	483,313
Chief Revenue Officer

(1)	Amounts represent the amounts earned and payable under our bonus plan for the year.
(2)	Amounts in this column represent primarily company 401(k) plan matching contributions.
(3)	Amount consisted of $300,000 annual base salary and $83,336 in sales commissions, including non- recoverable draws against such commissions.
(4)	Amounts represent the amount payable and earned in sales commissions.
Outstanding Equity Awards as of January 31, 2021
The following table presents information regarding outstanding restricted stock awards held by our named executive officers as of January 31, 2021. The numbers of shares set forth in the table below are expressed in terms of Legacy IronNet common stock and do not reflect the Exchange Ratio with respect to awards assumed in the Business Combination. All awards were granted pursuant to the 2014 Plan. None of our named executive officers had outstanding option awards as of January 31, 2021.

	Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#) (1)		Market Value of Shares of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
William Welch	2/11/2019	5,452,200	(3)	$13,685,022
	2/11/2019				1,808,310	(4)	$4,538,859
Sean Foster	2/11/2019	1,232,000	(3)	$3,092,320

(1)
In addition to the time-based vesting described in the remaining footnotes to this table, each restricted stock unit grant contains a liquidity event condition that will be satisfied on the date that is six months following the closing of the Business Combination.

(2)	Based on the estimated value of Legacy IronNet’s Class A common stock as of January 31, 2021, which was $2.51 per share.
(3)
Subject to the liquidity-event-based performance condition described in footnote (1) above, 25% of these restricted stock units vest on the one-year
anniversary of the grant date, with the remaining unvested restricted stock units vesting in 36 equal monthly installments through February 2023, subject to the officer’s continued service through each applicable vesting date.

(4)	The vesting of these shares will be based on the achievement of specified performance conditions.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.
401(k) Plan
We provide a retirement savings plan for the benefit of our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified
401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). The 401(k) plan provides that each participant may contribute up to an annual statutory limit. Participants who are at least 50 years old can also contribute additional amounts based on statutory limits for
“catch-up”
contributions. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. We also fully match employee contributions up to the first 4% of salary, which amounts are fully vested.
Other Employee Benefits
Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees.
We generally have not provided perquisites or personal benefits except in limited circumstances, and we did not provide any perquisites or personal benefits to our named executive officers during the fiscal year ended January 31, 2021.
Employment Agreements
Below are descriptions of the employment agreements with our named executive officers. Each of our named executive officers is an at-will
employee.
Employment Agreement with General Keith Alexander
We entered into an employment agreement with General Keith Alexander, our Chairman, Founder and
Co-Chief
Executive Officer, effective as of May 8, 2019. This agreement governs the current terms of Gen. Alexander’s employment with us. Pursuant to the agreement, Gen. Alexander receives an annual base salary of $360,000 and is eligible to receive an annual cash bonus of $200,000, payable based on the achievement of performance goals as established by us or a bonus agreement to be developed by us and Gen. Alexander. Gen. Alexander is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs.
Pursuant to Gen. Alexander’s employment agreement, if Gen. Alexander’s employment is terminated by us, absent a “Change in Control,” without “Cause” or by Gen. Alexander for “Good Reason” (such terms as defined in the employment agreement), and subject to his delivery to us of a general release of claims, he will receive the following severance benefits: (a) a single lump sum payment equal to his then-current full annual base salary and full annual incentive bonus, (b) payment of the premiums necessary to continue health insurance coverage for himself under our group health plans pursuant to COBRA or similar state insurance laws, for up to 12 months, and (c) accelerated vesting of the then-unvested portion of each of his outstanding time-based RSU grants, provided that the number of RSUs that shall be accelerated under these circumstances will equal the lesser of (i) 50% of the original number of RSUs granted, or (ii) the total number of outstanding unvested RSUs. In the event that Gen. Alexander’s employment is terminated by us without “Cause” or by Gen. Alexander for “Good Reason,” in either case, within 6 months prior to or 12 months following a “Change in Control,” and subject to his delivery to us of a general release of claims, he will receive the following severance benefits: (a) a single lump sum payment equal to his then-current full annual base salary and full annual incentive bonus, (b) payment of the premiums necessary to continue health insurance coverage for himself under our group health plans pursuant to COBRA or similar state insurance laws, for up to 12 months, and (c) accelerated vesting of the then-unvested portion of each of his outstanding time-based and performance-based RSU grants, which shall be deemed to have been satisfied in full effective as of Gen. Alexander’s date of termination.
Employment Agreement with William Welch
We entered into an employment agreement with William Welch, our
Co-Chief
Executive Officer, effective as of February 7, 2019. This agreement governs the current terms of Mr. Welch’s employment with us. Pursuant to the agreement, Mr. Welch receives an annual base salary of $360,000 and is eligible to receive an annual cash bonus of $200,000, payable based on the achievement of performance goals as established by us or a bonus agreement to be developed by us and Mr. Welch. Mr. Welch is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs.
Pursuant to Mr. Welch’s employment agreement, if Mr. Welch’s employment is terminated by us, absent a “Change in Control,” without “Cause” or by Mr. Welch for “Good Reason” (such terms as defined in the employment agreement), and subject to his delivery to us of a general release of claims, he will receive the following severance benefits: (a) a single lump sum payment equal to his then-current full annual base salary and full annual incentive bonus, (b) payment of the premiums necessary to continue health insurance coverage for himself under our group health plans pursuant to COBRA or similar state insurance laws, for up to 12 months, and (c) accelerated vesting of the then-unvested portion of each of his outstanding time-based RSU grants, provided that the number of RSUs that shall be accelerated under these circumstances will equal the lesser of (i) 50% of the original number of RSUs granted, or (ii) the total number of outstanding unvested RSUs. In the event that Mr. Welch’s employment is terminated by us without “Cause” or by Mr. Welch for “Good Reason,” in either case, within 6 months prior to or 12 months following a “Change in Control,” and subject to his delivery to us of a general release of claims, he will receive the following severance benefits: (a) a single lump sum payment equal to his then-current full annual base salary and full annual incentive bonus, (b) payment of the premiums necessary to continue health insurance coverage for himself under our group health plans pursuant to COBRA or similar state insurance laws, for up to 12 months, and (c) accelerated vesting of the then-unvested portion of each of his outstanding time-based and performance-based RSU grants, which shall be deemed to have been satisfied in full effective as of Mr. Welch’s date of termination.
Employment Agreement with Sean Foster
We entered into an employment agreement with Sean Foster, our Chief Revenue Officer, effective as of February 7, 2019. This agreement governs the current terms of Mr. Foster’s employment with us. Pursuant to the agreement, Mr. Foster receives an annual base salary of $300,000 and is eligible to receive a commission bonus of $250,000, payable based on the achievement of performance goals as established by us or a commission bonus agreement to be developed by us and Mr. Foster. Mr. Foster is also eligible for standard benefits such as paid time off, for reimbursement of business expenses, and to participate in employee benefit plans and programs.
Pursuant to Mr. Foster’s employment agreement, if Mr. Foster’s employment is terminated by us for any other reason than for “Cause” or if Mr. Foster resigns for “Good Reason” (such terms as defined in the employment agreement), and subject to his delivery to us of a general release of claims, he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for 6 months, (b) payment of the premiums necessary to continue health insurance coverage for himself under our group health plans pursuant to COBRA or similar state insurance laws, for up to 6 months, and (c) full accelerated vesting of the then-unvested portion of each of his outstanding RSU grants. In the event that Mr. Foster’s employment is terminated by us without “Cause” within 3 months prior to or 12 months following a “Change in Control” (as defined in the employment agreement), and subject to his delivery to us of a general release of claims, he will receive the following severance benefits: (a) continuing payments of his then- current full annual base salary and full annual commission bonus for 12 months, and (b) full accelerated vesting of the then-unvested portion of each of his outstanding RSU grants.
Executive Compensation
Following the Closing, our board of directors and compensation committee will oversee the compensation policies, plans and programs and review and determine compensation to be paid to our executive officers, directors and other senior management, as appropriate. The compensation policies followed by us will be intended to provide for compensation that is sufficient to attract, motivate and retain executives and other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
Equity-Based Compensation
Equity-based compensation has been and will continue to be an important foundation in executive compensation packages, as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives.
Formal guidelines for the allocations of equity-based compensation to the named executive officers by us have not yet been determined, but it is expected that the 2021 Plan will be an important element of our compensation arrangements for both executive officers and directors, and that the executive officers will also be eligible to participate in the ESPP.
2021 Plan
In August 2021 our board of directors adopted and our stockholders approved the 2021 Plan. The 2021 Plan became effective immediately upon the Closing.
Eligibility
Any individual who is an employee of IronNet or any of its affiliates, or any person who provides services us or any of our affiliates, including members of our board of directors, is eligible to receive awards under the 2021 Plan at the discretion of the plan administrator.

Awards
The 2021 Plan provides for the grant of incentive stock options (“
ISOs
”) within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“
NSOs
”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.
Authorized Shares
Initially, the maximum number of shares that may be issued under the 2021 Plan will be 13,500,000 shares of our common stock. In addition, the number of shares of our common stock reserved for issuance under the 2021 Plan will automatically increase on February 1 of each year, beginning on February 1, 2022 and continuing through and including February 1, 2031, in an amount equal to (1) 5% of the sum of (i) the total number of shares of common stock outstanding on the immediately preceding January 31, plus (ii) the number of shares of common stock reserved for issuance under the 2021 Plan as of the immediately preceding January 31, or (2) a lesser number of shares of common stock determined by the board of directors prior to the date of the increase. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under the 2021 Plan is 40,000,000 shares.
Shares subject to stock awards granted under the 2021 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2021 Plan. If any shares of our common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us (1) because of the failure to vest, (2) to satisfy the exercise, strike or purchase price or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will revert to and again become available for issuance under the 2021 Plan.
Non-Employee Director
Compensation Limit
The aggregate value of all compensation granted or paid to any non-employee
director with respect to any calendar year, including awards granted and cash fees paid to such non-employee
director, will not exceed $1,000,000 in total value, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program.
Plan Administration
Our board of directors, or a duly authorized committee thereof, will administer the 2021 Plan and is referred to as the “plan administrator” herein. Our board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2021 Plan, our board of directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Under the 2021 Plan, our board of directors also generally has the authority to effect, without the approval of stockholders but with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (2) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options
ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of our common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.
Tax Limitations on ISOs
The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of total combined voting power of IronNet or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards
Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of our common stock, a combination of cash and shares of our common stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards
Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of our common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights
Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of a share of our common stock on the date of grant. A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of our common stock or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.
The plan administrator determines the term of stock appreciation rights granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards
The 2021 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance
goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our common stock.
The performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or segments and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator when the performance award is granted, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any portion of our business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination
or exchange of shares or other similar corporate change, or any distributions to holders of our common stock other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, our board of directors may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established.
Other Stock Awards
The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Changes to Capital Structure
In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2021 Plan, (2) the class of shares used to determine the number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions
The following applies to stock awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.
In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of our common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.
Plan Amendment or Termination
Our board of directors has the authority to amend, suspend, or terminate the 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of the our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopted the 2021 Plan. No stock awards may be granted under the 2021 Plan while it is suspended or after it is terminated.
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the 2021 Plan, which became effective as of Closing. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the 2021 Plan. The 2021 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of a NSO. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The 2021 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price.
However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and provided that either the employee includes that amount in income or we timely sastify its reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is subject to restrictions constituting a substantial risk of forfeiture when it is received (for example, if the employee is required to work for a period of time in order to have the right to transfer or sell the stock), the recipient generally will not recognize income until the restrictions constituting a substantial risk of forfeiture lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the date of grant, to recognize ordinary income, as of the date of grant, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the restrictions constituting a substantial risk of forfeiture lapse. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award will generally recognize ordinary income at the time the stock is delivered equal to the excess, if any, of (i) the fair market value of the stock received over any amount paid by the recipient in exchange for the stock or (ii) the amount of cash paid to the participant. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant. Subject to the requirement of reasonableness, the deduction limits under

Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, the recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Tax Consequences to IronNet
Compensation of Covered Employees
Our ability to obtain a deduction for amounts paid under the 2021 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1 million.
Golden Parachute Payments
Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2021 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of a corporation.
New Plan Benefits
The awards, if any, that will be made to eligible persons under the 2021 Plan are subject to the discretion of our compensation committee. Therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future and a new plan benefits table is thus not provided.
ESPP
In August 2021 our board of directors adopted, and our stockholders approved, the ESPP. The ESPP Plan became effective immediately upon the Closing.
Purpose
The purpose of the ESPP is to provide a means by which our eligible employees and certain designated companies may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success.
The Plan includes two components: a 423 Component and
a Non-423 Component.
We intend that the 423 Component will qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by our board of directors, the Non-423 Component
will operate and be administered in the same manner as the 423 Component.
Share Reserve
The maximum number of shares of our common stock that may be issued under the ESPP is 2,700,000 shares. Additionally, the number of shares of our common stock reserved for issuance under the ESPP will automatically increase on February 1 of each year, beginning on February 1, 2022 and continuing through and including February 1, 2031, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on the immediately preceding January 31, (2) 2,000,000 shares of our common stock, or (3) such lesser number of shares of our common stock as determined by our board of directors. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.
Administration
Our board of directors, or a duly authorized committee thereof, will administer the ESPP.
Limitations
Our employees and the employees of any of its designated affiliates, will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and for five or more months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, our board of directors may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. An employee may not be granted rights to purchase stock under the ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.
The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months, and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of our common stock on any purchase date during the offering period is less than or equal to the fair market value of a share of our common stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.
A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.
Payroll Deductions
The ESPP permits participants to purchase shares of our common stock through payroll deductions of up to 15% of their earnings. Unless otherwise determined by the administrator, the purchase price per share will be 85% of the lower of the fair market value of a share of our common stock on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with us and our related affiliates.
Withdrawal
Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the administrator. Upon such withdrawal, we will distribute to the employee such employee’s accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.
Termination of Employment
A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant such participant’s accumulated but unused contributions, without interest.
Corporate Transactions
In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.
Amendment and Termination
Our board of directors has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. Any benefits privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by the our board of directors in accordance with the terms of the ESPP.
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of our commons tock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
423 Component of the ESPP
Rights granted under the 423 Component of the ESPP are intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code.
A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant as a result of the granting or exercise of a purchase right until a sale or other disposition of the acquired shares. The taxation upon such sale or other disposition will depend upon the holding period of the acquired shares.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of the following will be treated as ordinary income: (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price; or (ii) the excess of the fair market value of the shares as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period). Any further gain or any loss will be taxed as a long-term capital gain or loss.
If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such sale or other disposition. The balance of any gain will be treated as capital gain. Even if the shares are later sold or otherwise disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
Non-423 Component
A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Under the Non-423 Component,
a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the purchase right over the purchase price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to the fair market value of the shares on the date of exercise of the purchase right, and the participant’s capital gain holding period for those shares will begin on the day after the shares are transferred to the participant.
There are no U.S. federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness, the deduction limits under Section 162(m) of the Code and the satisfaction of tax reporting obligations).
New Plan Benefits
Participation in the ESPP is voluntary and each eligible employee will make an individual decision regarding whether and to what extent to participate in the ESPP. Therefore, we cannot currently determine the benefits or number of shares subject to purchase rights and a new plan benefits table is thus not provided.
2014 Stock Incentive Plan
Our board of directors adopted and our stockholders approved IronNet’s 2014 Stock Incentive Plan (the “
2014 Plan
”) on September 29, 2014 and on October 17, 2014, respectively. The 2014 Plan has been periodically amended, most recently on June 7, 2019. The 2014 Plan permits the grant of ISOs, NSOs, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards. ISOs may be granted only to our employees and to any of the employees of our subsidiary corporations’ employees. All other awards may be granted to employees, directors and consultants of the company and to any of our parent or subsidiary corporation’s employees or consultants.
As of March 15, 2021, stock options covering 2,257,803 shares of IronNet’s Class A common stock, with a weighted-average exercise price of $0.43 per share, were outstanding, and 20,378,361 restricted stock units entitling the holders to receive one share of IronNet’s Class A common stock for each such RSU were outstanding. 1,384,696 shares of IronNet’s Class A common stock remained available for the future grant of awards under the 2014 Plan.

Administration
. IronNet’s board of directors or a committee delegated by IronNet’s board of directors administers the 2014 Plan. Subject to the terms of the 2014 Plan, the administrator has the power, among other things, to grant awards, to adopt, amend an repeal administrative rules, guidelines and practices related to the
2014 Plan, to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award, and to construe and interpret the terms of the 2014 Plan and awards granted thereunder.
Options
. The exercise price per share of stock options granted under the 2014 Plan must be at least 100% of the fair market value per share of the Class A common stock on the grant date. Subject to the provisions of the 2014 Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date, and the period following termination of service during which options may remain exercisable. No incentive stock options may be granted after the tenth anniversary of the date IronNet’s board of directors adopts the 2014 Plan.
Repricing of Awards
. IronNet’s board of directors may amend outstanding awards to reduce the exercise price below the then current exercise price, or may cancel an outstanding award and substitute a new award with a lower exercise price, in either case without obtaining shareholder approval.
Restricted Stock Units
. The administrator may grant awards in the form of restricted stock units entitling participants to receive, for each restricted stock unit, one share of IronNet’s Class A common stock or cash (equal to the value of one share of IronNet’s Class A common stock) that is delivered at the time a restricted stock unit vests. Participants have no voting rights with respect to outstanding restricted stock units.
Changes to Capital Structure.
In the event there is a specified type of change in IronNet’s capital structure, such as any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin off, or other similar change in capitalization or event, or any dividend or distribution to holders of common stock other than an ordinary cash dividend, then, among other items, IronNet’s board of directors will equitably adjust in a manner it determines the (i) the classes and maximum number of shares subject to the 2014 Plan, (ii) the classes and maximum number of shares that may be issued upon the exercise of stock options, and (iii) the classes, number of shares and price per share of stock subject to outstanding stock awards.
Transactions.
In the event of certain specified reorganization events, IronNet’s administrator generally may take one or more of the following actions with respect to outstanding awards (other than restricted stock):

•	arrange for the assumption, continuation or substitution of a stock award by an acquiring or succeeding entity or an affiliate;

•
provide that an award will become exercisable, realizable or deliverable, or restrictions applicable to the award will lapse, in whole or part, prior to or upon the reorganization event (accelerate the vesting of the award);

•
upon written notice to a holder of an award, provide that all of the unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised (to the extent exercisable) within a specified period following the date of such notice;

•
In the case of a reorganization event under which the holders of IronNet’s common stock will receive a cash payment for each share surrendered in such reorganization event (the acquisition price), cancel or arrange for the cancellation of the stock award in exchange for a cash payment equal to the number of shares of IronNet’s common stock subject to the vested portion of the award, multiplied by the excess of (1) the acquisition price, over (2) the exercise, measurement or purchase price otherwise payable in connection with the award; or

•	any combination of the foregoing.

In a reorganization event that is not a dissolution or liquidation, IronNet’s repurchase rights and other rights with respect to outstanding restricted stock will inure to the benefit of IronNet’s successor, and, unless IronNet’s board of directors determines otherwise, will apply to the cash, securities or other property into which our common stock was converted or exchanged as part of the reorganization event on the same basis as it applied to the restricted stock.
IronNet’s board of directors is not obligated to treat all awards in the same manner in the case of a reorganization event.
Under the 2014 Plan, a reorganization event is generally the consummation of (1) any transfer or disposition of all of IronNet’s common stock for cash, securities or other property pursuant to a share exchange or other transaction, (2) IronNet’s merger or consolidation with or into another entity as a result of which all of IronNet’s common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, or (3) IronNet’s liquidation or dissolution.
Plan Amendment or Termination
. IronNet’s board of directors may amend, modify or, terminate the 2014 Plan at any time, but any amendment will only apply to the holders of an outstanding award if the does not materially and adversely affect the rights of the holder under the 2014 Plan, and provided further that certain types of amendments also require the approval of IronNet’s stockholders.
Transferability
. Unless the administrator of the 2014 Plan provides otherwise, awards granted under the 2014 Plan are generally are not transferable except to family members by gift or pursuant to a domestic relations order, or to an executor or guardian upon the death or disability of a participant.
The 2014 Plan was terminated immediately prior to the consummation of the Business Combination and no further grant of awards shall be made under the 2014 Plan upon effectiveness of the 2021 Plan. Each outstanding ISO, NSO, restricted stock and restricted stock units issued under the 2014 Plan was cancelled, and the holder thereof holds a new award under the 2021 Plan in accordance with the terms of the Business Combination Agreement.
Rule
10b5-1
Sales Plans
Our directors and executive officers may adopt written plans, known as Rule
10b5-1
plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule
10b5-1
plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule
10b5-1
plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule
10b5-1
plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy and the lock-up
agreements such persons have entered into in connection with the Business Combination. For more information regarding such lock-up
agreements, please see the section titled “Certain Relationships and Related Party Transactions—IronNet Related
Agreements—Lock-up
Agreements.”
Non-Employee
Director Compensation
We have historically provided equity-based compensation to certain of our directors for the time and effort necessary to serve as a member of our Board. In September 2020, we granted 60,000 restricted stock units to certain of our non-employee
directors. The restricted stock units vest monthly over a period of 12 months, subject to the director’s continued service with IronNet, and subject to a liquidity event condition that will be satisfied on the date that is six months following the closing of the Business Combination.

Director Compensation Table for Fiscal 2021
The following table sets forth information regarding the compensation earned for service on our Board during the fiscal year ended January 31, 2021. Gen. Alexander is also a member of our Board, but he did not receive any additional compensation for service as a director. Gen. Alexander’s compensation as an executive officer is set forth below under “Summary Compensation Table.”

Name	STOCK AWARDS ($) (1)
Gen. John M. Keane (Ret.) (2)	150,600
Vadm. John M. McConnell (Ret.) (2)	150,600
Hon. Michael J. Rogers (2)	150,600
Vadm. Jan E. Tighe (Ret.) (2)	150,600

(1)
This column reflects the aggregate grant date fair value of restricted stock units granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in IronNet’s consolidated financial statements. This calculation assumes that the director will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions used in valuing options are described in Note 6 to IronNet’s consolidated financial statements included in this prospectus. These amounts do not reflect the actual economic value that will be realized by the director upon settlement of the restricted stock units or the sale of the common stock underlying such restricted stock units.

(2)
The director held an aggregate of 140,000 restricted stock units as of January 31, 2021. Each restricted stock unit represented the right to acquire one share of common stock of Legacy IronNet and does not give effect to the Exchange Ratio with respect to restricted stock units assumed in the Business Combination.

Non-Employee
Director Compensation Policy
Our Board intends to approve a non-employee director compensation policy (the “
Policy
”) that will be designed to align compensation with the company’s business objectives and the creation of stockholder value, while enabling the company to attract, retain, incentivize and reward directors who contribute to the long-term success of the company. Under the Policy, we will pay our non-employee
directors a cash retainer for service on our Board and for service on each committee on which the director is a member. The chairman of each committee will receive higher retainers for such service. These fees will be payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board. Under the Policy, the fees paid to non-employee
directors for service on the board of directors and for service on each committee of our Board on which the director is a member, which will have retroactive effect to August 26, 2021, will be as follows:

	MEMBER ANNUAL FEE	CHAIRMAN ADDITIONAL ANNUAL FEE
Board of Directors	$30,000	$—
Audit Committee	8,000	20,000
Compensation Committee	5,000	12,000
Nominating and Corporate Governance Committee	3,500	7,500
Our Board intends to grant each of our existing non-employee directors 24,000 RSUs under the 2021 Plan, which RSUs will vest annually over three years commencing on August 26, 2021, the closing date of the Business Combination. Going forward, each new non-employee director who joins the Board will receive an initial RSU grant with a fair market value of $240,000 on the date of grant (the “
Initial Grant
”) upon his or her initial

election or appointment to our Board. The RSUs subject to the Initial Grant will vest annually until all shares are vested on the third anniversary of the date of grant, subject to the non-employee director’s continued service as a director. Further, on the date of each annual meeting of stockholders, beginning with the annual meeting of stockholders to be held in 2022, each non-employee director that has served on our Board since at least the beginning of such fiscal year will receive a grant of RSUs under the 2021 Plan having a fair market value of $180,000 on the date of grant (the “
Annual Director Grant
”). The RSUs subject to the Annual Director Grant will vest on the earlier of (i) the first anniversary of the date of grant, or (ii) the date of next annual meeting of stockholders, subject to the non-employee director’s continued service as a director as of the vesting date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements for our directors and named executive officers, which are described elsewhere in this prospectus, below is a description of transactions since January 1, 2018 to which we, LGL or Legacy IronNet were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

LGL Related Person Transactions
LGL entered into an administrative services agreement with LGL Systems Nevada Management Partners LLC, an affiliate of the Sponsor, pursuant to which LGL paid a total of $10,000 per month for office space, utilities and secretarial support. All amounts due under this agreement were paid prior to the consummation of the Business Combination.
Founder Shares
In April 2019, LGL issued to the Sponsor an aggregate of 3,593,750 Founder Shares in exchange for a capital contribution of $25,000, or approximately $0.007 per share. Prior to the initial investment in the company of $25,000 by the Sponsor, LGL had no assets, tangible or intangible. In November 2019, LGL effected a stock dividend of 0.2 shares for each share outstanding, resulting in there being an aggregate of 4,312,500 Founder Shares outstanding at a price of approximately $0.006 per share. The per-share
prices of the Founder Shares above were determined by dividing the amount contributed to LGL by the number of Founder Shares issued.
The Founder Shares automatically converted into our common stock on the first business day following the consummation of the Business Combination on a one-for-one
basis.
The 4,312,500 Founder Shares included an aggregate of 1,078,125 Founder Shares subject to forfeiture. Immediately prior to the consummation of the Business Combination, 1,078,125 Founder Shares were surrendered and forfeited for no consideration, resulting in 2,904,375 Founder Shares outstanding immediately following consummation of the Business Combination.
Private Warrants
The Sponsor and LGL’s officers and directors purchased an aggregate of 5,200,000 Private Warrants (for a total purchase price of $5,200,000) from LGL on a private placement basis simultaneously with the consummation of the Initial Public Offering. The Private Warrants are identical to the warrants included in the units sold in the Initial Public Offering except that the Private Warrants: (i) are not redeemable by LGL and (ii) may be exercised for cash or on a cashless basis, as described in the prospectus for the Initial Public Offering, so long as they are held by the initial purchasers or any of their permitted transferees. If the Private Warrants are held by holders other than the initial purchasers or any of their permitted transferees, they will be redeemable by LGL and exercisable by the holders on the same basis as the warrants included in the units being sold in its Initial Public Offering. The initial purchasers of the Private Warrants have agreed not to transfer, assign or sell any of the warrants, including the common stock issuable upon exercise of the warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.

Registration Rights
The holders of LGL’s Founder Shares, as well as the holders of the Private Warrants and any warrants the Sponsor or its affiliates may be issued in payment of working capital loans made to LGL (and all underlying securities), are entitled to certain demand and piggy back registration rights pursuant to an agreement entered into in connection with our Initial Public Offering (the “
Original Registration Rights Agreement
”). At the closing of the Business Combination, the Original Registration Rights Agreement was amended and restated. LGL, certain Legacy IronNet stockholders, the Sponsor, the holders of Founder Shares and certain other LGL equity holders entered into the Registration Rights Agreement pursuant to which LGL agreed to file a shelf registration statement with respect to the registrable securities under the Registration Rights Agreement within 30 days following the consummation of the Business Combination. LGL also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provided that LGL will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
In addition, pursuant to the warrant agreement between LGL and Continental Stock Transfer & Trust Company, entered into in connection with the Initial Public Offering (the “
Warrant Agreement
”), we agreed that we would use our best efforts to file the registration statement of which this prospectus forms a part with respect to the shares of common stock issuable upon exercise of the Warrants.
Sponsor Agreement
In connection with the Initial Public Offering, the Sponsor entered into an agreement, dated on November 6, 2019 and as amended on March 15, 2021 (the “
Sponsor Agreement
”), pursuant to which it agreed not to transfer or otherwise dispose of 2,904,375 shares of our common stock for a period of six months following the Business Combination, subject to relief from the lock-up provisions
to allow gifts to charitable organizations. LGL’s officers, directors and special advisors entered into similar agreements which, as amended in connection with the Business Combination Agreement, also provide for a six-month post-business
combination lock-up restriction.
Further, the Sponsor entered into
a lock-up agreement
pursuant to which it agreed not to transfer its 5,200,000 Private Warrants or common stock underlying the Private Warrants, subject to limited exceptions, until 30 days after the Closing.
Additional Related Party Transactions
Other than as described above, no compensation of any kind has been paid by LGL to the Sponsor, LGL’s executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket
expenses incurred in connection with activities on LGL’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. LGL’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or its or their affiliates.
Legacy IronNet Related Person Transactions
Promissory Notes
During the fiscal year January 31, 2020, Legacy IronNet entered into a promissory note with an employee, who was a former executive officer of Legacy IronNet at the time of issuance. During the fiscal year ended January 31, 2021, Legacy IronNet entered into a promissory note with a current executive officer of Legacy

IronNet and the company. Details of the promissory notes are included in the table below. The principal and interest on each of these promissory notes were repaid in full upon the closing of the Business Combination.

Borrower	Date of Promissory Note	Largest Aggregate Amount of Principal Outstanding During the Period	Amount Outstanding as of Closing of Business Combination	Annual Rate or Amount of Interest Payable on the Indebtedness
James Heath	12/29/2018	$1,000,000	—	2.8%
James Gerber	10/24/2019	$435,836	—	1.7%
Private Placements of Securities
Series
B-2
Preferred Stock Financing
(1)
Between January 2020 and December 2020, Legacy IronNet sold an aggregate of 932,945 shares of its Series
B-2
convertible preferred stock at a purchase price of $72.90 per share for an aggregate amount of $68.0 million. The following table summarizes purchases of Legacy IronNet’s Series
B-2
convertible preferred stock by related persons:

Stockholder	Shares of Series B-2 Preferred Stock Purchased	Total Purchase Price (in millions of dollars)
C5 Partners, LLC (2)	342,936	$25.0
Entities affiliated with ForgePoint Capital (3)	169,914	$12.4
KPCB Holdings, Inc., as nominee (4)	68,587	$5.0

(1)
Each share of Series
B-2
convertible preferred stock converted into ten shares of Legacy IronNet common stock immediately prior to the consummation of the Business Combination. The numbers presented herein are expressed on an as-converted
to Legacy IronNet common stock basis.

(2)	This entity beneficially owns more than 5% of IronNet’s capital stock. André Pienaar, a member of our board of directors and that of Legacy IronNet, is an affiliate of C5 Capital.
(3)
Consists of 135,597 shares purchased by ForgePoint Cybersecurity Fund I, L.P., 1,577 shares purchased by ForgePoint Cyber Affiliates Fund I, L.P. and 32,740 shares purchased by ForgePoint Cyber
Co-Investors
I-E,
L.P. Donald R. Dixon, a member of our board of directors and that of Legacy IronNet, is an affiliate of ForgePoint Capital, of which the foregoing purchasers are affiliated funds. These entities collectively beneficially own more than 5% of IronNet’s capital stock.

(4)
KPCB Holdings, Inc., as nominee beneficially owns more than 5% of IronNet’s capital stock. Ted Schlein, a member of our board of directors and that of Legacy IronNet, is an affiliate of KPCB Holdings, Inc.

Series
B-1
Preferred Stock Financing
(1)
Between April and June 2018, Legacy IronNet sold an aggregate of 1,071,139 shares of its Series
B-1
convertible preferred stock at a purchase price of $72.90 per share for an aggregate amount of $78.1 million. The following table summarizes purchases of Legacy IronNet’s Series
B-1
convertible preferred stock by related persons:

Stockholder	Shares of Series B-1 Preferred Stock Purchased	Total Purchase Price (in millions of dollars)
C5 Partners, LLC (2)	480,111	$35.0
Entities affiliated with ForgePoint Capital (3)	477,367	$34.8
KPCB Holdings, Inc., as nominee (4)	82,305	$6.0

(1)
Each share of Series
B-1
convertible preferred stock converted into ten shares of Legacy IronNet common stock immediately prior to the consummation of the Business Combination. The numbers presented herein are expressed on an as-converted
to Legacy IronNet common stock basis.

(2)	This entity beneficially owns more than 5% of IronNet’s capital stock. André Pienaar, a member of our board of directors and that of Legacy IronNet, is an affiliate of C5 Capital.
(3)
Consists of 142,378 shares purchased by ForgePoint Cybersecurity Fund I, L.P., 91,907 shares purchased by ForgePoint Cyber
Co-Investors
I-B,
L.P., 241,427 shares purchased by ForgePoint Cyber
Co-Investors
I-C,
L.P., and 1,655 shares purchased by ForgePoint Cyber Affiliates Fund I, L.P. Donald R. Dixon, a member of our board of directors and that of Legacy IronNet, is an affiliate of ForgePoint Capital, of which the foregoing purchasers are affiliated funds. These entities collectively beneficially own more than 5% of IronNet’s capital stock.

(4)
KPCB Holdings, Inc., as nominee beneficially owns more than 5% of IronNet’s capital stock. Ted Schlein, a member of our board of directors and that of Legacy IronNet, is an affiliate of KPCB Holdings, Inc.

Series A Preferred Stock Financing
(1)
Between August and October 2015, Legacy IronNet sold an aggregate of 793,650 shares of its Series A convertible preferred stock at a purchase price of $40.95 per share for an aggregate amount of $32.5 million. The following table summarizes purchases of Legacy IronNet’s Series A convertible preferred stock by related persons:

Stockholder	Shares of Series A Preferred Stock Purchased	Total Purchase Price (in millions of dollars)
Entities affiliated with ForgePoint Capital (2)	366,300	$15.0
KPCB Holdings, Inc., as nominee (3)	366,300	$15.0

(1)
Each share of Series A convertible preferred stock converted into ten shares of Legacy IronNet common stock immediately prior to the consummation of the Business Combination. The numbers presented herein are expressed on an as-converted
to Legacy IronNet common stock basis.

(2)
Consists of 183,150 shares purchased by ForgePoint Cyber
Co-Investors
I, L.P., 181,045 shares purchased by ForgePoint Cybersecurity Fund I, L.P., and 2,105 shares purchased by ForgePoint Cyber Affiliates Fund I, L.P. Donald R. Dixon, a member of our board of directors and that of Legacy IronNet, is an affiliate of ForgePoint Capital, of which the foregoing purchasers are affiliated funds. These entities collectively beneficially own more than 5% of IronNet’s capital stock.

(3)	KPCB Holdings, Inc., as nominee beneficially owns more than 5% of IronNet’s capital stock. Ted Schlein, a member of our board of directors and that of IronNet, is an affiliate of KPCB Holdings, Inc.
Customer Relationship with C5 Capital
Between May 2019 and October 2019, Legacy IronNet entered into two subscription agreements for its products with C5 Capital. An entity affiliated with C5 Capital is a beneficial owner of more than five percent of our capital stock, and Andre Pienaar, the founder of C5 Capital, is a member of our board of directors and that of Legacy IronNet. During the fiscal years ended January 31, 2021 and 2020 and the six months ended July 31, 2021 and 2020, Legacy IronNet recognized $1.9 million, and $0.7 million, and $0.9 million and $1.1 million, of revenue, respectively, in connection with these subscription agreements. As of July 31, 2021 and January 31, 2021 and 2020, accounts receivable due to Legacy IronNet from C5 Capital were $3.4 million, $2.5 million and $0.7 million, respectively.

Stockholder Support Agreement
In connection with the execution of the Business Combination Agreement, certain of Legacy IronNet’s executive officers, directors and securityholders, who at the time of execution collectively held securities constituting more than 80% of the voting power represented by the outstanding shares of Legacy IronNet common stock and Legacy IronNet preferred stock, agreed to execute and deliver a written consent with respect to the outstanding shares of Legacy IronNet common stock and preferred stock held by such holders adopting the Business Combination Agreement and approving the Business Combination.
Legacy IronNet
Lock-Up
Agreements
In connection with the Business Combination, Legacy IronNet and certain stockholders, officers and directors of Legacy IronNet entered into a
Lock-Up
Agreement pursuant to which they agreed not to dispose of their shares of our common stock for a period of 180 days following the Business Combination, subject to customary carve-outs. As of the Closing, holders of an aggregate of approximately 66,160,197 outstanding shares of our common stock and approximately 18,971,549 shares issuable pursuant to stock options and restricted stock units were subject to lock-up
agreements.
Other Related Person Transactions
Earnout Shares
Pursuant to the Business Combination Agreement, Legacy IronNet stockholders and eligible holders of options, restricted stock unit awards and restricted stock awards (as applicable, only to the extent time vested as of the closing of the Business Combination) were also eligible to receive additional merger consideration in the form of a pro rata portion of the 1,078,125 Earnout Shares if the volume weighted average closing share price for our common stock were to equal or exceed $13.00 for ten (10) consecutive days during the two-year period
following the closing of the Business Combination (the “
Triggering Event
”). In September 2021, the Triggering Event was satisfied and the eligible Legacy IronNet equityholders as of the closing of the Business Combination were entitled to be issued their pro rata portion of the Earnout Shares.
Subscription Agreements
In connection with the execution of the Business Combination Agreement, LGL entered into the Subscription Agreements with the Subscription Investors immediately prior to the execution of the Business Combination Agreement on March 15, 2021. Pursuant to the Subscription Agreements, the Subscription Investors agreed to subscribe for and purchase and we agreed to issue and sell to the Subscription Investors an aggregate of 12,500,000 shares of our common stock for a purchase price of $10.00 per share, or an aggregate of $125 million in gross cash proceeds, in the Private Placement. The closing of the Private Placement occurred on the date of the Business Combination. Of the amounts purchased in the Private Placement, (i) the Sponsor purchased 566,000 shares of common stock for $5,660,000, (ii) entities affiliated with Ted Schlein, a director of Legacy IronNet and of the company, purchased 300,000 shares of common stock for $3,000,000 and (iii) entities affiliated with Donald Dixon, a director of Legacy IronNet and of the company, purchased 300,000 shares of common stock for $3,000,000.
Indemnification Agreements
Our certificate of incorporation contains provisions limiting the liability of our executive officers and directors, and our bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law.
We have entered into indemnification agreements with all of our directors and executive officers. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the our certificate of incorporation and our bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee
Related Person Transactions Policy Following the Business Combination
Upon the consummation of the Business Combination, our Board adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we or our subsidiaries and any ‘related person’, directly or indirectly, are, were or will be participants.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a beneficial owner of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a beneficial owner of more than 5% of any class of the our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by the our audit committee would be inappropriate, to another independent body of our Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.
Our audit committee will approve only those transactions that it determines are fair to us and in the our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of August 26, 2021, immediately following consummation of the Business Combination by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers and directors; and

•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and Warrants that are currently exercisable or exercisable within 60 days.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 84,423,567 shares of common stock issued and outstanding as of the Closing Date, and do not take into account the issuance of any shares of common stock upon the exercise of Warrants to purchase approximately 13,784,096 shares of common stock that remained outstanding as of the Closing Date, unless otherwise indicated.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Common Stock Outstanding
5% or Greater Stockholders
Entities affiliated with ForgePoint (2)	9,962,551		11.8%
LGL Systems Acquisition Holding Company, LLC	8,670,375	(3)(4)	9.7%
LGL Systems Nevada Management Partners LLC	8,670,375	(3)(4)	9.7%
Entities affiliated with C5 Partners (5)	6,700,484		7.9%
Entities affiliated with Kleiner Perkins Caufield & Byers (6)	5,921,414		7.0%
Named Executive Officers and Directors
Gen. Keith B. Alexander (Ret.) (7)	11,370,495		13.5%
William E. Welch (8)	—		—
Sean Foster (9)	—		—
Donald R. Dixon (10)	10,306,783		12.2%
Mary E. Gallagher	—		—
Vadm. John M. McConnell (Ret.) (11)	244,232		*
Gen. John M. Keane (Ret.) (12)	244,232		*
André Pienaar (5)	6,700,484		7.9%
Hon. Michael J. Rogers (13)	244,232		*
Theodore E. Schlein (14)	6,021,414		7.1%
Vadm. Jan E. Tighe (Ret.) (15)	—		—
Robert V. “Rob” LaPenta Jr. (3)	—		—
All current directors and executive officers as a group (14 individuals) (16)	35,989,755		42.6%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o IronNet, Inc., 7900 Tysons One Place, Suite 400, McLean, Virginia, 22102.
(2)
Includes (i) 52,135 shares of company common stock held by ForgePoint Cyber Affiliates Fund I, L.P., (ii) 2,246,496 shares of company common stock held by ForgePoint Cyber
Co-Investors
I, L.P., (iii) 748,221 shares of company common stock held by ForgePoint Cyber
Co-Investors
I-B,
L.P., (iv) 1,965,474 shares of company common stock held by ForgePoint Cyber
Co-Investors
I-C,
L.P., (v) 266,539 shares of company common stock held by ForgePoint Cyber
Co-Investors
I-E,
L.P., and (vi) 4,683,686 shares of company common stock held by ForgePoint Cybersecurity Fund I, L.P. ((i) to (vi), inclusive, the “
ForgePoint Funds
”). Excludes an aggregate of 137,506 Earnout Shares that the ForgePoint Funds became entitled to receive pursuant to the Business Combination Agreement, which provided that certain eligible equityholders of Legacy IronNet would receive additional shares of the company’s common stock if the volume-weighted average closing sale price of one share of the company’s common stock was equal to or greater than $13.00 for any ten consecutive trading days occurring after the Closing Date (the “
Triggering Event
”), which Triggering Event was satisfied on September 10, 2021. Such 137,506 Earnout Shares are comprised of (i) 734 Earnout Shares that ForgePoint Cyber Affiliates Fund I, L.P. became entitled to receive, (ii) 31,642 Earnout Shares that ForgePoint Cyber
Co-Investors
I, L.P. became entitled to receive, (iii) 10,539 Earnout Shares that ForgePoint Cyber
Co-Investors
I-B,
L.P. became entitled to receive, (iv) 27,684 Earnout Shares that ForgePoint Cyber
Co-Investors
I-C,
L.P. became entitled to receive, (v) 3,754 Earnout Shares that ForgePoint Cyber
Co-Investors
I-E,
L.P. became entitled to receive, and (vi) 63,153 Earnout Shares that ForgePoint Cybersecurity Fund I, L.P. became entitled to receive (the Earnout Shares represented by (i) to (vi), inclusive, the “
ForgePoint Funds Earnout Shares
”). Donald R. Dixon and Alberto Yepez are the managing members of ForgePoint Cybersecurity
GP-1,
LLC, which is the general partner of each of the ForgePoint Funds and exercise shared voting, investment and dispositive rights with respect to the shares of stock held by each of the ForgePoint Funds. The address for all entities and individuals affiliated with the ForgePoint Funds is 400 S El Camino Road, Suite 300, San Mateo, CA 94402.

(3)
As of the August 26, 2021, these securities were held by LGL Systems Acquisition Holding Company, LLC (the “
Sponsor
”), of which LGL Systems Nevada Management Partners LLC is the managing member. LGL Systems Nevada Management Partners LLC appointed Marc J. Gabelli, Robert LaPenta Sr., Robert V. “Rob” LaPenta Jr., Timothy J. Foufas, and Jeffrey M. Illustrato (appointed by Mr. Gabelli) as managers to approve actions of the Sponsor. Each manager has one vote, and the approval of three of the five managers is required for approval of an action of the Sponsor. Under the so-called
“rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual manager exercises voting or dipositive control over any of the securities held by the Sponsor, even those in which he has a pecuniary interest. Accordingly, none of them are deemed to have or share beneficial ownership of the securities held by the Sponsor. The address for all entities and individuals affiliated with the Sponsor is 165 W. Liberty St., Suite 220, Reno, NV 89501. Effective September 14, 2021, the Sponsor distributed 2,532,200 Founder Shares, 551,850 PIPE Shares and 3,052,500 Private Warrants to its members (the “
Sponsor Distributions
”), which such Sponsor Distributions are excluded from the beneficial ownership calculations set forth in this “
Principal Stockholders
” section. For additional information regarding the Sponsor Distributions, see the section titled “
Selling Securityholders
.”

(4)	Includes 5,200,000 shares of company common stock underlying Warrants that will become exercisable on September 25, 2021.
(5)
Excludes an aggregate of 94,377 Earnout Shares that C5 Partners LLC became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021. Andre Pienaar (a director of the company), William Kilmer and James Coats are the directors of C5 Investors General Partner Limited, which acts on behalf of C5 Investors LP, the sole manager of C5 Partners LLC. C5 Capital Limited is the investment manager of C5 Investors LP and exercises voting, investment and dispositive rights with respect to the shares of stock held by C5 Investors LLC. Andre Pienaar is the chief executive officer and a director of

C5 Capital Limited together with William Kilmer and Linda Zecher. The address of the entities and individuals affiliated with C5 Capital Limited is 7 Vigo Street, London, W1S 3HF, UK.
(6)
Includes (i) 5,774,562 shares of company common stock held by KPCB Digital Growth Fund II, LLC (“
KPCB DGF II
”), and (ii) 146,852 shares of company common stock held by KPCB Digital Growth Founders Fund, LLC (“
DGF II Founders,
” together, the “
Kleiner Funds
”). Excludes an aggregate of 80,587 Earnout Shares that the Kleiner Funds became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021. The Kleiner Funds’ shares are held for convenience in the name of KPCB Holdings, Inc., as nominee, for the accounts of such individuals and entities. The managing member of the Kleiner Funds is KPCB DGF II Associates, LLC (“
DGF II Associates
”). Theodore E. Schlein (a director of the company), together with L. John Doerr and Mary Meeker, the managing members of DGF II Associates, exercise shared voting and dispositive control over the shares held by the Kleiner Funds. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025.

(7)
Excludes (i) an aggregate of 6,512,856 shares of company common stock held by trusts established by Gen. Alexander, as (a) each such trust is an irrevocable trust, (b) neither Gen. Alexander nor his spouse serve as trustee of any such trust, and (c) Gen. Alexander does not otherwise exercise voting, investment or dispositive control over the shares of company common stock held by the trusts; and (ii) an aggregate of 160,154 Earnout Shares that Gen. Alexander became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021.

(8)	Excludes an aggregate of 37,772 Earnout Shares that Mr. Welch became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021.
(9)	Excludes an aggregate of 8,535 Earnout Shares that Mr. Foster became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021.
(10)
Includes (i) the 9,962,551 shares held by the ForgePoint Funds as described in footnote (2) above, (ii) 100,000 shares of company common stock held by The Dixon Revocable Trust, of which Mr. Dixon and his spouse are co-trustees,
and (viii) 244,232 shares of Company common stock held directly by Mr. Dixon. Excludes (i) the ForgePoint Funds Earnout Shares as described in footnote (2) above; and (ii) 3,440 Earnout Shares that Mr. Dixon became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021.

(11)	Excludes an aggregate of 5,045 Earnout Shares that Vadm. McConnell became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021.
(12)	Excludes an aggregate of 5,045 Earnout Shares that Gen. Keane became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021.
(13)	Excludes an aggregate of 5,045 Earnout Shares that Mr. Rogers became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021.
(14)
Includes (i) the 5,921,424 shares of company common stock held by funds affiliated with Kleiner Perkins Caufield & Byers, as described in footnote (6) above, and (ii) 100,000 shares of company common stock held by the Schlein Family Trust, of which Mr. Schlein is the trustee. Excludes an aggregate of 80,587 Earnout Shares that the Kleiner Funds became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021 as described in footnote (6) above.

(15)	Excludes an aggregate of 1,605 Earnout Shares that Vadm. Tighe became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021.
(16)
Includes (i) 35,908,343 shares of company common stock, and (ii) 81,412 shares of company common stock underlying options that are exercisable within 60 days of the Closing Date. Excludes an aggregate of 337,235 Earnout Shares that the current executive officers and directors of the company became entitled to receive upon satisfaction of the Triggering Event on September 10, 2021.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the selling securityholders from time to time of up to 64,020,756 shares of common stock, which consists of (i) (a) up to 12,500,000 shares of common stock issued in a private placement pursuant to the Subscription Agreements (the “
PIPE Shares
”), (b) up to 2,904,375 shares of common stock issued in a private placement to the Sponsor in connection with the LGL IPO (the “
Founder Shares
”), (c) up to 5,200,000 shares of common stock issuable upon exercise of the Private Warrants (the “
Private Warrant Shares
”) and (d) up to 43,416,381 shares of common stock (including up to 81,412 shares of common stock issuable pursuant to outstanding options (the “
Option Shares
”), 81,412 shares of common stock issuable in connection with the vesting and settlement of restricted stock units (the “
RSU Shares
”), and 560,703 shares of common stock that were issued as Earnout Shares on September 17, 2021) pursuant to that Amended and Restated Registration Rights Agreement, and (ii) up to 5,200,000 Private Warrants. The selling securityholders may from time to time offer and sell any or all of the common stock and Private Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the common stock or Private Warrants other than through a public sale.
Certain of the selling securityholders of Legacy IronNet listed below entered into a
Lock-Up
Agreement with us with respect to certain of the shares of common stock that may be sold by it from time to time pursuant to the registration statement of which this prospectus forms part. Such restrictions end 180 days after the Closing Date (
provided
,
however
, that certain founders and employees of Legacy IronNet, including an executive officer, have been granted relief from the lock-up
restrictions to sell up to an aggregate of approximately 1.5 million shares of common stock). In addition, the Sponsor and LGL’s executive officers and directors entered into agreements pursuant to which they agreed, subject to certain exceptions, to not transfer, assign or sell 2,904,375 Founder Shares until six months after the Closing Date and the Sponsor agreed to not transfer, assign or sell the 5,200,000 Private Warrants or common stock underlying the Private Warrants, subject to limited exceptions, until 30 days after the Closing Date. See the section titled “
Certain Relationships and Related Party Transactions—Sponsor Agreement.”
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain information as of August 26, 2021 regarding the beneficial ownership of our common stock and Warrants by the selling securityholders and the shares of common stock and Warrants being offered by the selling securityholders. For the avoidance of doubt, the table below also includes Earnout Shares, which were issued to certain of the selling securityholders subsequent to August 26, 2021, shares of common stock issuable upon the future settlement of restricted stock units that remain subject to vesting conditions and shares of common stock issuable upon the exercise of options not yet vested. The applicable percentage ownership of common stock is based on 85,501,692 shares of common stock, consisting of (a) 84,423,567 shares outstanding as of August 26, 2021 (prior to exercise of any Warrants) and (b) 1,078,125 Earnout Shares that were earned as of September 10, 2021. Information with respect to shares of common stock and Private Warrants owned beneficially after the offering assumes the sale of all of the shares of common stock or Private Warrants. The selling securityholders may offer and sell some, all or none of their shares of common stock or Private Warrants, as applicable.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of common stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.

Except as set forth in the footnotes below, (i) the following table does not include up to 8,584,096 shares of common stock issuable upon exercise of the Public Warrants as of the Closing Date and (2) the address of each selling securityholder is c/o IronNet, Inc., 7900 Tysons One Place, Suite 400, McLean, Virginia, 22102.
Please see the section titled “
Plan of Distribution
” for further information regarding the selling securityholder’s method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Directors and Executive Officers of IronNet, Inc.
Gen. Keith B. Alexander (Ret.) (1)	11,530,649	11,530,649	—	—	—	—	—	—
William E. Welch (2)	4,476,446	4,476,446	—	—	—	—	—	—
James C. Gerber (3)	965,179	965,179	—	—	—	—	—	—
Sean Foster (4)	1,052,219	1,052,219	—	—	—	—	—	—
Russell Cobb (5)	778,776	778,776	—	—	—	—	—	—
Donald Closser (6)	663,189	663,189	—	—	—	—	—	—
Donald R. Dixon (7)	247,672	247,672	—	—	—	—	—	—
Mary E. Gallagher (8) *	15,000	15,000	—	—	—	—	—	—
Gen. John M. Keane (Ret.) (9)	363,251	363,251	—	—	—	—	—	—
Robert V. “Rob” LaPenta Jr. (10) *	25,000	25,000	—	—	—	—	—	—
Vadm. John M. McConnell (Ret.) (11)	363,251	363,251	—	—	—	—	—	—
Hon. Michael J. Rogers (12)	270,293	270,293	—	—	—	—	—	—
Vadm. Jan E. Tighe (Ret.) (13)	115,579	115,579	—	—	—	—	—	—
Other Holders
143 Avenue B Associates, LLC (14)	250,000	250,000	—	—	—	—	—	—
Alan Cameron Carson (15) *	3,800	3,800	—	—	6,100	6,100	—	—
Anand Rawani (16) *	2,000	2,000	—	—	200	200	—	—
ATHANOR INTERNATIONAL MASTER FUND, LP (17)	250,300	250,300	—	—	—	—	—	—
ATHANOR MASTER FUND, LP (18)	749,000	749,000	—	—	—	—	—	—
BRIDGEWATER ASSOCIATES, LP (19)	1,339,023	250,000	1,089,023	1.3%	—	—	—	—
C5 Partners, LLC (20)	6,794,861	6,794,861
David L. Fitzgerald (21) *	4,800	4,800	—	—	7,700	7,700	—	—
David T. Butler (22) *	7,000	7,000	—	—	11,000	11,000	—	—
Entities advised by Capital Research and Management Company (23)	3,884,000	3,884,000	—	—	—	—	—	—
ForgePoint Cyber Affiliates Fund I, L.P. (24)(25)	52,869	52,869	—	—	—	—	—	—
ForgePoint Cyber Co-Investors I, L.P. (24)(26)	2,278,138	2,278,138	—	—	—	—	—	—
ForgePoint Cyber Co-Investors I-B, L.P. (24)(27)	758,760	758,760	—	—	—	—	—	—
ForgePoint Cyber Co-Investors I-C, L.P. (24)(28)	1,993,158	1,993,158	—	—	—	—	—	—
ForgePoint Cyber Co-Investors I-E, L.P. (24)(29)	270,293	270,293	—	—	—	—	—	—
ForgePoint Cybersecurity Fund I, L.P. (24)(30)	4,746,839	4,746,839	—	—	—	—	—	—
Funds advised by Weiss Asset Management LP (31)	1,000,000	1,000,000	—	—	—	—	—	—

	Shares of Common Stock					Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering		Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
George Anthony Bancroft II (32) *	14,566	14,566	—	—		2,500	2,500	—	—
GGCP, Inc. (33) *	216,000	216,000	—	—		345,000	345,000	—	—
Hendi Susanto (34) *	41,760	41,660	100	*	*	50	—	50	—
Jeffrey M. Illustrato (35) *	28,250	28,000	250	**		125	—	125	—
John G. Vonglis (36) *	16,000	16,000	—	—		26,000	26,000	—	—
John S. Mega (37) *	59,320	59,320	—	—		75,000	75,000	—	—
Jordan Lobiak (38) *	4,250	4,000	250	**		125	—	125	—
KEPOS ALPHA MASTER FUND L.P. (39)	500,000	500,000	—	—		—	—	—	—
KPCB Digital Growth Founders Fund II, LLC (40)	148,851	148,851	—	—		—	—	—	—
KPCB Digital Growth Fund II, LLC (41)	5,853,150	5,853,150	—	—		—	—	—	—
Leslie B. Daniels (42) *	—	—	—	—		65,000	65,000	—	—
LGL Systems Acquisition Holding Company, LLC (43) *	386,325	386,325	—	—		2,147,500	2,147,500	—	—
Manjit S. Kalha (44) *	28,000	28,000	—	—		5,000	5,000	—	—
Marc Gabelli (45) *	284,900	284,900	—	—		10,000	10,000	—	—
Marshall Wace Investment Strategies —EUREKA FUND (46)	1,001,540	1,001,540	—	—		—	—	—	—
Marshall Wace Investment Strategies —MARKET NEUTRAL TOPS FUND (47)	105,613	105,613	—	—		—	—	—	—
Marshall Wace Investment Strategies —SYSTEMATIC ALPHA PLUS FUND (48)	29,304	29,304	—	—		—	—	—	—
Marshall Wace Investment Strategies —TOPS FUND (49)	63,543	63,543	—	—		—	—	—	—
Michael Clark Martin (50) *	2,830	2,830	—	—		—	—	—	—
Michael Ferrantino (51) *	30,000	30,000	—	—		—	—	—	—
NGM Asset Management LLC (52) *	369,800	369,800	—	—		400,000	400,000	—	—
Patrick B. Huvane Jr. (53) *	49,415	49,415	—	—		25,000	25,000	—	—
Robert P. Jacobson (54) *	8,430	8,430	—	—		9,000	9,000	—	—
Robert V. LaPenta Sr. (55) *	191,000	191,000	—	—		—	—	—	—
Schlein Family Trust dated April 20, 1999 (56)	100,000	100,000	—	—		—	—	—	—
Shotfut Menayot Chul – (57)	850,000	850,000	—	—		—	—	—	—
The Dixon Revocable Trust (58)	100,000	100,000	—	—		—	—	—	—
The Hard Yards LLC (59) *	50,000	50,000	—	—		—	—	—	—
The LGL Group, Inc. (60) *	1,572,529	1,572,529	—	—		2,065,000	2,065,000	—	—
The Phoenix Insurance Company Ltd (61)	150,000	150,000	—	—		—	—	—	—
Timothy J. Foufas (62) *	60,000	60,000	—	—		—	—	—	—
Woodline Partners LP (63)	1,000,000	1,000,000	—	—		—	—	—	—
Yleana Investments, LLC (64)	1,250,000	1,250,000	—	—		—	—	—	—
Total		64,020,756	—				5,200,000	—

*	Reflects beneficial ownership as of September 14, 2021, the date on which the Sponsor distributed securities to its members.
**	Less than one percent.
(1)	Consists of 11,530,649 shares of common stock, of which 160,154 are Earnout Shares.
(2)	Consists of (i) 4,438,674 RSU Shares and (ii) 37,772 Earnout Shares.

(3)	Consists of (i) 788,925 shares of common stock of which 12,454 are Earnout Shares, (ii) 81,412 Option Shares, and (iii) 94,842 RSU Shares.
(4)	Consists of (i) 1,043,684 RSU Shares and (ii) 8,535 Earnout Shares.
(5)	Consists of (i) 773,401 RSU Shares and (ii) 5,375 Earnout Shares.
(6)	Consists of (i) 659,426 RSU Shares and (ii) 3,763 Earnout Shares.
(7)	Consists of 247,672 shares of common stock, of which 3,440 are Earnout Shares.
(8)	Consists of 15,000 Founder Shares.
(9)	Consists of (i) 249,277 shares of common stock of which 5,045 are Earnout Shares and (ii) 113,974 RSU Shares.
(10)	Consists of 25,000 Founder Shares.
(11)	Consists of (i) 249,277 shares of common stock of which 5,045 are Earnout Shares and (ii) 113,974 RSU Shares.
(12)	Consists of (i) 249,277 shares of common stock of which 5,045 are Earnout Shares and (ii) 113,974 RSU Shares.
(13)	Consists of (i) 113,974 RSU Shares and (ii) Earnout Shares.
(14)
Shares registered hereby consist of 250,000 PIPE Shares held by 143 Avenue B Associates, LLC, a Connecticut limited liability company. 143 Avenue B Associates, LLC is wholly owned by the Raymond T. Dalio Revocable Trust, of which Raymond Dalio is the sole trustee.

(15)	Consists of (i) 3,800 Founder Shares and (ii) 6,100 Private Warrant Shares.
(16)	Consists of (i) 2,000 Founder Shares and (ii) 200 Private Warrant Shares.
(17)
Consists of 250,300 PIPE Shares. Parvinder Thiara owns Athanor International Fund GP, LP, the general partner of Athanor International Master Fund, LP (“
Athanor International
”) and he may be deemed to beneficially own these securities. The address of Athanor International is c/o Athanor Capital, LP, 888 Seventh Avenue, 21
st
Floor, New York, NY 10019.

(18)
Consists of 749,700 PIPE Shares. Parvinder Thiara owns Athanor Capital Partners, LP, the general partner of Athanor Master Fund, LP (“
Athanor Master Fund
”) and he may be deemed to beneficially own these securities. The address of Athanor Master Fund is c/o Athanor Capital, LP, 888 Seventh Avenue, 21
st
Floor, New York, NY 10019.

(19)
Shares registered hereby consists of 250,000 PIPE Shares held by Bridgewater Associates, LP (“
BALP
”), a Delaware limited partnership. Raymond Dalio has voting control of Bridgewater Associates Holdings, Inc., a Delaware corporation, which is the ultimate parent company of BALP. Mr. Dalio therefore has voting and/or investment control over the PIPE shares held by BALP. Mr. Dalio disclaims beneficial ownership of the securities reported herein for purposes of Section 16 of the Securities and Exchange Act of 1934, as amended, except as to such extent of such reporting person’s pecuniary interest in the securities.

(20)
Consists of 6,794,861 shares of common stock of which 94,377 are Earnout Shares. Andre Pienaar (a director of the company), William Kilmer and James Coats are the directors of C5 Investors General Partner Limited, which acts on behalf of C5 Investors LP, the sole manager of C5 Partners LLC. C5 Capital Limited is the investment manager of C5 Investors LP and exercises voting, investment and dispositive rights with respect to the shares of stock held by C5 Investors LLC. Andre Pienaar is the chief executive officer and a director of C5 Capital Limited together with William Kilmer and Linda Zecher. The address of the entities and individuals affiliated with C5 Capital Limited is 7 Vigo Street, London, W1S 3HF, UK.

(21)	Consists of (i) 4,800 Founder Shares and (ii) 7,700 Private Warrant Shares.
(22)	Consists of (i) 7,000 Founder Shares and (ii) 11,000 Private Warrant Shares.
(23)
Consists of (i) 3,130,000 PIPE Shares held by SMALLCAP World Fund, Inc. (“
SCWF
”) and (ii) 754,000 PIPE Shares of common stock held by American Funds Insurance Series – Global Small Capitalization Fund (“
VISC
” and, together with SCWF, the “
CRMC Stockholders
”). Capital Research and Management Company (“
CRMC
”) is the investment adviser for each CRMC Stockholder. For purposes of the reporting requirements of the Exchange Act, CRMC and Capital Research Global Investors (“
CRGI
”) may be deemed to be the beneficial owner of the shares of common stock held by each CRMC Stockholder; however, each of CRMC and CRGI expressly disclaims that it is, in fact, the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Michael Beckwith, and Arun Swaminathan, as portfolio managers, have voting and investment powers over the shares held by SCWF. Renaud H. Samyn, Michael Beckwith, Bradford F. Freer, Harold H. La, Aidan O’Connell, and Gregory W. Wendt, as portfolio managers, have voting and investment powers over the shares held by VISC. The address for each of the CRMC Stockholders is c/o Capital Research and Management Company, 333 S. Hope St., 50th Floor, Los Angeles, California 90071. Each of the CRMC Stockholders acquired the securities being registered hereby in the ordinary course of its business.

(24)
Donald R. Dixon and Alberto Yepez are the managing members of ForgePoint Cybersecurity
GP-1,
LLC, which is the general partner of this ForgePoint fund and exercise shared voting, investment and dispositive rights with respect to the shares of stock held by this ForgePoint fund. The address for all entities and individuals affiliated with this ForgePoint fund is 400 S El Camino Road, Suite 300, San Mateo, CA 94402.

(25)	Consists of 52,869 shares of common stock of which 734 shares are Earnout Shares.
(26)	Consists of 2,278,138 shares of common stock of which 31,642 are Earnout Shares.
(27)	Consists of 758,760 shares of common stock of which 10,539 are Earnout Shares.
(28)	Consists of 1,993,158 shares of common stock of which 27,684 are Earnout Shares.
(29)	Consists of 270,293 shares of common stock of which 3,754 are Earnout Shares.
(30)	Consists of (i) 4,546,839 shares of common stock of which 63,153 are Earnout Shares and (ii) 200,000 PIPE Shares.
(31)
Consists of (i) 370,000 PIPE Shares held by Brookdale Global Opportunity Fund (“
BGO
”) and (ii) 630,000 PIPE Shares held by Brookdale International Partners, L.P. (“
BIP
”). Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116.

(32)	Consists of (i) 14,000 Founder Shares, (ii) 566 PIPE Shares, and (iii) 2,500 Private Warrant Shares.
(33)	Consists of (i) 216,000 Founder Shares and (ii) 345,000 Private Warrant Shares. Mario Gabelli controls GGCP, Inc. and he may be deemed to beneficially own these securities.
(34)
Shares of common stock beneficially owned prior to the offering consists of (i) 36,000 Founder Shares and (ii) 5,660 PIPE Shares and (iii) 100 shares of common stock; number of shares of common stock registered hereby consists of (i) 36,000 Founder Shares and (ii) 5,660 PIPE Shares; number of shares of common stock beneficially owned after the offering consists of 100 shares of common stock and assumes such common stock is not sold; warrants beneficially owned prior to and after the offering consists of 50 Public Warrants and assumes such Public Warrants are not sold.

(35)
Shares of common stock beneficially owned prior to the offering consists of 28,000 Founder Shares and 250 shares of common stock: number of shares of common stock registered hereby consists of 28,000 Founder Shares; number of shares of common stock beneficially owned after the offering consists of 250 shares of common stock and assumes such common stock is not sold; warrants beneficially owned prior to and after the offering consists of 125 Public Warrants and assumes such Public Warrants are not sold.

(36)	Consists of (i) 16,000 Founder Shares and (ii) 26,000 Private Warrant Shares.
(37)	Consists of (i) 48,000 Founder Shares, (ii) 11,320 PIPE Shares, and (iii) 75,000 Private Warrant Shares.
(38)
Shares of common stock beneficially owned prior to the offering consists of 4,000 Founder Shares and 250 shares of common stock: number of shares of common stock registered hereby consists of 4,000 Founder Shares; number of shares of common stock beneficially owned after the offering consists of 250 shares of common stock and assumes such common stock is not sold; warrants beneficially owned prior to and after the offering consists of 125 Public Warrants and assumes such Public Warrants are not sold.

(39)
Consists of 500,000 PIPE Shares. Kepos Capital LP is the investment manager of KEPOS ALPHA MASTER FUND L.P. (“
KAMF
”) and Kepos Partners LLC is the General Partner of KAMF and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “
Kepos GP
”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“
Kepos MM
”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by KAMF. Mr. Carhart disclaims beneficial ownership of the shares held by KAMF. The address of KAMF is c/o Kepos Capital LP, 11 Times Square, New York, NY 10036-6600.

(40)
Consists of (i) 143,891 shares of common stock, of which 1,999 are Earnout Shares and (ii) 4,960 PIPE Shares. KPCB Digital Growth Founders Fund II, LLC’s (“
DGF II Founders
”) shares are held for convenience in the name of KPCB Holdings, Inc., as nominee, for the accounts of such individuals and entities. The managing member of DGF II Founders is DGF II Associates. Theodore E. Schlein (a director of the company), together with L. John Doerr and Mary Meeker, the managing members of DGF II Associates, exercise shared voting and dispositive control over the shares held by DGF II Founders. The principal business address for all entities and individuals affiliated with DGF II Founders is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025.

(41)
Consists of (i) 5,658,110 shares of common stock, of which 78,588 are Earnout Shares and (ii) 195,040 PIPE Shares. KPCB Digital Growth Fund II, LLC’s (“
KPCB DGF II
”) shares are held for convenience in the name of KPCB Holdings, Inc., as nominee, for the accounts of such individuals and entities. The managing member of KPCB DGF II is DGF II Associates. Theodore E. Schlein (a director of the company), together with L. John Doerr and Mary Meeker, the managing members of DGF II Associates, exercise shared voting and dispositive control over the shares held by KPCB DGF II. The principal business address for all entities and individuals affiliated with KPCB DGF II is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025.

(42)	Consists of 65,000 Private Warrant Shares.

(43)
Consists of (i) 372,175 Founder Shares, (ii) 14,150 PIPE Shares, and (iii) 2,147,500 Private Warrant Shares. LGL Systems Acquisition Holding Company, LLC. LGL Systems Nevada Management Partners LLC is the managing member of LGL Systems Acquisition Holding Company, LLC (the “
Sponsor
”). Marc J. Gabelli, Patrick B. Huvane Jr., George Anthony Bancroft II, Timothy J. Foufas, and Jeffrey M. Illustrato (appointed by Mr. Gabelli) are the managers of LGL Systems Nevada Management Partners LLC and approve actions of the Sponsor. Each manager has one vote, and the approval of three of the five managers is required for approval of an action of the Sponsor. Under the so-called
“rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual manager exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which he has a pecuniary interest. Accordingly, none of them are deemed to have or share beneficial ownership of the securities held by the Sponsor. The address for all entities and individuals affiliated with the Sponsor is 165 W. Liberty St., Suite 220, Reno, NV 89501.

(44)	Consists of (i) 28,000 Founder Shares and (ii) 5,000 Private Warrant Shares.
(45)	Consists of (i) 200,000 Founder Shares, (ii) 84,900 PIPE Shares, and (iii) 10,000 Private Warrant Shares.
(46)
Consists of 1,001,540 PIPE Shares. Marshall Wace, LLP, a limited liability partnership formed in England (the “
Investment Manager
”), is the investment manager of Marshall Wace Investment Strategies – EUREKA FUND (“
Eureka Fund
”). Eureka Fund is a sub-trust of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for U.S. operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of Eureka Fund is 32 Molesworth Street, Dublin 2, Ireland.

(47)
Consists of 105,613 PIPE Shares. Marshall Wace, LLP, a limited liability partnership formed in England (the “
Investment Manager
”), is the investment manager of Marshall Wace Investment Strategies – MARKET NEUTRAL TOPS FUND (“
MNT Fund
”). MNT Fund is a sub-trust of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for U.S. operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of MNT Fund is 32 Molesworth Street, Dublin 2, Ireland.

(48)
Consists of 29,304 PIPE Shares. Marshall Wace, LLP, a limited liability partnership formed in England (the “
Investment Manager
”), is the investment manager of Marshall Wace Investment Strategies – SYSTEMATIC ALPHA PLUS FUND (“
SAP Fund
”). SAP Fund is a sub-trust of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for U.S. operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of SAP Fund is 32 Molesworth Street, Dublin 2, Ireland.

(49)
Consists of 63,543 PIPE Shares. Marshall Wace, LLP, a limited liability partnership formed in England (the “
Investment Manager
”), is the investment manager of Marshall Wace Investment Strategies – TOPS FUND (“
TOPS Fund
”). TOPS Fund is a sub-trust of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for U.S. operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of TOPS Fund is 32 Molesworth Street, Dublin 2, Ireland.

(50)	Consists of 2,830 PIPE Shares.
(51)	Consists of 30,000 Founder Shares.
(52)
Consists of (i) 200,000 Founder Shares, (ii) 169,800 PIPE Shares, and (iii) 400,000 Private Warrant Shares. Nathan G. Miller controls NGM Asset Management LLC and he may be deemed to beneficially own these securities. As of September 14, 2021, Mr. Miller also individually beneficially owned 44 Public Warrants and had dispositive power over 158,638 Public Warrants held by a fund for which he serves as portfolio manager.

(53)	Consists of (i) 48,000 Founder Shares, (ii) 1,415 PIPE Shares, and (iii) 25,000 Private Warrant Shares.
(54)	Consists of (i) 5,600 Founder Shares, (ii) 2,830 PIPE Shares, and (iii) 9,000 Private Warrant Shares.
(55)	Consists of 191,000 Founder Shares. Mr. LaPenta Sr. is the father of Mr. LaPenta Jr., who serves on our board of directors.
(56)	Consists of 100,000 PIPE Shares. Theodore E. Schlein, who serves on our board of directors, is a trustee of the Schlein Family Trust dated April 20, 1999.
(57)
Consists of 850,000 PIPE Shares. Haggai Schreiber, Deputy Chief Executive Officer and Chief Investment Officer, Gilad Shamir, Chief Investment Officer and Dan Kerner, Head of Nostro, may be deemed to have voting and dispositive power with respect to the securities held by Shotfut Menayot Chul – (“
Shotfut
”). The address of Shotfut is Derech Hashalom 53, Giv’atayim, Israel.

(58)	Consists of 100,000 PIPE Shares. Donald R. Dixon, who serves on our board of directors, and his spouse, are co-trustees of The Dixon Revocable Trust.

(59)	Consists of 50,000 Founder Shares. Jason David Lamb controls The Hard Yards LLC and he may be deemed to beneficially own these securities.
(60)	Consists of (i) 1,300,000 Founder Shares, (ii) 272,529 PIPE Shares, and (iii) 2,065,000 Private Warrants. The address of the LGL Group, Inc. is 2525 Shader Rd., Orlando, Florida.
(61)
Consists of 150,000 PIPE Shares. Haggai Schreiber, Deputy Chief Executive Officer and Chief Investment Officer, Gilad Shamir, Chief Investment Officer and Dan Kerner, Head of Nostro, may be deemed to have voting and dispositive power with respect to the securities held by The Phoenix Insurance Company Ltd—(“
Phoenix
”). The address of Phoenix is Derech Hashalom 53, Giv’atayim, Israel.

(62)	Consists of 60,000 Founder Shares.
(63)
Consists of 1,000,000 PIPE Shares. Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares reported on this line. Woodline Master Fund LP disclaims any beneficial ownership of these shares. The address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(64)	Consists of 1,250,000 PIPE Shares. Gabriel Hammond is the managing manager of Yleana Investments, LLC and may be deemed to beneficially own these securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock and the exercise, disposition and lapse of our Warrants. The common stock and the Warrants are referred to collectively herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and
non-U.S.
tax consequences of the ownership and disposition of our securities.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “
IRS
”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.
We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or
non-U.S.
taxes or any
non-income
U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt
organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-
qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the ownership and disposition of our securities.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a
“non-U.S.
Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid or deemed paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under
 “—Tax Considerations Applicable to U.S. Holders
—
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate
U.S. Holder generally will constitute “qualified dividends” that under current law will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate
holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost for such common stock (or, in the case of common stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such common stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate
U.S. Holders generally are eligible under current law for reduced rates of tax. If the U.S. Holder’s holding period for the common stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our common stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the common stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event, a non-realization
event, or a
tax-free
recapitalization. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received upon exercise of the Warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants generally will equal the U.S. Holder’s acquisition cost of the Warrant, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “
Tax Considerations Applicable to U.S. Holders
—
Possible Constructive Distributions
”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.
If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “
Description of Capital Stock—Warrants
.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our common stock that is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “
Tax Considerations Applicable to U.S. Holders
—
Taxation of Distributions
” in the same manner as if such U.S. Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to distributions paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of common stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to
Non-U.S.
Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a
non-U.S.
Holder of shares on our common stock, to the extent paid or deemed paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the
non-U.S.
Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such
non-U.S.
Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E,
as applicable). In the case of any constructive dividend (as described below under “
—Tax Considerations Applicable to
Non-U.S.
Holders
—Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a
non-U.S.
Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
non-U.S.
Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the
non-U.S.
Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under
 “—Tax Considerations Applicable to
Non-U.S.
Holders
—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “
—Tax Considerations Applicable to Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a
non-U.S.
Holder that are effectively connected with such
non-U.S.
Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the
non-U.S.
Holder) generally will not be subject to U.S. withholding tax, provided such
non-U.S.
Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form
W-8ECI).
Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the
non-U.S.
Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a
non-U.S.
Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under
“—Tax Considerations Applicable to U.S. Holders
—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the
non-U.S.
Holder would be the same as those described below in
 “—Tax Considerations Applicable to
Non-U.S.
Holders
—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
A
non-U.S.
Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock or Warrants or an expiration or redemption of our Warrants, unless:

•
the gain is effectively connected with the conduct of a trade or business by the
non-U.S.
Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the
non-U.S.
Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the
non-U.S.
Holder held our common stock or Warrants and, in the case where shares of our common stock are regularly traded on an established securities market, (i) the
non-U.S.
Holder has owned, actually or constructively, more than 5% of our common stock at any time within the relevant period or (ii) provided that our Warrants are regularly traded on an established securities market, the non-U.S. Holder has owned, actually or constructively, more than 5% of our Warrants at any time within the within the relevant period. It is unclear how a
non-U.S.
Holder’s ownership of Warrants will affect the determination of whether the
non-U.S.
Holder owns more than 5% of our common stock. In addition, special rules may apply in the case of a disposition of warrants if our common stock is considered to be regularly traded, but our Warrants are not considered to be publicly traded. There can be no assurance that our common stock or Warrants will or will not be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the
non-U.S.
Holder were a U.S. resident. Any gains described in the first bullet point above of a
non-U.S.
Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax.
Non-U.S.
Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a
non-U.S.
Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our common stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard.
Non-U.S.
Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of common stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “
Description of Capital Stock
—Warrants.” An adjustment that has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a
non-U.S.
Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our common stock that is taxable to such holders as a distribution. A
non-U.S.
Holder would be subject to U.S. federal income tax withholding as described above under “
Tax Considerations Applicable to
Non-U.S.
Holders
—Taxation of Distributions” under that section in the same manner as if such
non-U.S.
Holder received a cash distribution from us on common stock equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “
FATCA
”) and Treasury Regulations and administrative guidance promulgated thereunder impose a U.S. federal withholding tax of 30% on certain payments paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial
foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial
foreign entity otherwise qualifies for an exemption from the rules.
FATCA withholding currently applies to payments of dividends. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Non-U.S.
Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our securities.
Information Reporting and Backup Withholding.
Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of our common stock and Warrants. A
non-U.S.
Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a
non-U.S.
Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our common stock and preferred stock. This summary is qualified by reference to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our amended and restated certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock, $0.0001 par value per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. Upon the closing of the Business Combination, there were 84,423,567 shares of common stock issued and outstanding. Under the Business Combination Agreement, we became obligated to issue an additional 1,078,125 shares of common stock as of September 10, 2021.
Common Stock
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.
Dividend Rights
Subject to preferences that may apply to any then-outstanding preferred stock, the holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation Rights
In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.
Preemptive or Similar Rights
Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
Under our amended and restated certificate of incorporation our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 100,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. No shares of preferred stock are outstanding as of the closing of the Business Combination. We have no present plans to issue any shares of preferred stock.
Stock Awards
Upon the closing of the Business Combination, we assumed stock options and restricted stock units to purchase an aggregate of 18,971,549 shares of common stock that were outstanding under Legacy IronNet’s 2014 Equity Incentive Plan. As of the closing of the Business Combination, 13,500,000 shares of common stock were reserved for future issuance under our 2021 Equity Incentive Plan, which amount may be subject to increase from time to time, and no stock awards had been granted pursuant to such plan. For additional information regarding the terms of these plans, see “
Executive Compensation
.” We intend to file one or more registration statements on Form
S-8
with respect to these plans after 60 days from September 1, 2021, the date we filed a Form
8-K
to report that we had ceased being a shell company.
Warrants
As of the closing of the Business Combination, there were 13,784,096 Warrants to purchase common stock outstanding, consisting of 8,584,096 Public Warrants and the 5,200,000 Private Warrants held by the Sponsor. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share upon the effectiveness of the registration statement of which this prospectus forms a part. The Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination, or earlier upon redemption or liquidation.
Holders of Public Warrants cannot pay cash to exercise their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date of exercise.
The Private Warrants are identical to the Public Warrants except that such warrants will not be transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to LGL’s officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees have the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor and LGL’s current independent directors or their permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third trading day prior to the notice of redemption to warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.
The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for our Warrants was established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.
If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the closing, or Warrants, if such modification or amendment is being undertaken after the closing.
The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the warrant, duly executed, accompanied by full payment of the exercise price (unless the exercise is on a cashless basis, if applicable), by certified or official bank check payable to the order of the warrant agent, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Public Warrant holders may elect to be subject to a restriction on the exercise of their Public Warrants such that an electing warrant holder would not be able to exercise their Public Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

Anti-Takeover Provisions
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Certificate of Incorporation and Bylaws
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•
permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed in the manner specified in Section 141(k) of the DGCL;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•
provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•
provide that special meetings of our stockholders may be called by (i) the chairperson of the board of directors, (ii) the chief executive officer or (iii) a majority vote of the board of directors; and

•
not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
The amended and restated certificate of incorporation provides to the fullest extent permitted by law, that derivative actions brought in the company’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of the company’s common stock shall be deemed to have notice of and consented to the forum provisions in the second amended and restated certificate of incorporation . The amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our amended and restated certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Limitations of Liability and Indemnification
See “
Management—Limitation on Liability and Indemnification of Directors and Officers
.”
Rule 144
Pursuant to Rule 144 under the Securities Act (“
Rule 144
”), a person who has beneficially owned restricted common stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted common stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	issuer of the securities that was formerly a shell company ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.
Common stock that stockholders of Legacy IronNet received in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act, except for certain shares of our common stock issued pursuant to the 2014 Plan and 2021 Plan, and any shares issued to our affiliates within the meaning of Rule 144.
As of the date of this prospectus, there are 13,824,992 Warrants outstanding, consisting of 8,624,992 Public Warrants, and 5,200,000 Private Warrants. The Public Warrants are freely tradable. We have filed the registration statement of which this prospectus forms a part covering the 8,624,992 shares of our common stock that may be issued upon the exercise of the Public Warrants, and once effective, we have agreed to maintain the effectiveness of such registration statement until the expiration of the Public Warrants.
Registration Rights Agreement
In connection with the Closing of the Business Combination, we entered into the Registration Rights Agreement on August 26, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that the we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
For a detailed description of the Registration Rights Agreement, see the section titled “Certain Relationships and Related Party Transactions—IronNet Related Agreements—Registration Rights Agreement.”
Transfer Agent
The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

PLAN OF DISTRIBUTION
We are registering the issuance by us of (i) up to 13,824,992 shares of common stock, including shares of common stock issuable upon exercise of the Private Warrants, consisting of (i) 5,200,000 shares of common stock that are issuable upon the exercise of 5,200,000 Private Warrants and (ii) 8,624,992 shares of common stock that are issuable upon the exercise of 8,624,992 Public Warrants. We are also registering the resale by the selling securityholders or their permitted transferees from time to time of (i) up to 43,416,381 shares of common stock (including up to 5,200,000 shares of common stock that may be issued upon exercise of the Private Warrants, up to 81,412 shares of common stock issuable pursuant to outstanding options, up to 560,703 shares of common stock issuable as Earnout Shares, and up to 7,465,923 shares of common stock issuable upon settlement of restricted stock units) and (ii) up to 5,200,000 Private Warrants.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.
We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.
The shares of common stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•
through trading plans entered into by a selling securityholder pursuant to
Rule 10b5-1
under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the selling securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind
distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering this prospectus. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker- dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares offered by this prospectus.
We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until three years from the effective date of this registration statement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this Form S-1 and, if not defined in the Form S-1, the Company’s final prospectus and definitive proxy statement, declared effective by the SEC on August 6, 2021, as amended. Unless the context otherwise requires, the “Company” refers to IronNet, Inc. and its subsidiaries after the Closing, and LGL Systems Acquisition Corp. prior to the Closing.
In connection with the consummation of the business combination (the “
Business Combination
”) on August 26, 2021 (the “
Closing Date
”) pursuant to that certain Agreement and Plan of Reorganization and Merger (the “
Business Combination Agreement
”), dated March 15, 2021 and as amended August 6, 2021, by and among IronNet Cybersecurity, Inc. (“
Legacy IronNet
”), LGL Systems Acquisition Corp. (“
LGL
”) and LGL Systems Merger Sub, Inc. (“
Merger Sub
”), the registrant changed its name from LGL Systems Acquisition Corp. to IronNet, Inc. (the “
Combined Company
”).
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Legacy IronNet and LGL, adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X.
Prior to the Business Combination, LGL and Legacy IronNet had different fiscal years. LGL’s fiscal year ended on December 31, whereas Legacy IronNet’s fiscal year ended on January 31. The Combined Company’s fiscal year ends on January 31. The unaudited pro forma condensed combined balance sheet as of July 31, 2021 combines the historical unaudited condensed consolidated balance sheet of LGL as of June 30, 2021 and the historical unaudited condensed consolidated balance sheet of Legacy IronNet as of July 31, 2021 on a pro forma basis as if the Business Combination and the other related transactions, summarized below, had been consummated on July 31, 2021.
The unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2021 combines the historical unaudited condensed consolidated statement of operations of LGL for the six months ended June 30, 2021 and the historical unaudited condensed consolidated statement of operations of Legacy IronNet for the six months ended July 31, 2021, on a pro forma basis as if the Business Combination, summarized below, had been consummated on February 1, 2020.
The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 combines the historical audited statement of operations of LGL for the year ended December 31, 2020 (As Restated) and the historical audited consolidated statement of operations of Legacy IronNet for the fiscal year ended January 31, 2021 on a pro forma basis as if the Business Combination, summarized below, had been consummated on February 1, 2020.
The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with the following:

•
the (a) historical audited financial statements of LGL for the year ended December 31, 2020 and the related notes (As Restated), which were restated on May 10, 2021 to reflect a change from LGL’s prior accounting for its public warrants issued in connection with, as well as its private warrants issued simultaneously with, its initial public offering in November 2019 as liabilities instead of components of equity, incorporated by reference, and (b) historical unaudited financial statements of LGL as of and for the six months ended June 30, 2021 and the related notes;

•
the (a) historical audited financial statements of Legacy IronNet for the year ended January 31, 2021 and the related notes and (b) historical unaudited financial statements of Legacy IronNet as of and for the six months ended July 31, 2021 and the related notes, incorporated by reference;

•	LGL’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period ended June 30, 2021, included in the LGL 10-Q;

•	LGL’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2020, incorporated by reference;

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere in this prospectus;

•	Legacy IronNet’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended January 31, 2021, incorporated by reference; and

•	Other information relating to LGL and Legacy IronNet contained in this prospectus.
The following describes the parties to the Business Combination Agreement as each entity stood immediately prior to the consummation of the Business Combination:
LGL Systems Acquisition Corp.
LGL Systems Acquisition Corp., referred to herein as LGL, is a blank check company incorporated under the laws of the State of Delaware on April 30, 2019. LGL was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. LGL is an “emerging growth company” as defined under the Securities Act and the Exchange Act. Based on its business activities, LGL is a “shell company” as defined under the Securities Act and the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.
IronNet Cybersecurity, Inc.
IronNet Cybersecurity, Inc., referred to herein as Legacy IronNet, incorporated in the state of Delaware, combines its innovative cybersecurity products with expert services to create a platform designed to deliver the most advanced, real-time cyber defense globally, protecting both private and public sectors. Legacy IronNet’s Collective Defense platform, which features proprietary and patented technology, detects cyber anomalies, and shares anonymized threat data in real time within a secure ecosystem, providing all Collective Defense members with a previously unachievable level of visibility into potential incoming threats.
LGL Systems Merger Sub Inc.
LGL Systems Merger Sub Inc., referred to herein as Merger Sub, is a newly-formed, wholly-owned direct subsidiary of LGL formed solely for the purposes of the Business Combination, and was incorporated in the state of Delaware. As a part of the Business Combination, at the Closing Date, the Merger Sub will be merged with and into Legacy IronNet, and the separate corporate existence of the Merger Sub will cease.
At the date of the Business Combination Agreement, the authorized equity interests of Merger Sub consisted of 1,000 shares of common stock, of which 1,000 are issued and outstanding and owned by LGL as of the date of the Business Combination Agreement. At the time the Business Combination is effective, all the property, rights, privileges, powers, and franchises of Merger Sub shall vest in the Combined Company, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities, and duties of the Combined Company.
Description of Business Combination
Pursuant to the Business Combination Agreement, Merger Sub merged with and into Legacy IronNet, with Legacy IronNet surviving as a wholly owned subsidiary of LGL. Following the consummation of the Business Combination on the Closing Date, LGL changed its name from LGL Systems Acquisition Corp. to

IronNet, Inc. Upon the consummation of the Business Combination, holders of shares of Legacy IronNet common stock (after taking into account the conversion of Legacy IronNet preferred stock into Legacy IronNet common stock) received (or had the right to receive) shares of common stock of the Combined Company (the “
Combined Company Common Stock
”) at a deemed value of $10.00 per share after giving effect to the exchange ratio of 0.8141070 of a share of Combined Company Common Stock per fully-diluted share of Legacy IronNet common stock (the “
Exchange Ratio
”). Accordingly, immediately following the consummation of the Business Combination, 84,423,567 shares of Combined Company Common Stock were issued and outstanding, and 1,078,125 shares of Combined Company Common Stock were reserved for the potential future issuance of the Earnout Shares, based on the following transactions contemplated by the Business Combination Agreement:

•
The conversion of all outstanding shares of Legacy IronNet convertible preferred stock into shares of Legacy IronNet common stock at the applicable conversion rate effective at the time of the Business Combination, as calculated pursuant to Legacy IronNet’s Certificate of Incorporation in effect at the time of the conversion;

•
the cancellation of each issued and outstanding share of Legacy IronNet common stock (including shares of Legacy IronNet common stock resulting from the conversion of Legacy IronNet convertible preferred stock) and the conversion into the right to receive a number of shares of Combined Company Common Stock equal to the Exchange Ratio;

•
the conversion of all outstanding Legacy IronNet options into options exercisable for shares of Combined Company Common Stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio;

•
the conversion of all outstanding Legacy IronNet restricted stock units into an award of restricted stock units with respect to a number of shares of Combined Company Common Stock at the Exchange Ratio, which awards will continue to be governed by the same terms and conditions (including vesting terms) effective immediately prior to the Effective Time. The “Effective Time” is immediately upon the filing of the Certificate of Merger on the Closing Date; and

•
during the
two-year
period following the closing date of Business Combination (the “
Earnout Period
”), the Combined Company may issue to former Legacy IronNet stockholders and eligible holders of Legacy IronNet options and restricted stock unit awards (as applicable, only to the extent time vested as of the closing of the Business Combination) up to 1,078,125 shares of Combined Company common stock upon the occurrence of the Earnout Triggering Event (defined below). The issuance of these shares would dilute all Combined Company Common Stock outstanding at that time. An “Earnout Triggering Event” means the date on which the closing volume weighted average price of one share of Combined Company Common Stock quoted on the NYSE (or the exchange on which the shares of the Combined Company Common Stock are then listed) is equal to or greater than equal to $13.00 for any ten consecutive trading days occurring after the closing date of the Business Combination and on or prior to the second anniversary date of the Closing Date of the Business Combination.

Other Events in Connection with the Business Combination
Other events that took place in connection with the Business Combination are summarized below:

•
the sale and issuance of 12,500,000 shares of Combined Company common stock to certain accredited investors (the “
Subscription Investors
”) in a private placement (the “
Private Placement
”) at $10.00 per share, of which LGL Systems Acquisition Holding Company, LLC (the “
Sponsor
”), an entity the managing member of which is affiliated with certain officers and directors of LGL, purchased 566,000 of such shares; and

•	the surrender by the Sponsor of 1,078,125 shares of common stock to LGL for no consideration, which will be used for the issuance of Earnout Shares upon the occurrence of the Earnout Triggering Event.

•
On August 26, 2021, in connection with the close of the merger with LGL, the Board of Directors resolved to deem the merger as satisfying the Liquidity Event condition. The resolution resulted in a modification of the restricted stock units under ASC 718.

Accounting for the Business Combination
The Business Combination was accounted for as a reverse recapitalization under GAAP. Under this method of accounting, LGL is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on:

•
Legacy IronNet stockholders comprising a majority of the voting power of the Combined Company and having the ability to determine the outcome of the election of directors of the Combined Company Board;

•	Legacy IronNet’s operations prior to the acquisition comprise the only ongoing operations of the Combined Company; and

•	Legacy IronNet’s senior management comprises all of the senior management of the Combined Company.
Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Legacy IronNet, with the Business Combination being treated as the equivalent of Legacy IronNet issuing stock for the net assets of LGL, accompanied by a recapitalization. The net assets of LGL will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy IronNet in future reports of the Combined Company.
The contingent obligation to issue Earnout Shares is accounted for as equity on the Combined Company’s balance sheet because the Earnout Triggering Event is indexed to the fair value of common stock of Combined Company.
Basis of Pro Forma Presentation
The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.
The unaudited pro forma condensed combined financial information is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. LGL and Legacy IronNet have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined financial information reflects LGL stockholders’ approval of the Business Combination on the Closing Date, and that LGL public stockholders holding 15,928,889 shares have elected to redeem their shares prior to Closing.

The table below summarizes the pro forma Combined Company Common Stock issued and outstanding immediately after the Business Combination:

	Pro Forma Combined
	Shares	%
IronNet Securityholders (1)	86,340,000	83.5%
LGL Public Stockholders	1,321,111	1.3%
Sponsor (2)	3,800,375	3.7%
Subscription Investors, other than Sponsor (2)	11,934,000	11.5%

Total	103,395,486	100%

(1)
Includes 18,971,549 shares of Combined Company Common Stock issuable upon exercise or settlement of Legacy IronNet stock options and restricted stock units assumed in connection with the Business Combination.

(2)
Reflects the sale and issuance of 12,500,000 shares of LGL Class A common stock to the Subscription Investors in the Private Placement at $10.00 per share, of which the Sponsor agreed to purchase 566,000 of such shares.

IronNet Cybersecurity, Inc.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of July 31, 2021
(Amounts in thousands of U.S. dollars, except per share data)

	LGL Systems Acquisition Corp. (Historical)	IronNet Cybersecurity, Inc. (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	471	14,107	173,025	2a	123,632
			125,000	2b
			(6,038)	2f
			(23,169)	2g
			(159,764)	2n
Accounts receivable	—	297	—		297
Unbilled receivable	—	3,009	—		3,009
Related party receivables and loan receivables	—	4,486	—		4,486

Account and loan receivables	—	7,792	—		7,792
Inventory	—	2,317	—		2,317
Deferred costs	—	1,712	—		1,712
Prepaid warranty	—	1,018	—		1,018
Prepaid expenses and other current assets	45	2,658	—		2,703

Total current assets	516	29,604	109,054		139,174
Non-current assets:
Deferred costs	—	2,114	—		2,114
Deferred transaction costs	—	1,752	(1,752)	2o	—
Property and equipment, net	—	3,645	—		3,645
Prepaid warranty	—	660	—		660
Deposits and other assets	—	357	—		357
Marketable securities held in trust	173,025	—	(173,025)	2a	—

Total assets	173,541	38,132	(65,723)		145,950

Liabilities
Current liabilities:
Accounts payable	—	3,051	9	2e	3,060
Accrued expenses	—	5,544	2,109	2e	7,653
Accounts payable and accrued expenses	2,118	—	(2,118)	2e	—
Deferred revenue	—	14,726	—		14,726
Deferred rent	—	147	—		147
Shor-term PPP loan	—	5,580	—		5,580
Income tax payable	—	101	—		101
Notes payable	—	15,000	—		15,000
Other current liabilities	—	690	—		690

Total current liabilities	2,118	44,839	—		46,957
Long-term liabilities:
Deferred rent	—	847	—		847
Deferred revenue	—	18,857	—		18,857
Long-term PPP loan	—	—	—		—
Warrant liabilities	25,975	—	(15,741)	2m	10,234

	LGL Systems Acquisition Corp. (Historical)	IronNet Cybersecurity, Inc. (Historical)	Pro Forma Transaction Adjustments		Combined Pro Forma
Deferred underwriting fee payable	6,038	—	(6,038)	2f	—
Other long-term liabilities	—	689	—		689

Total liabilities	34,131	65,232	(21,779)		77,584

Commitment and contingencies
Class A common stock subject to possible redemption	134,410	—	(134,410)	2c	—
Series A preferred stock	—	32,500	(32,500)	2h	—
Series B preferred stock	—	146,098	(146,098)	2h	—
Shareholders’ equity:
Preferred stock	—	—	—		—
Class A common stock (LGL)	0	—	(0)	2l	—
Class B convertible common stock (LGL)	0	—	(0)	2j	—
			(0)	2k
Class A common stock (IronNet)	—	4	3	2h	—
			2	2i
			(9)	2l
Class B common stock (IronNet)	—	2	(2)	2i	—
Ironnet, Inc. common stock	—	—	1	2b	9
			1	2c
			0	2k
			9	2l
			(2)	2n
Additional paid-in capital	19,853	2,585	124,999	2b	276,646
			134,409	2c
			(14,853)	2d
			(0)	2l
			(23,169)	2g
			(159,762)	2n
			178,595	2h
			0	2j
			15,741	2m
			(1,752)	2o
Accumulated other comprehensive income	—	(35)	—		(35)
Accumulated deficit	(14,853)	(207,706)	14,853	2d	(207,706)
Less: Subscription notes receivable	—	(548)	—		(548)

Total shareholders’ equity (deficit)	5,000	(205,698)	269,064		68,366

Total liabilities and equity	$173,541	$38,132	$(65,723)		$145,950

IronNet Cybersecurity, Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended July 31, 2021
(Amounts in thousands of U.S. dollars, except per share data)

	LGL Systems Acquisition Corp. (Historical)	IronNet Cybersecurity, Inc. (Historical)	Pro Forma Adjustments		Combined Pro Forma
Product, subscription and support revenue	—	11,907	—		11,907
Professional services revenue	—	546	—		546

Total revenue	—	12,453	—		12,453
Cost of product, subscription and support revenue	—	3,422	—		3,422
Cost of services revenue	—	331	—		331

Total cost of revenue	—	3,753	—		3,753

Gross Profit	—	8,700	—		8,700

Operating expenses
Research and development	—	14,462	—		14,462
Sales and marketing	—	14,836	—		14,836
General and administrative	—	11,685	2,412	3b	14,097
Operating and formation costs	2,412	—	(2,412)	3b	—

Total operating expenses	2,412	40,983	—		43,395

Operating loss	(2,412)	(32,283)	—		(34,695)

Other income, net	—	(361)	—		(361)
Interest income	5	—	(5)	3a	—
Change In Fair Value of Warrant Liabilities	(2,538)	—	—		(2,538)

Loss before provision for income taxes	(4,945)	(32,644)	(5)		(37,594)
Provision For Income Taxes	—	(23)	—		(23)

Net loss	(4,945)	(32,667)	(5)		(37,617)

Weighted average shares outstanding, basic	7,432,762	54,694,000	—		103,395,486
Weighted average shares outstanding, diluted	7,432,762	54,694,000	—		103,395,486
Basic net (loss) income per common share	$(0.67)	$(0.60)	$—		$(0.36)
Diluted net (loss) income per common share	$(0.67)	$(0.60)	$—		$(0.36)

IronNet Cybersecurity, Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended January 31, 2021
(Amounts in thousands of U.S. dollars, except per share data)

	LGL Systems Acquisition Corp. (Historical)	IronNet Cybersecurity, Inc. (Historical)	Pro Forma Adjustments (Assuming No Redemption)		Combined Pro Forma (Assuming No Redemption)
	(As Restated)
Product, subscription and support revenue	—	24,701	—		24,701
Professional services revenue	—	4,526	—		4,526

Total revenue	—	29,227	—		29,227
Cost of product, subscription and support revenue	—	5,393	—		5,393
Cost of services revenue	—	1,629	—		1,629

Total cost of revenue	—	7,022	—		7,022

Gross Profit	—	22,205	—		22,205

Operating expenses
Research and development	—	25,754	—		25,754
Sales and marketing	—	30,381	—		30,381
General and administrative	—	21,347	630	3c	21,977
Formation and operating costs	630	—	(630)	3c	—

Total operating expenses	630	77,482	—		78,112

Operating loss	(630)	(55,277)	—		(55,907)

Other income, net	—	(19)	—		(19)
Interest income	809	—	(809)	3a	—
Change In Fair Value of Warrant Liabilities	(8,971)	—	—		(8,971)

Loss before provision for income taxes	(8,792)	(55,296)	(809)		(64,897)
Provision For Income Taxes	(38)	(77)	38	3b	(77)

Net loss	(8,830)	(55,373)	(771)		(64,974)

Weighted average shares outstanding, basic	6,703,614	53,928,489	—		103,395,486
Weighted average shares outstanding, diluted	6,703,614	53,928,489	—		103,395,486
Basic net (loss) income per common share	$(1.39)	$(1.03)	$—		$(0.63)
Diluted net (loss) income per common share	$(1.39)	$(1.03)	$—		$(0.63)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation
The Business Combination was accounted for as a reverse recapitalization under GAAP. Under this method of accounting, LGL is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on:

•
Legacy IronNet stockholders comprising a majority of the voting power of the Combined Company and having the ability to determine the outcome of the election of directors of the Combined Company Board;

•	Legacy IronNet’s operations prior to the acquisition comprising the only ongoing operations of the Combined Company; and

•	Legacy IronNet’s senior management comprising all of the senior management of the Combined Company.
Accordingly, for accounting purposes, the financial statements of the Combined Company represent a continuation of the financial statements of Legacy IronNet with the Business Combination treated as the equivalent of Legacy IronNet issuing stock for the net assets of LGL, accompanied by a recapitalization. The net assets of LGL will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy IronNet in future reports of the Combined Company.
The unaudited pro forma condensed combined balance sheet as of July 31, 2021 gives pro forma effect to the Business Combination and the other events contemplated by the Business Combination Agreement as if they had been consummated on July 31, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2021 and year ended January 31, 2021 give pro forma effect to the Business Combination and the other transactions contemplated by the Business Combination Agreement as if they had been consummated on February 1, 2020.
The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•
the (a) historical audited financial statements of LGL for the year ended December 31, 2020 and the related notes (As Restated), which were restated on May 10, 2021 to reflect a change from LGL’s prior accounting for its public warrants issued in connection with, as well as its private warrants issued simultaneously with, its initial public offering in November 2019 as liabilities instead of components of equity, incorporated by reference, and (b) historical unaudited financial statements of LGL as of and for the six months ended June 30, 2021 and the related notes;

•
the (a) historical audited financial statements of Legacy IronNet for the year ended January 31, 2021 and the related notes and (b) historical unaudited financial statements of Legacy IronNet as of and for the six months ended July 31, 2021 and the related notes, incorporated by reference;

•	LGL’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the period ended June 30, 2021, included in the LGL 10-Q;

•	LGL’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2020, incorporated by reference;

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations, included elsewhere in this prospectus;

•	Legacy IronNet’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended January 31, 2021, incorporated by reference; and

•	Other information relating to LGL and Legacy IronNet contained in this prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of these unaudited pro forma condensed combined financial information. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.
The accounting treatment of LGL’s warrants that were outstanding as of the Closing Date (the warrants held by holders other than the Sponsor being referred to as the “
Public Warrants
,” and the warrants held by the Sponsor being referred to as the “
Private Warrants
”) are being reflected as equity classified instruments or liability classified instruments. Public Warrants are being reflected as equity, while Private Warrants are reflected as liabilities in the unaudited pro forma financial information.
The accounting treatment for the contingent obligation to issue the Earnout Shares was evaluated to assess if the arrangement qualifies as an equity- or liability-classified instrument. Currently it is treated as, and is reflected in the unaudited pro forma financial information as, an equity-classified instrument.
One-time
direct and incremental transaction costs incurred are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Legacy IronNet’s additional paid-in
capital and are assumed to be cash settled.

2.	Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of July 31, 2021 are as follows:

a)
Reflects the reclassification of $173.0 million of cash and cash equivalents held in LGL’s trust account that becomes available for transaction consideration, transaction expenses and the operating activities following the Business Combination. See adjustment (m) below for actual redemptions in connection with the closing of the Business Combination.

b)	Reflects the gross cash proceeds from the Private Placement of 12.5 million shares of LGL common stock for $125.0 million from Subscription Investors.

c)	Represents the reclassification of $134.4 million of LGL Class A common stock subject to possible redemption to permanent equity immediately prior to the closing.

d)	Reflects the elimination of $14.9 million of LGL’s historical accumulated deficit.

e)	Reflects the reclassification of Legacy LGL’s financial statement line items to mirror those of Legacy IronNet’s, the accounting acquirer.

f)	Reflects the payment of $6.0 million of deferred underwriters’ fees incurred during LGL’s initial public offering due upon the Closing.

g)
Represents the direct and incremental transaction costs of $29.2 million incurred prior to, or concurrent with the Closing, including the deferred underwriting fees related to the LGL initial public offering as described in adjustment (f). The accounting treatment of these estimated costs continue to be evaluated which may result in further allocation to recognize expense as opposed to an adjustment to additional paid in capital.

h)	Reflects the conversion of Legacy IronNet convertible preferred stock into Legacy IronNet Class A Common Stock pursuant to the conversion rate effective immediately prior to the Effective Time.

i)	Reflects the conversion of 17,606,830 shares of Legacy IronNet’s Class B Common Stock into shares of Legacy IronNet’s Class A Common Stock.

j)	Reflects the Sponsor’s forfeiture of 1,078,125 shares of LGL common stock.

k)	Reflects the conversion of the remaining 2,904,375 shares held by Sponsor after the reservation of the possible earnout into shares of LGL’s Class A Common Stock.

l)	Represents the recapitalization of common shares between Legacy IronNet Class A Common Stock, LGL Class A Common Stock and Additional Paid-In Capital.

m)	Reflects the reclassification of $15.7 million of LGL’s Public Warrants from warrant liabilities to additional paid-in capital.

n)
Represents the cash disbursed to redeem 15,928,889 shares of LGL’s Common Stock in connection with the Business Combination at an assumed redemption price of approximately $10.03 per share based on the funds held in the trust account as of June 30, 2021.

o)	Represents the reclassification of deferred transaction costs to additional paid-in capital.
The unaudited pro forma condensed combined balance sheet does not include any incremental stock based compensation expense related to the modification of the Legacy IronNet restricted stock units as the company is still evaluating the impact on the outstanding awards under ASC 718.

3.	Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended July 31, 2021
The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2021 are as follows:

a)	Represents the elimination of $5.2 thousand of interest income on LGL’s trust account and unrealized gains (losses) on securities held within the trust.

b)	Represent the reclassification of $2.4 million of Operating and Formation costs to General and Administrative costs.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended January 31, 2021
The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021 are as follows:

a)	Represents the elimination of $808.5 thousand of interest income on LGL’s trust account and unrealized gains (losses) on securities held within the trust.

b)	Represents the income tax impact of the elimination of investment income related to the investments held in the LGL Trust Account.

c)	Represent the reclassification of $629.7 thousand of Operating and Formation costs to General and Administrative costs.
The unaudited pro forma condensed combined statements of operations does not include any incremental stock based compensation expense related to the modification of the Legacy IronNet restricted stock units as the company is still evaluating the impact on the outstanding awards under ASC 718.

4.	Loss Per Share
Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since February 1, 2020. As the Business Combination is being reflected as if it had occurred as of February 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.
Following the Closing, the Eligible IronNet Equity holders will have the right to receive up to 1,078,125 Earnout Shares, issuable upon the occurrence of the Earnout Triggering Event during the Earnout Period. Because the Earnout Shares are contingently issuable based upon the share price of the Surviving Company reaching specified thresholds that have not been achieved, the Earnout Shares have been excluded from basic and diluted pro forma net loss per share.

	For the six months ended July 31, 2021	For the year ended January 31, 2021
	Pro Forma Combined	Pro Forma Combined

In thousands, except per share data
Pro forma net income attributable to common shareholders - basic	$(37,617)	$(64,974)
Basic weighted average shares outstanding	103,395,486	103,395,486
Pro Forma Basic Earnings (Loss) Per Share	$(0.36)	$(0.63)

Pro forma net income attributable to common shareholders - diluted	$(37,617)	$(64,974)
Diluted weighted average shares outstanding	103,395,486	103,395,486
Pro Forma Diluted Earnings (Loss) Per Share	$(0.36)	$(0.63)
Pro Forma Basic and Diluted Weighted Average Shares
LGL Common Stock	5,121,486	5,121,486
Total LGL	5,121,486	5,121,486

Shares Issued to IronNet (1)	86,340,000	86,340,000
PIPE Shareholders	11,934,000	11,934,000

Total Pro Forma Basic Weighted Average Shares	103,395,486	103,395,486

Total Pro Forma Diluted Weighted Average Shares	103,395,486	103,395,486

(1)
Includes 18,971,549 shares of Combined Company Common Stock issuable upon exercise or settlement of Legacy IronNet stock options and restricted stock units assumed in connection with the Business Combination.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Cooley LLP, Reston, VA.
EXPERTS
The financial statements of IronNet Cybersecurity, Inc. as of January 31, 2021 and 2020 and for each of the two years in the period ended January 31, 2021, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to IronNet Cybersecurity, Inc.’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of LGL as of December 31, 2020 and 2019, for the year ended December 31, 2020 and for the period from April 30, 2019 (inception) through December 31, 2019, included in this prospectus have been so included in reliance upon the report of Marcum LLP, independent registered public accountants, upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at
www.sec.gov
.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.ironnet.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS
IRONNET CYBERSECURITY, INC.

LGL SYSTEMS ACQUISITION CORP.

Page
Unaudited Condensed Financial Statements as of and for the three and six months ended June 30, 2021 and 2020
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2021 and December 31, 2020	F-45
Unaudited Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2021 and 2020	F-46
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Three Months Ended March 31, 2021 and June 30, 2021 and March 31, 2020 and June 30, 2020	F-47
Unaudited Condensed Statements of Cash Flows for the Six Months Ended June 30, 2021 and 2020	F-49
Notes to Financial Statements	F-50

i

Audited Consolidated Financial Statements as of and for the year ended December 31, 2020 and as of December 31, 2019 and for the period from April 30, 2019 (inception) through December 31, 2019
Report of Independent Registered Public Accounting Firm	F-67
Balance Sheets (Restated) as of December 31, 2020 and 2019	F-68
Statements of Operations (Restated) for the year ended December 31, 2020 and for the period from April 30, 2019 (inception) through December 31, 2019	F-69
Statements of Changes in Stockholders’ Equity (Restated) for the year ended December 31, 2020 and for the period from April 30, 2019 (inception) through December 31, 2019	F-70
Statements of Cash Flows (Restated) for the year ended December 31, 2020 and for the period from April 30, 2019 (inception) through December 31, 2019	F-71
Notes to Financial Statements	F-72

ii

IronNet Cybersecurity, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	As of
	July 31, 2021	January 31, 2021
Assets
Current Assets
Cash and Cash Equivalents	$14,107	$31,543
Accounts Receivable	297	1,643
Unbilled Receivable	3,009	1,425
Related Party Receivables and Loan Receivables	4,486	3,599

Account and Loan Receivables	7,792	6,667
Inventory	2,317	2,180
Deferred Costs	1,712	2,068
Prepaid Warranty	1,018	1,037
Prepaid Expenses and Other Current Assets	2,658	2,172

Total Current Assets	29,604	45,667
Non-Current Assets
Deferred Costs	2,114	2,056
Deferred Transaction Costs	1,752	—
Property and Equipment, Net	3,645	2,792
Prepaid Warranty	660	878
Deposits and Other Assets	357	298

Total Assets	$38,132	$51,691

Liabilities, Preferred Stock, and Shareholders’ Deficit
Current Liabilities
Accounts Payable	$3,051	$1,922
Accrued Expenses	5,544	2,591
Deferred Revenue	14,726	12,481
Deferred Rent	147	134
Short-Term PPP Loan	5,580	3,487
Income Tax Payable	101	88
Notes Payable	15,000	—
Other Current Liabilities	690	689

Total Current Liabilities	44,839	21,392
Long-Term Liabilities
Deferred Rent	847	928
Deferred Revenue	18,857	21,563
Long-Term PPP Loan	—	2,093
Other Long-Term Liabilities Payable	689	689

Total Long-Term Liablities	20,393	25,273

Total Liabilities	65,232	46,665
Commitments and Contingencies (Note 6)
Series A preferred stock; $0.0001 par value; 793,650 shares authorized, issued and outstanding at July 31, 2021 and January 31, 2021	32,500	32,500
Series B preferred stock; $0.0001 par value; 2,177,998 shares authorized, 2,004,084 shares issued and outstanding at July 31, 2021 and January 31, 2021	146,098	146,098

	As of
	July 31, 2021	January 31, 2021
Shareholders’ Deficit
Class A Common stock; $0.0001 par value; 109,969,809 shares authorized; 37,326,837 and 36,632,987 shares issued and outstanding at July 31, 2021 and January 31, 2021, respectively	$4	$4
Class B Common stock; $0.0001 par value; 20,030,191 shares authorized; 17,606,830 shares issued and outstanding at July 31, 2021 and January 31, 2021	2	2
Additional Paid-In Capital	2,585	2,257
Accumulated Other Comprehensive (Loss) Income	(35)	39
Accumulated Deficit	(207,706)	(175,039)
Subscription Notes Receivable	(548)	(835)

Total Shareholders’ Deficit	(205,698)	(173,572)

Total Liabilities, Preferred Stock, and Shareholders’ Deficit	$38,132	$51,691

The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Product, subscription and support revenue	$5,770	$6,698	$11,907	$12,090
Professional services revenue	306	1,246	546	2,723

Total revenue	6,076	7,944	12,453	14,813
Cost of product, subscription and support revenue	1,668	1,090	3,422	2,623
Cost of professional services revenue	147	123	331	437

Total cost of revenue	1,815	1,213	3,753	3,060

Gross Profit	4,261	6,731	8,700	11,753

Operating expenses
Research and development	7,571	6,862	14,462	14,278
Sales and marketing	7,687	7,885	14,836	16,110
General and administrative	5,965	6,171	11,685	11,975

Total operating expenses	21,223	20,918	40,983	42,363

Operating Loss	(16,962)	(14,187)	(32,283)	(30,610)
Other (expense) income, net	(240)	(78)	(361)	(53)
Loss before income taxes	(17,202)	(14,265)	(32,644)	(30,663)
Benefit (provision) for income taxes	35	(20)	(23)	(39)

Net loss	$(17,167)	$(14,285)	$(32,667)	$(30,702)

Basic and diluted net loss per common share	(0.31)	(0.27)	(0.60)	(0.57)
Weighted average shares outstanding, basic and diluted	54,838	53,768	54,694	53,772
The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands)
(unaudited)

	Three Month Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Net loss	$(17,167)	$(14,285)	$(32,667)	$(30,702)
Change in net unrealized gains (losses) on available for sale investments, net of tax	—	—	—	(2)
Foreign currency translations adjustment, net of tax	(72)	48	(74)	51

Comprehensive loss	$(17,239)	$(14,237)	$(32,741)	$(30,653)

The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.
Condensed Consolidated Statements of Preferred Stock and Stockholders’ Deficit
Three and Six Months Ended July 31, 2021 and 2020
(in thousands)
(unaudited)

	Series A		Series B		Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Subscription Notes Receivable	Total Stockholders’ Deficit
	Preferred Stock		Preferred Stock		Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 31, 2021	794	$32,500	2,004	$146,098	36,633	$4	17,607	$2	$2,257	$(175,039)	$39	$(835)	$(173,572)

Issuance of common stock	—	—	—	—	509	—	—	—	209	—	—	—	209
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	4	—	—	(4)	—
Payments on subscription notes receivable	—	—	—	—	—	—	—	—	—	—	—	62	62
Stock-based compensation	—	—	—	—	—	—	—	—	17	—	—	—	17
Net loss	—	—	—	—	—	—	—	—	—	(15,500)	—	—	(15,500)
Foreign currency translation adjustment, net of tax of $0	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)

Balance at April 30, 2021	794	32,500	2,004	146,098	37,142	4	17,607	2	2,487	(190,539)	37	(777)	$(188,786)

Issuance of common stock	—	—	—	—	189	—	—	—	86	—	—	—	86
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	2	—	—	(2)	—
Payments on subscription notes receivable	—	—	—	—	—	—	—	—	—	—	—	231	231
Stock-based compensation	—	—	—	—	—	—	—	—	10	—	—	—	10
Net loss	—	—	—	—	—	—	—	—	—	(17,167)	—	—	(17,167)
Foreign currency translation adjustment, net of tax of $0	—	—	—	—	—	—	—	—	—	—	(72)	—	(72)

Balance at July 31, 2021	794	32,500	2,004	146,098	37,331	$4	17,607	$2	$2,585	$(207,706)	$(35)	$(548)	$(205,698)

	Series A		Series B		Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Subscription Notes Receivable	Total Stockholders’ Deficit
	Preferred Stock		Preferred Stock		Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 31, 2020	794	$32,500	1,217	$88,711	36,138	$4	17,607	$2	$2,041	$(119,666)	$394	$(900)	$(118,125)
Issuance of Series B preferred stock	—	—	571	41,609	—	—	—	—	—	—	—	—	—
Issuance of common stock	—	—	—	—	12	—	—	—	6	—	—	—	6
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	4	—	—	(4)	—
Payments on subscription notes receivable	—	—	—	—	—	—	—	—	—	—	—	3	3
Stock-based compensation	—	—	—	—	—	—	—	—	31	—	—	—	31
Unrealized loss on investments	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)
Net loss	—	—	—	—	—	—	—	—	—	(16,417)	—	—	(16,417)
Foreign currency translation adjustment, net of tax of $0	—	—	—	—	—	—	—	—	—	—	3	—	3

Balance at April 30, 2020	794	32,500	1,788	130,320	36,150	4	17,607	2	2,082	(136,083)	395	(901)	$(134,501)

Issuance of common stock	—	—	—	—	47	—	—	—	16	—	—	—	16
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	4	—	—	(4)	—
Stock-based compensation	—	—	—	—	—	—	—	—	25	—	—	—	25
Net loss	—	—	—	—	—	—	—	—	—	(14,285)	—	—	(14,285)
Foreign currency translation adjustment, net of tax of $0	—	—	—	—	—	—	—	—	—	—	48	—	48

Balance at July 31, 2020	794	32,500	1,788	130,320	36,197	$4	17,607	$2	$2,127	$(150,368)	$443	$(905)	$(148,697)

The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2021	2020
Cash flows from operating activities
Net loss	$(32,667)	$(30,702)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	445	694
Loss on disposal of property and equipment	—	64
Bad debt expense	—	33
Employee stock based compensation	27	56
Changes in operating assets and liabilities:
Accounts receivable	(1,164)	(884)
Deferred costs	289	(353)
Inventory	(137)	(84)
Prepaid expenses and other current assets	(486)	(53)
Deposits and other assets	(60)	7
Prepaid warranty	234	154
Accounts payable	(200)	687
Accrued expenses	2,951	61
Income tax payable	15	37
Deferred rent	(67)	(104)
Deferred revenue	(425)	1,627

Net cash used in operating activities	(31,245)	(28,760)

Cash flows from investing activities
Purchases of property and equipment	(1,232)	(193)
Purchases of investments	—	(1)
Sales of investments	—	751
Proceeds from the maturity of investments	—	650

Net cash (used in) provided by investing activities	(1,232)	1,207

Cash flows from financing activities
Proceeds from the issuance of debt	15,000
Proceeds from issuance of Series B preferred stock, net	—	41,609
Proceeds from issuance of common stock	295	21
Proceeds from borrowing of PPP loan	—	5,580
Proceeds from stock subscription	293	3
Payment of deferred transaction costs	(486)	—

Net cash provided by financing activities	15,102	47,213

Effect of exchange rate changes on cash and cash equivalents	(61)	17
Net change in cash and cash equivalents	(17,436)	19,677
Cash and cash equivalents
Beginning of the period	31,543	10,806

End of the period	$14,107	$30,483

Supplemental disclosures of non-cash investing and financing activities
Interest earned on subscription notes receivable	$6	$8
Non-cash deferred transaction costs	1,265	—
The accompanying notes are an integral part of these condensed consolidated financial statements.

IronNet Cybersecurity, Inc.
Notes to Unaudited Condensed Consolidated Financial Statements
(Dollars and shares in thousands, except per share data)

1.	Organization and Summary of Significant Accounting Policies
IronNet Cybersecurity, Inc. and subsidiaries (hereinafter “IronNet”, “we”, “us”, “our”, or the “Company”) provide a suite of technologies that provide real-time threat assessment and updates, behavioral modeling, big data analytics, and proactive threat detection and response capabilities as well as consulting services and training programs to protect against current and emerging cyber-threats.
The Company’s fiscal year ends on January 31. References to fiscal 2022, for example, refer to the fiscal year ending January 31, 2022.
These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company’s Registration Statement on Form
S-4
filing, filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2021. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, these financial statements include all adjustments considered necessary to present a fair statement of our consolidated results of operations, financial position and cash flows.
Merger Agreement
On August 26, 2021, IronNet Cybersecurity, Inc., a Delaware corporation (“Legacy IronNet”), LGL Systems Acquisition Corp., a Delaware corporation (“LGL”), and LGL Systems Merger Sub Inc., a Delaware corporation (“Merger Sub”), consummated the closing of the transactions contemplated by the Agreement and Plan of Reorganization and Merger, dated March 15, 2021 and as amended August 6, 2021, by and among Legacy IronNet, LGL and Merger Sub (the “Business Combination Agreement”), following their approval at a special meeting of the stockholders of LGL held on August 26, 2021.
Pursuant to the terms of the Business Combination Agreement, a merger of Legacy IronNet and LGL was effected by the merger of Merger Sub with and into Legacy IronNet (the “Merger”), with Legacy IronNet surviving the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of LGL (the Merger, collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). Following the consummation of the Merger on the Closing Date, LGL changed its name from LGL Systems Acquisition Corp. to IronNet, Inc. (the “New Company”).
Pursuant to the Business Combination Agreement, at the effective time of the Business Combination, (i) each outstanding share of Legacy IronNet common stock and Legacy IronNet preferred stock (with each share of Legacy IronNet preferred stock being treated as if it were converted into ten (10) shares of Legacy IronNet common stock on the effective date of the Business Combination) was converted into the right to receive (a) a number of shares of Company common stock equal to the Exchange Ratio (as defined below) and (b) a cash amount payable in respect of fractional shares of Company common stock that would otherwise be issued in connection with the foregoing conversion, if applicable, and (ii) each Legacy IronNet option, Legacy IronNet restricted stock unit, Legacy IronNet restricted stock award that was outstanding immediately prior to the closing of the Business Combination (and by its terms did not terminate upon the closing of the Business Combination) remains outstanding and (x) in the case of options, represents the right to purchase a number of shares of Company common stock equal to the number of shares of Legacy IronNet common stock subject to such option multiplied by the Exchange Ratio used for Legacy IronNet common stock (rounded down to the nearest whole share) at an exercise price per share equal to the current exercise price per share for such option divided by the Exchange Ratio (rounded up to the nearest whole cent) and (y) in the case of restricted stock units and restricted stock awards, represent a number of shares of Company common stock equal to the number of shares of Legacy IronNet common stock subject to such restricted stock unit or restricted stock award multiplied by the Exchange Ratio (rounded down to the nearest whole share). In addition, Legacy IronNet stockholders and eligible holders of options, restricted stock unit awards and restricted stock awards (as applicable, only to the extent time vested as of the closing of the Business Combination) may also receive additional merger consideration in the form of a pro rata portion of 1,078 shares of Company common stock if the volume weighted average closing share price for the Company’s common stock equals or exceeds $13.00 for ten (10) consecutive days during the two-year
period following the closing of the merger.
The Exchange Ratio was 0.8141070 of a share of Company common stock per fully-diluted share of Legacy IronNet common stock.
In connection with Special Meeting and the Business Combination, holders of 15,929 shares of LGL common stock, par value $0.0001 per share (“LGL Common Stock”), or 92.3% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.03 per share, for an aggregate redemption amount of $159,764.
Gross proceeds recorded from the merger were $138,250.
The Company has capitalized certain transaction costs of $1,752 and $0 as of July 31, 2021, and January 31, 2021, respectively.
Principles of Consolidation
The condensed consolidated financial statements and accompanying notes are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and regulations of the U.S. Securities and Exchange Commission for interim financial reporting. The Company’s condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated upon consolidation. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended January 31, 2021, and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The information as of January 31, 2021, included on the condensed consolidated balance sheets was derived from the Company’s audited consolidated financial statements. The condensed consolidated financial statements were prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary for a fair statement of the Company’s financial position as of July 31, 2021, and the results of operations for the three and six months ended July 31, 2021 and 2020, and cash flows for the six months ended July 31, 2021, and 2020.
Use of Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from estimates under different assumptions or conditions.
Segment and Geographic Information
Segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and access performance. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, management has determined that the Company operates as one operating segment.

The following table presents revenue by geographic location:

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
United States	$5,523	$7,339	$10,985	$13,950
International	553	605	1,468	863

Total	6,076	7,944	12,453	14,813

Substantially all of the Company’s long-lived assets are located in the United States.
Going Concern
As of July 31, 2021, the Company had cash and cash equivalents of $14,107 and collectable receivables of $7,792. As of August 26, 2021, the Company had closed on its previously announced merger and secured gross funding of $138,250 through the closing of its merger. The Company based on its forecast and the proceeds from the recent merger has concluded that it will have sufficient liquidity to fund operations for the period ended 12 months from the issuance of these financial statements. The Company’s future capital requirements will depend on many factors, including, but not limited to the rate of our growth, our ability to attract and retain customers and their willingness and ability to pay for our products and services, and the timing and extent of spending to support our efforts to market and develop our products. Further, we may enter into future arrangements to acquire or invest in businesses, products, services, strategic partnerships, and technologies. As such, we may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If additional funds are not available to us on acceptable terms, or at all, our business, financial condition, and results of operations could be adversely affected. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.
Recent Accounting Pronouncements not Yet Adopted
The FASB issued ASU No.
2016-02, Leases
(Topic 842) (“ASU
2016-02”),
which supersedes the current lease requirements in ASC 840, Leases. ASU
2016-02
requires lessees to recognize a
right-of-use
asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the consolidated balance sheets. The reporting of lease-related expenses in the consolidated statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective the earlier of the year ending January 31, 2023 or the time at which we no longer qualify as an EGC (“Emerging Growth Company”) and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s consolidated balance sheets.
In June 2016, the FASB issued ASU
2016-13,
Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (CECL) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument, unless the company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for the earlier of the fiscal years beginning after December 15, 2022 or the time at which we no longer quality as an EGC. Management is currently evaluating the potential impact of this guidance on its financial statements.
In August 2018, the FASB issued ASU
2018-15,
Intangibles—Goodwill and of
Other—Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud

Computing Arrangement That Is a Service Contract. This standard requires capitalization of the implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use
software. Further, the standard also requires the Company to expense the capitalized implementation costs of a hosting arrangement over the term of the hosting arrangement. This standard is effective for the Company for fiscal years beginning after December 15, 2020. Management is evaluating the impact of this guidance on its annual financial statements.
New Accounting Pronouncement Adopted in Fiscal 2022
In December 2019, the FASB issued Accounting Standards Update
No. 2019-12,
“Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which modifies and eliminates certain exceptions to the general principles of ASC 740, Income Taxes. ASU
2019-12
was adopted in the first quarter of fiscal 2022. The prospective adoption of ASU
2019-12
was not material.

2.	Revenue
Software, subscription and support revenue
The Company sells a collective defense software solution that provides a near real time collective defense infrastructure that is comprised of two product offerings, IronDefense and IronDome. The software platform is delivered through both on-premises
licenses bundled with
on-premises
hardware and through subscription software.
Our security appliance deliverables include proprietary operating system software and hardware, which together with regular threat intelligence updates and support, maintenance, and warranty. We combine intelligence dependent hardware and software licenses with the related threat intelligence and support and maintenance as a single performance obligation, as it delivers the essential functionality of our cybersecurity solution. As a result, we recognize revenue for this single performance obligation ratably over the expected term with the customer. Significant judgement is required for the assessment of material rights relating to renewal options associated with our contracts.
Subscription revenue, which allow customers to use our security software over a contracted period without taking possession of the software, and managed services where we provide managed detection and response services for customers, are recognized over the contractual term. The cloud-based subscription revenue, where we also provide hosting, recognized for the three months ended July 31, 2021, and July 31, 2020, was $3,209 and $2,949, respectively, and for the six months ended July 31, 2021, and July 31, 2020, was $7,086 and $4,295, respectively. Overall subscription revenue recognized for the three months ended July 31, 2021, and July 31, 2020, was $5,770 and $5,340, respectively, and for the six months ended July 31, 2021, and July 31, 2020, was $11,895 and $9,076, respectively.
Professional services revenue
The Company sells professional services, including cyber operations monitoring, security, training and tailored maturity assessments. Revenue derived from these services is recognized as the services are delivered.
Customer concentration
For the six months ended July 31, 2021, and 2020, two customers accounted for 22% or $2,702 and two customers accounted for 20% or $2,882 of the Company’s revenue, respectively. As of July 31, 2021, and January 31, 2021, two and three customers represent 68% and 85% of the total accounts receivable balance, respectively.

Significant customers are those which represent at least 10% of the Company’s total revenue at each respective period ending date. The following table presents customers that represent 10% or more of the Company’s total revenue:

	For the Six Months Ended July 31,
	2021	2020
Customer A	11%	*
Customer B	*	10%
Customer C	*	10%
Customer D	11%	*

	22%	20%

* - less than 10%
Deferred Costs
The Company defers contract fulfillment costs that include appliance hardware. The balances in deferred costs are as follows:

Balance at February 1, 2021	$2,805
Cost of revenue recognized	(616)
Costs deferred	341
Foreign Exchange	(4)

Balance at July 31, 2021	$2,526

Balance at February 1, 2020	$3,080
Cost of revenue recognized	(498)
Costs deferred	574

Balance at July 31, 2020	$3,156

The balance of deferred commissions at July 31, 2021 and January 31, 2021 were $1,300 and $1,319, respectively. Deferred commissions are included in the Deferred costs on the Consolidated Balance Sheets of which $707 is current and $593 is long-term as of July 31, 2021.
Deferred revenue
Deferred revenue represents amounts received from and/or billed to customers in excess of revenue recognized. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue depending on whether the revenue recognition criteria have been met. During the six months ended, the Company recognized revenue of $6,316 and $5,243, respectively that was included in the deferred revenue balance at the beginning of each of the respective periods.
The balance in deferred revenue is as follows:

Balance at February 1, 2021	$34,044
Revenue recognized	(10,211)
Revenue deferred	9,901
Foreign exchange	(151)

Balance at July 31, 2021	$33,583

Balance at February 1, 2020	$20,312
Revenue recognized	(11,895)
Revenue deferred	13,520
Foreign exchange	—

Balance at July 31, 2020	$21,937

Remaining performance of deferred revenue
As of July 31, 2021, the remaining performance of deferred revenue totaled $33,583. The Company’s recognition of revenue in the future thereon will be as follows:

Years Ending January 31,
2022(6 mos.)	7,540
2023	10,887
2024	8,413
2025	4,986
2026	1,757
Thereafter	—

$33,583

3.	Preferred Stock
As of January 31, 2020, 145,747 of the Series B preferred shares were issued in the amount of $10,625 or $72.90 per share. During the six months ended July 31, 2020, an additional 571 Series B preferred shares have been purchased at a price of $41,609.
For the six months ended July 31, 2021, and July 31, 2020, the Company repurchased 0 shares of common stock.

4.	Stock Incentive Plan
The Company has a Stock Incentive Plan (the Stock Incentive Plan) under which, as of January 31, 2020, it may grant incentive stock options (ISOs), Restricted Stock Units (RSUs) and other equity securities to acquire, to convert into or to receive up to 36,250 shares of Class A common stock. As of July 31, 2021, there were 1,716 share equivalents that remained available to issue under the Stock Incentive Plan.
All share equivalents issuable under the Stock Incentive Plan normally vest over a forty-eight month period with an initial catch up of 25% vesting at the end of the first year during which no vesting occurs. In limited cases, vesting as short as twelve months with no cliff, vesting based on performance criteria and acceleration under certain events have also been permitted; however, such exceptions apply to less than 15% of the share equivalents authorized under the Stock Incentive Plan.
With regard to stock option grants, the exercise price of each ISO granted under the Stock Option Plan may not be less than the fair market value per share of the underlying Class A common stock on the date of grant. The Board of Directors establishes the term and the vesting of all options issued under the Stock Option Plan; however, in no event will the term exceed ten
years. The fair value of each stock option and restricted stock unit award was estimated on the date of grant using the Black-Scholes Option Pricing Model using the independent valuations of the company’s stock. The Company’s determination of the fair value of stock options and restricted stock units is affected by the Company’s stock price as well as a number of subjective and complex assumptions. These assumptions include the Company’s volatility, dividend yield, and risk-free interest rate.
The weighted-average assumptions for the six months ended July 31 are noted in the following table:

	Six Months Ended July 31,
	2021	2020
Expected volatility	55.00%	55.00%
Expected dividend yield	0.00%	0.00%
Expected option term (in years)	2.0	2.0
Risk-free interest rate	0.14%	0.23%

The expected volatility of the options granted was estimated using the historical volatility of share prices of publicly traded companies within the same or similar industry as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical estimated issuance and management’s expectations for dividend issuance in the future. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.
Presented below is a summary of the status of the stock options under the Stock Incentive Plan:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Intrinsic Value of Outstanding Options Term
			(Years)	(Years)
Outstanding at February 1, 2021	2,680	$0.43	5.9	5,573
Granted	—	—	—	—
Exercised	(699)	$0.42	5.4	4,689
Forfeited or expired	(141)	$0.47	5.8	—

Outstanding at July 31, 2021	1,840	$0.43	5.4	12,348

Exercisable at July 31, 2021	1,786	$0.43	5.4	11,992

The Company recorded $10 and $25 of compensation cost related to stock options to operations during the three months ended and $27 and $56 for the six months ended July 31, 2021, and July 31, 2020, respectively.
The Restricted Stock Units (RSUs) granted under the Stock Incentive Plan contain an additional vesting requirement that, in addition to the applicable time or performance vesting criteria noted above, also require the occurrence of a liquidity event. The requirements have not yet been met and therefore there is no expense recorded for the six months ended July 2021 and 2020. However, as of August 26, 2021, the Board approved the merger as the liquidity event, as further discussed in Note 12, Subsequent Events. They also have a life of seven years. Presented below is a summary of the status of outstanding RSUs, including showing the vesting status other than the liquidity event condition:

		Weighted
	Number	Average
	of	Grant Date
	Shares	Fair Value
Non-vested at February 1, 2021	11,930	$1.48
Granted	2,679	3.87
Vested	(2,115)	1.63
Forfeited or expired	(390)	2.77

Non-vested at July 31, 2021	12,104	$1.95

The fair value of each RSU was estimated on the date of grant using the Black-Scholes Option Pricing Model based on the same assumptions utilized for calculating fair market value of the stock options and utilizing the as converted equivalent price of securities issued during the period.
As of July 31, 2021, there was approximately $36,236 of unrecognized compensation cost related to share-based compensation arrangements granted under the Stock Plan, of which $12 remained for options and $36,224 remained for RSUs, respectively. The company recognizes such compensation costs over a weighted-average period of four years for options and the period between the date of a liquidity event and four years for RSUs. The fair value of the shares under stock options granted that vested, net of forfeited vested, during the six months periods ended July 31, 2021, and 2020 totaled ($4,444) and $509, respectively.

5.	Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset in an orderly transaction or paid to settle a liability in an orderly transaction between market participants at the measurement date. Accounting standards utilize a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels, which are described below:

•	Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 – Observable inputs other than quoted prices that are either directly or indirectly observable for the asset or liability.

•	Level 3 – Unobservable inputs that are supported by little or no market activity.
These levels are not necessarily an indication of the risk of liquidity associated with the financial assets or liabilities disclosed. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement, as required under ASC
820-10
“Fair Value Measurement.”
Investments with an original maturity of three months or less at the date of purchase are considered cash equivalents, while all other investments are classified as short-term or long-term based on their maturities and their availability for use in current operations.
The following table presents our assets measured at fair value on a recurring basis:

	July31,				January 31,
	2021				2021
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Cash equivalents	$102	$—	$—	$102	$102	$—	$—	$102
Investments	—	—	—	—	—	—	—	—

Total assets	$102	—	$—	$102	$102	—	$—	$102

The Company’s PPP loan and note payable approximates fair value based on its terms and are classified as Level 2 within the fair value hierarchy.

6.	Commitments and Contingencies
Contingencies may arise in the normal course of business. No material contingencies are outstanding for the six months ending July 31, 2021, or July 31, 2020.
Leases
The Company leases office space under the terms of noncancelable operating leases that expire at various dates through November 2026. Certain operating lease agreements provide for an annual 2.75% escalation of the base rent. The Company is also responsible for operating expenses. The following is a schedule by year of the future minimum lease payments required under the Company’s operating leases:

Remaining six months of fiscal 2022	565
2023	1,025
2024	755
2025	775
2026	775
Thereafter	1,455

$5,350

The Company is recognizing the total cost of its office leases ratably over the respective lease periods. The difference between rent paid and rent expense is reflected as deferred rent in the accompanying balance sheets.
Rent expense totaled $297 and $857 for the three months ended July 31, 2021, and July 31, 2020, respectively. Rent expense totaled $592 and $1,400 for the six months ended July 31, 2021, and July 31, 2020, respectively.
During FY 2021, we have completed lease buyouts of two office spaces in Maryland, for leases that were expiring in FY 2021 and FY 2022, and we have made payments of $394 to facilitate early terminations for those leases. Based on the company moving to a more fully remote posture, we also decreased our lease portfolio in Japan and New York in addition to the two office spaces in Maryland.

7.	Income Taxes
The income tax provision for interim periods is determined using an estimate of the Company’s annual effective tax rate as adjusted for discrete items arising in that quarter. The effective income tax rate was (0.1)% and (0.1)% for the six months ended July 31, 2021 and 2020. The effective tax rate differs from the U.S. statutory rate primarily due to the full valuation allowances on the Company’s net domestic deferred tax assets and impact of foreign tax rate differential.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was enacted and signed into U.S. law to provide economic relief to individuals and businesses facing economic hardship as a result of the
COVID-19
pandemic. Changes in tax laws or rates are accounted for in the period of enactment. The income tax provisions of the CARES Act do not have a significant impact on our current taxes, deferred taxes, or uncertain tax positions.

8.	Related Party Transactions
Software, subscription and support revenue from Related Parties
Certain investors and companies who the Company is affiliated with, purchased software, subscription and support revenue. The Company recognized $436 and $835 of revenue from contracts with related parties for the three months ending July 31, 2021, and July 31, 2020, respectively. The Company recognized $872 and $1,061 of revenue from contracts with related parties for the six months ending July 31, 2021, and July 31, 2020, respectively. The corresponding receivable was $3,413 and $2,540 as of July 31, 2021, and January 31, 2021, respectively.
Loans from Employees
On December 29, 2018, the Company entered into a loan with a current executive of the Company with a principal balance of $1,000 bearing an interest rate of 2.76% for a term of three years and is secured by a pledge of certain shares of Class A Common stock. The balance outstanding at July 31, 2021, and January 31, 2021 was $1,073 and $1,059, respectively.

9.	Net Loss Per Share Attributable to Common Shareholders
IronNet computes basic earnings per share (EPS) by dividing income available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted EPS reflects the effect of potential shares that would be issued if stock option awards, restricted stock units, and preferred stock were converted into common stock, to the extent dilutive. Other than voting rights, the Class B common stock has the same rights as the Class A common stock and therefore both are treated as the same class of stock for the purposes of the earnings per share calculation.

The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders:

	Three months ended July 31,		Six months ended July 31,
	2021	2020	2021	2020
Numerator: Net loss	$(17,167)	$(14,285)	$(32,667)	$(30,702)
Denominator: Weighted-average shares in computing net loss per share attributable to common stockholders	54,838	53,768	54,694	53,772

Net loss attributable to common shareholders—basic and diluted	$(0.31)	$(0.27)	$(0.60)	$(0.57)
Since the Company was in a net loss position for all periods presented, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential common shares outstanding would have been antidilutive. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive are as follows as of July 31:

	As of July 31, 2021	As of July 31, 2020
Shares of common stock issuable from stock options	1,840	4,139
RSUs subject to future vesting	21,589	19,669
Shares of common stock issuable upon conversion from preferred shares	28,046	25,882

Potential common shares excluded from diluted net loss per share	51,475	49,690

10.	PPP loan
During FY 2021, in response to the increased economic uncertainties that the impact of the COVID-19 pandemic
may have on our business, results of operations, liquidity or capital resources, the Company has taken measures to ensure that we can continue the continuity of our business operations through the use of funding measures which included the Paycheck Protection Program (PPP) loan from the US Small Business Administration pursuant to the provision of the CARES Act. The purpose of the loan was for small businesses to keep their workforces employed through the pandemic. The company received loan funds of $5,580 on April 21, 2020. The loan bears interest at 1% and is payable in monthly installments beginning on September 15, 2021. As of July 31, 2021 and January 31, 2021, the Company has an interest accrual of $72 and $44 related to the PPP loan. At this time, the Company has repaid the loan on August 26, 2021, see Note 12, Subsequent Events, for additional information.
In addition to seeking and receiving the PPP loan under the Act, the Company has also elected to defer the Company portion of payroll taxes under the Act. Amounts deferred from March 1, 2020 through to the end of 2020 will become due 50% on December 31, 2021 with the remaining 50% due on December 31, 2022. The balance of the payroll tax deferral is $1,379 as of July 31, 2021 and is included in Other current and Long-Term Liabilities on the balance sheet.

11.	Debt
On June 21, 2021, the Company entered into a Loan and Security Agreement (“Term Loan”) with SVB Innovation Credit Fund VIII, L.P. for term loan advances of up to $15,000 to provide for working capital needs over the period leading up to completion of the combination with LGL Systems Acquisition Corporation. The Term Loan can be prepaid at any time, has a term for up to six months or the date on which the Company completes its combination with LGL Systems Acquisition Corporation, whichever comes sooner, bears monthly interest at a per annum rate equal to eight percent and bears customary fees for de-SPAC
bridge loans of this nature. The Company has drawn $15,000 as of July 31, 2021. As of August 26, 2021, in conjunction with the merger, the Company has repaid the term loan, see Note 12, Subsequent Events for additional details.

12.	Subsequent Events
The Company has evaluated its July 31, 2021 financial statements for subsequent events through September 14, 2021, the date the financial statements were available to be issued.
On August 26, 2021, IronNet Cybersecurity, Inc., a Delaware corporation, LGL Systems Acquisition Corp., a Delaware corporation, and LGL Systems Merger Sub Inc., a Delaware corporation, consummated the closing of the transactions contemplated by the Agreement and Plan of Reorganization and Merger, dated March 15, 2021 and as amended August 6, 2021.
On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from the Company an aggregate of 12,500 shares of Company common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $125,000, pursuant to separate subscription agreements entered into effective as of March 15, 2021 (each, a “Subscription Agreement”). Pursuant to the Subscription Agreements, the Company granted certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the closing of the Business Combination.
Loan repayments
On August 26, 2021, the Company repaid in full all amounts due and owing, and terminate all commitments and obligations under, that Loan and Security Agreement, dated June 21, 2021, by and between SVB Innovation Credit Fund VIII, L.P. (the “Lenders”) and Legacy IronNet. The Company agreed to pay to the Lenders approximately $15,600, which includes pay-off
amounts for principal, interest, fees, reimbursement of expenses and other items.
On August 26, 2021, the Company repaid in full all amounts due and terminated all commitments and obligations under, the unsecured PPP loan. The unsecured loan is evidenced by a promissory note of the Company with PNC Bank (the “Lender”). The Company agreed to pay to the Lender approximately $5,656, which includes payoff amounts for principal and interest.
Restricted Stock Units
Under the terms of the Legacy IronNet’s restricted stock units, vesting of each award was subject to the occurrence of a liquidity event as defined by the 2014 Stock Incentive Plan, among other conditions including a service requirement. On August 26, 2021, in connection with the close of the merger with LGL, the Board of Directors resolved to deem the merger as satisfying the Liquidity Event condition. The resolution resulted in a modification of the restricted stock units under ASC 718 “
Compensation—Stock
Compensation”
. The Company is still evaluating the impact of the modification of the awards outstanding but expects there will be a material additional non cash expense in the fiscal third quarter 2022. The expected additional expense results from a required revaluation of the already granted RSUs as of the modification on our merger date. At the time of the modification there were 21,491,726 outstanding RSUs, 11,978,604 remain unvested after the modification.
Earnout Share Triggering Event
Following the Closing of the Business Combination and pursuant to the terms of the Business Combination Agreement, the Eligible IronNet Equity holders of Legacy IronNet had the right to receive up to 1,078,125 Earnout Shares, issuable upon the occurrence of the Earnout Triggering Event during the Earnout Period. As of the close of trading on September 10, 2021, the requisite conditions of the Earnout Triggering Event had been satisfied such that, within five (5) Business Days after the occurrence of the Triggering Event, the Company will issue the 1,078,125 Earnout Shares to the Eligible IronNet Equity Shareholders.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of IronNet Cybersecurity, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of IronNet Cybersecurity, Inc. and its subsidiaries (the “Company”) as of January 31, 2021 and 2020, and the related consolidated statements of operations, of comprehensive income, of preferred stock and stockholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and will continue to incur significant costs in pursuit of financing that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
May 14, 2021
We have served as the Company’s auditor since 2019.

IronNet Cybersecurity, Inc.
Consolidated Balance Sheets
January 31, 2021 and 2020

(Amounts in thousands of U.S. dollars, except share and per share data)

	As of January 31,
	2021	2020
Assets
Current Assets
Cash and Cash Equivalents	$31,543	$10,806
Accounts Receivable	1,643	1,216
Unbilled Receivable	1,425	386
Related Party Receivables and Loan Receivables	3,599	1,711

Account and Loan Receivables	6,667	3,313
Investments	—	1,401
Inventory	2,180	1,964
Deferred Costs	2,068	1,081
Prepaid Warranty	1,037	806
Prepaid Expenses and Other Current Assets	2,172	1,555

Total Current Assets	45,667	20,926

Non-Current Assets
Deferred Costs	2,056	2,063
Property and Equipment, Net	2,792	3,184
Prepaid Warranty	878	1,519
Deposits and Other Assets	298	398

Total Assets	$51,691	$28,090

Liabilities, Preferred Stock, and Stockholders’ Deficit
Current Liabilities
Accounts Payable	$1,922	$1,618
Accrued Expenses	2,591	1,844
Deferred Revenue	12,481	7,879
Deferred Rent	134	161
Short-Term PPP Loan	3,487	—
Income Tax Payable	88	10
Other current liabilities	689	—

Total Current Liabilities	21,392	11,512

Long-Term Liabilities
Deferred Rent	928	1,059
Deferred Revenue	21,563	12,433
Long-Term PPP Loan	2,093	—
Other Long-Term Liabilities	689	0

Total Long-Term Liabilities	25,273	13,492

Total Liabilities	46,665	25,004

Commitments and Contingencies (Note 13)
Series A preferred stock; $0.0001 par value; 793,650 shares authorized, issued and outstanding at January 31, 2021 and 2020	32,500	32,500
Series B preferred stock; $0.0001 par value; 2,177,998 shares and 1,806,350 shares authorized, 2,004,084 shares and 1,216,886 shares issued and outstanding at January 31, 2021 and 2020, respectively	146,098	88,711
Stockholders’ Deficit
Class A Common stock; $0.0001 par value; 109,969,809 shares and 108,713,170 shares authorized; 36,632,987 and 36,137,827 shares issued and outstanding at January 31, 2021 and 2020, respectively	4	4
Class B Common stock; $0.0001 par value; 20,030,191 shares and 21,286,830 shares authorized; 17,606,830 and 17,606,830 shares issued and outstanding at January 31, 2021 and 2020, respectively	2	2
Additional paid-in capital	2,257	2,041
Accumulated other comprehensive income	39	394
Accumulated deficit	(175,039)	(119,666)
Subscription Notes Receivable	(835)	(900)

Total Stockholders’ Deficit	(173,572)	(118,125)

Total Liabilities, Preferred Stock, and Stockholders’ Deficit	$51,691	$28,090

The accompanying notes are an integral part of these financial statements.

IronNet Cybersecurity, Inc.
Consolidated Statements of Operations
Years Ended January 31, 2021 and January 31, 2020

(Amounts in thousands of U.S. dollars, except per share data)

	Year Ended January 31,
	2021	2020
Software, subscription, and support revenue	$24,701	$19,798
Professional services revenue	4,526	3,364

Total revenue	29,227	23,162
Cost of software, subscription, and support revenue	5,393	5,904
Cost of services revenue	1,629	726

Total cost of revenue	7,022	6,630

Gross profit	22,205	16,532

Operating expenses
Research and development	25,754	26,587
Sales and marketing	30,381	17,919
General and administrative	21,347	20,451

Total operating expenses	77,482	64,957

Operating loss	(55,277)	(48,425)
Other (expense) income, net	(19)	567

Loss before provision for income taxes	(55,296)	(47,858)
Provision for income taxes	(77)	(11)

Net loss	$(55,373)	$(47,869)

Basic and diluted net loss per common share	$(1.03)	$(0.89)
Weighted average shares outstanding, basic and diluted	53,928	53,609

The accompanying notes are an integral part of these financial statements.

IronNet Cybersecurity, Inc.
Consolidated Statements of Comprehensive Income
Years Ended January 31, 2021 and January 31, 2020

(Amounts in thousands of U.S. dollars)

	Year Ended January 31,
	2021	2020
Net loss	$(55,373)	$(47,869)

Other comprehensive income (loss), net of tax:
Change in net unrealized (losses) gains on available for sale investments, net of tax	(397)	175
Foreign currency translations adjustment, net of tax	42	(3)

Total comprehensive loss	$(55,728)	$(47,697)

The accompanying notes are an integral part of these financial statements.

IronNet Cybersecurity, Inc.
Consolidated Statements of Preferred Stock and Stockholders’ Deficit
Years Ended January 31, 2021 and January 31, 2020

(Amounts in thousands of U.S. dollars)

	Series A Preferred Stock		Series B Preferred Stock		Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Subscription Notes Receivable	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 31, 2019	794	$32,500	1,071	78,086	35,690	$4	17,607	$2	$1,675	$(71,797)	222	$(793)	(70,687)
Issuance of Series B preferred stock	—	—	146	10,625	—	—	—	—	—	—	—	—	—
Issuance of common stock	—	—	—	—	448		—	—	183	—	—	(95)	88
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	12	—	—	(12)	—
Stock-based compensation	—	—	—	—	—	—	—	—	171	—	—	—	171
Unrealized gain on investments	—	—	—	—	—	—	—	—	—	—	175	—	175
Net loss	—	—	—	—	—	—	—	—	—	(47,869)	—	—	(47,869)
Foreign currency translation adjustment, net of tax of $0											(3)		(3)

Balance at January 31, 2020	794	32,500	1,217	88,711	36,138	4	17,607	2	2,041	(119,666)	394	(900)	(118,125)
Issuance of Series B preferred stock	—	—	787	57,387	—	—	—	—	—	—	—	—	—
Issuance of common stock	—	—	—	—	495		—	—	206	—	—	—	206
Interest earned on subscription notes receivable	—	—	—	—	—	—	—	—	16	—	—	(16)	—
Payments on subscription notes receivable	—	—	—	—	—	—	—	—	—	—	—	81	81
Stock-based compensation	—	—	—	—	—	—	—	—	(6)	—	—	—	(6)
Unrealized gain on investments	—	—	—	—	—	—	—	—	—	—	(397)	—	(397)
Net loss	—	—	—	—	—	—	—	—	—	(55,373)	—	—	(55,373)
Foreign currency translation adjustment, net of tax of $0	—	—	—	—	—	—	—	—	—	—	42	—	42

Balance at January 31, 2021	794	$32,500	2,004	$146,098	36,633	$4	17,607	$2	$2,257	$(175,039)	$39	$(835)	$(173,572)

The accompanying notes are an integral part of these financial statements.

IronNet Cybersecurity, Inc.
Consolidated Statements of Cash Flows
Years Ended January 31, 2021 and January 31, 2020

(Amounts in thousands of U.S. dollars)

	Year Ended January 31,
	2021	2020
Operating Activities
Net loss	$(55,373)	$(47,869)
Adjustments to reconcile net loss to net cash:
Provided by (Used in) Operating Activities:
Depreciation and amortization	1,162	1,026
Loss on disposal of property and equipment	219	7
Bad debt expense	33	—
Employee stock based compensation	(6)	171
Changes in Operating Assets and Liabilities:
Accounts receivable	(3,356)	(170)
Deferred costs	(1,038)	611
Inventory	(217)	(1,469)
Prepaid expenses and other current assets	(610)	(190)
Deposits and other assets	104	(77)
Contract assets	424	(305)
Accounts payable	1,628	(1,191)
Accrued expenses	751	754
Income tax payable	76	7
Deferred rent	(158)	(106)
Deferred revenue	13,711	38

Net cash used in operating activities	(42,650)	(48,763)

Investing Activities
Purchases of property and equipment	(952)	(1,054)
Proceeds from the sale of fixed assets	61	22
Purchases of investments	—	(11,153)
Sales of investments	—	19,386
Proceeds from the maturity of investments	1,003	16,963

Net cash provided by investing activities	112	24,164

Financing Activities
Proceeds from issuance of series B preferred stock, net	57,387	10,625
Proceeds from issuance of common stock	206	88
Proceeds from borrowing of PPP loan	5,580	—
Proceeds from stock subscription	81	—

Net cash provided by financing activities	63,254	10,713

Effect of exchange rate changes on cash and cash equivalents	21	(2)
Net change in cash and cash equivalents	20,737	(13,888)
Cash and Cash Equivalents
Beginning of the period	10,806	24,694

End of the period	$31,543	$10,806

Supplemental disclosures of non-cash investing and financing activities
Issuance of common stock under subscription note receivable arrangements	$—	$95
Interest earned on subscription notes receivable	$16	$12
The accompanying notes are an integral part of these financial statements.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

1.	Organization and Summary of Significant Accounting Policies
IronNet Cybersecurity, Inc. and subsidiaries (hereinafter “IronNet”, “we”, “us”, “our”, or the “Company”) provide a suite of technologies that provide real-time threat assessment and updates, behavioral modeling, big data analytics, and proactive threat detection and response capabilities as well as consulting services and training programs to protect against current and emerging cyber-threats.
The Company was incorporated in the State of Delaware in May 2014. The Company’s headquarters is located in McLean, Virginia.
The Company’s fiscal year ends on January 31. References to fiscal 2021, for example, refer to the fiscal year ending January 31, 2021.
The significant accounting policies followed by the Company are described below.
Principles of Consolidation
The consolidated financial statements include the accounts of controlled subsidiaries and affiliates and have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). All intercompany transactions have been eliminated in consolidated.
Foreign Currency Translation
The United States Dollar (USD) is the functional currency of IronNet and our subsidiaries in the United States. Our subsidiaries’ financial statements are maintained in their functional currencies, which is the local currency in their country of origin. Our foreign subsidiaries’ financial statements are translated into USD using the exchange rate applicable to the dates of the financial statements. Assets and liabilities are translated into USD using the period-end
spot foreign exchange rates. Income and expenses are translated into USD using the weighted-average exchange rates in effect during the period. Equity accounts are translated at historical exchange rates. The effects of these translation adjustments are reported as a component of Accumulated other comprehensive income (loss) included in the Consolidated Statements of Preferred Stock and Stockholders’ Deficit.
Use of Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from estimates under different assumptions or conditions.
Revenue Recognition
The Company’s revenues are derived from sales of products, subscriptions, support and maintenance, and other services.
Revenue is recognized when all of the following criteria are met:

•
Identification of the contract, or contracts, with a customer
—A contract with a customer to account for exists when (i) the Company enters into an enforceable contract with a customer that defines each

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

party’s rights regarding the goods or services to be transferred and identifies the payment terms related to these goods or services, (ii) the contract has commercial substance and the parties are committed to perform, and (iii) the Company determines that collection of substantially all consideration to which it will be entitled in exchange for goods or services that will be transferred is probable based on the customer’s intent and ability to pay the promised consideration.

•
Identification of the performance obligations in the contract
—Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the goods or service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, the Company applies judgment to determine whether promised goods or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

•
Determination of the transaction price
—The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring goods or services to the customer.

•
Allocation of the transaction price to the performance obligations in the contract
—The Company allocates the transaction price to each performance obligation based on the amount of consideration expected to be received in exchange for transferring goods and services to the customer. If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation on a relative standalone selling price based on the observable selling price of our products and services.

•
Recognition of revenue when, or as, we satisfy performance obligations
—The Company satisfies performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at or over the time the related performance obligation is satisfied by transferring a promised good or service to a customer.

Accounts Receivable
Accounts receivable are generated from contracts with customers. Management determines the need for an allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Management has evaluated the need for an allowance for doubtful accounts and no amounts were recorded as of January 31, 2021 and 2020, respectively.
Deferred revenue (Contract Liabilities)
Deferred revenue, which is a contract liability, consists of amounts for which we have the unconditional right to bill or advance from customers for which have not yet recognized revenue. We generally bill our customers in advance. To the extent the Company bills customers in advance of the contract commencement date, the accounts receivable and corresponding deferred revenue amounts are netted to zero on the consolidated balance sheets, unless such amounts have been paid as of the balance sheet date.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

Deferred costs
The Company amortizes its contract fulfillment costs ratably over the contract term in a manner consistent with the related revenue recognition on that contract and are included in cost of revenue. These costs include appliance hardware and installation costs that are essential in providing the future benefit of the solution.
Deferred Commissions
Sales commissions contract are considered incremental and recoverable costs and are deferred and then amortized on a straight-line basis over the period of benefit determined to be between one and five years, which includes the contractual and expected renewal periods. The Company recognizes the incremental costs to initially obtain a contract with a customer on the statement of financial position if the Company expects the benefit of those costs to be longer than one year. Amortization expense is included in sales and marketing expenses in the accompanying consolidated statement of operations.
Sales commissions paid upon renewal are substantially lower than the commissions paid to initially obtain the contract and are expensed in the period the contract is renewed. The majority of customer contracts are annual and as a result these renewals commissions are paid on an annual basis.
Cash Equivalents
The Company considers all highly-liquid instruments readily convertible into known amounts of cash with original maturities of three months or less to be cash equivalents.
Investments
The Company classifies our investments as
available-for-sale
and records these investments at fair value. Investments with an original maturity of three months or less at the date of purchase are considered cash equivalents, while all other investments are classified as short-term or long-term based on their maturities and their availability for use in current operations. Investments are A rated securities with maturities through October 16, 2020. Unrealized gains and losses are reported as a component of other comprehensive (loss) income of $(397) and $175 for the years ended January 31, 2021 and January 31, 2020, respectively. Realized gains and losses are reflected in our Consolidated Statements of Operations.
The investment account was closed during FY 2021. The cost basis for short term and long term investments at January 31, 2020 are $1,398 and $0, respectively.
Inventory
Inventory is stated at the lower of cost (determined on a FIFO basis) or net realizable value. No provisions have been made to reduce slow-moving, obsolete or unusable inventories to their net realizable values for January 31, 2021 and 2020. Substantially all of our inventory is finished goods.
Property and Equipment
Property and equipment is stated at cost and depreciated over the assets estimated useful life using the straight-line method. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. The Company has incurred

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

repair and maintenance charges of
$10 and $67 for the years ended January 31, 2021 and 2020, respectively. When property and equipment is retired, or otherwise disposed of, the cost and accumulated depreciation and amortization is removed and any resulting gain or loss is included in the results of operations.

Computer and other equipment	3-5 years
Leasehold improvements	Shorter of life of lease or life of asset
Furniture and fixtures	7 years
Software	3 years
Software Development Costs
Costs related to research, design and development of software products prior to establishment of technological feasibility are included in research and development as incurred. Software development costs, if material, are capitalized, beginning when a product’s technological feasibility has been established using the working model approach and ending when a product is available for general release to customers. The costs capitalized were $629 and $0 for the years ended January 31, 2021 and 2020, respectively.
Research and Development
Research and development costs are expensed in the year incurred and relate to new product developments and new features and are primarily personnel related costs and acquired software costs. These costs totaled $25,754 and $26,587 for the years ended January 31, 2021 and 2020, respectively.
Advertising
The Company expenses advertising costs as incurred. Advertising costs were $2,631 and $1,129 for the years ended January 31, 2021 and 2020, respectively and are included in the Sales and Marketing expenses.
Stock-based Compensation
The Company recognizes expense for stock-based compensation awards based on the estimated fair value of the award on the date of grant, which is amortized on a straight-line basis over the employee’s or director’s requisite service period, generally the vesting period of the award.
The Company uses the Black-Scholes pricing model to estimate the fair value of options on the date of grant. The use of a valuation model requires management to make certain assumptions with respect to selected model inputs. The Company grants stock options at exercise prices determined equal to the fair value of common stock on the date of the grant. The fair value of the Company’s common stock at each measurement date is based on a number of factors, including the results of third-party valuations, the Company’s historical financial performance, and observable arms-length sales of the Company’s capital stock including convertible preferred stock, and the prospects of a liquidity event, among other inputs. The computation of expected option life is based on an average of the vesting term and the maximum contractual life of the Company’s stock options, as the Company does not have sufficient history to use an alternative method to the simplified method to calculate an expected life for employees. The Company estimates an expected forfeiture rate for stock options, which is factored into the determination of stock-based compensation expense. The volatility assumption is based on the historical and implied volatility of the Company’s peer group with similar business models. The risk-free interest rate is based on U.S. Treasury

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

zero-coupon
issues with a remaining term equal to the expected life assumed at the date of grant. The dividend yield percentage is zero because the Company does not currently pay dividends nor does the Company intend to do so in the future.
These estimates involve inherent uncertainties and the use of different assumptions may have resulted in stock-based compensation expense that was different from the amounts recorded.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
The Company is subject to income taxes in U.S. federal jurisdictions and various state jurisdictions. Tax regulations within each jurisdiction are subject to interpretation of the related tax laws and regulations and require significant judgment to apply. The Company recognizes tax liabilities for uncertain tax positions when it is more likely than not that a tax position will not be sustained upon examination and settlement with various taxing authorities. Liabilities for uncertain tax positions are measured based upon the largest amount of benefit that is greater than 50% likely of being realized upon settlement. The guidance on accounting for uncertainty in income taxes also addresses de-recognition,
classification, interest and penalties on income taxes, and accounting in interim periods. Management has evaluated the Company’s tax positions and has concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements.
Segment and Geographic Information
Segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”), in deciding how to allocate resources and access performance. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, management has determined that the Company operates as one operating segment. The Company presents financial information about its geographic areas in Note 10, Geographic Information, to the consolidated financial statements.
Fair Value of Financial Instruments
The fair value of the Company’s cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity of these items.
Concentrations of Credit Risk
The Company’s assets that are exposed to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are maintained at financial institutions and, at times,

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

balances may exceed federally insured limits. The Company has never experienced any losses related to these balances. Amounts on deposit in excess of federally insured limits or accounts not included in federally insured limits at January 31, 2021 approximates
$30,728. Accounts receivable consist primarily of amounts due from commercial entities. Historically, the Company has not experienced significant losses related to accounts receivable and, therefore, believes that the credit risk related to accounts receivable is minimal.
Going Concern
As of January 31, 2021, the Company had cash and cash equivalents of $31,543 and collectable receivables of $6,667. The Company completed its latest investment fund raising round in fiscal 2021, securing a total of $68,012 in new capital to further fund company operations. Nevertheless, the Company has incurred recurring losses from operations and expects to continue to incur significant costs in pursuit of its next round of financing in fiscal 2022 for capital funding purposes. Management plans to address this need for capital through that round of financing. Though the Company has had prior success in raising capital on favorable terms in its three previous rounds, the Company cannot assure that its plans to raise capital will be successful. These factors, when considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.
Recent Accounting Pronouncements not Yet Adopted
The FASB issued ASU No.
2016-02, Leases
(Topic 842) (“ASU
2016-02”),
which supersedes the current lease requirements in ASC 840, Leases. ASU
2016-02
requires lessees to recognize a
right-of-use
asset and related lease liability for all leases, with a limited exception for short-term
leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with any capital leases recognized on the consolidated balance sheets. The reporting of lease-related
expenses in the consolidated statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the year ending January 31, 2023 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is currently evaluating the impact of adopting the new standard. The adoption of this standard will require the recognition of a right of use asset and liability on the Company’s consolidated balance sheets.
In June 2016, the FASB issued ASU
2016-13,
Measurement of Credit Losses on Financial Instruments (Topic 326). This standard requires a new method for recognizing credit losses that is referred to as the current expected credit loss (CECL) method. The CECL method requires the recognition of all losses expected over the life of a financial instrument upon origination or purchase of the instrument, unless the company elects to recognize such instruments at fair value with changes in profit and loss (the fair value option). This standard is effective for the Company for the fiscal years beginning after December 15, 2022. Management is currently evaluating the potential impact on this guidance on its financial statements.
In August 2018, the FASB issued ASU
2018-15,
Intangibles - Goodwill and Other -
Internal-Use
Software (Subtopic
350-40):
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard requires capitalization of the implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

implementation costs incurred to develop or obtain
internal-use
software. Further, the standard also requires the Company to expense the capitalized implementation costs of a hosting arrangement over the term of the hosting arrangement. This standard is effective for the Company for fiscal years beginning after December 15, 2020. Management will evaluate the potential impact of this guidance on its financial statements.

2.	Revenue
Software and support revenue
The Company sells a collective defense software solution that provides a near real time collective defense infrastructure that is comprised of two product offerings, IronDefense and IronDome. The software platform is delivered through both on-premises
licenses bundled with
on-premises
hardware and through subscription software.
Our security appliance deliverables include proprietary operating system software and hardware, together with regular threat intelligence updates and support, maintenance, and warranty. We combine intelligence dependent hardware and software licenses with the related threat intelligence and support and maintenance as a single performance obligation, as it delivers the essential functionality of our cybersecurity solution. As a result, we recognize revenue for this single performance obligation ratably over the expected term with the customer. Significant judgement is required for the assessment of material rights relating to renewal options associated with our contracts.
Revenue from Software and Support for the year ended January 31, 2021 and January 31, 2020 was $14,758 and $15,914, respectively.
Subscription revenue
Revenue from subscriptions, which allow customers to use our security software over a contracted period without taking possession of the software, and managed services where we provide managed detection and response services for customers, are recognized over the contractual term. The subscription type revenue recognized for the year ended January 31, 2021 and January 31, 2020 was $9,943 and $3,884, respectively.
Professional services revenue
The Company sells professional services, including cyber operations monitoring, security, training and tailored maturity assessments. Revenue derived from these services is recognized as the services are delivered.
Major customers
For the years ended January 31, 2021 and 2020, six customers accounted for 46% or $13,381 with one of those customers accounting for 10% and four customers accounted for 48% or $11,187 with all four being over 10% of the Company’s revenue, respectively. As of January 31, 2021 and 2020, three and one customers represents 85% and 30% of the total accounts receivable balance, respectively.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

Significant customers are those which represent at least 10% of the Company’s total revenue at each respective period ending date. The following table presents customers that represent 10% or more of the Company’s total revenue:

	Year Ended January 31,
	2021	2020
Customer A	10%	*
Customer B	*	14%
Customer C	*	10%
Customer D	*	10%
Customer E	*	14%

	10%	48%

* - less than 10%
Deferred Costs
As described in Note 1, the Company defers contract fulfillment costs that includes appliance hardware. The balances in deferred costs are as follows:

Balance at February 1, 2019	$3,754
Cost of revenue recognized	(1,541)
Costs deferred	867

Balance at January 31, 2020	3,080

Balance at February 1, 2020	3,080
Cost of revenue recognized	(1,151)
Costs deferred	876

Balance at January 31, 2021	$2,805

The balance of deferred commissions at January 31, 2021 and 2020 were $1,319 and $64, respectively. Deferred commissions are included in the Deferred costs on the Consolidated Balance Sheets of which $794 is current and $525 is long-term as of January 31, 2021.
Deferred revenue
Deferred revenue represents amounts received from and/or billed to customers in excess of revenue recognized. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue depending on whether the revenue recognition criteria have been met. During the fiscal years, the Company recognized revenue of $7,809 and $7,441, respectively that was included in the deferred revenue balance at the beginning of each of the respective periods.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

The balance in deferred revenue is as follows:

Balance at February 1, 2019	$20,274
Revenue recognized	(15,746)
Revenue deferred	15,785
Foreign exchange	(1)

Balance at January 31, 2020	$20,312

Balance at February 1, 2020	$20,312
Revenue recognized	(25,271)
Revenue deferred	38,940
Foreign exchange	63

Balance at January 31, 2021	$34,044

Remaining performance obligations
As of January 31, 2021, the remaining performance obligations in deferred revenue totaled $34,044. The Company’s recognition of revenue in the future thereon will be in:

Years Ending January 31,
2022	$12,481
2023	9,565
2024	6,862
2025	4,150
2026	986
Thereafter	—

$34,044

3.	Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following at January 31:

	2021	2020
Prepaid expenses	$2,046	$1,507
Other assets	126	48

	$2,172	$1,555

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

4.	Property and Equipment
Property and equipment consists of the following at January 31:

	2021	2020
Computer and other equipment	$3,701	$3,665
Leasehold improvements	1,582	1,582
Furniture and fixtures	386	969
Software	629	—

	6,298	6,216
Less: Accumulated depreciation and amortization	(3,506)	(3,032)

	$2,792	$3,184

Depreciation and amortization expense on property and equipment aggregated $1,162 and $1,026 for the years ended January 31, 2021 and January 31, 2020, respectively.

5.	Retirement Plan
The Company maintains a defined contribution 401(k) profit sharing plan (the Plan) for all employees who are over the age of 21. Participants may make voluntary contributions up to the maximum amount allowable by law. The Company may make contributions to the Plan determined by safe harbor matching and vest to the participants ratably over a four-year period, beginning with the second year of participation. The Company recorded contributions to the Plan of $1,680 and $1,209 for the years ended January 31, 2021 and January 31, 2020, respectively.

6.	Stock Incentive Plan
The Company has a Stock Incentive Plan (the Stock Incentive Plan) under which, as of January 31, 2020, it may grant incentive stock options (ISOs), Restricted Stock Options (RSUs) and other equity securities to acquire, to convert into or to receive up to 36,250 shares of Class A common stock. As of January 31, 2021, there were 4,034 share equivalents that remained available to issue under the Stock Incentive Plan.
All share equivalents issuable under the Stock Incentive Plan normally vest over a forty-eight month period with an initial catch up of 25% vesting at the end of the first year during which no vesting occurs. In limited cases, vesting as short as twelve months with no cliff, vesting based on performance criteria and acceleration under certain events have also been permitted; however, such exceptions apply to less than 15% of the share equivalents authorized under the Stock Incentive Plan.
With regard to stock option grants, the exercise price of each ISO granted under the Stock Option Plan may not be less than the fair market value per share of the underlying Class A common stock on the date of grant. The Board of Directors establishes the term and the vesting of all options issued under the Stock Option Plan; however, in no event will the term exceed ten years.
The fair value of each stock option and restricted stock award was estimated on the date of grant using the Black-Scholes Option Pricing Model using the independent valuations of the company’s stock. The Company’s determination of the fair value of stock options and restricted stock options is affected by the Company’s stock price as well as a number of subjective and complex assumptions. These assumptions include the Company’s volatility, dividend yield, and risk-free interest rate.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

The weighted-average assumptions for the years ended January 31 are noted in the following table:

	2021	2020
Expected volatility	55.0%	50.0%
Expected dividend yield	0.0%	0.0%
Expected option term (in years)	2.0	2.0
Risk-free interest rate	0.23%	2.27%
The expected volatility of the options granted was estimated using the historical volatility of share prices of publicly traded companies within the same or similar industry as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical estimated issuance and management’s expectations for dividend issuance in the future. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.
Presented below is a summary of the status of the stock options under the Stock Incentive Plan:

	Number of Shares	Weighted Average Exercise Price	Average Remaining Contractual Term (Years)	Intrinsic Value of Outstanding Options
Outstanding at February 1, 2019	5,173	$0.44	6.8	$4,431
Granted	—	—	—
Exercised	(448)	$0.41	6.4	$397
Forfeited or expired	(301)	$0.52	6.9

Outstanding at January 31, 2020	4,424	$0.44	6.9	$4,088

Exercisable at January 31, 2020	3,240	$0.41	6.7	$3,069

Outstanding at February 1, 2020	4,424	$0.44	5.9	$4,088
Granted	—	—	—
Exercised	(495)	$0.42	5.2	$468
Forfeited or expired	(1,249)	$0.46	6.1

Outstanding at January 31, 2021	2,680	$0.43	5.9	$5,573

Exercisable at January 31, 2021	2,450	$0.42	5.8	$5,116

The Company recorded $(6) and $171 of compensation cost related to stock options to operations during the years ended January 31, 2021 and January 31, 2020, respectively. During the year ended January 31, 2021, the number of forfeitures were higher than historical levels, which resulted in the Company revising its estimate for forfeitures from 28.1% to 41.1%.
The Restricted Stock Units (RSUs) granted under the Stock Incentive Plan contain an additional vesting requirement that, in addition to the applicable time or performance vesting criteria noted above, also require the occurrence of a liquidity event. The requirements have not yet been met and therefore there is no expense recorded for RSU’s in fiscal year 2021 and 2020. They also have a life of seven years.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

Presented below is a summary of the status of outstanding RSUs, including showing the vesting status other than the liquidity event condition:

	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested at February 1, 2019	1,956	$1.29
Granted	17,159	1.33
Vested	(1,117)	1.33
Forfeited or expired	(314)	1.32

Non-vested at January 31, 2020	17,684	$1.32

Non-vested at February 1, 2020	17,684	$1.32
Granted	2,492	2.51
Vested	(6,252)	1.38
Forfeited or expired	(1,994)	1.68

Non-vested at January 31, 2021	11,930	$1.48

The fair value of each RSU was estimated on the date of grant using the Black-Scholes Option Pricing Model based on the same assumptions utilized for calculating fair market value of the stock options and utilizing the as converted equivalent price of securities issued during the period.
As of January 31, 2021, there was $27,908 of unrecognized compensation cost related to share-based compensation arrangements granted under the Stock Incentive Plan, of which $44 remained for options and $27,864 remained for RSU’s, respectively. The Company recognizes such compensation costs over the term of each respective grant after taking into account historical forfeiture rates for options and starting at the time of a liquidity event, the period between the date of a liquidity event and the remainder of the vesting period for each RSU grant. The fair value of the shares under stock options granted that vested, net of forfeited vested, during the twelve-month period ending January 31, 2021 and January 31, 2020, totaled $(1,672) and $606, respectively.

7.	Preferred Stock and Stockholders’ Deficit
As of January 31, 2020, 145,747 of the Series B preferred shares were issued in the amount of $10,625 or $72.90 per share. During the year ended January 31, 2021, an additional 787 Series B preferred shares have been purchased at a price of $57,387. The total funds for the Series B funding round totaled $68,012.
For the year ended January 31, 2021 and January 31, 2020, the Company repurchased 0 shares of common stock.
The holders of Class A common stock (Class A Common), Class B common stock (Class B Common) (together Common Stock) and the holders of Series A preferred stock (Series A Preferred) and Series B preferred stock (Series B Preferred) (together Preferred Stock) have the following rights and preferences:
Voting
The holders of the Class A Common Stock and Class B Common Stock are entitled to one and twenty votes, respectively.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

Each holder of Preferred stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. Except as otherwise provided by the Articles of Incorporation or as required by law, holders of Preferred stock shall vote together with the Common Stock as a single class.
Dividends
The holders of Series A Preferred, in preference to the holders of Common Stock, shall be entitled to receive dividends at a rate of $2.45 per share of Series A Preferred. The holders of Series B Preferred, shall be entitled to receive dividends at a rate of $4.37 per share. Such dividends shall be payable only when, as and if declared by the Board of Directors. If the Corporation declares, pays or sets aside any dividends on shares of Common Stock, holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock shall be entitled to share in such dividend pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such dividend.
Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (defined as either a merger or consolidation, sale of assets, or the sale of the Company’s capital stock that the merger discussed in Footnote 16 will be considered a qualifiying event), before any distribution or payment shall be made to the holders of Common Stock, the holders of Series B Preferred and Series A Preferred shall be entitled to be paid an amount per share equal to the greater of (i) the Series B Preferred or Series A Preferred Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred or Series A Preferred have been converted into Common Stock (the Series B or Series A Liquidation Amount). The “Original Issue Price” applicable to the Preferred Stock shall mean, in the case of the Series A Preferred Stock, $40.95 per share and in the case of the Series B Preferred Stock, $72.90 per share. If upon any such liquidation the assets of the Company are insufficient to make payment in full to all holders of Series B and Series A Preferred to the full amount to which they are entitled, then such assets shall be distributed among the holders of Series B Preferred and Series A Preferred ratably in proportion to the full amounts to which they would otherwise be entitled if such amounts had been paid in full. Thereafter, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably only to the holders of Common Stock.
Conversion
Each share of Preferred stock is convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable original issuance price by the applicable conversion price, as defined in the Second Amended and Restated Certificate of Incorporation. This conversion price is subject to adjustment under certain anti-dilutive events. Upon either (a) initial public offering of at least $75,000, or (b) the vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series B and Series A Preferred shareholders, all outstanding shares of Preferred stock shall automatically be converted into shares of Common Stock at the then-effective conversion rate. In March 2021, the Company entered into a merger

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

agreement, as discussed further in Note 16, Subsequent Events, that will lead to the conversion of the shares of Preferred stock into Common Stock as part of the merger.
Redemption
The Class A Common Stock, Class B Common Stock, Series A Preferred Stock and Series B Preferred Stock are not redeemable by any holder thereof.
Warrants
In April 2018, the Company issued warrants to purchase 6,859 shares of Series A Preferred Stock to a bank in connection with a debt arrangement. The warrants expire in April 2028. The warrants for Series A Preferred Stock are non-redeemable
and are recorded as a component of equity on the Consolidated Balance Sheets.
Subscription Notes Receivable
During the year ended January 31, 2021, the Company issued no shares. During the year ended January 31, 2020, the Company issued 196 shares of common stock to certain employees of the Company in exchange for promissory notes (the Notes) totaling $95, which were determined to be recourse loans. The Notes accrue interest ranging from 1.40% to 2.70% compounded annually and are due three years from the initial date of the note agreement.

8.	Fair Value Measurements
Fair value is defined as the price that would be received to sell an asset in an orderly transaction or paid to settle a liability in an orderly transaction between market participants at the measurement date. Accounting standards utilize a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels, which are described below:

•	Level 1—Quoted prices (unadjusted) for identical assets or liabilities in active markets;

•	Level 2—Observable inputs other than quoted prices that are either directly or indirectly observable for the asset or liability;

•	Level 3—Unobservable inputs that are supported by little or no market activity.
These levels are not necessarily an indication of the risk of liquidity associated with the financial assets or liabilities disclosed. Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement, as required under ASC
820-10
“Fair Value Measurement.”
Investments with an original maturity of three months or less at the date of purchase are considered cash equivalents, while all other investments are classified as short-term or long-term based on their maturities and their availability for use in current operations.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

The following table presents our assets measured at fair value on a recurring basis:

	2021				2020
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Cash equivalents	$102	$—	$—	$102	$784	$—	$—	$784
Investments	—	—		—	—	1,401		1,401

Total assets	$102	$—	$—	$102	$784	$1,401	$—	$2,185

The Company’s PPP loan approximates fair value based on its terms and classifies it into Level 2 within the fair value hierarcy.

9.	Income Taxes
The provision for income taxes consists of the following for the years ended January 31:

	2021	2020
Current income taxes
Federal	$—	$—
State	8	8
Foreign	69	3
Deferred income taxes	—	—

Total income tax expense	$77	$11

For the years ended January 31, 2021 and 2020, the foreign income (loss) before provision for income tax was $660 and $(1,123), respectively. For the years ended January 31, 2021 and 2020, the domestic loss before provision for income tax was $(55,956) and $(46,735), respectively.
Indefinite reinvestment is determined by management’s judgment about and intentions concerning the future operations of the Company. As part of our business strategies, we have determined that, all earnings from our foreign continuing operations will be deemed indefinitely reinvested outside of the United States. Our plans to indefinitely reinvest certain earnings are supported by projected working capital and long-term capital requirements in each foreign subsidiary location in which the earnings are generated.
A reconciliation of income tax expense at the U.S. federal statutory income tax rate to annual income tax expense at the Company’s effective tax rate is as follows:

	2021		2020
Income tax expense computed at U.S. federal statutory income tax rate	$(11,628)	21.0%	$(10,050)	21.0%
State income taxes	(2,257)	4.1%	(1,951)	4.1%
Permanent items	321	-0.6%	943	-2.0%
Valuation Allowance	13,632	-24.6%	11,617	-24.3%
Other	9	0.0%	(548)	1.2%

Income tax expense computed at U.S. federal statutory income tax rate	$77	-0.1%	$11	0.0%

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for income tax reporting and financial statement purposes. Significant components of the Company’s deferred tax assets (liabilities) are as follows:

	2021	2020
Deferred tax assets
Net operating loss carryforward	$38,933	$25,296
Accruals and other	757	463
Intangibles	136	135
Depreciation and amortization	70	—
Deferred Revenue	2,754	3,094

Gross deferred tax assets	42,650	28,988
Valuation allowance	(41,849)	(28,214)

Net deferred tax asset	801	774
Deferred tax liabilities
Depreciation and amortization	—	(23)
Deferred costs	(801)	(751)

Net deferred tax assets (liabilities)	$—	$—

The table below details the activity of the deferred tax asset valuation allowance:

Deferred tax asset valuation allowance	Beginning Balance	Charged to Costs & Expenses	Deductions	Ending Balance
Year Ended
January 31, 2021	$28,214	13,635	—	$41,849
January 31, 2020	$16,598	11,616	—	$28,214
As of January 31, 2020 and January 31, 2019, the Company had net operating loss carryforwards (NOLs) available to offset federal taxable income of approximately $154,932 and $99,960 respectively. $25,270 of the federal NOLs expire on various dates through 2037 and $129,662 are able to be carried forward indefinitely to offset 80% of future taxable income. The company has tax effected state NOL carryforwards of approximately $6,223 as of January 31, 2021 and $4,051 as of January 31, 2020 that expire on various dates through 2037.
In accordance with IRC Section 382, the extent to which net operating loss carryforwards can be used to offset future taxable income may be limited, depending on the extent of any ownership changes as defined by federal and various state and local jurisdictions. These limitations may result in the expiration of net operating loss carry forwards before utilization.
In assessing the realizability of its net deferred tax assets, management considers whether it is more likely than not that some portion or all of the net deferred tax assets will be recognized. The ultimate realization of the net deferred tax assets is dependent upon the generation of taxable income during the periods in which temporary differences become deductible. Management considers taxes paid, if any, scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies that can be implemented by the Company in making this assessment. Based upon the level of historical taxable income, scheduled

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

reversal of deferred tax liabilities, and projections for taxable income over the periods in which the temporary differences become deductible based on available tax planning strategies, management presently believes it is more likely than not that the Company may not realize all of the benefits of these deductible differences and, accordingly, has established a valuation allowance against the net deferred tax assets at January 31, 2021 and 2020.
The Company recognizes a tax position taken or expected to be taken (and any associated interest and penalties) if it is more likely than not that it will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company measures the tax position at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Management evaluated all income tax positions and determined that there were no uncertain tax positions that required reserves as of January 31, 2021 and 2020. The Company files tax returns in the United States federal jurisdiction and in many state jurisdictions. The tax years 2017 through 2021 remain open to examination by the major taxing jurisdictions to which the company is subject. No examinations are currently open.
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (CARES) Act was enacted and signed into U.S. law to provide economic relief to individuals and businesses facing economic hardship as a result of the
COVID-19
pandemic. Changes in tax laws or rates are accounted for in the period of enactment. The income tax provisions of the CARES Act do not have a significant impact on our current taxes, deferred taxes, or uncertain tax positions.

10.	Geographic Information
The following table presents revenue by geographic location:

	2021	2020
	(in thousands)
United States	$27,147	$23,123
International	2,080	39

Total	$29,227	$23,162

Substantially all of the long-lived assets are located in the United States.

11.	Other Accrued Expenses
The Company performed a sales tax nexus review to determine if there were any obligations remaining. As a result of the study, the Company recorded an accrual of $611 for the remaining obligations combined with potential interest and penalties related to those years. During the year ended January 31, 2021, the Company added $65 for continued obligations combined with potential interest and penalties. The Company will begin remediation of those liabilities with the respective state jurisdictions.

12.	PPP loan
During FY 2021, in response to the increased economic uncertainties that the impact of the
COVID-19
pandemic may have on our business, results of operations, liquidity or capital resources, we have taken measures to ensure that we can continue the continuity of our business operations through the use of funding measures which included the Paycheck Protection Program (PPP) loan from the US Small Business Administration pursuant to the provision of the CARES Act. The purpose of the loan was for small

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

businesses to keep their workforces employed through the pandemic. The company received loan funds of $5,580 on April 21, 2020. At this time, the Company has not made a decision as to whether to repay the loan prior to its conversion into an amortizing term loan on August 15, 2021, whether to repay it in the ordinary course over its current amortization period ending April 15, 2022 or whether to seek forgiveness of the loan under the rules established by the SBA. While the Company has not made final determination, the Company has the current intent to pay based on amortizing loan terms. The loan bears interest at 1% and is payable in monthly installments beginning on September 15, 2021. As of January 31, 2021, the Company has an interest accrual of $44 related to the PPP loan.
In addition to seeking and receiving the PPP loan under the Act, the Company has also elected to defer the Company portion of payroll taxes under the Act. Amounts deferred from March 1, 2020 through to the end of 2020 will become due 50% on December 31, 2021 with the remaining 50% due on December 31, 2022. The balance of the payroll tax deferral is $1,379 as of January 31, 2021 and is included in Other current and Long-Term Liabilities on the balance sheet.

13.	Commitments and Contingencies
Contingencies may arise in the normal course of business. No material contiengencies are outstanding for the year ending January 31, 2021 or January 31, 2020.
Leases
The Company leases office space under the terms of noncancelable operating leases that expire at various dates through
November 2026
. Certain operating lease agreements provide for an annual 2.75% escalation of the base rent. The Company is also responsible for operating expenses. The following is a schedule by year of the future minimum lease payments required under the Company’s operating leases:

Years Ending January 31,
2022	$1,303
2023	1,036
2024	755
2025	775
2026	797
Thereafter	658

$5,324

The Company is recognizing the total cost of its office leases ratably over the respective lease periods. The difference between rent paid and rent expense is reflected as deferred rent in the accompanying balance sheets.
Rent expense totaled $1,984 and $1,856 for the years ended January 31, 2021 and January 31, 2020, respectively.
During FY 2021, we have completed lease buyouts of two office spaces in Maryland, for leases that were expiring in FY 21 and FY 22, and we have made payments of $394 to facilitate early terminations for those leases. Based on the company moving to a more fully remote posture, we also decreased our lease portifolio in Japan and New York in addition to the two office spaces in Maryland.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

14.	Net Loss Per Share Attributable to Common Shareholders
IronNet computes basic earnings per share (EPS) by dividing income available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted EPS reflects the effect of potential shares that would be issued if stock option awards, restricted stock units, and preferred stock were converted into common stock, to the extent dilutive. Other than voting rights, the Class B common stock has the same rights as the Class A common stock and therefore both are treated as the same class of stock for the purposes of the earnings per share calculation.
The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders:

	Year ended
	2021	2020
Numerator: Net loss	(55,373)	(47,869)
Denominator: Weighted-average shares used in computing net loss per share attributable to common stockholders	53,928	53,609

Net loss attributable to common shareholders - basic and diluted	$(1.03)	$(0.89)
Since the Company was in a net loss position for all periods presented, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential common shares outstanding would have been antidilutive. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive are as follows:

	Year ended
	2021	2020
Shares of common stock issuable from stock options	2,680	4,424
RSUs subject to future vesting	19,299	18,801
Shares of common stock issuable upon conversion from preferred shares	28,046	20,174

Potential common shares excluded from diluted net loss per share	50,025	43,399

15.	Related Party Transactions
Software, subscription and support revenue from Related Parties
Certain investors and companies who the Company is affiliated with, purchased software, subscription and support revenue. The Company recognized $1,860 and $676 of revenue from contracts with related parties for the years ending January 31, 2021 and January 31, 2020, respectively. The corresponding receivable was $2,541 and $681 as of January 31, 2021 and January 31, 2020, respectively.
Loans from Employees
On December 29, 2018, the Company entered into a loan with a current executive of the Company with a principal balance of $1,000 bearing an interest rate of 2.76% for a term of three years and is secured by a pledge of certain shares of Class A Common stock. The balance outstanding at January 31, 2021 and January 31, 2020 was $1,059 and $1,030, respectively.

IronNet Cybersecurity, Inc.
Notes to Consolidated Financial Statements
January 31, 2021 and 2020
Dollars and shares in thousands

16.	Subsequent Events
The Company has evaluated its January 31, 2021 financial statements for subsequent events through May 14, 2021, the date the financial statements were available to be issued.
On March 15, 2021, The Company entered into an Agreement and Plan of Reorganization and Merger (“Merger Agreement”) by and among LGL, LGL Systems Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of LGL (“Merger Sub”).
Pursuant to the Merger Agreement, Merger Sub will merge with and into IronNet, with IronNet surviving the merger (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, IronNet will become a wholly-owned subsidiary of LGL, with the stockholders of IronNet becoming stockholders of LGL.
Under the Merger Agreement, the equityholders of IronNet will receive as merger consideration a number of shares of LGL common stock based on an exchange ratio (the “Exchange Ratio”), the numerator of which is equal to the quotient obtained by dividing $863,400 by $10.00, and the denominator of which is equal to the number of outstanding shares of IronNet on a fully diluted and as-converted
basis. Preferred shareholders will convert their preferred stock based on the terms of the shareholder agreement. Holders of restricted stock units and restricted stock awards will receive LGL awards that provide for a number of shares of LGL common stock equal to the number of IronNet shares subject to the awards, multiplied by the Exchange Ratio. Holders of IronNet options and warrants outstanding will receive LGL options and warrants exercisable for a number of shares of LGL common stock equal to the number of IronNet shares subject to the options and warrants, multiplied by the Exchange Ratio (adjusted to be on an as-converted
to common stock basis), at an exercise price per share equal to the prior per share exercise price, divided by the Exchange Ratio (adjusted to be on an as-converted
to common stock basis).
IronNet stockholders and holders of options, warrants, stock unit awards and restricted stock awards (as applicable, only to the extent time vested as of the closing of the Merger) may also receive as additional merger consideration in the form of a pro rata portion of 1,078,125 shares of LGL common stock if the volume weighted average share price for LGL’s common stock equals or exceeds $13.00 for ten consecutive days during the two year period following the closing on the merger.Certain stockholders of IronNet receiving shares of LGL common stock in connection with the Merger will be subject to a post-combination
180-day
lockup period for all shares of LGL common stock held by such persons, subject to customary early release provisions. The Transactions are expected to be consummated in the calendar third quarter of 2021, after the required approval by the stockholders of LGL and the fulfillment of certain other conditions.

LGL SYSTEMS ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$471,185	$789,497
Prepaid expenses	44,207	95,403

Total Current Assets	515,392	884,900
Marketable securities held in Trust Account	173,025,088	173,192,131

Total Assets	$173,540,480	$174,077,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,118,073	$237,196
Income taxes payable	—	10,289

Total current liabilities	2,118,073	247,485

Warrant liabilities	25,974,745	23,436,500
Deferred underwriting fee payable	6,037,500	6,037,500

Total Liabilities	34,130,318	29,721,485

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 13,401,775 and 13,888,079 shares at redemption value as of June 30, 2021 and December 31, 2020, respectively	134,410,161	139,355,545
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 75,000,000 shares authorized; 3,848,225 and 3,361,921 shares issued and outstanding (excluding 13,401,775 and 13,888,079 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	385	336
Class B convertible common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding as of June 30, 2021 and December 31, 2020	431	431
Additional paid-in capital	19,853,416	14,908,082
Accumulated deficit	(14,854,231)	(9,908,848)

Total Stockholders’ Equity	5,000,001	5,000,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$173,540,480	$174,077,031

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LGL SYSTEMS ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating and formation costs	$1,278,433	$139,094	$2,412,310	$315,386

Loss from operations	(1,278,433)	(139,094)	(2,412,310)	(315,386)
Other income (loss):
Change in fair value of warrant liabilities	(8,399,245)	657,000	(2,538,245)	1,780,750
Interest income	2,614	180,961	5,172	789,622

Total other income (loss)	(8,396,631)	837,961	(2,533,073)	2,570,372
Income (loss) before provision for income taxes	(9,675,064)	698,867	(4,945,383)	2,254,986
Provision for income taxes	(53,820)	(8,792)	—	(99,590)

Net income (loss)	$(9,728,884)	$690,075	$(4,945,383)	$2,155,396

Weighted average shares outstanding of common stock subject to redemption, basic and diluted	14,368,742	14,922,926	14,129,738	14,870,724

Basic and diluted net income(loss) per share, common stock subject to redemption	$0.00	$0.01	$0.00	$0.03
Weighted average shares outstanding of common stock, basic and diluted	7,193,758	6,639,574	7,432,762	6,691,776

Basic and diluted net income(loss) per share, common stock	$(1.35)	$0.09	$(0.67)	$0.25
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LGL SYSTEMS ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND JUNE 30, 2021
(UNAUDITED)

	Class A		Class B		Additional	(Accumulated Deficit)/	Total
	Common Stock		Common Stock		Paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance – January 1, 2021	3,361,921	$336	4,312,500	$431	$14,908,082	$(9,908,848)	$5,000,001
Common stock subject to redemption	(480,663)	(48)	—	—	(4,783,453)	—	(4,783,501)
Net income	—	—	—	—	—	4,783,501	4,783,501

Balance – March 31, 2021	2,881,258	$288	4,312,500	$431	$10,124,629	$(5,125,347)	$5,000,001

Common stock subject to redemption	966,967	97	—	—	9,728,787	—	9,728,884
Net loss	—	—	—	—	—	(9,728,884)	(9,728,884)

Balance – June 30, 2021	3,848,225	$385	4,312,500	$431	$19,853,416	$(14,854,231)	$5,000,001

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LGL SYSTEMS ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND JUNE 30, 2020
(UNAUDITED)

	Class A		Class B		Additional	(Accumulated Deficit)/	Total
	Common Stock		Common Stock		Paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance – January 1, 2020	2,431,477	$243	4,312,500	$431	$6,078,490	$(1,079,160)	$5,000,004
Common stock subject to redemption	(104,403)	(10)	—	—	(1,465,314)	—	(1,465,324)
Net income	—	—	—	—	—	1,465,321	1,465,321

Balance – March 31, 2020	2,327,074	$233	4,312,500	$431	$4,613,176	$386,161	$5,000,001

Common stock subject to redemption	(58,234)	(6)	—	—	(690,069	—	(690,075)
Net income	—	—	—	—	—	690,075	690,075

Balance – June 30, 2020	2,268,841	$227	4,312,500	$431	$3,923,107	$1,076,236	$5,000,001

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LGL SYSTEMS ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Cash Flows from Operating Activities:
Net (loss) income	$(4,945,383)	$2,155,396
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Change in fair value of warrant liabilities	2,538,245	(1,780,750)
Interest earned on marketable securities held in Trust Account	(5,172)	(789,622)
Deferred tax provision	—	27,275
Changes in operating assets and liabilities:
Prepaid expenses	51,196	73,031
Accounts payable and accrued expenses	1,880,877	(70,152)
Income taxes payable	(10,289)	72,315

Net cash used in operating activities	(490,526)	(312,507)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise taxes	172,214	188,762

Net cash provided by investing activities	172,214	188,762

Net Change in Cash	(318,312)	(123,745)
Cash - Beginning	789,497	1,021,216

Cash - Ending	$471,185	$897,471

Supplemental disclosure of non-cash activities:
Change in value of common stock subject to possible redemption	$(4,945,383)	$2,155,398

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
LGL Systems Acquisition Corp. (the “Company” or “LGL”) was incorporated in Delaware on April 30, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company was originally formed in Delaware under the name MTRON Systems Acquisition Corp. On August 19, 2019, the Company changed its name to LGL Systems Acquisition Corp. On March 12, 2021, LGL Systems Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of the Company formed solely for the purpose of effectuating a Business Combination, was incorporated under the laws of Delaware.
Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company has focused its search on companies in the defense, aerospace and communications industries. On March 15, 2021, the Company entered into a definitive merger agreement for a Business Combination with IronNet Cybersecurity, Inc. (“IronNet”), which provides a suite of technologies that utilize real-time threat assessment and updates, behavioral modeling, big data analytics, and proactive threat detection and response capabilities as well as consulting services and training programs to protect against current and emerging cyber-threats. See Note 9 for further details regarding the merger agreement. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of June 30, 2021, the Company had not commenced any operations. All activity through June 30, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) and simultaneous private sale of warrants (“Private Warrants”), which is described below, and the Company’s search for a target for a Business Combination and the undertaking of related due diligence and negotiations. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statements for the Company’s Initial Public Offering were declared effective on November 6, 2019. On November 12, 2019, the Company consummated the Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 2,250,000 Units, generating gross proceeds of $172,500,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,200,000 Private Warrants at a price of $1.00 per Private Warrant in a private placement to LGL Systems Acquisition Holding Company, LLC (the “sponsor”), generating gross proceeds of $5,200,000, which is described in Note 4.
Transaction costs amounted to $9,971,662, consisting of $3,450,000 of underwriting fees, $6,037,500 of deferred underwriting fees and $484,162 of other offering costs. As of June 30, 2021, cash of $471,185 was held outside of the Trust Account (as defined below) and is available for working capital purposes.
Following the closing of the Initial Public Offering on November 12, 2019, an amount of $172,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (the “Trust Account”) located in the United States, which was

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account and deferred underwriting commissions) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account ($10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants, including the Private Warrants. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, solely if the Company seeks stockholder approval, a majority of the shares of the applicable classes are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s sponsor has agreed to vote the Founder Shares (as defined in Note 5) and any Public Shares purchased after the Initial Public Offering in favor of approving a Business Combination and not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group”, will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination or an amendment to the Company’s Certificate of Incorporation described below, (b) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to consummate a Business Combination, and (c) not to propose an amendment to the Company’s Certificate of Incorporation to modify a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the required time period, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until November 12, 2021 (or such later date as may be approved by stockholders in an amendment to the Amended and Restated Certificate of Incorporation) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes and net of up to $50,000 of interest available to be used for liquidation expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
In order to protect the amounts held in the Trust Account, the sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, except as to any claims by a third party who executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Going Concern Consideration
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic
205-40
“Presentation of Financial Statements – Going Concern,”, the Company reviewed its liquidity needs. At June 30, 2021, the Company had $471,185 in cash and a working capital deficit of $1,602,681. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. Although we expect the merger with IronNet along with the proceeds of the PIPE transaction, both summarized in Note 9, to be consummated, it is not yet completed. Further, assuming the merger is consummated, the operations of the Company will include the operations of IronNet. Historically, IronNet has sustained operating losses and has had negative cash outflows from operating activities. IronNet completed its latest investment fund raising round in 2021, securing a total of approximately $68 million in new capital to further fund its operations. Nevertheless, IronNet has incurred and expects to continue to incur significant costs in pursuit of its next round of financing in 2022. IronNet management plans to address this need for capital through that round of financing. Though IronNet has had prior success in raising capital on favorable terms in its previous three rounds, it cannot be assured that its plans to raise capital will be successful. Management has determined that the Company’s working capital deficit and expected future costs and the financial condition of IronNet raise substantial about the Company’s ability to continue as a going concern. Management expects that the planned merger with IronNet along with the proceeds of the PIPE transaction, will address some of this uncertainty. The condensed consolidated financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.
Nasdaq Notification and Transfer of Listing
On December 20, 2019, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the Staff’s determination, the Class A common stock contained in the Company’s Units did not satisfy the minimum 300 round lot holders requirement for the listing of its units on The Nasdaq Capital Market, as set forth in the initial listing requirements of Nasdaq Listing Rule 5505(a)(3), or the minimum 300 public holders required for continued listing, as set forth in the continued listing requirements of Rule 5550(a)(3).
The Company appealed the delisting letter to the Nasdaq Hearings Panel (“Panel”) and on February 12, 2020, the Panel issued its decision (“Decision”) to grant the Company’s request for continued listing, based on its finding that the Company has met the requirements for listing on Nasdaq.
Notwithstanding the foregoing, effective March 13, 2020, the Company transferred the listing of its securities to the New York Stock Exchange (“NYSE”). The units, Class A common stock and warrants are now listed on the NYSE under the symbols “DFNS.U,” “DFNS” and “DFNS WS,” respectively.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form
10-Q
and Article 8 of Regulation
S-X
of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form
10-K/A
for the year ended December 31, 2020 and the period from April 30, 2019 (Inception) through December 31, 2019 as filed with the SEC on May 11, 2021, which contains the audited financial statements and notes thereto. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of estimates
The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.
Marketable securities held in Trust Account
At June 30, 2021 and December 31, 2020, the assets were held in shares of a money market fund that invests primarily in U.S. Treasury Bills. For the six months ended June 30, 2021 and June 30, 2020, the Company withdrew interest income from the Trust Account of $172,214 and $188,762, respectively, to pay its franchise taxes.
Common stock subject to possible redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.
Warrant liabilities
The Company accounts for the 13,825,000 warrants (comprising of 8,625,000 Public Warrants and 5,200,000 Private Warrants) issued in connection with its Initial Public Offering in accordance with the guidance contained in ASC
815-40-15-7D.
If the warrants do not meet the criteria for equity treatment they must be recorded as liabilities. Accordingly, the Company classifies the warrant instruments as liabilities at its fair value and adjusts the instrument to fair value at each reporting period. These liabilities are subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s condensed consolidated statement of operations. The fair value of warrants issued by the Company in connection with the Public Offering has been determined using either the quoted price, if available, or was based on a Monte Carlo model. The fair value of the private placement warrants has been determined based on a Monte Carlo model.
Income taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net (loss) income per common share
Our condensed consolidated statements of operations include a presentation of net (loss) income per share for common shares subject to possible redemption in a manner similar to the two-class
method of income per share. Net (loss) income per common share, basic and diluted, for common stock subject to possible redemption is calculated by dividing the proportionate share of income on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of common stock subject to possible redemption outstanding since original issuance. Net (loss) income per share, basic and diluted, for non-redeemable
common stock is calculated by dividing the net income, adjusted for income on marketable securities attributable to common stock subject to possible redemption, net of applicable franchise and income taxes, by the weighted average number of nonredeemable common stock outstanding for the period. Nonredeemable common stock includes founder shares and nonredeemable shares of common stock as these shares do not have any redemption features. The Company has not considered the effect of warrants to purchase 13,825,000 shares of common stock that were sold in the Initial Public Offering and the private placement in the calculation of diluted (loss) income per share, since the exercise price of the warrants is higher than the stock price. As a result, diluted (loss) income per share is the same as basic (loss) income per share for the period presented.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Reconciliation of net (loss) income per common share
The Company’s net (loss) income is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income and losses of the Company. Accordingly, basic and diluted (loss) income per common share is calculated as follows:

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Net (loss) income	$(9,728,884)	$690,075
Less: (Loss) income attributable to shares subject to possible redemption (1)	0	106,101

Adjusted net (loss) income attributable to common stock not subject to redemption	$(9,728,884)	583,975

Weighted average shares outstanding of common stock, basic and diluted	7,193,758	6,639,574

Basic and diluted net (loss) income per common share	$(1.35)	$0.09

(Loss) income attributable to shares subject to possible redemption (1)	$0	$106,101
Weighted average shares outstanding and subject to possible redemption, basic and diluted	14,368,742	14,922,926

Basic and diluted net (loss) income per common share	$0.00	$0.01

(1)	– includes interest income from cash held in the trust account; net of taxes paid or payable.

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net (loss) income	$(4,945,383)	$2,155,396
Less: (Loss) income attributable to shares subject to possible redemption (1)	0	512,427

Adjusted net (loss) income attributable to common stock not subject to redemption	$(4,945,383)	$1,642,969

Weighted average shares outstanding of common stock, basic and diluted	7,432,762	6,691,776

Basic and diluted net (loss) income per common share	$(0.67)	$0.25

(Loss) income attributable to shares subject to possible redemption (1)	$0	$512,427
Weighted average shares outstanding and subject to possible redemption, basic and diluted	14,129,738	14,870,724

Basic and diluted net (loss) income per common share	$0.00	$0.03

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair value of financial instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of June 30, 2021 and 2020, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses and income taxes payable approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 180 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Recently issued accounting standards
In August 2020, the Financial Accounting Standards Board issued Accounting Standard Update (“ASU”)
No. 2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU
2020-06
on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 17,250,000 Units, at $10.00 per Unit, which includes the full exercise by the underwriter of its option to purchase an additional 2,250,000 Units. Each Unit consists of one share of Class A common stock and one-half
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4. PRIVATE WARRANTS
Simultaneously with the closing of the Initial Public Offering, the sponsor purchased an aggregate of 5,200,000 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $5,200,000. Each Private Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the Private Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Warrants will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On April 30, 2019, the sponsor purchased 3,593,750 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.007 per share. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. On November 6, 2019, the Company effected a stock dividend of 0.2 shares for each share outstanding, resulting in an aggregate of 4,312,500 Founder Shares being outstanding, of which an aggregate of up to 562,500 shares were subject to forfeiture by the sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the sponsor would own, on an as-converted
basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering. All share and per-share
amounts have been retroactively restated to reflect the stock dividend. As a result of the underwriters’ election to fully exercise the over-allotment option, 562,500 Founder Shares are no longer subject to forfeiture.
The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except as described below and that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B convertible common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
The sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares in connection with the completion of a Business Combination or an amendment to the Company’s Certificate of Incorporation described below, (b) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to consummate a Business Combination, and (c) not to propose an amendment to the Company’s Certificate of Incorporation to modify a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

Combination within the required time period, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
In connection with the Initial Public Offering, the sponsor had agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares following the consummation of the Initial Public Offering until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. In connection with the merger agreement (see Note 9), the sponsor and the Company amended these transfer restrictions such that the duration of the lockup period has been shortened to six months so as to coincide with the post-Business Combination
180-day
lockup period agreed to by the IronNet stockholders and to also provide relief from the lockup provisions to allow gifts to charitable organizations.
The sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Private Warrants until 30 days after the completion of the Initial Business Combination. The sponsor and the Company’s officers and directors have also agreed to vote any Founder Shares held by them and any Public Shares purchased after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of a Business Combination.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on the November 5, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the three months ended June 30, 2021 and June 30, 2020, the Company incurred fees for these services of $30,000 and $30,000, respectively. For the six months ended June 30, 2021 and June 30, 2020, the Company incurred fees for these services of $60,000 and $60,000, respectively. Total accrued expenses related to these fees are $198,333 and $138,333 which is included within the accompanying condensed consolidated balance sheets at June 30, 2021 and December 31, 2020, respectively.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the sponsor, the Company’s officers or directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Warrants. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on November 6, 2019, the holders of the Founder Shares, Private Warrants (and their underlying securities) and any warrants that may be issued upon conversion of working capital loans (“Working Capital Warrants”), if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders will be entitled to certain demand and “piggyback” registration rights.
The holders of Founder Shares, Private Warrants and Working Capital Warrants will not be able to sell these securities until the termination of the applicable lock-up
period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $6,037,500. The deferred fee will be forfeited by the underwriters solely in the event that the Company fails to complete a Business Combination within the Combination Period, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management is continuing to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Contingencies
In the ordinary course of business, the Company and its subsidiary may become defendants in certain shareholder claims and other litigation. The Company records a liability when it is probable that a loss has been incurred and the amount is reasonably estimable. To date, no such liability has been recorded on the balance sheet.
NOTE 7. STOCKHOLDERS’ EQUITY
Preferred Stock —
The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.
Common Stock
— The authorized common stock of the Company includes up to 75,000,000 shares of Class A common stock and 10,000,000 shares of Class B convertible common stock. The shares of Class B convertible common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one
basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity-linked securities convertible or exercisable for shares of Class A common stock, are issued or deemed

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

issued in excess of the amounts sold in the Initial Public Offering and related to the closing of an initial Business Combination, the ratio at which the Class B common stock will convert into shares of Class A common stock will be adjusted so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate 20% of the sum of the shares outstanding upon the completion of the Initial Public Offering plus the number of shares of Class A common stock and equity-linked shares issued or deemed issued in connection with the initial Business Combination (net of conversions), excluding any shares of Class A common stock or equity-linked securities issued to any seller in the initial Business Combination and any Private Warrants or warrants issued to the sponsor, any of the Company’s officers or directors, or any of their affiliates upon conversion of Working Capital Loans. If the Company enters into a Business Combination, it may (depending on the terms of such Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Business Combination, to the extent the Company seeks stockholder approval in connection with the Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.
At June 30, 2021 and December 31, 2020, there were 3,848,225 and 3,361,921 shares of Class A common stock issued and outstanding, excluding 13,401,775 and 13,888,079 shares of common stock subject to possible redemption, respectively. At June 30, 2021 and December 31, 2020, there were 4,312,500 shares of Class B common stock issued and outstanding.
Warrants
— Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) November 12, 2020. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Under the terms of the warrant agreement, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the shares of Class A common stock issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 60 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

and subject to adjustment as described below) for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

•	If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchaser or its permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the consummation of an initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummated an initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 per share redemption trigger price of the warrants will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 8. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$173,025,088	$173,192,131
Liabilities:
Warrant liabilities – Public Warrants	1	$15,740,625	$13,972,500
Warrant liabilities – Private Warrants	3	$10,234,120	$9,464,000

Total Warrant Liabilities		$25,974,745	$23,436,500

For those warrant liabilities within the Level 3 hierarchy, the Company utilizes a Monte Carlo simulation model to estimate a fair value. Any transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the periods presented.
Inherent in a Monte Carlo model are assumptions related to expected stock-price volatility, probability of completing a business combination, expected time until a business combination, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

assumed to be equivalent to their remaining contractual term. The probability of completing a business combination is based on historical deals and current market conditions. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurement inputs as of their measurement dates:

	June 30, 2021	December 31, 2020
Stock price	$9.99	$10.12
Term until business combination (in years)	0.21	0.35
Volatility
Pre-merger	0.0%	0.0%
Post-merger	27.64%	36.01%
Risk-free rate	0.91%	0.41%
Dividend yield	—	—
Probability of completing a business combination	95.0%	65.0%
The warrants are revalued on each reporting period, with changes in fair value recognized in the condensed consolidated statements of operations. For the three and six month periods ended June 30, 2021, the Company recorded losses of $8,399,245 and $2,538,245, respectively. For the three and six month periods ended June 30, 2020, the Company recorded income of $657,000 and $1,780,750, respectively.
The following table reflects the changes in the fair value of the warrant liabilities for periods presented:

	For the Three Months and Six Months Ended
	June 30, 2021
	Public Warrants	Private Warrants	Total
Warrant liabilities at January 1,	$13,972,500	$9,464,000	$23,436,500

Change in fair value of warrant liabilities	(3,105,000)	(2,756,000)	(5,861,000)

Warrant liabilities at March 31,	$10,867,500	$6,708,000	$17,575,500
Change in fair value of warrant liabilities	4,873,125	3,526,120	8,399,245

Warrant liabilities at June 30,	$15,740,625	$10,234,120	$25,974,745

	For the Three Months and Six Months Ended
	June 30, 2020
	Public Warrants	Private Warrants	Total
Warrant liabilities at January 1,	$8,797,500	$5,668,000	$14,465,500

Change in fair value of warrant liabilities	(603,750)	(520,000)	(1,123,750)

Warrant liabilities at March 31,	$8,193,750	$5,148,000	$13,341,750
Change in fair value of warrant liabilities	(345,000)	(312,000)	(657,000)

Warrant liabilities at June 30,	$7,848,750	$4,836,000	$12,684,750

LGL SYSTEMS ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)

NOTE 9. MERGER AGREEMENT
On March 15, 2021, the Company entered into an Agreement and Plan of Reorganization and Merger (“Merger Agreement”) by and among LGL, Merger Sub, and IronNet. Pursuant to the Merger Agreement, Merger Sub will merge with and into IronNet, with IronNet surviving the merger. As a result of the Transactions, IronNet will become a wholly-owned subsidiary of LGL, with the stockholders of IronNet becoming stockholders of LGL and the Company will change its name to IronNet, Inc. IronNet will be treated as the acquiror for accounting purposes. The merger is expected to be consummated in the third quarter 2021.
In connection with the merger, equityholders of IronNet will receive as merger consideration a number of shares of LGL common stock based on an exchange ratio (the “Exchange Ratio”), the numerator of which is equal to the quotient obtained by dividing $863,400,000 by $10.00, and the denominator of which is equal to the number of outstanding shares of IronNet on a fully diluted and as-converted
basis. Holders of restricted stock units and restricted stock awards will receive LGL awards that provide for a number of shares of LGL common stock equal to the number of IronNet shares subject to the awards, multiplied by the Exchange Ratio. Holders of IronNet options and warrants outstanding will receive LGL options and warrants exercisable for a number of shares of LGL common stock equal to the number of IronNet shares subject to the options and warrants, multiplied by the Exchange Ratio (adjusted to be on an as-converted
to common stock basis), at an exercise price per share equal to the prior per share exercise price, divided by the Exchange Ratio (adjusted to be on an as-converted
to common stock basis). Consummation of the merger is conditioned on approval thereof by the Company’s and IronNet’s stockholders, a minimum of $125 million of available cash (inclusive of cash in the trust account (net of redemptions) and the $125 million of cash proceeds received from the Private Placement (see paragraph below) and other customary closing conditions.
In connection with the execution of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell, to such investors an aggregate of 12,500,000 shares of Class A common stock for a purchase price of $10.00 per share, for aggregate proceeds of $125,000,000 (the “Private Placement”) substantially concurrently with the closing pursuant to the Merger Agreement. The sponsor agreed to purchase 566,000 shares of Class A common stock for $5,660,000 in the Private Placement.
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On August 9, 2021, the Company announced that its registration statement containing a proxy statement/prospectus relating to the merger with IronNet was declared effective by the SEC on August 6, 2021. The special meeting of stockholders to approve the Business Combination was held on August 26, 2021.
On August 26, 2021, IronNet, the Company, and Merger Sub, consummated the closing of the transactions contemplated by the Merger Agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
LGL Systems Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of LGL Systems Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from April 30, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and the period from April 30, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Restatement of 2020 and 2019 Financials Statements
As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and 2019 for the year ended December 31, 2020 and for the period from April 30, 2019 (inception) through December 31, 2019, have been restated.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum
LLP
Marcum
LLP
We have served as the Company’s auditor since 2019.
Houston, Texas
March 3, 2021, except for the merger agreement disclosed in Note 12 and for the effects of the restatement discussed in Notes 2, 8, 9, 10, and 11, as to which the date is May 10, 2021

LGL SYSTEMS ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2020 (As Restated- Note 2)	December 31, 2019 (As Restated- Note 2)
ASSETS
Current assets
Cash	$789,497	$1,021,216
Prepaid expenses	95,403	227,125

Total current assets	884,900	1,248,341
Deferred tax asset	—	27,275
Marketable securities held in Trust Account	173,192,131	172,626,688

Total Assets	$174,077,031	$173,902,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$237,196	$214,071
Income tax payable	10,289	—
Total current liabilities	247,485	214,071
Warrant liabilities	23,436,500	14,465,500
Deferred underwriting fee payable	6,037,500	6,037,500

Total Liabilities	29,721,485	20,717,071

Commitments

Class A common stock subject to possible redemption, 13,888,079 and 14,818,523 shares at redemption value at December 31, 2020 and December 31, 2019, respectively	139,355,545	148,185,229

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 75,000,000 shares authorized; 3,361,921 and 2,431,477 shares issued and outstanding (excluding 13,888,079 and 14,818,523 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	336	243
Class B convertible common stock, $0.0001 par value; 10,000,000 shares authorized; 4,312,500 shares issued and outstanding at December 31, 2020 and 2019	431	431
Additional paid-in capital	14,908,082	6,078,490
Accumulated deficit	(9,908,848)	(1,079,160)

Total Stockholders’ Equity	5,000,001	5,000,004

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$174,077,031	$173,902,304

The accompanying notes are an integral part of the financial statements.

LGL SYSTEMS ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2020 (as Restated- Note 2)	April 30, 2019 (inception) through December 31, 2019 (as Restated- Note 2)
Operating and formation costs	$629,651	$724,568

Loss from operations	(629,651)	(724,568)

Other income (expense):
Interest income	808,527	126,688
Change in fair value of warrant liabilities	(8,971,000)	—
Offering costs associated with warrants recorded as liabilities	—	(508,555)

Other income expense	(8,162,473)	(381,867)

Loss before provision for income taxes	(8,792,124)	(1,106,435)
Income tax benefit (provision)	(37,564)	27,275

Net loss	$(8,829,688)	$(1,079,160)

Weighted average shares outstanding of common stock subject to redemption, basic and diluted	14,858,886	2,965,735

Basic and diluted net income per share, common stock subject to redemption	$0.03	$0.01

Weighted average shares outstanding of common stock, basic and diluted	6,703,614	4,346,765

Basic and diluted net loss per share, common stock	$(1.39)	$(0.25)

The accompanying notes are an integral part of the financial statements.

LGL SYSTEMS ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(as Restated-Note 2)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance—April 30, 2019 (Inception)	—	$ —	—	$ —	$ —	$ —	$ —
Issuance of Founder Shares to sponsor	—	—	4,312,500	431	24,569	—	25,000
Sale of 17,250,000 Units, net of underwriting discounts and offering expenses	17,250,000	1,725	—	—	154,237,668	—	154,239,393
Common stock subject to possible redemption	(14,818,523)	(1,482)	—	—	(148,183,747)	—	(148,185,229)
Net loss	—	—	—	—	—	(1,079,160)	(1,079,160)

Balance—December 31, 2019	2,431,477	$243	4,312,500	$431	$6,078,490	$(1,079,160)	$5,000,004

Common stock subject to possible redemption	930,444	93	—	—	8,829,592	—	8,829,684
Net loss	—	—	—	—	—	(8,829,688)	(8,289,688)

Balance—December 31, 2020	3,361,921	$336	4,312,500	$431	$14,908,082	$(9,908,848)	$5,000,001

The accompanying notes are an integral part of the financial statements.

LGL SYSTEMS ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
(as Restated-Note 2)

	Year ended December 31, 2020	Period from April 30, 2019 to December 31, 2019
Cash Flows from Operating Activities:
Net loss	$(8,829,688)	$(1,079,160)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on securities held in Trust Account	(808,527)	(126,688)
Warrant issuance costs	—	508,555
Change in fair value of warrant liabilities	8,971,000	—
Compensation expense	—	468,000
Deferred tax benefit	27,275	(27,275)
Changes in operating assets and liabilities:	—	—
Prepaid expenses	131,722	(227,125)
Security Deposit	—	—
Accrued expenses	23,126	214,070
Income taxes payable	10,289	—

Net cash used in operating activities	(474,803)	(269,623)

Cash Flows from Investing Activities:
Investment of cash in trust	—	(172,500,000)
Cash withdrawn for tax payments	243,084	—

Net cash provided by (used in) investing activities	243,084	(172,500,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	169,050,000
Proceeds from sale of private placement warrants	—	5,200,000
Proceeds from promissory notes	—	137,843
Repayment of promissory notes	—	(137,843)
Payment of offering costs	—	(459,161)

Net cash provided by financing activities	—	173,790,839

Net Change in Cash	(231,719)	1,021,216
Cash—Beginning	1,021,216	—

Cash—Ending	$789,497	$1,021,216

Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	—	148,286,749
Change in value of common stock subject to possible redemption	(8,829,684)	(101,524)
Initial classification of warrants issued	—	14,465,500
Deferred underwriting fee payable	—	6,037,500
Deferred offering costs paid directly by Sponsor from proceeds from issuance of Class B common stock to Sponsor	—	25,000
The accompanying notes are an integral part of the financial statements.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
LGL Systems Acquisition Corp. (the “Company” or “LGL”) was incorporated in Delaware on April 30, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company was originally formed in Delaware under the name MTRON Systems Acquisition Corp. On August 19, 2019, the Company changed its name to LGL Systems Acquisition Corp.
Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on companies in the defense, aerospace and communications industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity since inception relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and identifying a target for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statements for the Company’s Initial Public Offering were declared effective on November 6, 2019. On November 12, 2019, the Company consummated the Initial Public Offering of 17,250,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public shares”), at $10.00 per Unit, which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 2,250,000 Units, generating gross proceeds of $172,500,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,200,000 warrants (the “private warrants”) at a price of $1.00 per private warrant in a private placement to LGL Systems Acquisition Holding Company, LLC (the “sponsor”), generating gross proceeds of $5,200,000, which is described in Note 4.
Transaction costs amounted to $9,971,662, consisting of $3,450,000 of underwriting fees, $6,037,500 of deferred underwriting fees and $484,162 of other offering costs. As of December 31, 2020, $789,497 of cash is held outside of the Trust Account (as defined below) and is available for working capital purposes.
Following the closing of the Initial Public Offering on November 12, 2019, an amount of $172,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the private warrants was placed in a trust account (the “Trust Account”) located in the United States, which was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule
2a-7
of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the private warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account and deferred underwriting commissions) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants, including the private warrants. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, solely if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s sponsor has agreed to vote the Founder Shares (as defined in Note 5) and any Public shares purchased after the Initial Public Offering in favor of approving a Business Combination and not to convert any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group”, will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public shares, without the prior consent of the Company.
The sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public shares held by it in connection with the completion of a Business Combination or an amendment to the Company’s Certificate of Incorporation described below, (b) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to consummate a Business Combination, and (c) not to propose an amendment to the Company’s Certificate of Incorporation to modify a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public shares

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

if the Company does not complete a Business Combination within the required time period, unless the Company provides the public stockholders with the opportunity to redeem their Public shares in conjunction with any such amendment.
The Company will have until November 12, 2021 (or such later date as may be approved by stockholders in an amendment to the Amended and Restated Certificate of Incorporation) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income taxes and net of up to $50,000 of interest available to be used for liquidation expenses, divided by the number of then outstanding Public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
In order to protect the amounts held in the Trust Account, the sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, except as to any claims by a third party who executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Nasdaq Notification and Transfer of Listing
On December 20, 2019, the Company received a notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the Staff’s determination, the Class A common stock contained in the Company’s units did not satisfy the minimum 300 round lot holders requirement for the listing of its units on The Nasdaq Capital Market, as set forth in the initial listing requirements of Nasdaq Listing Rule 5505(a)(3), or the minimum 300 public holders required for continued listing, as set forth in the continued listing requirements of Rule 5550(a)(3).
The Company appealed the delisting letter to the Nasdaq Hearings Panel (“Panel”) and on February 12, 2020, the Panel issued its decision (“Decision”) to grant the Company’s request for continued listing, based on its finding that the Company had met the requirements for listing on Nasdaq.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Notwithstanding the foregoing, effective March 13, 2020, the Company transferred the listing of its securities to the New York Stock Exchange (“NYSE”). The units, Class A common stock and warrants are now listed on the NYSE under the symbols “DFNS.U,” “DFNS” and “DFNS WS,” respectively.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
In April 2021, the Company concluded it should correct its accounting related to the Company’s outstanding warrants. The Company had initially accounted for the warrants as a component of equity, but upon further evaluation of the terms of the warrant, concluded that the warrants should be accounted for as liabilities. The warrants contain a restructuring price adjustment provision, such that, in the event the Company completes a business combination subsequent to the initial Business Combination which results in the Company’s shares no longer being listed on a national exchange or the OTC Bulletin Board, the exercise price of the warrants will decrease by a formula that causes the warrants to not be indexed to the Company’s own shares. As a result of this provision, the Company has restated its financial statements to reflect the Company’s warrants as liabilities with changes in the fair value recorded in the current period earnings.
The table below summarizes the effect of the restatement to the Company’s financial statements for (i) its audited financial statements as of December 31, 2019, and for the period from April 30, 2019 (date of inception) to December 31, 2019, (ii) its audited financial statements as of December 31, 2020, and for the full year ended December 31, 2020 and (iii) its unaudited interim financial statements as of, and for the quarterly periods ended, March 31, 2020, June 30, 2020, and September 30, 2020:

	Previously Reported	Adjustments	As Restated
Balance sheet as of November 12, 2019 (audited)
Total Assets	174,051,002	—	174,051,002

Liabilities and stockholders’ equity
Liabilities
Accounts payable and accrued expenses	261,246	—	261,246
Income tax payable	—	—	—
Warrant liabilities	—	14,465,500	14,465,500
Deferred underwriting fee payable	6,037,500	—	6,037,500

Total liabilities	6,298,746	14,465,500	20,764,246
Common stock subject to possible redemption	162,752,250	(14,465,501)	148,286,749
Stockholders’ equity
Common stock	528	145	673
Additional paid-in capital	5,000,560	976,411	5,976,971
Accumulated deficit	(1,082)	(976,555)	(977,637)

Total stockholders’ equity	5,000,006	1	5,000,007

Total liabilities and stockholders’ equity	174,051,002	—	174,051,002

Balance sheet as of December 31, 2019 (audited)
Total Assets	173,902,304	—	173,902,304

Liabilities and stockholders’ equity
Liabilities
Accounts payable and accrued expenses	214,070	1	214,071
Warrant liabilities	—	14,465,500	14,465,500
Deferred underwriting fee payable	6,037,500	—	6,037,500

Total liabilities	6,251,570	14,465,501	20,717,071

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

	Previously Reported	Adjustments	As Restated
Common stock subject to possible redemption	162,650,730	(14,465,501)	148,185,229
Stockholders’ equity
Common stock	529	145	674
Additional paid-in capital	5,102,079	976,411	6,078,490

Accumulated deficit	(102,604)	(976,556)	(1,079,160)

Total stockholders’ equity	5,000,004	—	5,000,004

Total liabilities and stockholders’ equity	173,902,304	—	173,902,304

Statement of operations
Period from April 30, 2019 (inception) to December 31, 2019 (audited)
Loss from operations	(256,567)	(468,001)	(724,568)
Other income (expense):
Interest income	126,688	—	126,688
Change in fair value of warrant liabilities	—	—	—
Offering costs associated with warrants recorded as liabilities	—	(508,555)	(508,555)

Total other income (expense)	126,688	(508,555)	(381,867)
Income (loss) before provision for income taxes	(129,879)	(976,556)	(1,106,435)

Income tax (provision) benefit	27,275		27,275

Net income (loss)	(102,604)	(976,556)	(1,079,160)

Weighted average shares outstanding of common stock, basic and diluted	4,057,455	289,310	4,376,765
Basic and diluted net loss per share, common shares	(0.03)	(0.22)	(0.25)
Weighted average shares outstanding and subject to possible redemption, basic and diluted	3,255,045	(289,310)	2,965,735
Basic and diluted net loss per share subject to possible redemption	0.01	(0.00)	0.01
Statement of cash flows
Period from April 30, 2019 (inception) to December 31, 2019 (audited)
Net loss	(102,604)	(976,556)	(1,079,160)
Adjustments to reconcile net loss to net cash used in operating activities:	(167,018)	976,555	809,537
Net cash used in operating activities	(269,622)	(1)	(269,623)
Net cash used in investing activities	(172,500,000)	—	(172,500,000)
Net cash provided by financing activities	173,790,838	1	173,790,839
Non-cash investing and financing activities	—	—	—
Initial classification of common stock subject to possible redemption	162,752,250	(14,465,501)	148,286,749
Change in value of common stock subject to possible redemption	(101,520)	—	(101,520)
Initial classification of warrants issued	—	14,465,500	14,465,500
Deferred underwriting fee payable	6,037,500	—	6,037,500
Deferred offering costs paid directly by Sponsor from proceeds from issuance of Class B common stock to Sponsor	25,000	—	25,000

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

	Previously Reported	Adjustments	As Restated

Balance sheet as of March 31, 2020 (unaudited)
Total Assets	174,254,141	—	174,254,141

Liabilities and stockholders’ equity
Liabilities
Accounts payable and accrued expenses	160,813	1	160,814
Income tax payable	63,523	—	63,523
Warrant liabilities	—	13,341,750	13,341,750
Deferred underwriting fee payable	6,037,500	—	6,037,500

Total liabilities	6,261,836	13,341,751	19,603,587
Common stock subject to possible redemption	162,992,304	(13,341,751)	149,650,553
Stockholders’ equity
Common stock	531	133	664
Additional paid-in capital	4,760,503	(147,327)	4,613,176
Retained Earnings	238,967	147,194	386,161

Total stockholders’ equity	5,000,001	—	5,000,001

Total liabilities and stockholders’ equity	174,254,141	—	174,254,141

Statement of operations
Three months ended March 31, 2020 (unaudited)
Loss from operations	(176,292)	—	(176,292)
Other income (expense):
Interest income	608,661	—	608,661
Change in fair value of warrant liabilities	—	1,123,750	1,123,750

Total other income (expense)	608,661	1,123,750	1,732,411
Income (loss) before provision for income taxes	432,369	1,123,750	1,556,119

Income tax (provision) benefit	(90,798)		(90,798)

Net income (loss)	341,571	1,123,750	1,465,321

Weighted average shares outstanding of common stock, basic and diluted	5,297,427	1,446,550	6,743,977

Basic and diluted net loss per share, common shares	(0.02)	0.18	0.16

Weighted average shares outstanding and subject to possible redemption, basic and diluted	16,265,073	(1,446,550)	14,818,523

Basic and diluted net loss per share subject to possible redemption	0.03	0.00	0.03

Statement of cash flows
Three months ended March 31, 2020 (unaudited)
Net loss	341,571	1,123,750	1,465,321
Adjustments to reconcile net loss to net cash used in operating activities:	(536,267)	(1,123,750)	(1,660,017)
Net cash used in operating activities	(194,696)	—	(194,696)
Net cash used in investing activities	134,835	—	134,835
Net cash provided by financing activities	—	—	—
Non-cash investing and financing activities:
Change in value of common stock subject to possible redemption	341,574	1,123,750	1,465,324

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

	Previously Reported	Adjustments	As Restated

Balance sheet as of June 30, 2020 (unaudited)
Total Assets	174,279,113	—	174,279,113

Liabilities and stockholders’ equity
Liabilities
Accounts payable and accrued expenses	143,918	1	143,919
Income tax payable	72,315	—	72,315
Warrant liabilities	—	12,684,750	12,684,750
Deferred underwriting fee payable	6,037,500	—	6,037,500

Total liabilities	6,253,733	12,684,751	18,938,484
Common stock subject to possible redemption	163,025,379	(12,684,752)	150,340,627
Stockholders’ equity
Common stock	531	127	658
Additional paid-in capital	4,727,428	(804,320)	3,923,108
Retained Earnings	272,042	804,194	1,076,236

Total stockholders’ equity	5,000,001	1	5,000,002

Total liabilities and stockholders’ equity	174,279,113	—	174,279,113

Statement of operations
Three months ended June 30, 2020 (unaudited)
Loss from operations	(139,094)	—	(139,094)
Other income (expense):
Interest income	180,961	—	180,961
Change in fair value of warrant liabilities	—	657,000	657,000

Total other income (expense)	180,961	657,000	837,961
Income (loss) before provision for income taxes	41,867	657,000	698,867

Income tax (provision) benefit	(8,792)		(8,792)

Net income (loss)	33,075	657,000	690,075

Weighted average shares outstanding of common stock, basic and diluted.	5,309,155	1,330,419	6,639,574

Basic and diluted net loss per share, common shares	(0.02)	0.10	0.09

Weighted average shares outstanding and subject to possible redemption, basic and diluted	16,253,345	(1,330,419)	14,922,926

Basic and diluted net loss per share subject to possible redemption	0.01	0.00	0.01

Statement of operations
Six months ended June 30, 2020 (unaudited)
Loss from operations	(315,386)	—	(315,386)
Other income (expense):
Interest income	789,622	—	789,622
Change in fair value of warrant liabilities	—	1,780,750	1,780,750

Total other income (expense)	789,622	1,780,750	2,570,372
Income (loss) before provision for income taxes	474,236	1,780,750	2,254,986

Income tax (provision) benefit	(99,590)	—	(99,590)

Net income (loss)	374,646	1,780,750	2,155,396

Weighted average shares outstanding of common stock, basic and diluted.	5,303,291	1,388,485	6,691,776

Basic and diluted net loss per share, common shares	(0.03)	0.28	0.25

Weighted average shares outstanding and subject to possible redemption, basic and diluted	16,259,209	(1,388,485)	14,870,724

Basic and diluted net loss per share subject to possible redemption	0.03	0.00	0.03

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

	Previously Reported	Adjustments	As Restated

Statement of cash flows
Six months ended June 30, 2020 (unaudited)
Net loss	374,646	1,780,750	2,155,396
Adjustments to reconcile net loss to net cash used in operating activities:	(687,153)	(1,780,750)	(2,467,903)
Net cash used in operating activities	(312,507)	—	(312,507)
Net cash used in investing activities	188,763	—	188,763
Net cash provided by financing activities	—	—	—
Non-cash investing and financing activities:
Change in value of common stock subject to possible redemption	374,649	1,780,749	2,155,398

Balance sheet as of September 30, 2020 (unaudited)
Total Assets	174,227,854	—	174,227,854

Liabilities and stockholders’ equity
Liabilities
Accounts payable and accrued expenses	222,604	1	222,605
Income tax payable	45,026	—	45,026
Warrant liabilities	—	15,277,250	15,277,250
Deferred underwriting fee payable	6,037,500	—	6,037,500

Total liabilities	6,305,130	15,277,251	21,582,381
Common stock subject to possible redemption	162,922,723	(15,277,250)	147,645,473
Stockholders’ equity
Common stock	532	153	685
Additional paid-in capital	4,830,083	1,788,152	6,618,235
Retained Earnings (accumulated deficit)	169,386	(1,788,306)	(1,618,920)

Total stockholders’ equity	5,000,001	(1)	5,000,000

Total liabilities and stockholders’ equity	174,227,854	—	174,227,854

Statement of operations
Three months ended September 30, 2020 (unaudited)
Loss from operations	(145,615)	—	(145,615)
Other income (expense):
Interest income	15,670	—	15,670
Change in fair value of warrant liabilities	—	(2,592,500)	(2,592,500)

Total other income (expense)	15,670	(2,592,500)	(2,576,830)
Income (loss) before provision for income taxes	(129,945)	(2,592,500)	(2,722,445)

Income tax (provision) benefit	27,289		27,289

Net income (loss)	(102,656)	(2,592,500)	(2,695,156)

Net income (loss) per share	(0.02)	(0.39)	(0.41)
Weighted average shares outstanding of common stock, basic and diluted	5,317,329	1,264,011	6,581,340

Net income (Basic and diluted net loss) per share, common shares	(0.02)	(0.39)	(0.41)

Weighted average shares outstanding and subject to possible redemption, basic and diluted	16,245,171	(1,264,011)	14,981,160

Basic and diluted net loss per share subject to possible redemption	(0.00)	0.00	(0.00)

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

	Previously Reported	Adjustments	As Restated

Statement of operations
Nine months ended September 30, 2020 (unaudited)
Loss from operations	(461,001)	—	(461,001)
Other income (expense):
Interest income	805,292	—	805,292
Change in fair value of warrant liabilities	—	(811,750)	(811,750)

Total other income (expense)	805,292	(811,750)	(6,458)
Income (loss) before provision for income taxes	344,291	(811,750)	(467,459)

Income tax (provision) benefit	(72,301)		(72,301)

Net income (loss)	271,990	(811,750)	(539,760)

Weighted average shares outstanding of common stock, basic and diluted	5,308,004	1,346,691	6,654,695

Basic and diluted net loss per share, common shares	(0.05)	(0.10)	(0.16)

Weighted average shares outstanding and subject to possible redemption, basic and diluted	16,254,496	(1,346,691)	14,907,805

Basic and diluted net loss per share subject to possible redemption	0.03	(0.00)	0.03

Statement of cash flows
Nine months ended September 30, 2020 (unaudited)
Net loss	271,990	(811,750)	(539,760)
Adjustments to reconcile net loss to net cash used in operating activities:	(616,868)	811,750	194,882
Net cash used in operating activities	(344,878)	—	(344,878)
Net cash used in investing activities	188,762	—	188,762
Net cash provided by financing activities	—	—	—
Non-cash investing and financing activities:
Change in value of common stock subject to possible redemption	271,993	(811,749)	(539,756)

Balance sheet as of December 31, 2020 (audited)
Total Assets	174,077,031	—	174,077,031

Liabilities and stockholders’ equity
Liabilities
Accounts payable and accrued expenses	237,196	1	237,197
Income tax payable	10,289	—	10,289
Warrant liabilities		23,436,500	23,436,500
Deferred underwriting fee payable	6,037,500	—	6,037,500

Total liabilities	6,284,985	23,436,501	29,721,486
Common stock subject to possible redemption	162,792,045	(23,436,500)	139,355,545
Stockholders’ equity
Common stock	534	233	767
Additional paid-in capital	4,960,759	9,947,322	14,908,081
Retained Earnings (accumulated deficit)	38,708	(9,947,556)	(9,908,848)

Total stockholders’ equity	5,000,001	(1)	5,000,000

Total liabilities and stockholders’ equity	174,077,031	—	174,077,031

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

	Previously Reported	Adjustments	As Restated
Statement of operations
Twelve months ended December 31, 2020 (unaudited)
Loss from operations	(629,651)	—	(629,651)
Other income (expense):
Interest income	808,527	—	808,527
Change in fair value of warrant liabilities	—	(8,971,000)	(8,971,000)
Offering costs associated with warrants recorded as liabilities	—	—	—
Loss on sale of private placement warrants	—	—	—

Total other income (expense)	808,527	(8,971,000)	(8,162,473)
Income (loss) before provision for income taxes	178,876	(8,971,000)	(8,792,124)

Income tax (provision) benefit	(37,564)		(37,564)

Net income (loss)	141,312	(8,971,000)	(8,829,688)

Net income (loss) per share	(0.07)	(1.31)	(1.39)
Weighted average shares outstanding of common stock, basic and diluted	—	—	—
Net income (Basic and diluted net loss) per share, common shares	(0.07)	(1.31)	(1.39)
Weighted average shares outstanding and subject to possible redemption, basic and diluted	—	—	—
Basic and diluted net loss per share subject to possible redemptions	—	—	—

Statement of cash flows
Twelve months ended December 31, 2020 (audited)
Net loss	141,312	(8,971,000)	(8,829,688)
Adjustments to reconcile net loss to net cash used in operating activities:	(616,115)	8,971,000	8,354,885
Net cash used in operating activities	(474,803)	—	(474,803)
Net cash used in investing activities	243,084	—	243,084
Net cash provided by financing activities	—	—	—
Non-cash investing and financing activities:
Change in value of common stock subject to possible redemption	141,315	(8,970,999)	(8,829,684)
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.
Marketable securities held in Trust Account
At December 31, 2020 and 2019, the assets were held in shares of a money market fund that invests primarily in U.S. Treasury Bills. For the year ended December 31, 2020, the Company withdrew $243,084 of interest income from the Trust Account to pay its franchise taxes.
Common stock subject to possible redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Income taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net loss per common share
Our statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of common stock subject to possible redemption outstanding since original issuance. Net income or loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income or loss, adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, net of applicable franchise and income taxes, by the weighted average number of nonredeemable common stock outstanding for the period. Nonredeemable common stock includes founder shares and nonredeemable shares of common stock as these shares do not have any redemption features. The Company has not considered the effect of warrants to purchase 13,825,000 shares of common stock that were sold in the Initial Public Offering and the private placement in the calculation of diluted loss per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Reconciliation of net loss per common share
The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income and losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	For the Year Ended December 31, 2020 (As Restated)	For the Period From April 30, 2019 (Inception) to December 31, 2019 (As Restated)
Net loss	$(8,829,688)	$(1,079,160)
Less: Income attributable to shares subject to possible redemption (1)	459,686	16,423

Net loss attributable to common stock not subject to possible redemption	$(9,289,374)	$(1,095,583)

Weighted average shares outstanding of common stock, basic and diluted	6,703,614	4,346,765

Basic and diluted net loss per share, common share	$(1.39)	$(0.25)

Income attributable to shares subject to possible redemption (1)	$459,686	$16,423
Weighted average shares outstanding and subject to possible redemption, basic and diluted	14,858,886	2,965,735

Basic and diluted net loss per share, subject to possible redemption	$0.03	$0.01

(1)	– includes interest income from cash held in trust account; net of taxes paid or payable.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair value of financial instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recently issued accounting standards
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Warrant liabilities
The Company accounts for the 13,825,000 warrants (comprising of 8,625,000 Public Warrants and 5,200,000 Private Warrants) issued in connection with its Initial Public Offering in accordance with ASC
815-40-15-7D.
If the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrant instrument as liabilities at its fair value and adjusts the instrument to fair value at each reporting period. These liabilities are subject to re-measurement
at each balance

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued by the Company in connection with the Public Offering has been determined using either the quoted price, if available, or was based on a Monte Carlo model. The private placement warrants have been determined based on a Monte Carlo model.
NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 17,250,000 Units, at $10.00 per Unit, which includes the full exercise by the underwriter of its option to purchase an additional 2,250,000 Units. Each Unit consists of one share of Class A common stock and one-half
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the sponsor purchased an aggregate of 5,200,000 private warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $5,200,000. Each Private Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the private warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the private warrants will be used to fund the redemption of the Public shares (subject to the requirements of applicable law), and the private warrants will expire worthless.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
On April 30, 2019, the sponsor purchased 3,593,750 shares of Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.007 per share. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. On November 6, 2019, the Company effected a stock dividend of 0.2 shares for each share outstanding, resulting in an aggregate of 4,312,500 Founder Shares being outstanding, of which an aggregate of up to 562,500 shares were subject to forfeiture by the sponsor to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the sponsor would own, on an as-converted
basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the sponsor did not purchase any Public shares in the Initial Public Offering). All share and per-share
amounts have been retroactively restated to reflect the stock dividend. As a result of the underwriters’ election to fully exercise the over-allotment option, 562,500 Founder Shares are no longer subject to forfeiture.
The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except as described below and that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B convertible common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
The sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares in connection with the completion of a Business Combination or an amendment to the Company’s Certificate of Incorporation described below, (b) to waive its rights to liquidating distributions from the Trust Account with respect to the

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Founder Shares if the Company fails to consummate a Business Combination, and (c) not to propose an amendment to the Company’s Certificate of Incorporation to modify a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public shares if the Company does not complete a Business Combination within the required time period, unless the Company provides the public stockholders with the opportunity to redeem their Public shares in conjunction with any such amendment.
The sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares following the consummation of the Initial Public Offering until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
The sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the private warrants until 30 days after the completion of the Initial Business Combination. The sponsor and the Company’s officers and directors have also agreed to vote any Founder Shares held by them and any Public shares purchased after the Initial Public Offering (including in open market and privately negotiated transactions) in favor of a Business Combination.
Promissory Note—Related Party
On May 2, 2019, the sponsor agreed to loan the Company an aggregate of up to $150,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This Note was non-interest
bearing and payable on the earlier of (i) April 30, 2020, (ii) the completion of the Initial Public Offering or (iii) the date on which the Company determines not to proceed with the Initial Public Offering. A total of $137,843 was loaned to the Company which was repaid on December 19, 2019.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on the November 5, 2019 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the year ended December 31, 2020 and for period from April 30, 2019 (inception) through December 31, 2019, the Company incurred $120,000 and $18,333, in fees for these services, of which $138,333 and $18,333, respectively, are included in accrued expenses in the accompanying balance sheets as of December 31, 2020 and 2019, respectively.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the sponsor, the Company’s officers or directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the private

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

warrants. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

NOTE 7. COMMITMENTS AND CONTINGENCIES
Registration Rights
Pursuant to a registration rights agreement entered into on November 6, 2019, the holders of the Founder Shares, private warrants (and their underlying securities) and any warrants that may be issued upon conversion of working capital loans (“Working Capital Warrants”), if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders will be entitled to certain demand and “piggyback” registration rights.
The holders of Founder Shares, private warrants and Working Capital Warrants will not be able to sell these securities until the termination of the applicable lock-up
period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $6,037,500. The deferred fee will be forfeited by the underwriters solely in the event that the Company fails to complete a Business Combination within the Combination Period, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management is continuing to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 8. WARRANT LIABILITIES
As of both December 31, 2020 and 2019, the Company has 8,625,000 and 5,200,000 Public Warrants and Private Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) November 12, 2020. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Under the terms of the warrant agreement, the Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the shares of Class A common stock issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 60 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption;

•
if, and only if, the reported last sale price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to adjustment as described below) for any 20 trading days within a
30-trading
day period ending on the third business day prior to the notice of redemption to the warrant holders; and

•	If, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying the warrants.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
The private warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the private warrants and the shares of common stock issuable upon the exercise of the private warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the private warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the private warrants are held by someone other than the initial purchaser or its permitted transferees, the private warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
In addition, if (x) the Company issues additional shares of common stock
or
equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the consummation of an initial Business Combination (net of redemptions), and (z) the volume weighted

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummated an initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities, and the $18.00 per share redemption trigger price of the warrants will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of common stock or equity-linked securities.
NOTE 9. STOCKHOLDERS’ EQUITY
Preferred Stock—
The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.
Common Stock
—The authorized common stock of the Company includes up to 75,000,000 shares of Class A common stock and 10,000,000 shares of Class B convertible common stock. The shares of Class B convertible common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one
basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity-linked securities convertible or exercisable for shares of Class A common stock, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of an initial Business Combination, the ratio at which the Class B common stock will convert into shares of Class A common stock will be adjusted so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate 20% of the sum of the shares outstanding upon the completion of the Initial Public Offering plus the number of shares of Class A common stock and equity-linked shares issued or deemed issued in connection with the initial Business Combination (net of conversions), excluding any shares of Class A common stock or equity-linked securities issued to any seller in the initial Business Combination and any private warrants or warrants issued to the sponsor, any of the Company’s officers or directors, or any of their affiliates upon conversion of Working Capital Loans. If the Company enters into a Business Combination, it may (depending on the terms of such Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Business Combination, to the extent the Company seeks stockholder approval in connection with the Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.
At December 31, 2020 and 2019, there were 3,361,921 shares and 2,431,477 shares of Class A common stock issued and outstanding, respectively, and excluding 13,888,079 and 14,818,523 shares of common stock subject to possible redemption, respectively. At December 31, 2020 and 2019, there were 4,312,500 shares of Class B common stock issued and outstanding.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 10. INCOME TAX
The Company’s net deferred tax asset at December 31, 2020 and 2019 are as follows:

	December 31, 2020	December 31, 2019
Deferred tax asset
Net operating loss carryforward	$—	$27,275
Valuation allowance	—	—

Deferred tax asset	$—	$27,275

The income tax provision (benefit) for the year ended December 31, 2020 and for the period from April 30, 2019 (inception) through December 31, 2019 consists of the following:

	Year Ended December 31, 2020	For the Period from April 30, 2019 (inception) through December 31, 2019
Federal
Current	$10,289	$—
Deferred	27,275	(27,275)
State
Current	$—	$—
Deferred	—	—
Change in valuation allowance	—	—

Income tax provision (benefit)	$37,564	$(27,275)

For the year ended December 31, 2020 and the period from April 30, 2019 (inception) through December 31, 2019, the Company had U.S. federal net operating loss carryovers (“NOLs”) available to offset future taxable income of $0 and $129,879, respectively. In accordance with Section 382 of the Internal Revenue Code, deductibility of any of the Company’s future NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management determined that a valuation allowance was not required.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

A reconciliation of the federal income tax rate to the Company’s effective income tax rate at December 31, 2020 and 2019 is as follows:

	December 31, 2020 (As Restated)	December 31, 2019 (As Restated)
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Offering costs associated with warrants recorded as liabilities	0.0%	(9.6)%
Change in fair value of warrant liabilities	(21.4)%	(8.9)%

Effective income tax rate	(0.4)%	2.5%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination. The Company’s tax returns since inception remain open and subject to examination.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOLs”) and allow businesses to carry back NOLs arising in 2018, 2019, and 2020 to the five prior years, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent, and allows businesses to immediately expense the full cost of Qualified Improvement Property, retroactive to tax years beginning on or after January 1, 2018. The Company does not believe that the CARES Act will have a significant impact on the Company’s financial position or statement of operations.
NOTE 11. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured
and reported at fair value at each reporting period, and
non-financial
assets and liabilities that are
re-measured
and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description		December 31,
	Level	2020 (As Restated)		2019 (As Restated)
Assets:
Marketable securities held in Trust Account	1		$173,192,131	$172,626,688
Liabilities:
Warrant liabilities—Public Warrants	2		$13,972,500	$—
Warrant liabilities—Public Warrants	3	$		$8,797,500
Warrant liabilities—Private Warrants	3		$9,464,000	$5,668,000
For those warrant liabilities within the Level 3 hierarchy, the Company utilizes a Monte Carlo simulation model to estimate a fair value. The Company uses a Monte Carlo simulation model for its Private Warrants since their issuance. For its Public Warrants, the Company also used a Monte Carlo simulation model since initial issuance through the first quarter of 2020 until an established market price for the Public Warrants was available on the NYSE exchange during the second quarter of 2020. Any transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. As such, in the second quarter of 2020, the Company transferred the Public Warrants out of Level 3 and into Level 2 at a with a fair value of $7,848,750. There were no transfers between levels for the period ended December 31, 2019.
Inherent in a Monte Carlo model are assumptions related to expected stock-price volatility, probability of completing a business combination, expected time until a business combination, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The probability of completing a business combination is based on historical deals and current market conditions. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurement inputs as of their measurement dates:
2019

	November 12, 2019	December 31, 2019
Stock price	$9.49	$9.49
Term until business combination (in years)	1.50	1.35
Volatility
Pre-merger	0.0%	0.0%
Post-merger	25.0%	25.0%
Risk-free rate	1.8%	1.79%
Dividend yield	—	—
Probability of completing a business combination	65.0%	65.0%

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

2020

	March 31, 2020	June 30, 2020
Stock price	$9.52	$9.92
Term until business combination (in years)	1.10	0.85
Volatility
Pre-merger	0.0%	0.0%
Post-merger	25.0%	21.86%
Risk-free rate	0.47%	0.38%
Dividend yield	—	—
Probability of completing a business combination	65.0%	65.0%
2020

	September 30, 2020	December 31, 2020
Stock price	$10.02	$9.92
Term until business combination (in years)	0.60	0.35
Volatility
Pre-merger	0.0%	0.0%
Post-merger	24.92%	36.01%
Risk-free rate	0.34%	0.41%
Dividend yield	—	—
Probability of completing a business combination	65.0%	65.0%
The warrants are revalued on each reporting period, with changes in fair value recognized in the statement of operations. The Company recorded $8,797,500 for the Public Warrant liabilities and $5,668,000 for the Private Warrant liabilities upon their issuance on November 12, 2019. For the year ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of warrant liabilities of $8,971,000. For the year ended December 31, 2019, there was no increase in the fair value of warrant liabilities. However, the Company recognized compensation expense of $468,000 within the statement of operations which represents the excess of the valuation of the Private Warrants at issuance relative to the proceeds received.

LGL SYSTEMS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The following table reflects the changes in the fair value of the warrant liabilities for periods presented:

	Public Warrants	Private Warrants	Total
Warrant liabilities at April 30, 2019 (inception of Company)	$0	$0	$0
Warrant liabilities at November 12, 2019 (date of issuance)	8,797,500	5,668,000	14,465,500
Change in fair value of warrant liabilities	0	0	0

Warrant liabilities at December 31, 2019	$8,797,500	$5,668,000	$14,465,500

Change in fair value of warrant liabilities	(603,750)	(520,000)	(1,123,750)

Warrant liabilities at March 31, 2020	$8,193,750	$5,148,000	$13,341,750
Change in fair value of warrant liabilities	(345,000)	(312,000)	(657,000)

Warrant liabilities at June 30, 2020	$7,848,750	$4,836,000	$12,684,750
Change in fair value of warrant liabilities	1,552,500	1,040,000	2,592,500

Warrant liabilities at September 30, 2020	$9,401,250	$5,876,000	$15,277,250
Change in fair value of warrant liabilities	4,571,250	3,588,000	8,159,250

Warrant liabilities at December 31, 2020	$13,972,500	$9,464,000	$23,436,500

NOTE 12. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On March 15, 2021, the Company entered into an Agreement and Plan of Reorganization and Merger (“Merger Agreement”) by and among LGL, LGL Systems Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of LGL (“Merger Sub”), and IronNet Cybersecurity, Inc., a Delaware corporation (“IronNet”). Pursuant to the Merger Agreement, Merger Sub will merge with and into IronNet, with IronNet surviving the merger. As a result of the Transactions, IronNet will become a wholly-owned subsidiary of LGL, with the stockholders of IronNet becoming stockholders of LGL and the Company will change its name to IronNet, Inc. IronNet will be treated as the acquiror for accounting purposes. In connection with the merger, equityholders of IronNet will receive as merger consideration a number of shares of LGL common stock based on an exchange ratio (the “Exchange Ratio”), the numerator of which is equal to the quotient obtained by dividing $863,400,000 by $10.00, and the denominator of which is equal to the number of outstanding shares of IronNet on a fully diluted and as-converted basis. Holders of restricted stock units and restricted stock awards will receive LGL awards that provide for a number of shares of LGL common stock equal to the number of IronNet shares subject to the awards, multiplied by the Exchange Ratio. Holders of IronNet options and warrants outstanding will receive LGL options and warrants exercisable for a number of shares of LGL common stock equal to the number of IronNet shares subject to the options and warrants, multiplied by the Exchange Ratio (adjusted to be on an as-converted to common stock basis), at an exercise price per share equal to the prior per share exercise price, divided by the Exchange Ratio (adjusted to be on an as-converted to common stock basis). Consummation of the merger is conditioned on approval thereof by the Company’s and IronNet’s stockholders, a minimum of $125 million of available cash (inclusive of cash in the trust account (net of redemptions) and the $125 million of cash proceeds received from the Private Placement (see paragraph below) and other customary closing conditions.
In connection with the execution of the Merger Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell, to such investors an aggregate of 12,500,000 shares of Class A common stock for a purchase price of $10.00 per share, for aggregate proceeds of $125,000,000 (the “Private Placement”) substantially concurrently with the closing pursuant to the Merger Agreement. The Sponsor agreed to purchase 566,000 shares of Class A common stock for $5,660,000 in the Private Placement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$242,815
Accountants’ fees and expenses	150,000
Legal fees and expenses	200,000
Printing fees	150,000
Miscellaneous	7,185

Total expenses	$750,000

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of common stock covered by this prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.
Item 14. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Our amended and restated certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.
In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 15. Recent Sales of Unregistered Securities
.
The following list sets forth information regarding all unregistered securities sold by the registrant since inception on April 30, 2019.

(1)
On April 30, 2019, the Sponsor purchased 3,593,750 shares of Class B common stock for an aggregate purchase price of $25,000, or approximately $0.007 per share, in connection with LGL’s organization. In November, 2019, LGL effected a stock dividend of 0.2 shares for each share of LGL Class B common stock outstanding, resulting in the Sponsor holding an aggregate of 4,312,500 shares of LGL Class B common stock, 1,078,125 shares of which were forfeited upon closing of the Business

Combination. Upon the closing of the Business Combination, each share of LGL Class B common stock outstanding automatically converted into a share of LGL Class A common stock in accordance with LGL’s certificate of incorporation.

(2)
In November, 2019, Sponsor purchased an aggregate of 5,200,000 warrants at a price of $1.00 per warrant generating gross proceeds of $5.2 million. Each warrant is exercisable for one share of our common stock at an exercise price of $11.50 per share.

(3)
In August 2021, upon the closing of the Business Combination, we issued an aggregate of 12,500,000 shares of Class A Common Stock for an aggregate purchase price of $125.0 million to qualified institutional buyers and accredited investors, at a purchase price of $10.00 per share.

(4)
Between January 2020 and December 2020, Legacy IronNet sold an aggregate of 932,945 shares of its Series
B-2
convertible preferred stock at a purchase price of $72.90 per share for an aggregate amount of $68.0 million, on an as-converted
to Legacy IronNet common stock basis.

(5)
Since April 30, 2019, Legacy IronNet has granted to certain employees, directors and consultants of Legacy IronNet and its subsidiaries RSUs, net of forfeitures and cancellations, representing (i) 9,995,785 shares of Legacy IronNet common stock under the 2014 Plan and (ii) 1,600,000 shares of Legacy IronNet common stock outside of the 2014 Plan, for an aggregate of 11,595,785 shares of Legacy IronNet common stock. Upon the closing of the Business Combination, such RSUs were automatically and without any required action on the part of any holder or beneficiary thereof, assumed by us and converted into RSUs to purchase an aggregate of 9,439,955 shares of our common stock.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.
Item 16. Exhibits and Financial Statement Schedules
.
(a) Exhibits.
The exhibits listed below are filed as part of this registration statement:

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
2.1	Agreement and Plan of Reorganization and Merger, dated March 15, 2021, by and among the registrant, LGL Systems Merger Sub Inc. and IronNet Cybersecurity, Inc.	S-4/A	333-256129	2.1	August 6, 2021

2.2	Amendment No. 1 to Agreement and Plan of Reorganization and Merger, dated August 6, 2021, by and among the registrant, LGL Systems Merger Sub Inc. and IronNet Cybersecurity, Inc.	S-4/A	333-256129	2.2	August 6, 2021

3.1	Amended and Restated Certificate of Incorporation of the registrant	8-K	001-39125	3.1	September 1, 2021

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

3.2	Amended and Restated Bylaws of the registrant.	8-K	001-39125	3.2	September 1, 2021

4.1	Specimen Warrant Certificate	S-1/A	333-234124	4.3	October 21, 2019

4.2	Warrant Agreement between Continental Stock Transfer & Trust Company and the registrant.	8-K	001-39125	4.1	November 12, 2019

5.1*	Opinion of Cooley LLP

10.1	Letter Agreement, dated November 6, 2019, by and between the registrant and LGL Systems Acquisition Holding Company, LLC	S-4/A	333-256129	10.1	August 6, 2021

10.2	Amendment to Letter Agreement, dated March 15, 2021, by and between the registrant and LGL Systems Acquisition Holding Company, LLC	S-4/A	333-256129	10.2	August 6, 2021

10.3	Form of PIPE Subscription Agreement	8-K	001-39125	10.3	March 15, 2021

10.4	Amended and Restated Registration Rights Agreement	8-K	001-39125	10.2	September 1, 2021

10.5#	Form of Lock-Up Agreement	S-1	333-259731	10.5	September 23, 2021

10.6+	Form of Indemnification Agreement	S-4/A	333-256129	10.12	August 6, 2021

10.7+	IronNet Cybersecurity, Inc. 2014 Equity Incentive Plan, as amended to date	S-4/A	333-256129	10.9	August 6, 2021

10.8+	IronNet 2021 Equity Incentive Plan	S-4/A	333-256129	10.10	August 6, 2021

10.9+	IronNet 2021 Employee Stock Purchase Plan	S-4/A	333-256129	10.11	August 6, 2021

10.10+	Employment Agreement, dated May 8, 2019, by and between the registrant and Gen. Keith Alexander	S-4/A	333-256129	10.13	August 6, 2021

10.11+	Employment Agreement, dated February 7, 2019, by and between the registrant and William E. Welch	S-4/A	333-256129	10.14	August 6, 2021

10.12+	Employment Agreement, dated February 7, 2019, by and between the registrant and Sean Foster	S-4/A	333-256129	10.15	August 6, 2021

21.1	List of Subsidiaries	8-K	001-39125	21.1	September 1, 2021

23.1*	Consent of Marcum LLP

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1#	Power of Attorney (included on signature page of the initial filing of this Registration Statement)

Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document).

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments)

*	Filed herewith.
+	Indicates a management contract or compensatory plan, contract or arrangement.
#	Previously filed.
(b) Financial Statement Schedules.
Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.
Item 17. Undertakings
.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in McLean, Virginia, on this 28th day of September, 2021.

IRONNET, INC.

By:	/s/ James C. Gerber
Name: James C. Gerber
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith B. Alexander Gen. Keith B. Alexander (Ret.)	Co-Chief Executive Officer, President and Chairman (Principal Executive Officer)	September 28, 2021

* William W. Welch	Co-Chief Executive Officer and Director	September 28, 2021

/s/ James C. Gerber James C. Gerber	Chief Financial Officer (Principal Financial and Accounting Officer)	September 28, 2021

* Donald R. Dixon	Director	September 28, 2021

* Mary E. Gallagher	Director	September 28, 2021

* Gen. John M. Keane (Ret.)	Director	September 28, 2021

* Robert V. LaPenta Jr.	Director	September 28, 2021

* Vadm. John M. McConnell (Ret.)	Director	September 28, 2021

* André Pienaar	Director	September 28, 2021

* Michael J. Rogers	Director	September 28, 2021

* Theodore E. Schlein	Director	September 28, 2021

* Vadm. Jan E. Tighe (Ret.)	Director	September 28, 2021

*By:	/s/ James C. Gerber
James C. Gerber
Attorney-in-Fact